As filed with the Securities and Exchange Commission on August 9, 2007
Registration No. 333-142692

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Altra Industrial Motion, Inc.

Delaware	3568	30-0283143
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

14 Hayward Street
Quincy, Massachusetts 02171
(617) 328-3300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael L. Hurt
Chief Executive Officer
Altra Industrial Motion, Inc.
14 Hayward Street
Quincy, Massachusetts 02171
(617) 328-3300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

See Table of Additional Registrants Below

Copies to:
Matthew D. Bloch
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

	State or	Primary
	Other	Standard
	Jurisdiction of	Industrial
	Incorporation	Classification
Exact Name of Registrant	or	Code	I.R.S. Employer
as Specified in Its Charter	Organization	Number	Identification No.

American Enterprises MPT Corp.	Delaware	3568	52-2005169
American Enterprises MPT Holdings, LLC	Delaware	3568	52-2005171
Ameridrives International, LLC	Delaware	3568	52-1826102
Boston Gear LLC	Delaware	3568	11-3723980
Formsprag LLC	Delaware	3568	01-0712538
Inertia Dynamics, LLC	Delaware	3568	20-4221420
Kilian Manufacturing Corporation	Delaware	3568	06-0933715
Nuttall Gear LLC	Delaware	3568	54-1856788
TB Wood’s Incorporated	Pennsylvania	3568	23-1232420
Plant Engineering Consultants, LLC	Tennessee	3568	62-1230818
TB Wood’s Corporation	Delaware	3568	25-1771145
TB Wood’s Enterprises, Inc.	Delaware	3568	51-0393505
Warner Electric LLC	Delaware	3568	54-1967089
Warner Electric Technology LLC	Delaware	3568	54-1967084
Warner Electric International Holding, Inc.	Delaware	3568	54-1967086

The address, including zip code, and telephone number, including area code, of the principal corporate offices for each of the additional registrants is:

14 Hayward Street
Quincy, Massachusetts 02171
(617) 328-3300

The name, address, including zip code, and telephone number, including area code, of the registered agent for service of process for each of the additional registrants is:

Michael L. Hurt
Chief Executive Officer
Altra Industrial Motion, Inc.
14 Hayward Street
Quincy, Massachusetts 02171
(617) 328-3300

The information in this prospectus is not complete and may be changed. We may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 9, 2007

PROSPECTUS

Offer to exchange all outstanding
$105,000,000 principal amount of
9% Senior Secured Notes due 2011
for
$105,000,000 principal amount of
9% Senior Secured Notes due 2011
registered under the Securities Act of 1933

We are offering to exchange our outstanding notes described above for the new, registered notes described above. In this prospectus, we refer to the outstanding notes as the “old notes” and our new notes as the “registered notes,” and we refer to the old notes and the registered notes, together, as the “notes.” The form and terms of the registered notes are identical in all material respects to the form and terms of the old notes, except for transfer restrictions, registration rights and additional interest payment provisions relating only to the old notes. We do not intend to apply to have any notes listed on any securities exchange or automated quotation system and there may be no active trading market for them.

Material Terms of the Exchange Offer

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2007, unless extended. Whether or not the exchange offer is extended, the time at which it ultimately expires is referred to in this prospectus as the time of expiration.

•	The only conditions to completing the exchange offer are that the exchange offer not violate any applicable law, regulation or interpretation of the staff of the Securities and Exchange Commission and that no injunction, order or decree of any court or governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer shall be in effect.

•	All old notes that are validly tendered and not validly withdrawn will be exchanged.

•	Tenders of old notes in the exchange offer may be withdrawn at any time prior to the time of expiration.

•	We will not receive any cash proceeds from the exchange offer.

None of our affiliates, no broker-dealers that acquired old notes directly from us and no persons engaged in a distribution of registered notes may participate in the exchange offer. Any broker-dealer that acquired old notes as a result of market-making or other trading activities and receives registered notes for its own account in exchange for those old notes must acknowledge that it will deliver a prospectus in connection with any resale of those registered notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for that purpose. We have agreed that, for a period ending on the earlier of (a) 180 days after the time of expiration and (b) the date on which broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to any broker-dealer for use in connection with any resales by that broker-dealer. See “Plan of Distribution.”

Consider carefully the “Risk Factors” beginning on page 17 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2007

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information or represent anything about us, our financial results or this exchange offer that is not contained in this prospectus. If given or made, any such other information or representation should not be relied upon as having being authorized by us. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted.

In this prospectus, we rely on and refer to information regarding market data obtained from internal surveys, market research, publicly available information and industry publications.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act with respect to the registered notes. This prospectus, which is a part of the registration statement, omits certain information included in the registration statement and the exhibits thereto. For further information with respect to us and the securities, we refer you to the registration statement and its exhibits. You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings, including the registration statement by accessing the SEC’s Internet site at http://www.sec.gov. You may request copies of the documents, at no cost to you, by contacting us at the following address:

Altra Industrial Motion, Inc.
14 Hayward Street
Quincy, Massachusetts 02171
Attention: Corporate Secretary
(617) 328-3300

To ensure timely delivery, please make your request promptly and, in any event, no later than five business days prior to the expiration of the exchange offer.

Upon completion of the exchange offer, we will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith, will file reports with the SEC. You may inspect and copy these reports and other information we file with the SEC at the SEC’s address set forth above.

NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO EXCHANGE ONLY THE NOTES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE. UNTIL          , 2007, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OF SUBSCRIPTIONS.

i

FORWARD-LOOKING STATEMENTS

We make “forward-looking statements” throughout this prospectus. These forward-looking statements, including information generally located under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” generally relate to our strategies, plans and objectives for, and potential results of, future operations and are based upon management’s current plans and beliefs or current estimates of future results or trends. Whenever you read a statement that is not solely a statement of historical fact, such as when we state that we “believe,” “expect,” “anticipate” or “plan” that an event will occur and other similar statements, you should understand that our expectations may not be correct, although we believe they are reasonable, and that our plans may change. We do not guarantee that the transactions and events described in this prospectus will happen as described or that any positive trends noted in this prospectus will continue.

Forward-looking statements regarding management’s present plans or expectations for new product offerings, capital expenditures, increasing sales, cost saving strategies and growth involve risks and uncertainties relative to return expectations, allocation of resources and changing economic or competitive conditions, which could cause actual results to differ from present plans or expectations and such differences could be material. Similarly, forward-looking statements regarding management’s present expectations for operating results and cash flow involve risks and uncertainties relative to these and other factors including:

•	competitive factors in the industry in which we operate;

•	changes in general economic conditions and the cyclical nature of the markets in which we operate;

•	our dependence on our distribution network;

•	our ability to invest in, develop or adapt to changing technologies and manufacturing techniques;

•	our ability to integrate and realize cost savings synergies from acquisitions, including TB Wood’s Corporation;

•	international risks on our operations;

•	loss of our key management;

•	increase in litigation, including product liability claims;

•	our substantial indebtedness; and

•	other factors that are described under “Risk Factors.”

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. The forward-looking statements contained in this prospectus are current as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect.

ii

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this prospectus. This summary is not complete and may not contain all of the information that may be important to you. You should carefully read this entire prospectus and consider, among other things, the matters set forth under “Risk Factors”. In this prospectus, unless indicated otherwise, references to (i) the terms “the company,” “we,” “us” and “our” refer to Altra Industrial Motion, Inc., the issuer of the notes, and its subsidiaries, (ii) the terms “pro forma” or “on a pro forma basis,” when used to describe our financial results or operations, refers to our financial results or operations, as applicable, after giving pro forma effect to the acquisition of TB Wood’s Corporation, or TB Wood’s, by our parent company, Altra Holdings, Inc., or Altra Holdings, which we refer to as the “TB Wood’s Acquisition”, the offering of the old notes and the use of proceeds from the offering of the old notes, and the other transactions described under “Unaudited Pro Forma Condensed Combined Financial Statements”, including the acquisition on February 10, 2006 of all the outstanding share capital of Hay Hall Holdings Limited, or Hay Hall, which we refer to as the Hay Hall Acquisition as if they had occurred as of December 31, 2006 for balance sheet purposes and January 1, 2006 for results of operations purposes and (iii) any “fiscal” year refers to the year ended on December 31 of such year and (iv) “PTH,” “Colfax PT” or “Predecessor” refers to the power transmission business of Colfax Corporation, or Colfax, which is our accounting predecessor. For the definition of “EBITDA,” a reconciliation of EBITDA to a generally accepted accounting principle, or GAAP, measure, and information about the limitation of the use of this financial measure, see “Summary Historical and Unaudited Pro Forma Combined Financial Data.”

Our Company

We are a leading global designer, producer and marketer of a wide range of mechanical power transmission, or MPT, and motion control products serving customers in a diverse group of industries, including energy, general industrial, material handling, mining, transportation and turf and garden. Our product portfolio includes industrial clutches and brakes, enclosed gear drives, open gearing, belted drives, couplings, engineered bearing assemblies, linear components, electronic drives, and other related products. Our products are used in a wide variety of high-volume manufacturing processes, where the reliability and accuracy of our products are critical in both avoiding costly down time and enhancing the overall efficiency of manufacturing operations. Our products are also used in non-manufacturing applications where product quality and reliability are especially critical, such as clutches and brakes for elevators, and residential and commercial lawnmowers.

We market our products under well recognized and established brands, many of which have been in existence for over 50 years. We believe many of our brands, when taken together with our brands in the same product category, have achieved the number one or number two position in terms of consolidated market share and brand awareness in their respective product categories. Our products are either incorporated into products sold by original equipment manufacturers, or OEMs, sold to end-users directly or sold through industrial distributors.

We are led by a highly experienced management team that has established a proven track record of execution, successfully completing and integrating major strategic acquisitions and delivering significant growth in both revenue and profits. We employ a comprehensive business process called the Altra Business System, or ABS, which focuses on eliminating inefficiencies from every business process to improve quality, delivery and cost.

Our Industry

Based on industry data supplied by Penton Information Services, we estimate that industrial power transmission products generated sales in the United States of approximately $33.3 billion in 2006. These products are used to generate, transmit, control and transform mechanical energy. The industrial power transmission industry can be divided into three areas: MPT products; motors and generators; and adjustable speed drives. We compete primarily in the MPT area which, based on industry data, we estimate was a $16.7 billion market in the United States in 2006. In addition to the MPT segment, TB Wood’s also competes in the adjustable speed drives segment which we estimate was a $4.9 billion market in the United States in 2006.

The global MPT market is highly fragmented, with over 1,000 small manufacturers. While smaller companies tend to focus on regional niche markets with narrow product lines, larger companies that generate annual sales of over $100 million generally offer a much broader range of products and have global capabilities. The industry’s customer base is broadly diversified across many sectors of the economy and typically places a premium on factors such as quality, reliability, availability and design and application engineering support. We believe the most successful industry participants are those that leverage their distribution network, their products’ reputations for quality and reliability and their service and technical support capabilities to maintain attractive margins on products and gain market share.

Risks Factors

Our ability to attain our objectives depends upon our success in addressing risks relating to our business and the industries we serve, including the following:

•	We operate in the highly competitive mechanical power transmission industry and if we are not able to successfully compete our business may be harmed.

•	Changes in general economic conditions or the cyclical nature of our markets could harm our operations and financial performance.

•	Our operating results may vary significantly in the future due to both internal and external factors affecting our business and operations.

•	We rely on independent distributors and the loss of these distributors would adversely affect our business.

•	Our ability to develop or adapt to changing technology and manufacturing techniques is uncertain and our failure to do so could place us at a competitive disadvantage.

•	Our operations are subject to international risks that could affect our operating results.

•	We rely on estimated forecasts of our OEM customers’ needs and inaccuracies in such forecasts could adversely affect our business.

•	The materials used to produce our products are subject to price fluctuations that could increase costs of production and adversely affect our profitability.

•	Our future success depends on our ability to effectively integrate acquired companies and manage our growth.

Our Formation and Other Transactions

The PTH Acquisition.  On November 30, 2004, we acquired our original core business through the acquisition of Power Transmission Holding LLC, or PTH, from Warner Electric Holding, Inc., a wholly-owned subsidiary of Colfax, for $180.0 million in cash. PTH was organized in June 2004 to be the holding company for a group of companies comprising the power transmission business of Colfax. We refer to our acquisition of PTH as the “PTH Acquisition.”

The Kilian Transactions.  On October 22, 2004, The Kilian Company, or Kilian, a company formed at the direction of Genstar Capital LLC, or Genstar Capital, our former principal equity sponsor, acquired Kilian Manufacturing Corporation from Timken U.S. Corporation for $8.8 million in cash and the assumption of $12.2 million of debt. At the completion of the PTH Acquisition, (i) all of the outstanding shares of Kilian capital stock were exchanged for approximately $8.8 million of shares of Altra Holdings capital stock and

Kilian and its subsidiaries were transferred to us, and (ii) all outstanding debt of Kilian was retired with a portion of the proceeds of the sale of our $165.0 million aggregate principal amount of 9% senior secured notes due 2011, or the 9% senior secured notes. We refer to the acquisition of Kilian Manufacturing Corporation and the related issuance of the 9% senior secured notes as the “Kilian Transactions.” See “Description of Indebtedness.”

The Hay Hall Acquisition.  On February 10, 2006, we acquired all of the outstanding share capital of Hay Hall Holdings Limited, or Hay Hall, for $50.3 million net of cash acquired. Hay Hall and its subsidiaries became our indirect wholly owned subsidiaries. We refer to our acquisition of Hay Hall as the “Hay Hall Acquisition.”

In connection with our acquisition of Hay Hall, we issued £33.0 million of 11 1/4% senior notes due 2013, which we refer to as the 11 1/4% senior notes or the existing senior unsecured notes. See “Description of Certain Indebtedness.”

The Bear Linear Acquisition.  On May 18, 2006, we acquired substantially all of the assets of Bear Linear LLC, or Bear Linear, for $5.0 million in cash. Approximately $3.5 million was paid at closing and the remaining $1.5 million is payable over the next two and a half years. Bear Linear manufactures high value-added linear actuators for mobile off-highway and industrial applications.

Altra Holdings IPO.  On December 20, 2006, Altra Holdings completed an initial public offering of its common stock, and on January 4, 2007 it closed the sale of additional shares pursuant to the overallotment option, which the underwriters exercised in full. Altra Holdings realized gross proceeds of approximately $41.8 million and selling stockholders received gross proceeds of approximately $113.5 million through this offering. We refer to this offering as the “Altra Holdings IPO.”

Altra Holdings Follow-on Offering.  On June 25, 2007, Altra Holdings completed a follow-on offering of its common stock. Altra Holdings realized gross proceeds of approximately $52.1 million and selling stockholders received gross proceeds of approximately $155.3 million through this offering.

TB Wood’s Acquisition and Related Transactions.  On April 5, 2007 we acquired all of the outstanding shares of TB Wood’s for $24.80 per share, or aggregate consideration of $93.5 million. As part of the TB Wood’s Acquisition, we retired $18.7 million of TB Wood’s indebtedness, refinanced $13.0 million of TB Wood’s indebtedness and paid $9.2 million to retire options under the TB Wood’s equity plan. TB Wood’s is an established designer, manufacturer and marketer of mechanical and electronic industrial power transmission products. The TB Wood’s Acquisition significantly enhances our position as a leading manufacturer of MPT products by broadening our offering of flexible couplings and adding two new product groups in belted drives and electronic adjustable speed drives. To finance the TB Wood’s Acquisition, we issued $105.0 million aggregate principal amount of the old notes. We refer to the TB Wood’s Acquisition, the transfer to us of TB Wood’s and its subsidiaries, our offering of the old notes and the use of proceeds therefrom as the “TB Wood’s Acquisition and Related Transactions.”

Our Corporate Information

Altra Industrial Motion, Inc. is a Delaware corporation and wholly owned subsidiary of Altra Holdings. Our headquarters are located at 14 Hayward St., Quincy, Massachusetts 02171. Our telephone number is (617) 328-3300 and our website address is www.altraindustrialmotion.com. The content of our website is not part of this prospectus.

Summary of the Terms of the Exchange Offer

We issued the old notes on April 5, 2007 to Jefferies & Company, Inc., or the Initial Purchaser, pursuant to Section 4(2) of the Securities Act and the Initial Purchaser resold the old notes to qualified institutional buyers, or QIBs, or persons reasonably believed to be QIBs pursuant to Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions pursuant to Regulation S under the Securities Act. We refer to the issuance of the old notes in this prospectus as the “original issuance.”

At the time of the original issuance, we entered into an agreement in which we agreed to register new notes, with substantially the same form and terms of the old notes, and to offer to exchange the registered notes for the old notes. This agreement is referred to in this prospectus as the “registration rights agreement.”

Unless you are a broker-dealer and so long as you satisfy the conditions set forth below under “— Resales of the Registered Notes,” we believe that the registered notes to be issued to you in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act. You should read the discussions under the heading “The Exchange Offer” for further information regarding the exchange offer.

Registration Rights Agreement	Under the registration rights agreement, we are obligated to offer to exchange the old notes for registered notes with terms identical in all material respects to the old notes. The exchange offer is intended to satisfy that obligation. After the exchange offer is complete, except as set forth in the next paragraph, you will no longer be entitled to any exchange or registration rights with respect to your old notes.

The registration rights agreement requires us to file a shelf registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for your benefit if you would not receive freely tradeable registered notes in the exchange offer or you are ineligible to participate in the exchange offer and indicate that you wish to have your old notes registered under the Securities Act.

We note that under the registration rights agreement, we were required to file a registration statement with the Securities and Exchange Commission, or the SEC, by or on May 21, 2007 and such registration statement, as amended, is required to be declared effective by or on November 1, 2007. Failure to meet such requirements as of the applicable dates subjects the company to an additional interest penalty on the old notes of .25% per annum for the first 90 days following such date, with an additional increase of .25% per annum for each 90-day period thereafter. The amount of additional interest penalty at any time is capped at 1.00% per annum and such penalty ceases to accrue after we have filed our registration statement or it has been declared effective, as applicable. We filed the registration statement on May 8, 2007.

The Exchange Offer	We are offering to exchange $1,000 principal amount of 9% Senior Secured Notes due 2011, which have been registered under the Securities Act, for each $1,000 principal amount of unregistered 9% Senior Secured Notes due 2011 that were issued in the original issuance.

In order to be exchanged, an old note must be validly tendered and accepted. All old notes that are validly tendered and not validly withdrawn before the time of expiration will be accepted and exchanged.

As of this date, there are $105.0 million aggregate principal amount of old notes outstanding. We previously issued $165.0 million aggregate principal amount of 9% Senior Secured Notes due 2011 on November 30, 2004, or the “existing notes”. The existing notes are not part of this exchange offer. We will issue the registered notes promptly after the time of expiration.

Resales of the Registered Notes	Except as described below, we believe that the registered notes to be issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and (except with respect to broker-dealers) prospectus delivery provisions of the Securities Act if (but only if) you meet the following conditions:

• you are not an “affiliate” of us, as that term is defined in Rule 405 under the Securities Act;

• if you are a broker-dealer, you acquired the old notes which you seek to exchange for registered notes as a result of market making or other trading activities and not directly from us and you comply with the prospectus delivery requirements of the Securities Act;

• the registered notes are acquired by you in the ordinary course of your business;

• you are not engaging in and do not intend to engage in a distribution of the registered notes; and

• you do not have an arrangement or understanding with any person to participate in the distribution of the registered notes.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us. The staff has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.

If you do not meet the above conditions, you may not participate in the exchange offer or sell, transfer or otherwise dispose of any old notes unless (i) they have been registered for resale by you under the Securities Act and you deliver a “resale” prospectus meeting the requirements of the Securities Act or (ii) you sell, transfer or otherwise dispose of the registered notes in accordance with an applicable exemption from the registration requirements of the Securities Act.

Any broker-dealer that acquired old notes as a result of market-making activities or other trading activities, and receives registered notes for its own account in exchange for old notes, must acknowledge that it will deliver a prospectus in connection with any resale of the registered notes. See “Plan of Distribution.” A broker-dealer may use this prospectus for an offer to resell or to otherwise transfer those registered notes for a period of 180 days after the time of expiration.

Time of Expiration	The exchange offer will expire at 5:00 p.m., New York City time, on , 2007, unless we decide to extend the exchange offer. We do not currently intend to extend the exchange offer, although we reserve the right to do so.

Conditions to the Exchange Offer	The only conditions to completing the exchange offer are that the exchange offer not violate any applicable law, regulation or applicable interpretation of the staff of the SEC and that no injunction, order or decree of any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer shall be in effect. See “The Exchange Offer — Conditions.”

Procedures for Tendering Old Notes Held in the Form of Book-Entry Interests	The old notes were issued as global notes in fully registered form. Beneficial interests in the old notes held by direct or indirect participants in The Depository Trust Company, or DTC, are shown on, and transfers of those interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

If you hold old notes in the form of book-entry interests and you wish to tender your old notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the time of expiration of the exchange offer either:

• a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, at the address set forth on the cover page of the letter of transmittal; or

• a computer-generated message transmitted by means of DTC’s Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

The exchange agent must also receive on or prior to the expiration of the exchange offer either:

• a timely confirmation of book-entry transfer of your old notes into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfers described in this prospectus under the heading “The Exchange Offer — Book-Entry Transfer;” or

• the documents necessary for compliance with the guaranteed delivery procedures described below.

A letter of transmittal for your notes accompanies this prospectus. By executing the letter of transmittal or delivering a computer-generated message through DTC’s Automated Tender Offer Program system, you will represent to us that, among other things:

• you are not an affiliate of us;

• you are not a broker-dealer who acquired the old notes that you are sending to the issuer directly from the issuer;

• the registered notes to be acquired by you in the exchange offer are being acquired in the ordinary course of your business;

• you are not engaging in and do not intend to engage in a distribution of the registered notes; and

• you do not have an arrangement or understanding with any person to participate in the distribution of the registered notes.

Procedures for Tendering Certificated Old Notes	If you are a holder of book-entry interests in the old notes, you are entitled to receive, in limited circumstances, in exchange for your book-entry interests, certificated notes which are in equal principal amounts to your book-entry interests. See “The Exchange Offer — Book-Entry Interests.” If you acquire certificated old notes prior to the expiration of the exchange offer, you must tender your certificated old notes in accordance with the procedures described in this prospectus under the heading “The Exchange Offer — Procedures for Tendering — Certificated Old Notes.”

Special Procedures for Beneficial Owners	If you are the beneficial owner of old notes and they are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See “The Exchange Offer — Procedures for Tendering — Procedures Applicable to All Holders.”

Guaranteed Delivery Procedures	If you wish to tender your old notes in the exchange offer and:

(1) they are not immediately available;

(2) time will not permit your old notes or other required documents to reach the exchange agent before the expiration of the exchange offer; or

(3) you cannot complete the procedure for book-entry transfer on a timely basis;

you may tender your old notes in accordance with the guaranteed delivery procedures set forth in “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery Procedures.”

Acceptance of Old Notes and Delivery of Registered Notes	Except under the circumstances described above under “The Exchange Offer — Conditions,” the issuer will accept for exchange any and all old notes which are properly tendered prior to the time of expiration. The registered notes to be issued to you in the exchange offer will be delivered promptly following the time of expiration. See “The Exchange Offer — Terms of the Exchange Offer.”

Withdrawal	You may withdraw the tender of your old notes at any time prior to the time of expiration. We will return to you any old notes not accepted for exchange for any reason without expense to you as promptly after withdrawal, rejection of tender or termination of the exchange offer.

Exchange Agent	The Bank of New York Trust Company, N.A. is serving as the exchange agent in connection with the exchange offer.

Consequences of Failure to Exchange	If you do not participate in the exchange offer for your old notes, upon completion of the exchange offer, the liquidity of the market for your old notes could be adversely affected. See “The Exchange Offer — Consequences of Failure to Exchange.”

United States Federal Income Tax Consequences of the Exchange Offer	The exchange of old notes for registered notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “United States Federal Income Tax Consequences.”

Summary of the Terms of the Registered Notes

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section of this prospectus entitled “Description of the Notes” contains a more detailed description of the terms and conditions of the notes.

Issuer	Altra Industrial Motion, Inc.

Securities Offered	$105,000,000 aggregate principal amount of 9% Senior Secured Notes due 2011. The registered notes will constitute the same series of securities as the existing notes for purposes of the indenture and will vote together on all matters with such notes. The registered notes offered hereby will have substantially identical terms as the existing notes.

Maturity	December 1, 2011.

Interest Rate and Interest Payment Dates	We will pay interest on the registered notes at an annual rate of 9%. We will make interest payments in cash, in arrears, on June 1 and December 1 of each year, beginning on June 1, 2007. The first interest payment will accrue from December 1, 2006.

Guarantees	The registered notes will be unconditionally guaranteed on a senior secured basis by all of our existing and future domestic restricted subsidiaries. The registered notes will be structurally subordinated to all of the existing and future liabilities of our subsidiaries that do not guarantee the registered notes, including all of our foreign subsidiaries.

As of March 31, 2007, after giving effect to the TB Wood’s Acquisition and Related Transactions, our non-guarantor subsidiaries would have had $45.3 million of indebtedness and other liabilities.

Ranking	The registered notes will be senior obligations and will rank equally in right of payment to all of our existing and future senior indebtedness, including our senior revolving credit facility, the existing notes and our existing senior unsecured notes and senior in right of payment to all of our existing and future subordinated indebtedness. The guarantees will be senior obligations of the subsidiary guarantors and will rank equally in right of payment to all of our subsidiary guarantors’ existing and future senior indebtedness including, our senior revolving credit facility, the existing notes and our existing senior unsecured notes and senior in right of payment to all of our subsidiary guarantors’ existing and future subordinated indebtedness.

Security	The registered notes and the guarantees will be secured by a second priority lien on substantially all of our assets and the assets of the subsidiary guarantors (other than mortgages on existing and future owned real property in the State of New York). Pursuant to the terms of an intercreditor agreement, the security interests securing the registered notes will be subject to first priority liens securing our senior revolving credit facility and any successor credit facility and certain other priority liens.

The registered notes and guarantees will be effectively subordinated to indebtedness that may be incurred under our senior revolving credit facility, any equipment financing, purchase money debt, capital lease obligations and secured acquired indebtedness, including secured indebtedness of TB Wood’s that remains outstanding, in each case, to the extent of the value of the assets securing that indebtedness. As of March 31, 2007, after giving effect to the TB Wood’s Acquisition and Related Transactions, we would have had outstanding $6.1 million of equipment financing and purchase money debt and capital lease obligations and $18.3 million of secured acquired indebtedness.

Optional Redemption	On or after December 1, 2008, we may redeem some or all of the registered notes at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the date of redemption:

For the Period Below	Percentage

On or after December 1, 2008	104.500%
On or after December 1, 2009	102.250%
December 1, 2010 and thereafter	100.000%

Prior to December 1, 2007, up to 35% of the aggregate principal amount of the notes issued under the indenture governing the notes (which includes the existing notes) may be redeemed at our option with the net proceeds of certain equity offerings at 109% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to the date of redemption, provided at least 65% of the aggregate principal amount of the notes issued under the indenture governing the notes remain outstanding.

Change of Control Offer	If we experience a change of control, we must give holders of the notes the opportunity to sell us their notes at 101% of their principal amount thereof, plus accrued and unpaid interest and additional interest, if any.

Asset Sale Proceeds	If we sell assets, we must use the net cash proceeds to:

• repay outstanding indebtedness under our credit agreement;

• reinvest such net proceeds in property, plant and equipment and other long-term assets used in our business; and/or

• to the extent such net proceeds are not so used within 360 days of our receipt thereof, offer to purchase the registered notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest and additional interest, if any, to the date of purchase.

Restrictive Covenants	We will issue the registered notes under the same indenture under which we issued the old notes and the existing notes. The indenture contains covenants limiting our and our restricted subsidiaries’ ability to:

• incur additional indebtedness or issue certain preferred stock;

• pay dividends, redeem or repurchase our stock or subordinated debt or make other distributions;

• issue stock of our subsidiaries;

• make certain investments or acquisitions;

• merge, consolidate or transfer substantially all of our assets;

• grant liens on our assets;

• enter into transactions with affiliates; and

• transfer or sell assets.

These covenants are subject to a number of important limitations and exceptions described below in “Description of the Notes.”

Use of Proceeds	We will not receive any cash proceeds upon completion of the exchange offer.

You should refer to “Risk Factors” for an explanation of certain risks of investing in the registered notes.

Summary Historical And Unaudited Pro Forma Combined Financial Data

The following tables set forth certain historical and unaudited pro forma financial and other data for the periods specified. The historical balance sheet data as of December 31, 2006 and historical summary financial data for the years ended December 31, 2005 and 2006 are derived from our audited financial statements. The historical data for the year ended December 31, 2004 has been derived by combining the audited financial statements of PTH for the period from January 1, 2004 to November 30, 2004 and our audited financial statements for the period from December 1, 2004, our inception, to December 31, 2004. The historical balance sheet data as of March 31, 2007 and historical summary financial data for the quarter ended March 31, 2007 are derived from our unaudited financial statements. The unaudited pro forma statement of operations and other financial data has been adjusted to give effect to the Hay Hall Acquisition and the TB Wood’s Acquisition and Related Transactions, assuming they occurred on January 1, 2006, the first day of our 2006 fiscal year. The unaudited pro-forma statement of operations does not reflect any pro forma interest adjustments related to the £29.1 million buy-back of senior notes during 2007. The unaudited pro forma balance sheet data has been adjusted to give effect to the TB Wood’s Acquisition and Related Transactions, as if they occurred on March 31, 2007. The information presented in the summary unaudited pro forma combined financial statements assumes no consent fee is necessary in connection with the TB Wood’s Acquisition and Related Transactions. In each case, the unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable and factually supportable under the circumstances. The unaudited pro forma financial information does not purport to represent what our results of operations would have been had the Hay Hall Acquisition and the TB Wood’s Acquisition and Related Transactions, actually occurred on January 1, 2006 or March 31, 2007, as applicable, nor do they purport to project the results of our operations for any future period.

The historical financial data should be read in conjunction with “Selected Historical Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto appearing elsewhere in this prospectus. The unaudited pro forma financial information should be read in conjunction with “Unaudited Pro Forma Condensed Combined Financial Statements,” “Selected Historical Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto of the company and TB Wood’s appearing elsewhere in this prospectus.

	Historical
		Altra Industrial
		Motion, Inc.
	Predecessor	Period from					Pro Forma
	Eleven Months	December 1, 2004	Combined			Quarter		Quarter
	Ended	Through	Year Ended	Year Ended		Ended	Year Ended	Ended
	November 30,	December 31,	December 31,	December 31,		March 31,	December 31,	March 31,
	2004	2004	2004(1)	2005	2006	2007	2006	2007
			(Unaudited)			(Unaudited)	(Unaudited)	(Unaudited)
	(Dollars in thousands)

Statement of Operations Data:
Net sales	$275,037	$28,625	$303,662	$363,465	$462,285	$132,706	$588,166	$161,676
Cost of sales	209,253	23,847	233,100	271,952	336,836	94,658	430,202	116,805

Gross profit	65,784	4,778	70,562	91,513	125,449	38,048	157,964	44,871
Selling, general and administrative expenses	45,321	8,973	54,294	61,520	83,256	20,804	106,086	27,805
Research and development expenses	3,947	378	4,325	4,683	4,938	1,294	7,449	1,294
Gain on curtailment of post-retirement benefit plan	—	—	—	—	(3,838)	—	(3,838)	—
(Gain) on sale of assets	(1,300)	—	(1,300)	(99)	—	—	—	—
Restructuring charge, asset impairment and transition expenses	947	—	947	—	—	793	—	793

Income (loss) from operations	16,869	(4,573)	12,296	25,409	41,093	15,157	48,267	14,979
Net income (loss)	$6,895	$(5,762)	$1,133	$4,444	$10,363	$3,791	$7,458	$1,765

Other Financial Data:
EBITDA(2)	$22,795	$(3,654)	$19,141	$36,959	$54,848	$19,669	$70,319	$21,398
Depreciation and amortization	6,074	919	6,993	11,533	14,611	4,465	22,908	6,372
Capital expenditures	3,489	289	3,778	6,199	9,408	1,034	14,785	1,372

Quarter Ended
March 31,
2007
(In thousands,
except ratio data)

Unaudited Pro Forma Financial Data and Credit Statistics:
Cash interest expense(3)	$10,280
Net debt(4)	332,068

			As of December 31,
	As of March 31, 2007		2006
	Historical	Pro Forma	Historical
	(Unaudited)
	(In thousands)

Balance Sheet Data:
Cash and cash equivalents	$11,558	$1,142	$42,527
Total assets	388,969	559,396	409,368
Total liabilities	306,296	477,967	329,849
Total stockholders’ equity	82,700	81,429	79,519

(1)	The combined results were prepared by adding our results from December 1 to December 31, 2004 to those from PTH, our Predecessor for the 11 month period ending November 30, 2004. This presentation is not in accordance with GAAP. The primary differences between PTH, or our Predecessor, and the successor entity are the inclusion of Kilian in the successor and the successor’s book basis has been stepped up to fair value such that the successor has additional depreciation, amortization and financing costs. The results of Kilian are included in our results for the period from December 1, 2004 through December 31, 2004. Management believes that this combined basis presentation provides useful information for our investors in the comparison to Predecessor trends and operating results. The combined results are not necessarily indicative of what our results of operations may have been if the PTH Acquisition and Kilian Transactions had been consummated earlier, nor should they be construed as being a representation of our future results of operations.

(2)	EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. EBITDA is used by us as a performance measure. Management believes that EBITDA provides relevant information for our investors because it is useful for trending, analyzing and benchmarking the performance and value of our business. Management also believes that EBITDA is useful in assessing current performance compared with the historical performance of our Predecessor because significant line items within our income statements such as depreciation, amortization and interest expense were significantly impacted by the PTH Acquisition. Internally, EBITDA is used as a financial measure to assess the operating performance and is an important measure in our incentive compensation plans. EBITDA has important limitations, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of those limitations are:

•	EBITDA does not reflect cash expenditures, future requirements for capital expenditures or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt;

•	EBITDA does not reflect tax distributions that would represent a reduction in cash available to us;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	EBITDA reflects the impact on earnings of income resulting from matters we consider not to be indicative of our ongoing operations, certain of which income we eliminate in our computation of EBITDA.

The following unaudited table is a reconciliation of our net income to EBITDA:

	Historical						Pro Forma
		Altra Industrial
		Motion, Inc.
	Predecessor	Period from	Combined
	Eleven Months	December 1, 2004	(Unaudited)			Quarter	Year	Quarter
	Ended	through	Year Ended	Year Ended		Ended	Ended	Ended
	November 30,	December 31,	December 31,	December 31,		March 31,	December 31,	March 31,
	2004	2004	2004	2005	2006	2007	2006	2007

Net income (loss)	$6,895	$(5,762)	$1,133	$4,444	$10,363	$3,791	$7,458	$1,765
Adjustments:
Provision (benefit) for income taxes	5,532	(221)	5,311	3,917	6,352	2,265	4,149	1,195
Interest expense, net	4,294	1,410	5,704	17,065	23,522	9,148	35,804	12,066
Depreciation and amortization	6,074	919	6,993	11,533	14,611	4,465	22,908	6,372

EBITDA	22,795	(3,654)	19,141	36,959	54,848	19,669	70,319	21,398

EBITDA is not a recognized measurement under GAAP, and when analyzing our operating performance, you should use EBITDA in addition to, and not as an alternative for, income (loss) from operations and net income (loss) (as determined in accordance with GAAP). Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. The amount shown for EBITDA also differs from the amount calculated under a similarly titled definition in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

To compensate for the limitations of EBITDA, we utilize several GAAP measures to review our performance. These GAAP measures include, but are not limited to, net income (loss), income (loss) from operations, cash provided by (used in) operations, cash provided by (used in) investing activities and cash provided by (used in) financing activities. These important GAAP measures allow management to, among other things, review and understand our use of cash from period to period, compare our operations with competitors on a consistent basis and understand the revenues and expenses matched to each other for the applicable reporting period. We believe that the use of these GAAP measures, supplemented by the use of EBITDA, allows us to have a greater understanding of our performance and allows us to adapt to changing trends and business opportunities.

(3)	Pro forma cash interest expense represents total interest expense less amortization and write-offs of debt issuance costs and amortization of premium.

(4)	Net debt equals total debt on a gross basis less cash and cash equivalents. Does not reflect approximately $1.1 million of premium in connection with the offering of the old notes. See “Unaudited Pro Forma Condensed Combined Financial Statements.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for our Predecessor, for the years ended December 31, 2002 and 2003 and the period from January 1, 2004 through November 30, 2004 and our ratio of earnings to fixed charges for the period from December 1, 2004 through December 31, 2004 and the years ended December 31, 2005 and 2006 and the quarter ended March 31, 2007 and on a pro forma basis:

	Predecessor			Altra Industrial Motion, Inc.				Pro Forma
			Period From	Period From
			January 1,	December 1,				Pro Forma	Pro Forma
			through	through	Year Ended	Year Ended	Quarter	Year Ended	Quarter
			November 30,	December 31,	December 31,	December 31,	Ended March 31,	December 31,	Ended March 31,
	2002	2003	2004	2004	2005	2006	2007	2006	2007

Ratio of earnings to fixed charges(1)	—	—	3.6x	—	1.5x	1.7x	1.7x	1.3x(2)	1.2x(2)

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes, discontinued operations, cumulative effect of change in accounting principles and fixed charges. Fixed charges represent interest expense and a portion of rental expense which we believe is representative of the interest component of rental expense. Earnings were insufficient to cover fixed charges for the years ended December 31, 2002 and 2003, and for the period from December 1, 2004 through December 31, 2004 by $21.7 million, $11.0 million and $6.0 million, respectively.

(2)	Gives effect to the Hay Hall Acquisition, the TB Wood’s Acquisition and Related Transactions, assuming they occurred on January 1, 2006, the first day of our 2006 fiscal year.

RISK FACTORS

Participating in the exchange offer and investing in the registered notes involves a high degree of risk. You should read and consider carefully each of the following factors, as well as the other information contained in this prospectus, before making a decision on whether to participate in the exchange offer. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Associated with the Exchange Offer

An active trading market may not develop for the registered notes, which may affect your ability to resell your registered notes.

The registered notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there is a risk that:

•	a liquid trading market for the registered notes may not develop;

•	holders may not be able to sell their registered notes; or

•	the price at which the holders would be able to sell their registered notes may be lower than anticipated and lower than the principal amount or original purchase price.

If a trading market were to develop, the trading price of the registered notes will depend on many factors, including prevailing interest rates, the market for similar debentures and our financial performance.

We understand that the Initial Purchaser of the old notes presently intends to make a market in the notes. However, it is not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. An active trading market may not exist for the registered notes, and any trading market that does develop may not be liquid.

In addition, any holder who tenders in the exchange offer for the purpose of participating in a distribution of the registered notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see “The Exchange Offer.”

Your old notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

We will not accept your old notes for exchange if you do not follow the exchange offer procedures. We will issue registered notes as part of this exchange offer only after a timely receipt of your old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you wish to tender your old notes, please allow sufficient time to ensure timely delivery. If we do not receive your old notes, letter of transmittal and other required documents by the time of expiration of the exchange offer, we will not accept your old notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding old notes for exchange. If there are defects or irregularities with respect to your tender of old notes, we will not accept your old notes for exchange.

If you fail to exchange your old notes, there will continue to be restrictions on your ability to resell your old notes and such note may become less liquid.

Following the exchange offer, old notes that you do not tender or that we do not accept will continue to be restricted securities. You may not offer or sell untendered old notes except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue registered notes in exchange for the old notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions described elsewhere in this prospectus. These procedures and conditions include timely receipt by the exchange agent of the old notes and of a properly completed and duly executed letter of transmittal. Because we anticipate that most holders of old notes will elect to exchange their old notes, we expect that the liquidity of the market for any old notes remaining after the completion of the exchange offer will be substantially limited.

Risks Related to the Registered Notes

Our substantial level of indebtedness could adversely affect our financial condition, harm our ability to react to changes to our business and prevent us from fulfilling our obligations under our debt.

As of March 31, 2007 on an as adjusted basis, we had approximately $336.6 million of indebtedness. On a pro forma basis, our annual debt service cost would have been approximately $31.2 million. As of March 31, 2007, we also had the ability to borrow up to an additional $27.0 million under our senior revolving credit facility. In connection with the TB Wood’s Acquisition, approximately $18.9 million of indebtedness of TB Wood’s was outstanding (based on amounts outstanding at March 31, 2007) at the closing of the transaction. Subject to restrictions in the indentures governing the notes, our senior revolving credit facility and our secured acquired indebtedness, we may incur additional indebtedness.

Our high level of indebtedness could have significant adverse effects on our business, including the following:

•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

•	we must use a substantial portion of our cash flow from operations to pay interest on the notes and our other indebtedness, which will reduce the funds available to us for operations and other purposes;

•	any and all of the indebtedness outstanding under our senior revolving credit facility will have a prior ranking claim on substantially all of our assets and all of the indebtedness outstanding under our purchase money indebtedness, equipment financing and real estate mortgages will have a prior ranking claim on the underlying assets;

•	our ability to fund a change of control offer may be limited;

•	our high level of indebtedness could place us at a competitive disadvantage compared to our competitors that may have proportionately less debt;

•	our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited; and

•	our high level of indebtedness makes us more vulnerable to economic downturns and adverse developments in our business.

We expect to use cash flow from operations to pay our expenses and amounts due under outstanding indebtedness. Our ability to make these payments depends on our future performance, which will be affected by financial, business, economic and other factors, many of which we cannot control. Our business may not generate sufficient cash flow from operations in the future and our anticipated growth in revenue and cash flow may not be realized, either or both of which could result in our being unable to repay indebtedness, including the registered notes, or to fund other liquidity needs. If we do not have enough money, we may be required to refinance all or part of our then-existing debt (including our notes), sell assets or borrow more money. We may not be able to accomplish any of these alternatives on terms acceptable to us, or at all. In addition, the terms of existing or future debt agreements, including our senior revolving credit facility and our indentures, may restrict us from adopting any of these alternatives. The failure to generate sufficient cash flow or to achieve any of these alternatives could materially and adversely affect the value of the notes and our ability to pay the amounts due under the notes.

The notes impose significant operating and financial restrictions, which may prevent us from pursuing our business strategies or favorable business opportunities.

Our senior revolving credit facility and the indentures governing the notes and the senior unsecured notes impose significant operating and financial restrictions on us. These restrictions limit or prohibit, among other things, our ability to:

•	incur additional indebtedness;

•	repay subordinated indebtedness prior to stated maturities;

•	pay dividends on or redeem or repurchase our stock or make other distributions;

•	issue capital stock;

•	make investments or acquisitions;

•	sell certain assets or merge with or into other companies;

•	restrict dividends, distributions or other payments from our subsidiaries;

•	sell stock in our subsidiaries;

•	create liens;

•	enter into certain transactions with stockholders and affiliates; and

•	otherwise conduct necessary corporate activities.

Our senior revolving credit facility also requires us to comply with customary financial covenants, including a minimum fixed charge coverage ratio (when and if the available borrowing capacity is less than $12.5 million) of 1.20 for the four quarter period ending March 31, 2007 and for all four quarter periods thereafter. There is a maximum annual limit on capital expenditures, from $11.0 million for fiscal year 2007 to $10.3 million for fiscal year 2009 and each fiscal year thereafter, provided that unspent amounts from prior periods may be used in future fiscal years. In connection with the TB Wood’s Acquisition and Related Transactions, we amended the senior revolving credit facility to increase the maximum annual limits with respect to capital expenditures in each fiscal year to 125% of the budgeted amounts for each such fiscal year.

A breach of any of these covenants or the inability to comply with the required financial ratios could result in a default under our senior revolving credit facility or the indenture governing the notes, as applicable. If any such default occurs, the lenders under our senior revolving credit facility and the holders of the notes may elect to declare all of their respective outstanding debt, together with accrued interest and other amounts payable thereunder, to be immediately due and payable. The lenders under our senior revolving credit facility also have the right in these circumstances to terminate any commitments they have to provide further borrowings. In addition, following an event of default under our senior revolving credit facility, the lenders under the facility will have the right to proceed against the collateral granted to them to secure the debt. If the debt under our senior revolving credit facility or the notes were to be accelerated, our assets may not be sufficient to repay in full the notes and all of our other debt.

The proceeds from the collateral securing the notes may not be sufficient to pay all amounts owed under the notes if an event of default occurs and your right to receive payments under the notes will be effectively subordinated to our senior revolving credit facility, purchase money indebtedness, capital lease obligations, secured acquired indebtedness and other secured indebtedness to the extent of the value of the assets securing that indebtedness.

No appraisal of the value of the collateral has been made in connection with the offering of the old notes and the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. Consequently, we cannot assure you that liquidating the collateral securing the notes would produce proceeds in an amount sufficient to pay any amounts due under the notes after also satisfying the obligations to pay any other senior secured creditors, including the lenders under our senior revolving credit facility. Nor can we assure you that the fair market value of the collateral securing the notes would be sufficient to pay any amounts due under the notes following their acceleration.

The notes and guarantees will be effectively subordinated to indebtedness that may be incurred under our senior revolving credit facility, any equipment financing, purchase money debt, capital lease obligations, secured acquired indebtedness and other secured indebtedness. Our senior revolving credit facility is secured by a first priority lien on substantially all of the collateral securing the notes. In addition, approximately $15.2 million of secured indebtedness under the TB Wood’s senior secured credit facility (based on amounts outstanding at March 31, 2007) was outstanding following the consummation of the TB Wood’s Acquisition. The notes will be secured by a pledge of the assets of TB Wood’s; however, TB Wood’s senior secured credit facility will have a first priority lien, our senior revolving credit facility will have a second priority lien and the notes will have a third priority lien on these assets. Upon any distribution to our creditors or the creditors of any subsidiary guarantors in bankruptcy, liquidation, reorganization or similar proceedings, or following acceleration of our indebtedness or an event of default under our indebtedness, our lenders under our senior revolving credit facility, our equipment financing, our purchase money indebtedness, our secured acquired indebtedness and other secured indebtedness will be entitled to be repaid in full from the proceeds of the assets securing such indebtedness, or the sale of the equipment subject to the equipment financing, before any payment is made to you from such proceeds.

The rights of the holders of the notes with respect to the collateral securing the notes are limited pursuant to the terms of an intercreditor agreement with the lenders under our senior revolving credit facility. Under the intercreditor agreement, if our senior revolving credit facility or our obligations thereunder are outstanding, any actions that may be taken in respect of collateral, including the ability to cause the commencement of enforcement proceedings against the collateral and to control the conduct of such proceedings, and the approval of amendments to the collateral documents, will be limited and, in certain cases, only be able to be taken at the direction of the lenders under such senior revolving credit facility, and the trustee, on behalf of the holders of the notes, will not have the ability to control or direct such actions, even if the rights of the holders of the notes are or may be adversely affected. Additional releases of collateral from liens securing the notes are permitted under some circumstances. See “Description of the Notes — Collateral” and “Description of the Notes — Modification of the Indenture.”

A court could void the notes, the guarantees or the security interests under fraudulent conveyance laws.

Under the U.S. bankruptcy law and comparable provisions of the state fraudulent transfer laws, the notes, a guarantee or the grant of the security interests could be voided, or claims in respect to the notes, a guarantee or the grant of the security interests could be subordinated to all of our existing debt or our guarantors’ other debts if, among other things, we at the time of the issuance of the notes, our guarantors, at the time they incurred the indebtedness evidenced by their guarantees, or we or our guarantors at the time we or our guarantors granted the security interests:

•	intended to hinder, delay or defraud any present or future creditor; or

•	received less than reasonably equivalent value and/or or fair consideration for the issuance of the notes, the incurrence of the guarantee or the granting of the security interests; or

•	were insolvent or rendered insolvent by reason of the issuance of the notes, the incurrence of the guarantee or the granting of the security interests; or

•	were engaged in a business or transaction for which the we, our guarantor’s or the grantors’ remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we or our guarantors would incur, debts beyond our or our guarantors’ ability to pay such debts as they mature.

Moreover, any payments made by us on the notes or by our guarantors pursuant to their guarantees could be voided and required to be returned to us or our guarantors, or to a fund for the benefit of us or our guarantors’ creditors. To the extent that the notes, any subsidiary guarantee or security interest is voided as a fraudulent conveyance, the claims of holders of the notes would be adversely affected.

In addition, a legal challenge of the notes, a subsidiary guarantee or the security interest on fraudulent transfer grounds will focus on, among other things, the benefits, if any, realized by us, our guarantors or grantor of security interests as a result of the issuance of the notes. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the governing law. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

•	if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that the notes are being issued, guarantees are being incurred and the security interests are being granted for proper purposes, in good faith and for fair consideration and reasonably equivalent value and that we, after giving effect to the issuance of the notes, each guarantor, after giving effect to its guarantee of the notes and each grantor of security interests, after giving effect to the grant of those security interests will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

The notes will be structurally subordinated to all obligations of our non-guarantor subsidiaries.

The subsidiary guarantors of the notes include only our domestic restricted subsidiaries. The notes will not be guaranteed by our foreign subsidiaries. As a result of this structure, the notes will be structurally subordinated to all indebtedness and other obligations, including trade payables, of our non-guarantor subsidiaries. The effect of this subordination is that, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding involving a non-guarantor subsidiary, the assets of that subsidiary cannot be used to pay you until after all other claims against that subsidiary, including trade payables, have been fully paid. In addition, holders of minority equity interests in non-guarantor subsidiaries may receive distributions prior to or pro rata with us depending on the terms of the equity interests.

The historical financial data included in this prospectus include our non-guarantor subsidiaries. In fiscal 2006, the aggregate net sales of our non-guarantor subsidiaries were $152.6 million, representing approximately 33.0% of our total sales. As of December 31, 2006 and March 31, 2007, the aggregate total assets (based on book value) of our non-guarantor subsidiaries were $138.3 million, representing approximately 33.8% of our total assets (based on book value) and $140.3 million, representing approximately 36.1% of our total assets (based on book value), respectively.

Rights of holders of notes in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future.

The security interest in the collateral securing the notes includes our assets and assets of our subsidiary guarantors, both tangible and intangible, whether now owned or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the notes has no obligation to monitor the acquisition of, or the perfection of any security interests in, additional property or rights that constitute collateral. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the notes against third parties.

We may not be able to satisfy our obligations to holders of the notes upon a change of control.

Upon the occurrence of a change of control, as defined in the indenture, we will be required to offer to purchase the notes at a price equal to 101% of the principal amount thereof, together with any accrued and unpaid interest and additional interest, if any, to the date of purchase. See “Description of the Notes — Repurchase upon Change of Control.”

We cannot assure you that, if a change of control offer is made, we will have available funds sufficient to pay the change of control purchase price for any or all of the notes that might be delivered by holders of the notes seeking to accept the change of control offer. If we are required to purchase notes pursuant to a change of control offer, we would be required to seek third-party financing to the extent we do not have available funds to meet our purchase obligations. There can be no assurance that we will be able to obtain such financing on acceptable terms to us or at all. Accordingly, none of the holders of the notes may receive the change of control purchase price for their notes. Our failure to make or consummate the change of control offer or pay the change of control purchase price when due will give the holders of the notes the rights described in “Description of the Notes — Events of Default.”

In addition, the events that constitute a change of control under the indenture may also be events of default under our senior revolving credit facility. These events may permit the lenders under our senior revolving credit facility to accelerate the debt outstanding thereunder and, if such debt is not paid, to enforce security interests in our specified assets, thereby limiting our ability to raise cash to purchase the notes and reducing the practical benefit of the offer to purchase provisions to the holders of the notes.

We are a holding company and will depend upon the earnings of our subsidiaries to make payments on the notes.

We are a holding company and conduct all of our operations through our subsidiaries. All of our operating income is generated by our operating subsidiaries. We must rely on dividends and other advances and transfers of funds from our subsidiaries and earnings from our investments in cash and marketable securities to provide the funds necessary to meet our debt service obligations, including payment of principal and interest on the notes. Although we are the sole or majority stockholder of each of our operating subsidiaries and therefore able to control their respective declarations of dividends, applicable laws may prevent our operating subsidiaries from being able to pay such dividends. In addition, such payments may be restricted by claims against our subsidiaries by their creditors, such as suppliers, vendors, leasers and employees, and by any applicable bankruptcy, reorganization or similar laws applicable to our operating subsidiaries. The availability of funds and therefore the ability of our operating subsidiaries to pay dividends or make other payments or advances to us, will depend upon their operating results.

Risks Related to Our Business

We operate in the highly competitive mechanical power transmission and adjustable speed drives industries and if we are not able to compete successfully our business may be significantly harmed.

We operate in highly fragmented and very competitive markets in the MPT and adjustable speed drives industries. Some of our competitors have achieved substantially more market penetration in certain of the markets in which we operate, such as helical gear drives and adjustable speed drives, and some of our competitors are larger than us and have greater financial and other resources. With respect to certain of our products, we compete with divisions of our OEM customers. Competition in our business lines is based on a number of considerations, including quality, reliability, pricing, availability and design and application engineering support. Our customers increasingly demand a broad product range and we must continue to develop our expertise in order to manufacture and market these products successfully. To remain competitive, we will need to invest regularly in manufacturing, customer service and support, marketing, sales, research and development and intellectual property protection. In the future we may not have sufficient resources to continue to make such investments and may not be able to maintain our competitive position within each of the markets we serve. We may have to adjust the prices of some of our products to stay competitive.

Additionally, some of our larger, more sophisticated customers are attempting to reduce the number of vendors from which they purchase in order to increase their efficiency. If we are not selected to become one of these preferred providers, we may lose market share in some of the markets in which we compete.

There is substantial and continuing pressure on major OEMs and larger distributors to reduce costs, including the cost of products purchased from outside suppliers such as us. As a result of cost pressures from our customers, our ability to compete depends in part on our ability to generate production cost savings and, in turn, find reliable, cost effective outside suppliers to source components or manufacture our products. If we are unable to generate sufficient cost savings in the future to offset price reductions, then our gross margin could be materially adversely affected.

Changes in general economic conditions or the cyclical nature of our markets could harm our operations and financial performance.

Our financial performance depends, in large part, on conditions in the markets that we serve and on the U.S. and global economies in general. Some of the markets we serve are highly cyclical, such as the metals, mining, industrial equipment and energy markets. In addition, these markets may experience cyclical downturns. The present uncertain economic environment may result in significant quarter-to-quarter variability in our performance. Any sustained weakness in demand or continued downturn or uncertainty in the economy generally would further reduce our sales and profitability.

We rely on independent distributors and the loss of these distributors could adversely affect our business.

In addition to our direct sales force and manufacturer sales representatives, we depend on the services of independent distributors to sell our products and provide service and aftermarket support to our customers. We support an extensive distribution network, with over 3,000 distributor locations worldwide. Rather than serving as passive conduits for delivery of product, our independent distributors are active participants in the overall competitive dynamics in the MPT industry. During the year ended December 31, 2006, approximately 36% of our net sales were generated through independent distributors. In particular, sales through our largest distributor accounted for approximately 8% of our net sales for the year ended December 31, 2006. Almost all of the distributors with whom we transact business offer competitive products and services to our customers. In addition, the distribution agreements we have are typically non-exclusive and cancelable by the distributor after a short notice period. The loss of any major distributor or a substantial number of smaller distributors or an increase in the distributors’ sales of our competitors’ products to our customers could materially reduce our sales and profits.

We must continue to invest in new technologies and manufacturing techniques; however, our ability to develop or adapt to changing technology and manufacturing techniques is uncertain and our failure to do so could place us at a competitive disadvantage.

The successful implementation of our business strategy requires us to continuously invest in new technologies and manufacturing techniques to evolve our existing products and introduce new products to meet our customers’ needs in the industries we serve and want to serve. For example, motion control products offer more precise positioning and control compared to industrial clutches and brakes. If manufacturing processes are developed to make motion control products more price competitive and less complicated to operate, our customers may decrease their purchases of MPT products.

Our products are characterized by performance and specification requirements that mandate a high degree of manufacturing and engineering expertise. If we fail to invest in improvements to our technology and manufacturing techniques to meet these requirements, our business could be at risk. We believe that our customers rigorously evaluate their suppliers on the basis of a number of factors, including:

•	product quality and availability;

•	price competitiveness;

•	technical expertise and development capability;

•	reliability and timeliness of delivery;

•	product design capability;

•	manufacturing expertise; and

•	sales support and customer service.

Our success depends on our ability to invest in new technologies and manufacturing techniques to continue to meet our customers’ changing demands with respect to the above factors. We may not be able to make required capital expenditures and, even if we do so, we may be unsuccessful in addressing technological advances or introducing new products necessary to remain competitive within our markets. Furthermore, our own technological developments may not be able to produce a sustainable competitive advantage.

Our operations are subject to international risks that could affect our operating results.

Our net sales outside North America represented approximately 30% of our total net sales for the year ended December 31, 2006. In addition, we sell products to domestic customers for use in their products sold overseas. We also source a significant portion of our products and materials from overseas, which is increasing. Our business is subject to risks associated with doing business internationally, and our future results could be materially adversely affected by a variety of factors, including:

•	fluctuations in currency exchange rates;

•	exchange rate controls;

•	tariffs or other trade protection measures and import or export licensing requirements;

•	potentially negative consequences from changes in tax laws;

•	interest rates;

•	unexpected changes in regulatory requirements;

•	changes in foreign intellectual property law;

•	differing labor regulations;

•	requirements relating to withholding taxes on remittances and other payments by subsidiaries;

•	restrictions on our ability to own or operate subsidiaries, make investments or acquire new businesses in various jurisdictions;

•	potential political instability and the actions of foreign governments; and

•	restrictions on our ability to repatriate dividends from our subsidiaries.

As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international operations. However, any of these factors could materially adversely affect our international operations and, consequently, our operating results.

Our operations depend on production facilities throughout the world, many of which are located outside the United States and are subject to increased risks of disrupted production causing delays in shipments and loss of customers and revenue.

We operate businesses with manufacturing facilities worldwide, many of which are located outside the United States including in Canada, China, France, Germany, Italy, Mexico and the United Kingdom. Serving a global customer base requires that we place more production in emerging markets to capitalize on market opportunities and cost efficiencies. Our international production facilities and operations could be disrupted by a natural disaster, labor strike, war, political unrest, terrorist activity or public health concerns, particularly in emerging countries that are not well-equipped to handle such occurrences.

Material weaknesses in our internal controls over financial reporting have been identified which could result in a decrease in the value of your investment.

In connection with their audit of our 2006 consolidated financial statements, our independent registered public accounting firm expressed concerns that as of the date of their opinion, certain plant locations had encountered difficulty closing their books in a timely and accurate manner. Our independent registered public accounting firm informed senior management and the Audit Committee of the Board of Directors that they believe this is a material weakness in internal controls. We have actively taken steps to address this material weakness. These steps include standardizing the financial close process, providing greater corporate oversight and review as well as implementing other internal control procedures as part of our on-going Sarbanes-Oxley compliance program. We believe that with the addition of these steps we should be able to deliver financial information in a timely and accurate manner. See “Managements’ Discussion and Analysis of Financial Condition and Results of Operations — The Sarbanes-Oxley Act of 2002 and Material Weakness in Internal Control.”

However, we cannot assure you that our efforts to correct this identified material weakness will be successful or that we will not have other weaknesses in the future. If we fail to correct the existing material weaknesses or have material weaknesses in the future, it could affect the financial results that we report or create a perception that those financial results do not accurately state our financial condition or results of operations. Either of those events could have an adverse effect on your investment.

If we are unable to complete our assessment as to the adequacy of our internal controls over financial reporting as of December 31, 2007 as required by Section 404 of the Sarbanes-Oxley Act of 2002, or if material weaknesses are identified and reported, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of your investment and make it more difficult for us to raise capital in the future.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include in their annual reports on Form 10-K a report of management on the company’s internal controls over financial reporting, including management’s assessment of the effectiveness of the company’s internal controls over financial reporting as of the company’s fiscal year end. In addition, the accounting firm auditing a public company’s financial statements must also attest to, and report on, management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. While we will expend significant resources in developing the necessary documentation and testing procedures, fiscal 2007 will be the first year for which we must complete the assessment and undergo the attestation process required by Section 404 and there is a risk that we may not comply with all of its requirements. If we do not timely complete our assessment or if our internal controls are not designed or operating effectively as required by Section 404, our independent registered public accounting firm may either disclaim an opinion as it relates to management’s assessment of the effectiveness of its internal controls or may issue a qualified opinion on the effectiveness of our internal controls. It is possible that material weaknesses in our internal controls could be found. If we are unable to remediate any material weaknesses by December 31, 2007, our independent registered public accounting firm would be required to issue an adverse opinion on our internal controls. If our independent registered public accounting firm disclaims an opinion as to the effectiveness of our internal controls or if they render an adverse opinion due to material weaknesses in our internal controls, then investors may lose confidence in the reliability of our financial statements, which could cause the market price of our senior secured and senior notes to decline and make it more difficult for us to raise capital in the future.

We rely on estimated forecasts of our OEM customers’ needs, and inaccuracies in such forecasts could materially adversely affect our business.

We generally sell our products pursuant to individual purchase orders instead of under long-term purchase commitments. Therefore, we rely on estimated demand forecasts, based upon input from our customers, to determine how much material to purchase and product to manufacture. Because our sales are based on purchase orders, our customers may cancel, delay or otherwise modify their purchase commitments with little or no consequence to them and with little or no notice to us. For these reasons, we generally have limited visibility regarding our customers’ actual product needs. The quantities or timing required by our customers for our products could vary significantly. Whether in response to changes affecting the industry or a customer’s specific business pressures, any cancellation, delay or other modification in our customers’ orders could significantly reduce our revenue, impact our working capital, cause our operating results to fluctuate from period to period and make it more difficult for us to predict our revenue. In the event of a cancellation or reduction of an order, we may not have enough time to reduce operating expenses to minimize the effect of the lost revenue on our business and we may purchase too much inventory and spend more capital than expected.

The materials used to produce our products are subject to price fluctuations that could increase costs of production and adversely affect our profitability.

The materials used to produce our products, especially copper and steel, are sourced on a global or regional basis and the prices of those materials are susceptible to price fluctuations due to supply and demand trends, transportation costs, government regulations and tariffs, changes in currency exchange rates, price controls, the economic climate and other unforeseen circumstances. As of the year ended December 31, 2006, approximately 57% of our cost of goods sold consisted of the purchase of raw materials required for our manufacturing processes. From the first quarter of 2004 to the first quarter of 2007, the average price of copper and steel has increased approximately 135% and 39%, respectively. If we are unable to continue to pass a substantial portion of such price increases on to our customers on a timely basis, our future profitability may be materially and adversely affected. In addition, passing through these costs to our customers may also limit our ability to increase our prices in the future.

We face potential product liability claims relating to products we manufacture or distribute, which could result in our having to expend significant time and expense to defend these claims and to pay material claims or settlement amounts.

We face a business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in injury or other adverse effects. We currently have several product liability claims against us with respect to our products. Although we currently maintain product liability insurance coverage, we may not be able to obtain such insurance on acceptable terms in the future, if at all, or obtain insurance that will provide adequate coverage against potential claims. Product liability claims can be expensive to defend and can divert the attention of management and other personnel for long periods of time, regardless of the ultimate outcome. An unsuccessful product liability defense could have a material adverse effect on our business, financial condition, results of operations or our ability to make payments under our debt obligations when due. In addition, we believe our business depends on the strong brand reputation we have developed. In the event that our reputation is damaged, we may face difficulty in maintaining our pricing positions with respect to some of our products, which would reduce our sales and profitability.

We may be subject to work stoppages at our facilities, or our customers may be subjected to work stoppages, which could seriously impact our operations and the profitability of our business.

As of April 30, 2007, we had approximately 3,450 full time employees, of whom approximately 44% were employed abroad. Approximately 400 of our North American employees and 45 of our employees in Scotland are represented by labor unions. In addition, our employees in Europe are generally represented by local and national social works councils that hold discussions with employer industry associations regarding wage and work issues every two to three years. Our European facilities, particularly those in France and Germany, may participate in such discussions and be subject to any agreements reached with employees.

Our four U.S. collective bargaining agreements will expire on August 10, 2007, September 19, 2007, June 2, 2008 and February 1, 2009. We may be unable to renew these agreements on terms that are satisfactory to us, if at all. In addition, two of our four U.S. collective bargaining agreements contain provisions for additional, potentially significant, lump-sum severance payments to all employees covered by the agreements who are terminated as the result of a plant closing and one of our collective bargaining agreements contains provisions restricting our ability to terminate or relocate operations. Additionally, approximately 94 employees in the TB Wood’s production facilities in Mexico are unionized under collective bargaining agreements that are subject to annual renewals.

If our unionized workers or those represented by a works council were to engage in a strike, work stoppage or other slowdown in the future, we could experience a significant disruption of our operations. Such disruption could interfere with our ability to deliver products on a timely basis and could have other negative effects, including decreased productivity and increased labor costs. In addition, if a greater percentage of our work force becomes unionized, our business and financial results could be materially adversely affected. Many of our direct and indirect customers have unionized work forces. Strikes, work stoppages or slowdowns experienced by these customers or their suppliers could result in slowdowns or closures of assembly plants where our products are used and could cause cancellation of purchase orders with us or otherwise result in reduced revenues from these customers.

Changes in employment laws could increase our costs and may adversely affect our business.

Various federal, state and international labor laws govern our relationship with employees and affect operating costs. These laws include minimum wage requirements, overtime, unemployment tax rates, workers’ compensation rates paid, leaves of absence, mandated health and other benefits, and citizenship requirements. Significant additional government-imposed increases or new requirements in these areas could materially affect our business, financial condition, operating results or cash flow.

In the event our employee-related costs rise significantly, we may have to curtail the number of our employees or shut down certain manufacturing facilities. Any such actions would be not only costly but could also materially adversely affect our business.

We depend on the services of key executives, the loss of whom could materially harm our business.

Our senior executives are important to our success because they are instrumental in setting our strategic direction, operating our business, maintaining and expanding relationships with distributors, identifying, recruiting and training key personnel, identifying expansion opportunities and arranging necessary financing. Losing the services of any of these individuals could adversely affect our business until a suitable replacement could be found. We believe that our senior executives could not easily be replaced with executives of equal experience and capabilities. Although we have entered into employment agreements with certain of our key domestic executives, we cannot prevent our key executives from terminating their employment with us. We do not maintain key person life insurance policies on any of our executives.

If we lose certain of our key sales, marketing or engineering personnel, our business may be adversely affected.

Our success depends on our ability to recruit, retain and motivate highly skilled sales, marketing and engineering personnel. Competition for these persons in our industry is intense and we may not be able to successfully recruit, train or retain qualified personnel. If we fail to retain and recruit the necessary personnel, our business and our ability to obtain new customers, develop new products and provide acceptable levels of customer service could suffer. If certain of these key personnel were to terminate their employment with us, we may experience difficulty replacing them, and our business could be harmed.

We are subject to environmental laws that could impose significant costs on us and the failure to comply with such laws could subject us to sanctions and material fines and expenses.

We are subject to a variety of federal, state, local, foreign and provincial environmental laws and regulations, including those governing the discharge of pollutants into the air or water, the management and disposal of hazardous substances and wastes and the responsibility to investigate and cleanup contaminated sites that are or were owned, leased, operated or used by us or our predecessors. Some of these laws and regulations require us to obtain permits, which contain terms and conditions that impose limitations on our ability to emit and discharge hazardous materials into the environment and periodically may be subject to modification, renewal and revocation by issuing authorities. Fines and penalties may be imposed for non-compliance with applicable environmental laws and regulations and the failure to have or to comply with the terms and conditions of required permits. From time to time our operations may not be in full compliance with the terms and conditions of our permits. We periodically review our procedures and policies for compliance with environmental laws and requirements. We believe that our operations generally are in material compliance with applicable environmental laws, requirements and permits and that any lapses in compliance would not be expected to result in us incurring material liability or cost to achieve compliance. Historically, the costs of achieving and maintaining compliance with environmental laws, and requirements and permits have not been material; however, the operation of manufacturing plants entails risks in these areas, and a failure by us to comply with applicable environmental laws, regulations, or permits could result in civil or criminal fines, penalties, enforcement actions, third party claims for property damage and personal injury, requirements to clean up property or to pay for the costs of cleanup, or regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, including the installation of pollution control equipment or remedial actions. Moreover, if applicable environmental laws and regulations, or the interpretation or enforcement thereof, become more stringent in the future, we could incur capital or operating costs beyond those currently anticipated.

Certain environmental laws in the United States, such as the federal Superfund law and similar state laws, impose liability for the cost of investigation or remediation of contaminated sites upon the current or, in some cases, the former site owners or operators and upon parties who arranged for the disposal of wastes or transported or sent those wastes to an off-site facility for treatment or disposal, regardless of when the release of hazardous substances occurred or the lawfulness of the activities giving rise to the release. Such liability can be imposed without regard to fault and, under certain circumstances, can be joint and several, resulting in one party being held responsible for the entire obligation. As a practical matter, however, the costs of investigation and remediation generally are allocated among the viable responsible parties on some form of equitable basis. Liability also may include damages to natural resources. We have not been notified that we are a potentially responsible party in connection with any sites we currently or formerly owned or operated or for liability at any off-site waste disposal facility.

However, there is contamination at some of our current facilities, primarily related to historical operations at those sites, for which we could be liable for the investigation and remediation under certain environmental laws. The potential for contamination also exists at other of our current or former sites, based on historical uses of those sites. We currently are not undertaking any remediation or investigations and our costs or liability in connection with potential contamination conditions at our facilities cannot be predicted at this time because the potential existence of contamination has not been investigated or not enough is known about the environmental conditions or likely remedial requirements. Currently, other parties with contractual liability are addressing or have plans or obligations to address those contamination conditions that may pose a material risk to human health, safety or the environment. In addition, while we attempt to evaluate the risk of liability associated with our facilities at the time we acquire them, there may be environmental conditions currently unknown to us relating to our prior, existing or future sites or operations or those of predecessor companies whose liabilities we may have assumed or acquired which could have a material adverse effect on our business.

We are being indemnified, or expect to be indemnified by third parties subject to certain caps or limitations on the indemnification, for certain environmental costs and liabilities associated with certain owned or operated sites. Accordingly, based on the indemnification and the experience with similar sites of the environmental consultants who we have hired, we do not expect such costs and liabilities to have a material adverse effect on our business, operations or earnings. We cannot assure you, however, that those third parties will in fact satisfy their indemnification obligations. If those third parties become unable to, or otherwise do not, comply with their respective indemnity obligations, or if certain contamination or other liability for which we are obligated is not subject to these indemnities, we could become subject to significant liabilities.

We face additional costs associated with our post-retirement and post-employment obligations to employees which could have an adverse effect on our financial condition.

As part of the PTH Acquisition, we agreed to assume pension plan liabilities for active U.S. employees under the Retirement Plan for Power Transmission Employees of Colfax and the Ameridrives International Pension Fund for Hourly Employees Represented by United Steelworkers of America, Local 3199-10, collectively referred to as the Prior Plans. We have established a defined benefit plan, the Altra Industrial Motion, Inc. Retirement Plan or New Plan, mirroring the benefits provided under the Prior Plans. The New Plan accepted a spin-off of assets and liabilities from the Prior Plans, in accordance with Section 414(l) of the Internal Revenue Code, or the Code, with such assets and liabilities relating to active U.S. employees as of the closing of the PTH Acquisition. Given the funded status of the Prior Plans and the asset allocation requirements of Code Section 414(l), liabilities under the New Plan greatly exceed the assets that were transferred from the Prior Plans. The accumulated benefit obligation (not including accumulated benefit obligations of non-U.S. pension plans in the amount of $3.4 million) was approximately $22.7 million as of December 31, 2006 while the fair value of plan assets was approximately $11.0 million as of December 31, 2006. As the New Plan has a considerable funding deficit, the cash funding requirements are expected to be substantial over the next several years, and could have a material adverse effect on our financial condition. As of March 31, 2007, funding requirements were estimated to be $2.6 million for the remainder of 2007, $2.5 million in 2008 and $1.9 million annually thereafter until 2011. These amounts are based on actuarial assumptions and actual amounts could be materially different.

Additionally, as part of the PTH Acquisition, we agreed to assume all pension plan liabilities related to non-U.S. employees. The accumulated benefit obligations of non-U.S. pension plans were approximately $3.4 million as of December 31, 2006. There are no assets associated with these plans.

Finally, as part of the PTH Acquisition, we also agreed to assume all post-employment and post-retirement welfare benefit obligations with respect to active U.S. employees. The benefit obligation for post-retirement benefits, which are not funded, was approximately $3.3 million as of March 31, 2007.

For a description of the post-retirement and post-employment costs, see Note 9 to our audited financial statements included elsewhere in this prospectus.

Our future success depends on our ability to integrate acquired companies and manage our growth effectively.

Our growth through acquisitions has placed, and will continue to place, significant demands on our management, operational and financial resources. Realization of the benefits of acquisitions often requires integration of some or all of the acquired companies’ sales and marketing, distribution, manufacturing, engineering, finance and administrative organizations. Integration of companies demands substantial attention from senior management and the management of the acquired companies. In addition, we will continue to pursue new acquisitions, some of which could be material to our business if completed. We may not be able to integrate successfully our recent acquisitions, including TB Wood’s, or any future acquisitions, operate these acquired companies profitably, or realize the potential benefits from these acquisitions.

We may not be able to protect our intellectual property rights, brands or technology effectively, which could allow competitors to duplicate or replicate our technology and could adversely affect our ability to compete.

We rely on a combination of patent, trademark, copyright and trade secret laws in the United States and other jurisdictions, as well as on license, non-disclosure, employee and consultant assignment and other agreements and domain names registrations in order to protect our proprietary technology and rights. Applications for protection of our intellectual property rights may not be allowed, and the rights, if granted, may not be maintained. In addition, third parties may infringe or challenge our intellectual property rights. In some cases, we rely on unpatented proprietary technology. It is possible that others will independently develop the same or similar technology or otherwise obtain access to our unpatented technology. In addition, in the ordinary course of our operations, we pursue potential claims from time to time relating to the protection of certain products and intellectual property rights, including with respect to some of our more profitable products. Such claims could be time consuming, expensive and divert resources. If we are unable to maintain the proprietary nature of our technologies or proprietary protection of our brands, our ability to market or be competitive with respect to some or all of our products may be affected, which could reduce our sales and profitability.

Goodwill comprises a significant portion of our total assets, and if we determine that goodwill has become impaired in the future, net income in such years may be materially and adversely affected.

Goodwill represents the excess of cost over the fair market value of net assets acquired in business combinations. We review goodwill and other intangibles annually for impairment and any excess in carrying value over the estimated fair value is charged to the results of operations. Reduction in net income resulting from the write down or impairment of goodwill would affect financial results. We expect to recognize additional goodwill in connection with the TB Wood’s Acquisition. See “Unaudited Pro Forma Condensed Combined Financial Statements.”

Unplanned repairs or equipment outages could interrupt production and reduce income or cash flow.

Unplanned repairs or equipment outages, including those due to natural disasters, could result in the disruption of our manufacturing processes. Any interruption in our manufacturing processes would interrupt our production of products, reduce our income and cash flow and could result in a material adverse effect on our business and financial condition.

Our operations are highly dependent on information technology infrastructure and failures could significantly affect our business.

We depend heavily on our information technology, or IT, infrastructure in order to achieve our business objectives. If we experience a problem that impairs this infrastructure, such as a computer virus, a problem with the functioning of an important IT application, or an intentional disruption of our IT systems by a third party, the resulting disruptions could impede our ability to record or process orders, manufacture and ship in a timely manner, or otherwise carry on our business in the ordinary course. Any such events could cause us to lose customers or revenue and could require us to incur significant expense to eliminate these problems and address related security concerns.

We are subject to tax laws and regulations in many jurisdictions and the inability to successfully defend claims from taxing authorities related to our current or acquired businesses could adversely affect our operating results and financial position.

We conduct business in many countries, which requires us to interpret the income tax laws and rulings in each of those taxing jurisdictions. Due to the subjectivity of tax laws between those jurisdictions as well as the subjectivity of factual interpretations, our estimates of income tax liabilities may differ from actual payments or assessments. Claims from taxing authorities related to these differences could have an adverse impact on our operating results and financial position.

THE EXCHANGE OFFER

Purpose and Effect

The old notes were issued by us on April 5, 2007 to the Initial Purchaser pursuant to Section 4(2) of the Securities Act and resold by the Initial Purchaser to qualified institutional buyers, or QIBs, or persons reasonably believed to be QIBs pursuant to Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions pursuant to Regulation S under the Securities Act. In connection with this original issuance, we and the subsidiary guarantors entered into a registration rights agreement. The registration rights agreement requires that we file a registration statement under the Securities Act with respect to the registered notes to be issued in the exchange offer and, upon the effectiveness of the registration statement, offer to you the opportunity to exchange your old notes for a like principal amount of registered notes. Except as set forth below, these registered notes will be issued without a restrictive legend and we believe, may be reoffered and resold by you without registration under the Securities Act. After we complete the exchange offer, our obligations with respect to the registration of the old notes and the registered notes will terminate, except as provided in the last paragraph of this section. Copies of the indenture relating to the notes and the registration rights agreement have been filed as exhibits to the registration statement on Form S-4 of which this prospectus forms a part.

Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties unrelated to us, we believe that the registered notes issued to you in the exchange offer may be offered for resale, resold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act, unless you are a broker-dealer that receives registered notes in exchange for old notes acquired by you as a result of market-making or other trading activities. This interpretation, however, is based on your representation to us that:

•	the registered notes to be issued to you in the exchange offer are being acquired in the ordinary course of your business;

•	you are not engaging in and do not intend to engage in a distribution of the registered notes to be issued to you in the exchange offer; and

•	you have no arrangement or understanding with any person to participate in the distribution of the registered notes to be issued to you in the exchange offer.

If you have any of the disqualifications described above or cannot make any of the representations set forth above, you may not rely on this interpretation by the staff of the SEC referred to above. Under those circumstances, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a sale, transfer or other disposition of any notes unless you are able to utilize an applicable exemption from all those requirements. Each broker-dealer that receives registered notes for its own account in exchange for old note where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of those registered notes. See “Plan of Distribution.”

If you will not receive freely tradeable registered notes in the exchange offer or are not eligible to participate in the exchange offer, you may elect to have your old notes registered in a “shelf” registration statement on an appropriate form pursuant to Rule 415 under the Securities Act. If we are obligated to file a shelf registration statement, we will be required to keep the shelf registration statement effective until the earlier of (a) two years from the date the securities were originally issued, (b) the date on which all the securities registered under the shelf registration statement are disposed in accordance with the shelf registration statement or (c) there ceases to be any old notes outstanding. Other than as set forth in this paragraph, you will not have the right to require us to register your old notes under the Securities Act. See “— Procedures for Tendering.”

We note that under the registration rights agreement, we were required to file a registration statement with the SEC by or on May 21, 2007 and such registration statement, as amended, is required to be declared effective by or on November 1, 2007. Failure to meet such requirements as of the applicable dates subjects us to an additional interest penalty on the old notes of .25% per annum for the first 90 days following such date, with an additional increase of .25% per annum for each 90-day period thereafter. The amount of additional interest penalty at any time is capped at 1.00% per annum and such penalty ceases to accrue after we have filed our registration statement or it has been declared effective, as applicable.

Consequences of Failure to Exchange

After we complete the exchange offer, if you have not tendered your old notes, you will not have any further registration rights, except as set forth above. Your old notes may continue to be subject to certain restrictions on transfer. Therefore, the liquidity of the market for your old notes could be adversely affected upon completion of the exchange offer if you do not participate in the exchange offer.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to the time of expiration. We will issue a principal amount of registered notes in exchange for the principal amount of old notes accepted in the exchange offer. You may tender some or all of your old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 principal amount.

The form and terms of the registered notes are substantially the same as the form and terms of the old notes, except that the registered notes to be issued in the exchange offer have been registered under the Securities Act and will not bear legends restricting their transfer. The registered notes will be issued pursuant to, and entitled to the benefits of, the indenture which governs the old notes. The registered notes and old notes will be deemed a single issue of securities under the indenture.

As of the date of this prospectus, $105.0 million aggregate principal amount of old notes was outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the old notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

We will be deemed to have accepted validly tendered old notes when, as, and if we have given oral or written notice of its acceptance to the exchange agent. The exchange agent will act as our agent for the tendering holders for the purpose of receiving the registered notes from us. If we do not accept any tendered old notes because of an invalid tender or the failure of any conditions to the exchange offer to be satisfied, we will return the unaccepted old notes, without expense, to the tendering holder promptly after the time of expiration or termination of the tender offer. For the conditions of the exchange offer see “— Conditions.”

You will not be required to pay brokerage commissions or fees or, except as set forth below under “— Transfer Taxes,” transfer taxes with respect to the exchange of your old notes in the exchange offer.

We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “— Fees and Expenses” below.

Expiration; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on             , 2007, unless we determine, in our sole discretion, to extend the exchange offer, in which case it will expire at the later date and time to which it is extended. We do not currently intend to extend the exchange offer, although we reserve the right to do so. If we do extend the exchange offer, we will give oral or written notice of the extension to the exchange agent and give each registered holder of old notes for which the exchange offer is being made notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date of the exchange offer.

We also reserve the right, in our sole discretion:

•	subject to applicable law, to delay accepting any old notes and extend the exchange offer if any of the conditions set forth below under “— Conditions” have not been satisfied or waived, to terminate the exchange offer by giving oral or written notice of the delay or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner by complying with Rule 14e-1(d) under the Exchange Act to the extent that rule applies, provided that, in the event of a material change in the exchange offer, involving the waiver of a material condition, we will extend the offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

We acknowledge and undertake to comply with the provisions of Rule 14e-1(c) under the Exchange Act, which requires us to return the old notes surrendered for exchange promptly after the termination or withdrawal of the exchange offer. We will notify you promptly of any extension, termination or amendment.

Procedures for Tendering

Book-Entry Interests

The old notes were issued as global notes in fully registered form. Beneficial interests in the global notes, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

If you hold old notes in the form of book-entry interests and you wish to tender your old notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the time of expiration either:

•	a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by that letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

•	a computer-generated message transmitted by means of DTC’s Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

In addition, in order to deliver old notes held in the form of book-entry interests:

•	a timely confirmation of book-entry transfer of those old notes into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfers described below under “— Book-Entry Transfer” must be received by the exchange agent prior to the time of expiration; or

•	you must comply with the guaranteed delivery procedures described below.

The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the time of expiration. You should not send the letter of transmittal or old notes to us. You may request your broker, dealer, commercial bank, trust company or other nominee to effect the above transactions for you.

Certificated Old Notes

Only registered holders of certificated old notes may tender those notes in the exchange offer. If your old notes are certificated notes and you wish to tender those notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the time of expiration, a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under “— Exchange Agent.” In addition, in order to validly tender your certificated old notes:

•	the certificates representing your old notes must be received by the exchange agent prior to the time of expiration; or

•	you must comply with the guaranteed delivery procedures described below.

Procedures Applicable to All Holders

If you tender an old note and you do not withdraw the tender prior to the time of expiration, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by a financial institution, including most banks, savings and loan associations and brokerage houses, that is a medallion signature guarantor, each an “eligible institution,” unless:

•	old notes tendered in the exchange offer are tendered either:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the holder’s letter of transmittal; or

•	for the account of an eligible institution; and

•	the box entitled “Special Registration Instructions” on the letter of transmittal has not been completed.

If the letter of transmittal is signed by a person other than you, your old notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those old notes.

If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to us of its authority to act on your behalf.

We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes. This determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes, our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes; provided, however, that, in the event we waive any condition of tender for any noteholder, we will waive that condition for all noteholders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

You must cure any defects or irregularities in connection with tenders of your old notes within the time period we determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your old notes will be returned to you if:

•	you improperly tender your old notes; or

•	you have not cured any defects or irregularities in your tender; and

•	we have not waived those defects, irregularities or improper tender.

Unless otherwise provided in the letter of transmittal, the exchange agent will return your old notes promptly following the expiration of the exchange offer.

In addition, we reserve the right, in our sole discretion, to:

•	purchase or make offers for, or offer registered notes for, any old notes that remain outstanding subsequent to the expiration of the exchange offer;

•	terminate the exchange offer upon the failure of any condition to the exchange offer to be satisfied; and

•	to the extent permitted by applicable law, purchase notes in the open market, in privately negotiated transactions or otherwise.

The terms of any of these purchases or offers could differ from the terms of the exchange offer. By tendering in the exchange offer, you will represent to us that, among other things:

•	you are not an “affiliate” of us, as defined in Rule 405 under the Securities Act;

•	if you are a broker-dealer, you acquired the old notes which you seek to exchange for registered notes as a result of market making or other trading activities and not directly from the issuer and you comply with the prospectus delivery requirements of the Securities Act;

•	the registered notes to be issued to you in the exchange offer are being acquired in the ordinary course of your business;

•	you are not engaging in and do not intend to engage in a distribution of the registered notes to be issued to you in the exchange offer; and

•	you do not have an arrangement or understanding with any person to participate in the distribution of the registered notes to be acquired by you in the exchange offer.

In all cases, issuance of registered notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for your old notes or a timely book-entry confirmation of your old notes into the exchange agent’s account at DTC, a properly completed and duly executed letter of transmittal and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged old notes, or old notes in substitution therefor, will be returned without expense to you. In addition, in the case of old notes, tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged old notes will be credited to your account maintained with DTC, as promptly after the expiration or termination of the exchange offer.

Guaranteed Delivery Procedures

If you desire to tender your old notes and your old notes are not immediately available or one of the situations described in the immediately preceding paragraph occurs, you may tender if:

•	you tender through an eligible institution;

•	on or prior to the time of expiration, the exchange agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us; and

•	the certificates for all certificated old notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery may be sent by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must set forth:

•	your name and address;

•	the amount of old notes you are tendering; and

•	a statement that your tender is being made by the notice of guaranteed delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the exchange agent:

•	the certificates for all certificated old notes being tendered, in proper form for transfer or a book-entry confirmation of tender;

•	a written or facsimile copy of the letter of transmittal, or a book-entry confirmation instead of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Book-Entry Transfer

The exchange agent will establish accounts with respect to book-entry interests at DTC for purposes of the exchange offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the exchange agent at DTC for the exchange offer. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the relevant account of the exchange agent at DTC in accordance with DTC’s procedures for transfer.

If you are unable to:

•	deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the relevant account of the exchange agent at DTC; or

•	deliver all other documents required by the letter of transmittal to the exchange agent prior to the time of expiration; then you must tender your book-entry interests according to the guaranteed delivery procedures discussed above.

Withdrawal Rights

You may withdraw tenders of your old notes at any time prior to the time of expiration.

For your withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under “— Exchange Agent” prior to the time of expiration.

The notice of withdrawal must:

•	state your name;

•	identify the specific old notes to be withdrawn, including the certificate number or numbers and the principal amount of old notes to be withdrawn;

•	be signed by you in the same manner as you signed the letter of transmittal when you tendered your old notes, including any required signature guarantees, or be accompanied by documents of transfer sufficient for the exchange agent to register the transfer of the old notes into your name; and

•	specify the name in which the old notes are to be registered, if different from yours.

We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any withdrawn tenders of old notes will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to you without cost promptly after withdrawal, rejection of tender or termination of the exchange offer.

Properly withdrawn old notes may be retendered by following one of the procedures described under “— Procedures for Tendering” above at any time on or prior to the time of expiration.

Conditions

Notwithstanding any other provision of the exchange offer and subject to our obligations under the registration rights agreement, we will not be required to accept for exchange, or to issue registered notes in exchange for, any old notes in the exchange offer and may terminate or amend the exchange offer, if at any time before the expiration of the exchange offer any of the following events occur:

•	any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer; or

•	the exchange offer violates any applicable law, regulation or interpretation of the staff of the SEC.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition to the exchange offer in our sole discretion. If we waive a condition, we may be required to extend the expiration of the exchange offer in order to comply with applicable securities laws. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights, and these rights will be deemed ongoing rights which may be asserted at any time and from time to time (in the case of any condition involving governmental approvals necessary for the completion of the exchange offer) and at any time prior to the time of expiration (in the case of all other conditions).

In addition, we will not accept for exchange any old notes tendered, and no registered notes will be issued in exchange for any of those old notes, if at the time the old notes are tendered any stop order is threatened by the SEC or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

The exchange offer is not conditioned on any minimum principal amount of old notes being tendered for exchange.

Exchange Agent

We have appointed The Bank of New York Trust Company, N.A. as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be directed to the exchange agent addressed as follows:

By Hand, Regular, Registered or Certified Mail or Overnight Courier:

The Bank of New York Trust Company, N.A.
Corporate Trust Operations
Reorganization Unit
Attn: Mr. David A. Mauer
101 Barclay Street, 7 East
New York, New York 10286

By Facsimile:

212-298-1915, Attn: Corporate Trust Operations

For more information or confirmation by telephone please call 212-815-3687. Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Fees and Expenses

We will not pay brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. Additional solicitations, however, may be made in person or by telephone by our officers and employees.

We will pay the cash expenses to be incurred in connection with the exchange offer.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with a tender of your old notes for exchange unless you instruct us to register registered notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, in which event, the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer and the unamortized expenses related to the issuance of the old notes over the term of the registered notes under accounting principles generally accepted in the United States of America.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the registered notes. In consideration for issuing the registered notes as contemplated in this prospectus, we will receive, in exchange, an equal number of old notes in like principal amount. The form and terms of the registered notes are identical in all material respects to the form and terms of the old notes, except that the registered notes will be registered under the Securities Act and will not have the same registration rights or additional interest payment provisions. The old notes surrendered in exchange for the registered notes will be retired and marked as cancelled and cannot be reissued.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2007, on an as adjusted basis after giving effect to the TB Wood’s Acquisition and related transactions. The table below should be read in conjunction with “Use of Proceeds,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Selected Historical Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the related notes and the combined financial statements included elsewhere in this prospectus.

	As of March 31, 2007
	Actual	As Adjusted
	(In thousands)

Cash and cash equivalents	$11,558	$—

Debt:
Senior revolving credit facility(1)	—	—
TB Wood’s senior secured credit facility(2)	—	13,025
9% senior secured notes	165,000	270,000	(3)
11 1/4% senior notes(5)	42,128	42,128
5.75% mortgage	2,572	2,572
Capital leases and short-term bank borrowings	2,958	2,958
TB Wood’s debt assumed	—	5,877	(4)

Total debt	$212,658	$336,560
Stockholder’s equity	82,700	81,429

Total capitalization	$295,358	$417,989

(1)	Our senior revolving credit facility has up to $30.0 million of borrowing capacity (including $10.0 million available for letters of credit).

(2)	TB Wood’s senior secured credit facility has $19.5 million of borrowing capacity (including $6.5 million available for letters of credit). There are no additional amounts available as of March 31, 2007 on an as adjusted basis.

(3)	Reflects $165.0 million of existing senior secured notes plus $105.0 million of the old notes. Does not reflect approximately $1.1 million of premium in connection with the offering of the old notes and $4.4 million net discount in connection with the offering of the existing notes. See “Unaudited Pro Forma Condensed Combined Financial Statements.”

(4)	Reflects $5.3 million of outstanding variable rate demand revenue bonds, $0.4 million of foreign revolving credit facility and term loan, and $0.2 million of equipment financing as of March 31, 2007.

(5)	On June 28, 2007, we purchased £5.5 million, or U.S. $11.4 million (based on an exchange rate of 2.059 U.S. Dollars to 1.0 U.K. Pounds as of June 28, 2007), of 11 1/4% senior notes. On August 6, 2007, we purchased £12.0 million, or U.S. $24.4 million (based on an exchange rate of 2.032 U.S. Dollars to U.K. Pounds as of August 6, 2007), of 11 1/4% senior notes.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of (i) the Hay Hall Acquisition and (ii) the TB Wood’s Acquisition and Related Transactions on our financial condition and results of operations.

The unaudited pro forma condensed combined statement of operations for the quarter ended March 31, 2007 and the year ended December 31, 2006 assumes that the Hay Hall Acquisition and the TB Wood’s Acquisition and Related Transactions, as applicable, took place on January 1, 2006, the beginning of our 2006 fiscal year. The unaudited pro forma condensed combined balance sheet as of March 31, 2007 assumes that the TB Wood’s Acquisition and Related Transactions occurred on March 31, 2007. The unaudited pro forma statement of operations does not reflect any pro forma interest adjustments related to the £29.1 million buy-back of senior notes during 2007. The information presented in the unaudited pro forma condensed combined financial statements is not necessarily indicative of our financial position or results of operations that would have occurred if the TB Wood’s Acquisition and Related Transactions had been completed as of the dates indicated, nor should it be construed as being a representation of our future financial position or results of operations.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. These adjustments are more fully described in the notes to the unaudited pro forma condensed combined financial statements below.

The acquisition of TB Wood’s will be accounted for under the purchase method of accounting. As such, the cost to acquire TB Wood’s will be allocated to the respective assets acquired and liabilities assumed based on their estimated fair values at the closing of the merger. The pro forma adjustments and assumptions are based on preliminary estimates, evaluations and other data currently available and will be revised as additional information becomes available. In particular, such adjustments include information based upon our preliminary allocation of the purchase price for the acquisition of TB Wood’s, which is subject to adjustment based upon our further analysis and completion of the appraisal of TB Wood’s net assets on the closing date. As of the date of this prospectus, we have not completed the valuation studies necessary to determine the fair values of the assets we expect to acquire and liabilities we expect to assume and the related allocations of purchase price. Accordingly, the allocation of purchase price set forth in the unaudited pro forma condensed combined financial statements will change as a result of the final purchase price allocation and the differences may be material.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and assumptions, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and related notes, the consolidated financial statements of TB Wood’s and the related notes and the other financial information included elsewhere in this prospectus.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2006

		Hay Hall
		Holdings
		UK GAAP
	Altra	Period from
	Industrial	January 1,	Hay Hall			TB Wood’s
	Motion, Inc.	2006	Holdings			Corporation
	Year Ended	through	UK GAAP	Hay Hall	Hay Hall	Year Ended
	December 31,	February 10,	U.S. GAAP	Holdings	Holdings	December 31,	Pro Forma		Pro Forma
	2006	2006	Adjustments	U.S. GAAP	U.S. GAAP(a)	2006(b)	Adjustments		Combined
	(In thousands)

Net sales	$462,285	£4,371	£—	£4,371	$7,662	$118,935	$(716	)(1)	$588,166
Cost of sales	336,836	2,513	(1)	2,512	4,404	80,790	8,172	(2)	430,202

Gross profit	125,449	1,858	1	1,859	3,258	38,145	(8,888)		157,964
Selling, general, administrative and other operating expenses, net	84,356	1,706	(12)	1,694	2,970	28,641	(6,270	)(3)	109,697

Operating profit	41,093	152	13	165	288	9,504	(2,618)		48,267
Interest expense, net	23,522	111	—	111	195	3,628	8,459	(4)	35,804
Other expense net	856	—	—	—	—	—	—		856

Income (loss) before income taxes	16,715	41	13	54	93	5,876	(11,077)		11,607
Income tax expense (benefit)	6,352	13	—	13	23	1,762	(3,988	)(5)	4,149

Net income (loss)	$10,363	£28	£13	£41	$70	$4,114	$(7,089)		$7,458

(a)	Reflects Hay Hall’s Unaudited Interim Condensed Statement of Operations on a U.S. GAAP basis after translation to U.S. dollars at an exchange rate of 1.753 U.S. Dollars to 1.0 U.K. Pounds (the average exchange rate for the six week period ended February 10, 2006).

(b)	Reflects TB Wood’s audited consolidated Statement of Operations for the year ended December 31, 2006.

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations.”

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

		Year Ended
		December 31,
		2006
		(In thousands)

(1)	Adjustments to net sales as follows:
	Elimination of net sales of Engineered Systems of Matrix business which is included in the Hay Hall financial statements but which were not acquired by Altra	$(291)
	Elimination of intercompany sales from Hay Hall to Altra	(378)
	Elimination of intercompany sales from Altra to Hay Hall	(47)

	Total pro forma adjustment	$(716)
(2)	Adjustments to cost of sales as follows:
	Elimination of cost of sales of Engineered Systems of Matrix business which is included in the Hay Hall financial statements but which were not acquired by Altra	$(205)
	Elimination of cost of sales on intercompany sales from Hay Hall to Altra	(378)
	Elimination of cost of sales on intercompany sales from Altra to Hay Hall	(47)
	Adjustment to record additional expense to reflect a full year of depreciation expense resulting from the adjustment to the fair market value of property, plant and equipment in connection with the Hay Hall Acquisition	127
	Adjustment to record additional depreciation expense resulting from the adjustment to the fair market value of property, plant and equipment in connection with the TB Wood’s Acquisition	1,932
	Adjustment to reclass shipping and handling costs to cost of sales to conform with Altra’s accounting treatment	6,743

	Total pro-forma adjustment	$8,172
(3)	Adjustments to selling, general, administrative and other operating expenses as follows:
	Adjustment to record additional expense to reflect a full year of amortization expense associated with the intangible assets recorded in connection with the Hay Hall Acquisition	$116
	Elimination of selling, general, administrative and other operating expenses of Engineered Systems of Matrix business which is included in the Hay Hall financial statements but which were not acquired by Altra	(156)
	Elimination of selling, general, administrative and other operating expenses of Hay Hall’s corporate office business which is included in the Hay Hall financial statements but which were not acquired by Altra	(330)
	Adjustment to record additional amortization expense associated with the intangible assets recorded in connection with the TB Wood’s Acquisition	1,848
	Adjustment to reclass shipping and handling costs to cost of sales to conform with Altra’s accounting treatment	(6,743)
	Elimination of additional expense related to Genstar Capital, L.P. transaction fee in connection with the Hay Hall Acquisition	(1,005)

	Total pro forma adjustment	$(6,270)

		Year Ended
		December 31,
		2006
		(In thousands)

(4)	Adjustments to interest expense as follows:
	Elimination of historical interest expense recorded at Hay Hall	$(195)
	Adjustment to record additional amortization expense associated with debt issuance costs in connection with the Hay Hall Acquisition	47
	Adjustment to record additional interest expense associated with the notes issued to finance the Hay Hall Acquisition	756
	Adjustment to record the additional interest expense associated with the issuance of the 9% senior secured notes in connection with the TB Wood’s Acquisition	9,450
	Elimination of interest expense associated with debt to be repaid in connection with the TB Wood’s Acquisition	(2,769)
	Adjustment to record additional expense associated with the bridge financing in connection with the TB Wood’s Acquisition	450
	Adjustment to record the amortization of the premium associated with the issuance of the 9% senior secured notes in connection with the TB Wood’s Acquisition	(225)
	Adjustment to record interest expense on the additional borrowings on the revolving credit facility	270
	Adjustment to record additional amortization expense associated with debt issuance costs in connection with the TB Wood’s Acquisition	675

	Total pro forma adjustment	$8,459
(5)	Adjustments to record additional tax benefit of 36%	$(3,988)

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Quarter Ended March 31, 2007

	Altra Industrial	TB Wood’s
	Motion, Inc.	Corporation
	Quarter Ended	Quarter Ended
	March 31,	March 31,	Pro Forma		Pro Forma
	2007	2007(a)	Adjustments		Combined

Net sales	$132,706	$28,970	$—		$161,676
Cost of sales	94,658	20,009	2,138	(1)	116,805

Gross profit	38,048	8,961	(2,138)		44,871
Selling, general, administrative and other operating expenses, net	22,891	8,194	(1,193	)(2)	29,892

Operating profit	15,157	767	(945)		14,979
Interest expense, net	9,148	864	(2,054	)(3)	12,066
Other income net	(47)	—	—		(47)

Income (loss) before income taxes	6,056	(97)	(2,999)		2,960
Income tax expense (benefit)	2,265	9	(1,079	)(4)	1,195

Net income (loss)	$3,791	$(106)	$(1,920)		$1,765

(a)	Reflects TB Wood’s unaudited consolidated Statement of Operations for the quarter ended March 31, 2007.

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations.”

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

		Quarter Ended
		March 31,
		2007
		(In thousands)

(1)	Adjustment to cost of sales as follows:
	Adjustment to record additional depreciation expense resulting from the adjustment to the fair market value of property, plant and equipment in connection with the TB Wood’s Acquisition	$483
	Adjustment to reclass shipping and handling costs to cost of sales to conform with Altra’s accounting treatment	1,655

	Total pro-forma adjustment	$2,138
(2)	Adjustment to selling, general, administrative and other operating expenses, net as follows:
	Adjustment to record additional amortization expense associated with the intangible assets recorded in connection with the TB Wood’s Acquisition	462
	Adjustment to reclass shipping and handling costs to cost of sales to conform with Altra’s accounting treatment	(1,655)
	Total pro-forma adjustment	$(1,193)
(3)	Adjustments to interest expense as follows:
	Adjustment to record the additional interest expense associated with the issuance of the 9% senior secured notes in connection with the TB Wood’s Acquisition	2,363
	Elimination of interest expense associated with debt to be repaid in connection with the TB Wood’s Acquisition	(488)
	Adjustment to record the amortization of the premium associated with the issuance of the 9% senior secured notes in connection with the TB Wood’s Acquisition	(56)
	Adjustment to record additional amortization expense associated with debt issuance costs in connection with the TB Wood’s Acquisition	168
	Adjustment to record interest expense on the additional borrowings under the revolving credit facility	67

	Total pro forma adjustment	$2,054
(4)	Adjustments to record additional tax expense of 36%	$(1,079)

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2007

	Altra Holdings, Inc.	TB Wood’s	Pro Forma		Pro Forma
	Historical	Historical(a)	Adjustments		Combined
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$11,558	$2,034	$(12,450	)(1)	$1,142
Trade accounts receivable, net	74,246	16,862	—		91,108
Inventories, net	76,911	20,542	9,005	(2)	106,458
Deferred income taxes	6,915	153	—		7,068
Prepaid expenses	5,930	2,365	—		8,295

Total current assets	175,560	41,956	(3,445)		214,071
Property, plant and equipment, net	81,387	24,144	11,597	(3)	117,128
Goodwill	66,539	5,923	45,190	(4)	117,652
Intangibles assets, net	58,810	—	41,431	(5)	100,241
Deferred income taxes	2,138	—	—		2,138
Other assets	4,535	1,394	2,237	(6)	8,166

Total assets	$388,969	$73,417	$97,010		$559,396

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$36,312	$8,465	$—		$44,777
Accruals and other liabilities	27,484	8,254	3,255	(7)	38,993
Taxes payable	3,857	2,147	—		6,004
Deferred income taxes	1,382	506	3,667	(8)	5,555
Current portion of long-term debt	834	6,072	(5,394	)(9)	1,512

Total current liabilities	69,869	25,444	1,528		96,841
Long-term debt, less current portion and net of unaccreted discount	207,413	23,512	100,773	(10)	331,698
Deferred income taxes	7,191	290	20,151	(11)	27,632
Pension liabilities	14,505	—	—		14,505
Other post-retirement benefits	3,055	—	—		3,055
Other long term liabilities	4,236	—	—		4,236

Total liabilities	$306,269	$49,246	$122,452		$477,967

Total stockholder’s equity	82,700	24,171	(25,442	)(12)	81,429

Total liabilities and stockholders’ equity	$388,969	$73,417	$97,010		$559,396

(a)	Reflects TB Wood’s unaudited consolidated Balance Sheet as of March 30, 2007.

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations.”

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

		As of
		March 31,
		2007
		(In thousands)

(1)	Adjustment to record cash net used in connection with the TB Wood’s Acquisition	$(12,450)
(2)	Adjustments to inventory as follows:
	Adjustment to reverse historical LIFO reserve	6,869
	Adjustment to record inventory fair value adjustment in connection with the TB Wood’s Acquisition	2,782
	Adjustment to record additional inventory obsolescence reserve	(646)

	Total Pro forma adjustment	9,005
(3)	Adjustment to record property, plant and equipment at estimated fair value in connection with the TB Wood’s Acquisition	$11,597
(4)	Adjustments to goodwill as follows:
	Adjustment to record initial goodwill at estimated fair market value in connection with the TB Wood’s Acquisition	$51,135
	Adjustment to remove historical goodwill recorded at TB Wood’s	(5,945)

	Total pro forma adjustment	$45,190
(5)	Adjustment to record initial intangible assets (primarily customer relations and tradenames) at estimated fair market value in connection with the TB Wood’s Acquisition	$41,431
(6)	Adjustments to other assets as follows:
	Adjustment to remove the historical deferred financing costs	(1,180)
	Adjustment to record deferred debt issuance costs in connection with the TB Wood’s Acquisition	$3,417

	Total pro forma adjustment	$2,237
(7)	Adjustment to record the accrual of interest from December 1, 2006 on the 9% senior secured notes issued in connection with the TB Wood’s Acquisition	3,255
(8)	Adjustment to record the short term deferred tax liability on the inventory step-up and reversal of the LIFO reserve	3,667
(9)	Adjustment to record reclass from short-term to long-term in connection with the TB Wood’s Acquisition	(5,394)
(10)	Adjustments to long-term debt as follows:
	Adjustment to remove debt that was repaid in connection with the TB Wood’s Acquisition	$(14,349)
	Adjustment to record the premium received associated with the issuance of the 9% senior secured notes issued in connection with the TB Wood’s Acquisition	1,050
	Adjustment to record reclass from short-term to long-term in connection with the TB Wood’s Acquisition	5,394
	Adjustment to reflect the issuance of the 9% senior secured notes in connection with the TB Wood’s Acquisition	105,000

	Total pro forma adjustment	$100,773
(11)	Adjustments to deferred tax liabilities, at an assumed effective tax rate of 36%, as follows:
	Adjustment to record the deferred tax liability associated with the adjustment to record initial property, plant and equipment at estimated fair market value	$4,407
	Adjustment to record the deferred tax liability associated with the adjustment to record initial intangible assets at estimated fair market value	15,744

	Total pro forma adjustment	20,151
(12)	Adjustment to remove historical equity balances of TB Wood’s	$(25,442)

SELECTED HISTORICAL FINANCIAL AND OTHER DATA

The following table contains the selected historical financial data for PTH, or our Predecessor, for the years ended December 31, 2002 and 2003 and the period from January 1, 2004 through November 30, 2004 and our selected historical financial data for the period from December 1, 2004 through December 31, 2004 and the years ended December 31, 2005 and 2006 and the quarters ended March 31, 2006 and 2007. The following table also contains our and our Predecessor’s selected historical balance sheet data as of December 31, 2002, 2003, 2004, 2005 and 2006. The following should be read in conjunction with “Use of Proceeds,” “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes included elsewhere in this prospectus.

	Predecessor			Altra Industrial Motion, Inc.
			Period from	Period from
			January 1,	December 1,
	Year Ended		2004 through	2004 through	Year Ended		Quarter Ended
	December 31,		November 30,	December 31,	December 31,		March 31,
	2002	2003	2004	2004	2005	2006	2006	2007
							(Unaudited)
	(In thousands)
Statement of Operations Data:
Net sales	$253,217	$266,863	$275,037	$28,625	$363,465	$462,285	$114,784	$132,706
Cost of sales	190,465	207,941	209,253	23,847	271,952	336,836	82,930	94,658

Gross profit	62,752	58,922	65,784	4,778	91,513	125,449	31,854	38,048
Selling, general, administrative and other operating expenses	48,303	49,513	45,321	8,973	61,520	83,256	18,727	20,804
Research and development expenses	3,103	3,455	3,947	378	4,683	4,938	1,204	1,294
Gain on curtailment of post-retirement benefit plan	—	—	—	—	—	(3,838)	—	—
Gain on sale of assets	—	—	(1,300)	—	(99)	—	—	—
Restructuring charge, asset impairment and transition expenses	27,825	11,085	947	—	—	—	—	793

Income (loss) from operations	(16,479)	(5,131)	16,869	(4,573)	25,409	41,093	11,923	15,157
Interest expense	5,489	5,368	4,294	1,410	17,065	23,522	5,176	9,148
Other expense (income)	(312)	465	148	—	(17)	856	(159)	(47)

Income (loss) before income taxes, discontinue operations and cumulative effect of change in accounting principles	(21,656)	(10,964)	12,427	(5,983)	8,361	16,715	6,906	6,056
Provision (benefit) for income taxes	2,455	(1,658)	5,532	(221)	3,917	6,352	2,822	2,265
Loss from disposal of discontinued, net of income taxes	(700)	—	—	—	—	—	—	—

Income (loss) from operations and disposal of discontinued operations, net of income taxes	(24,811)	(9,306)	6,895	(5,762)	4,444	10,363	4,084	3,791
Cumulative effect of change in accounting principle — goodwill impairment	(83,412)	—	—	—	—	—	—	—

Net income (loss)	$(108,223)	$(9,306)	$6,895	$(5,762)	$4,444	$10,363	$4,084	$3,791

Other Financial Data:
Depreciation and amortization	$9,547	$8,653	$6,074	$$919	$11,533	$14,611	$2,945	$4,465
Purchase of fixed assets	5,911	5,294	3,489	289	6,199	9,408	1,245	1,034
Cash flow provided by (used in):
Operating activities	21,934	(14,289)	3,604	5,623	13,835	13,413	1,712	(6,000)
Investing activities	(4,585)	(1,573)	953	(180,401)	(5,197)	(63,163)	(51,785)	(1,034)
Financing activities	(13,037)	12,746	(6,696)	179,432	(2,783)	81,552	45,260	(24,048)

	Predecessor		Altra Industrial Motion, Inc.
	As of December 31,		As of December 31,			As of March 31,
	2002	2003	2004	2005	2006	2007
	(In thousands)		(In thousands)			(Unaudited)
Balance Sheet Data (at end of period):
Cash and cash equivalents	$5,214	$3,163	$4,729	$10,060	$42,527	$11,558
Total assets	173,034	174,324	299,051	297,404	409,368	388,969
Long-term debt, excluding current portion	46,183	1,025	158,740	159,574	228,555	207,413
Total stockholders’ equity (deficit)/Invested capital	(9,418)	(3,004)	42,879	38,613	79,519	82,700

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read together with “Selected Historical Financial And Other Data,” “Unaudited Pro Forma Condensed Combined Financial Statements” and the financial statements and related notes included elsewhere in this prospectus. The following discussion includes forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from the results referred to in the forward-looking statements, see “Forward-Looking Statements.”

Overview

We are a leading global designer, producer and marketer of a wide range of MPT and motion control products with a presence in over 70 countries. Our global sales and marketing network includes over 1,000 direct OEM customers and over 3,000 distributor outlets. Our product portfolio includes industrial clutches and brakes, enclosed gear drives, open gearing, belted drives, couplings, engineered bearing assemblies, linear components, electronic drives and other related products. Our products serve a wide variety of end markets including energy, general industrial, material handling, mining, transportation and turf and garden. We primarily sell our products to a wide range of OEMs and through long-standing relationships with industrial distributors such as Motion Industries, Applied Industrial Technologies, Kaman Industrial Technologies and W.W. Grainger.

Our net sales have grown at a compound annual growth rate of approximately 20% over the last three fiscal years. We believe this growth has been a result of recent acquisitions, greater overall global demand for our products due to a strengthening economy, increased consumption in certain geographic markets such as China, expansion of our relationships with our customers and distributors and implementation of improved sales and marketing initiatives.

We improved our gross profit margin and operating profit margin every year from fiscal year 2002 through fiscal year 2006 by implementing strategic price increases, utilizing low-cost country sourcing of components, increasing our productivity and employing a more efficient sales and marketing strategy.

While the power transmission industry has undergone some consolidation, we estimate that in 2006 the top five broad-based MPT companies represented approximately 19% of the U.S. power transmission market. The remainder of the power transmission industry remains fragmented with many small and family-owned companies that cater to a specific market niche often due to their narrow product offerings. We believe that consolidation in our industry will continue because of the increasing demand for global distribution channels, broader product mixes and better brand recognition to compete in this industry.

Key Components of Results of Operations

Net sales.  We derive revenues primarily from selling products that are either incorporated into products sold by OEMs to end-users directly or sold through industrial distributors. Although we have exclusive arrangements with less than 5% of our distributors, we believe our long history of serving the replacement part market will continue to yield recurring purchases from our customers resulting in consistent revenues. Our net sales are derived by eliminating allowances for sales returns, cash discount and other deductions from revenues.

Cost of sales.  Cost of sales includes direct expenses we incur in producing our products. This includes the amounts we pay for our raw materials, energy costs and labor expenses. Our cost of sales has increased due to increasing prices in our raw materials, energy increases and minimum wage increases. We have offset certain cost increases by passing through these costs to our customers by way of product price increases or surcharges, as well as by focusing on operating efficiencies and cost savings programs.

Selling, general and administrative expense.  Selling, general and administrative expense includes departmental costs for executive, legal and administrative services, finance, telecommunications, facilities and information technology.

Research and development expense.  Research and development expense primarily consists of personnel expenses and contract services associated with the development of our products.

History and Recent Acquisitions

Our current business began with the acquisition by Colfax of the MPT group of Zurn Technologies, Inc. in December 1996. Colfax subsequently acquired Industrial Clutch Corp. in May 1997, Nuttall Gear Corp. in July 1997 and the Boston Gear and Delroyd brands in August 1997 as part of Colfax’s acquisition of Imo Industries, Inc. In February 2000, Colfax acquired Warner Electric, Inc., which sold products under the Warner Electric, Formsprag Clutch, Stieber and Wichita Clutch brands. Colfax formed PTH in June 2004 to serve as a holding company for all of these power transmission businesses.

On November 30, 2004, we acquired our original core business through the acquisition of PTH from Colfax for $180.0 million in cash.

On October 22, 2004, The Kilian Company, or Kilian, a company formed at the direction of Genstar Capital, our former principal equity sponsor, acquired Kilian Manufacturing Corporation from Timken U.S. Corporation for $8.8 million in cash and the assumption of $12.2 million of debt. At the completion of the PTH Acquisition, (i) all of the outstanding shares of Kilian capital stock were exchanged for approximately $8.8 million of shares of our capital stock and Kilian and its subsidiaries were transferred to us and (ii) all outstanding debt of Kilian was retired with a portion of the proceeds of the sale of our 9% senior secured notes.

On November 7, 2005, we entered into a purchase agreement with the shareholders of Hay Hall pursuant to which we agreed to acquire all of the outstanding share capital of Hay Hall for $49.2 million. The acquisition closed on February 10, 2006 and Hay Hall and its subsidiaries became our indirect wholly owned subsidiaries. We paid $6.0 million of the total purchase price in the form of deferred consideration. At the closing of the Hay Hall Acquisition, we deposited such deferred consideration into an escrow account for the benefit of the former Hay Hall shareholders, which is represented by a loan note. While the former Hay Hall shareholders hold the note, their rights are limited to receiving the amount of the deferred consideration placed in the escrow account. They have no recourse against us unless we take action to prevent or interfere in the release of such funds from the escrow account.

Hay Hall is a U.K.-based holding company that is focused primarily on the manufacture of flexible couplings and clutch brakes. Through Hay Hall, we acquired 15 strong brands in complementary product lines, improved customer leverage and expanded geographic presence in over 11 countries. Hay Hall’s product offerings diversified our revenue base and strengthened our key product areas, such as electric clutches, brakes and couplings. Matrix International, Inertia Dynamics and Twiflex, three Hay Hall businesses, combined with Warner Electric, Wichita Clutch, Formsprag Clutch and Stieber, make the consolidated company one of the largest individual manufacturers of industrial clutches and brakes in the world. The Hay Hall Acquisition did not create a new reportable segment.

On May 18, 2006, we acquired substantially all of the assets of Bear Linear for $5.0 million. Approximately $3.5 million was paid at closing and the remaining $1.5 million is payable over approximately the next two years. Bear Linear manufactures high value-added linear actuators which are electromechanical power transmission devices designed to move and position loads linearly for mobile off-highway and industrial applications. Bear Linear’s product design and engineering expertise, coupled with our sourcing alliance with a low cost country manufacturer, were critical components in our strategic expansion into the motion control market.

On December 20, 2006, Altra Holdings completed a $155.2 million initial public offering of its common stock in which Altra Holdings realized gross proceeds of approximately $41.8 million.

On February 27, 2007, pursuant to the terms of the indenture governing our 11 1/4% senior notes, we redeemed £11.6 million, or U.S. $22.7 million (based on an exchange rate of 1.963 U.S. Dollars to 1.0 U.K. Pounds as of February 27, 2007), of 11 1/4% senior notes with a portion of the proceeds received from the Altra Holdings IPO.

On March 5, 2007, Forest Acquisition Corporation, a wholly owned subsidiary of Altra Holdings, commenced a cash tender offer of $24.80 per share for all outstanding shares of TB Wood’s common stock. The tender offer expired on April 2, 2007 and the acquisition, including a back-end merger to acquire any untendered shares, was completed on April 5, 2007.

Cost Savings and Productivity Enhancement Initiatives

Our Predecessor enacted significant cost savings programs prior to our acquisition of PTH and we subsequently enacted other cost savings programs to reduce overall cost structure and improve cash flows. Cost reduction programs included the consolidation of facilities, headcount reductions and reduction in overhead costs, which resulted in restructuring charges, asset impairment and transition expenses of $11.1 million in the year ended December 31, 2003. Cash outflows related to the restructuring programs were $2.2 million in 2004 and $13.9 million in 2003. The financial effects of some of the specific cost reduction programs are listed below:

•	In 2003, our Predecessor incurred transition expenses, including relocation, training, recruiting and moving costs, directly related to implementing its restructuring activities amounting to $9.1 million.

•	In 2003, our Predecessor recorded a $2.0 million loss from the sale of certain real estate associated with facilities closed as a part of its restructuring activities.

•	In 2005, we re-negotiated two of our U.S. collective bargaining agreements which we estimate provide for savings of $0.8 million annually.

•	In 2006, we re-negotiated one of our U.S. collective bargaining agreements which we estimate provides for savings of $2.2 million annually.

Non-GAAP Financial Measures

The discussion of Results of Operations below includes certain references to financial results on a “combined basis.” The combined results were prepared by adding our results from inception on December 1, 2004 to December 31, 2004 to those from our Predecessor for the 11 month period ending November 30, 2004. This presentation is not in accordance with GAAP. The primary differences between the predecessor entity and the successor entity are the inclusion of Kilian in the successor and the successor’s book basis has been stepped up to fair value, such that the successor has additional depreciation, amortization and financing costs. The results of Kilian are included in our results for the period from December 1, 2004 through December 31, 2004. Management believes that this combined basis presentation provides useful information for our investors in the comparison to Predecessor trends and operating results. The combined results are not necessarily indicative of what our results of operations may have been if the PTH Acquisition and Kilian Transactions had been consummated earlier, nor should they be construed as being a representation of our future results of operations.

Interim Results of Operations

	Three Months Ended	Three Months Ended
	March 31, 2007	March 31, 2006
	(Unaudited)
	(In thousands, except percentage data)

Net sales	$132,706	$114,784
Cost of sales	94,658	82,930
Gross profit	38,048	31,854
Gross profit percentage	28.7%	27.8%
Selling, general and administrative expenses	20,804	18,727
Research and development expenses	1,294	1,204
Restructuring charges	793	—

Income from operations	15,157	11,923
Interest expense, net	9,148	5,176
Other non-operating income, net	(47)	(159)

Income before income taxes	6,056	6,906
Provision for income taxes	2,265	2,822

Net income	$3,791	$4,804

Results of Operations

Three Months Ended March 31, 2007 Compared with Three Months Ended March 31, 2006

Net sales.

Net sales increased by $17.9 million, or 15.6%, from $114.8 million for the quarter ended March 31, 2006 to $132.7 million for the quarter ended March 31, 2007. Without including the impact of Hay Hall, acquired February 10, 2006, and Warner Linear, acquired May 18, 2006, sales volume increased 8.1%. The increase was due to the strength of the energy, primary metals, material handling and mining industries.

Gross profit.

Gross profit increased by $6.2 million, or 19.4%, from $31.9 million (27.8% of net sales), for the quarter ended March 31, 2006 to $38.0 million (28.7% of net sales) for the quarter ended March 31, 2007. The increase is due to the inclusion of Hay Hall and Warner Linear for the full quarter ended March 31, 2007.

Selling, general and administrative expenses.

Selling, general and administrative expenses increased by $2.1 million, or 11.2%, from $18.7 million for the quarter ended March 31, 2006 to $20.8 million for the quarter ended March 31, 2007. The increase in selling, general and administrative expenses was primarily due to the inclusion of Hay Hall and Warner Linear for the full quarter ended March 31, 2007.

Research and development expenses.

Research and development expenses were consistent for both periods.

Restructuring.

During the first quarter of 2007, we initiated a restructuring program intended to improve operational efficiency by reducing headcount, consolidating our operating facilities and relocating manufacturing to lower cost areas. We incurred approximately $0.8 million of restructuring expense in the first quarter of 2007.

EBITDA.

To reconcile net income to EBITDA for the quarter ended March 31, 2007, we added back to net income $2.3 million provision of income taxes, $9.1 million of interest expense and $4.5 million of depreciation and amortization expenses. To reconcile net income to EBITDA for the quarter ended March 31, 2006, we added back to net income $2.8 million provision of income taxes, $5.2 million of interest expense and $2.9 million of depreciation and amortization expenses. Taking into account the foregoing adjustments, our resulting EBITDA was $19.7 million for the quarter ended March 31, 2007 and $15.0 million for the quarter ended March 31, 2006. The increase was due to the acquisitions of Hay Hall and Warner Linear, price increases, volume, and cost saving measures.

Interest expense.

We recorded interest expense of $9.1 million during the quarter ended March 31, 2007, which was an increase of $4.0 million from the quarter ended March 31, 2006. The increase was due to the interest associated with the Senior Notes being outstanding for the entire first quarter of 2007, the pre-payment premium and the amortization of deferred financing costs associated with the pay-down of the Senior Notes.

Provision for income taxes.

The provision for income taxes was $2.3 million, or 37.4%, of income before taxes, for the quarter ended March 31, 2007, versus a provision of $2.8 million, or 40.9%, of income before taxes, for the quarter ended March 31, 2006. The 2007 provision as a percentage of income before taxes was lower than that of 2006, primarily due to a greater proportion of taxable income in jurisdictions having lower statutory tax rates.

Year End Results of Operations

				From
				Inception
			Combined 12	(December 1,	Predecessor 11
	Year Ended	Year Ended	Months Ended	2004) through	Months Ended
	December 31,	December 31,	December 31,	December 31,	November 30,
	2006	2005	2004	2004	2004
	(Unaudited)
	(In thousands, except percentage data)

Net sales	$462,285	$363,465	$303,662	$28,625	$275,037
Cost of sales	336,836	271,952	233,100	23,847	209,253

Gross profit	125,449	91,513	70,562	4,778	65,784
Gross profit percentage	27.1%	25.2%	23.2%	16.7%	23.9%
Selling, general and administrative expenses	83,256	61,520	54,294	8,973	45,321
Research and development expenses	4,938	4,683	4,325	378	3,947
Restructuring charge, asset impairment and transition expenses	—	—	947	—	947
Gain on curtailment of post-retirement benefit plan	(3,838)	—	—	—	—
Gain on sale of assets	—	(99)	(1,300)	—	(1,300)

Income (loss) from operations	41,093	25,409	12,296	(4,573)	16,869
Interest expense, net	23,522	17,065	5,704	1,410	4,294
Other non-operating (income) expense	856	(17)	148	—	148

Income (loss) before income taxes	16,715	8,361	6,444	(5,983)	12,427
Provision (benefit) for income taxes	6,352	3,917	5,311	(221)	5,532

Net income (loss)	$10,363	$4,444	$1,133	$(5,762)	$6,895

Year Ended December 31, 2006 Compared with Year Ended December 31, 2005

Net sales.

Net sales increased by $98.8 million, or 27.2%, from $363.5 million, for the year ended December 31, 2005 to $462.3 million for the year ended December 31, 2006. Net sales increased primarily due to the inclusion of Hay Hall and Warner Linear in the results of the year ended December 31, 2006. Hay Hall net sales for the period from February 10 to December 31, 2006 were $65.5 million and Warner Linear’s sales for the period from May 18 to December 31, 2006 were $3.2 million. The remaining net increase was due to price increases and strong distribution sales for the aftermarket and the strength of several key markets including energy, primary metals and mining.

Gross profit.

Gross profit increased by $33.9 million, or 37.1%, from $91.5 million (25.2% of net sales), for the year ended December 31, 2005 to $125.4 million (27.1% of net sales) for the year ended December 31, 2006. The increase includes $14.1 million from Hay Hall for the period from February 10 to December 31, 2006 and $0.7 million from Warner Linear for the period from May 18 to December 31, 2006. Excluding Hay Hall and Warner Linear, gross profit increased approximately $19.2 million, or 21.0%, and gross profit as a percentage of sales increased to 28.1% due to price increases during the first quarter of 2006 and an increase in low cost country material sourcing and manufacturing efficiencies implemented by the new management team in the second half of 2005.

Selling, general and administrative expenses.

Selling, general and administrative expenses increased, by $21.8 million, or 35.4%, from $61.5 million for the year ended December 31, 2005 to $83.3 million for the year ended December 31, 2006. The increase in selling, general and administrative expenses is due to the inclusion of Hay Hall for the period from February 10 to December 31, 2006 and Warner Linear for the period from May 18 to December 31, 2006, which contributed $11.1 million and $0.6 million, respectively. Excluding Hay Hall and Warner Linear, selling, general and administrative expenses, as a percentage of net sales, increased from 16.9% in 2005 to 18.2% in 2006, primarily due to the $3.0 million termination fee paid to Genstar, $1.0 million transaction fee paid to Genstar in connection with the Hay Hall acquisition and $1.9 million stock based compensation expense offset by the cost savings initiatives.

Research and development expenses.

Research and development expenses increased by $0.2 million, or 5.4%, from $4.7 million for the year ended December 31, 2005 to $4.9 million for the year ended December 31, 2006. The increase was primarily due to the inclusion of Hay Hall for the period from February 10 to December 31, 2006.

EBITDA.

To reconcile net income to EBITDA for the year ended December 31, 2006 we added back to net income $6.4 million provision of income taxes, $23.5 million of interest expense and $14.6 million of depreciation and amortization expenses. To reconcile net income to EBITDA for the year ended December 31, 2005, we added back to net income $3.9 million provision of income taxes, $17.1 million of interest expense and $11.5 million of depreciation and amortization expenses. Taking into account the foregoing adjustments, our resulting EBITDA was $54.8 million for 2006 and $37.0 million for 2005. The increase is due to the inclusion of Hay Hall which contributed $5.4 million for 2006 and $37.0 million for 2005. The increase is due to the inclusion of Hay Hall which contributed $5.4 million of EBITDA, the $3.8 million gain on other post retirement benefit plan curtailment, price increases initiated at the beginning of 2006 and from the benefit of manufacturing and operating efficiencies and cost savings measures implemented during the second half of 2005, the benefit of which were realized in 2006. The increase was partially offset by the $1.0 million fee paid to Genstar for advisory services provided in connection with the Hay Hall acquisition and the $3.0 million fee paid to Genstar as a termination fee when Altra Holdings completed its initial public offering 37.0 million for 2005.

Interest expense, net.

We recorded interest expense of $23.5 million during 2006 primarily relating to the 9% senior secured notes, 11 1/4% senior notes, subordinated notes and amortization of related deferred financing costs. Interest expense of $17.1 million was recorded during 2005. The increase was due to the issuance of the 11 1/4% senior notes during 2006.

Other non-operating (income) expense.

We recorded $0.9 million of non-operating expense for the year ended December 31, 2006 which was primarily due to foreign currency translation losses due to the strengthening of the British Pound Sterling and Euro.

Provision for income taxes.

The provision for income taxes was $6.4 million, or 38.0%, of income before taxes, for the year ended December 31, 2006, versus a provision of $3.9 million, or 46.8%, of income before taxes, for the year ended December 31, 2005. The 2005 provision as a percent of income before taxes was higher than that of 2006 primarily due to the Hay Hall Acquisition and a greater proportion of taxable income in jurisdictions possessing lower statutory tax rates. For further discussion, refer to Note 8 in the Altra Industrial Motion, Inc. audited financial statements.

Year Ended December 31, 2005 Compared with Year Ended December 31, 2004

Net sales.

Net sales increased by $59.8 million, or 19.7%, from $303.7 million on a combined basis, for the year ended December 31, 2004 to $363.5 million for the year ended December 31, 2005. Net sales increased primarily due to the inclusion of Kilian in the results of the year ended December 31, 2005. Kilian’s net sales for 2005 were $42.5 million. The remaining net increase was due to price increases, improving economic conditions at our customers in the steel, energy and petrochemical industries and increased sales to certain transportation customers and mining OEM customers, partially offset by a weakening at our turf and garden OEM customers. On a constant currency basis sales increased $58.7 million, or 19.3%, in 2005. Excluding Kilian, the constant currency increase in sales was $17.0 million, or 5.6%.

Gross profit.

Gross profit increased by $21.0 million, or 29.7%, from $70.6 million (23.2% of net sales) on a combined basis, for the year ended December 31, 2004 to $91.5 million (25.2% of net sales) for the year ended December 31, 2005. The increase includes $9.1 million from Kilian for the year ended December 31, 2005. Excluding Kilian, gross profit increased approximately $11.9 million, or 16.8%, and gross profit as a percentage of sales increased to 25.7%. The remaining increase in gross profit is attributable to price increases during the second half of 2005, an increase in low cost country material sourcing and manufacturing efficiencies implemented by the new management team.

Selling, general and administrative expenses.

Selling, general and administrative expenses increased $7.2 million, or 13.3%, from $54.3 million on a combined basis for the year ended December 31, 2004 to $61.5 million for the year ended December 31, 2005. The increase in selling, general and administrative expenses is due to the inclusion of Kilian in 2005, which contributed $3.4 million to the increase, $3.0 million of amortization of intangibles, and $1.0 million management fee paid to Genstar Capital, L.P., offset by cost savings initiatives of $1.0 million put in place during 2005. Excluding Kilian, selling, general and administrative expenses, as a percentage of net sales, increased from 17.9% in 2004 to 18.1% in 2005, primarily due to the amortization of intangibles and the management fee paid to Genstar Capital, L.P., offset by the cost savings initiatives. On a constant currency basis, selling, general and administrative expenses increased $6.4 million, or 11.8%, from $54.3 million, on a combined basis, in 2004. Excluding Kilian, selling, general and administrative expenses, on a constant currency basis, increased $3.0 million, or 5.6%, and was 17.9% of sales.

Research and development expenses.

Research and development expenses increased by $0.4 million, or 8.3%, from $4.3 million on a combined basis for the year ended December 31, 2004 to $4.7 million for the year ended December 31, 2005. The increase was primarily due to development projects including the Foot/Deck Mount Kopper Kool brake, a new clutch brake for the mining industry, spot brake technology, various elevator brakes and forklift brakes.

Gain on sale of assets.

The Predecessor recorded a gain on sale of assets of $1.3 million during 2004 relating to the sale of surplus real estate. We recorded a gain of $0.1 million from the sale of surplus machinery during 2005.

EBITDA.

To reconcile net income to EBITDA for 2005, we added back to net income $3.9 million provision of income taxes, $17.1 million of interest expense and $11.5 million of depreciation and amortization expenses. To reconcile net income to EBITDA for 2004, we added back to net income $5.3 million provision of income taxes, $5.7 million of interest expense and $7.0 million of depreciation and amortization expenses. Taking into account the foregoing adjustments, our resulting EBITDA was $37.0 million for 2005 and $19.1 million for 2004.

Interest expense, net.

We recorded interest expense of $17.1 million during 2005 primarily due to the senior secured notes and the amortization of related deferred financing costs. On a combined basis, interest expense of $5.7 million was recorded during 2004.

Provision for income taxes.

The provision for income taxes was $3.9 million, or 46.8%, of income before taxes, for the year ended December 31, 2005, versus a combined provision of $5.3 million, or 82.4%, of income before taxes, for the year ended December 31, 2004. The 2004 provision as a percentage of income before taxes was higher than that of 2005 primarily due to the impact of non-deductible transaction expenses incurred in connection with the PTH Acquisition in 2004.

Seasonality

We experience seasonality in our turf and garden business, which in recent years has represented approximately 10% of our net sales. As our large OEM customers prepare for the spring season, our shipments generally start increasing in December, peak in February and March, and begin to decline in April and May. This allows our customers to have inventory in place for the peak consumer purchasing periods for turf and garden products. Our low season is typically June through November for us and our customers in the turf and garden market. Seasonality for the turf and garden business is also affected by weather and the level of housing starts.

Inflation

Inflation can affect the costs of goods and services we use. The majority of the countries that are of significance to us, from either a manufacturing or sales viewpoint, have in recent years enjoyed relatively low inflation. The competitive environment in which we operate inevitably creates pressure on us to provide our customers with cost-effective products and services.

Liquidity and Capital Resources

Overview

Historically, our Predecessor financed capital and working capital requirements through a combination of cash flows from operating activities and borrowings from financial institutions and its former parent company, Colfax. We finance our capital and working capital requirements through a combination of cash flows from operating activities and borrowings under our senior revolving credit facility. We expect that our primary ongoing requirements for cash will be for working capital, debt service, capital expenditures and pension plan funding. If additional funds are needed for strategic acquisitions or other corporate purposes, we believe we could borrow additional funds or raise funds through the issuance of equity securities or asset sales.

Borrowings

In connection with the PTH Acquisition, we incurred substantial indebtedness. To partially fund the PTH acquisition, we issued $165.0 million of 9% senior secured notes, Altra Holdings issued $14.0 million of subordinated notes, or the CDPQ subordinated notes, to Caisse de dépôt et placement du Québec, or CDPQ, a limited partner of Genstar Capital Partners III, L.P., and we entered into a $30.0 million senior revolving credit facility. All of the CDPQ subordinated notes were redeemed in 2006. In connection with our acquisition of Hay Hall in February 2006, we issued £33.0 million of 11 1/4% senior notes. Based on an exchange rate of 1.7462 U.S. Dollars to 1.0 U.K. Pounds (as of February 8, 2006), the proceeds from these notes were approximately $57.6 million. The notes are unsecured and are due in 2013. Interest on the 11 1/4% senior notes is payable in U.K. Pounds semiannually in arrears on February 15 and August 15 of each year, commencing August 15, 2006.

In February 2007, we redeemed £11.6 million, or U.S. $22.7 million (based on an exchange rate of 1.963 U.S. Dollars to 1.0 U.K. Pounds as of February 27, 2007), aggregated principal amount of our outstanding 11 1/4% senior notes, at a redemption price of 111.25% of the principal amount of the 11 1/4% senior notes, plus accrued and unpaid interest to the redemption date, using a portion of the proceeds received from the Altra Holdings IPO. On June 28, 2007 we purchased £5.5 million, or U.S. $11.4 million (based on an exchange rate of 2.059 U.S. Dollars to 1.0 U.K. Pounds as of June 28, 2007), of 11 1/4% senior notes. On August 6, 2007 we purchased £12.0 million, or U.S. $24.4 million (based on an exchange rate of 2.032 U.S. Dollars to 1.0 U.K. Pounds as of August 6, 2007), of 11 1/4% senior notes.

As of March 31, 2007, we had outstanding $165.0 million of 9% senior secured notes, $42.1 million of 11 1/4% senior notes, $3.0 million in capital leases, $2.5 million in mortgages and had no outstanding borrowings and $2.9 million of outstanding letters of credit under our senior revolving credit facility. This constitutes approximately $212.6 million of total indebtedness. Subsequently, in connection with the TB Wood’s acquisition, we issued $105.0 million of senior secured notes, which are the old notes, and assumed $18.9 million of TB Wood’s debt.

Senior Revolving Credit Facility.  Our senior revolving credit facility provides for senior secured financing of up to $30.0 million, including $10.0 million available for letters of credit. The senior revolving credit facility requires us to comply with a minimum fixed charge coverage ratio of 1.20 for all four quarter periods when availability falls below $12.5 million.

We and all of our domestic subsidiaries are borrowers, or Borrowers, under the senior revolving credit facility. Certain of our existing and subsequently acquired or organized domestic subsidiaries which are not Borrowers do and will guarantee (on a senior secured basis) the senior revolving credit facility. Obligations of the other Borrowers under the senior revolving credit facility and the guarantees are secured by substantially all of the Borrowers’ assets and the assets of each of our existing and subsequently acquired or organized domestic subsidiaries that is a guarantor of our obligations under the senior revolving credit facility (with such subsidiaries being referred to as the “U.S. subsidiary guarantors”), including but not limited to: (a) a first-

priority pledge of all the capital stock of subsidiaries held by the Borrowers or any U.S. subsidiary guarantor (which pledge, in the case of any foreign subsidiary, will be limited to 100% of any non-voting stock and 65% of the voting stock of such foreign subsidiary) and (b) perfected first-priority security interests in and mortgages on substantially all tangible and intangible assets of each Borrower and U.S. subsidiary guarantor, including accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property, real property (other than (i) leased real property and (ii) our existing and future real property located in the State of New York), cash and proceeds of the foregoing (in each case subject to materiality thresholds and other exceptions).

An event of default under the senior revolving credit facility would occur in connection with a change of control if: (i) Altra Holdings ceases to own or control 100% of each of its borrower subsidiaries, or (ii) a change of control occurs under the 9% senior secured notes, 11 1/4% senior notes or any other subordinated indebtedness.

An event of default would occur under the senior revolving credit facility if, among other things, an event of default occurs under the TB Wood’s senior secured credit facility, the indentures governing the 9% senior secured notes or the 11 1/4% senior notes or if there is a default under any other indebtedness any Borrower may have involving an aggregate amount of $3 million or more and such default: (i) occurs at final maturity of such debt, (ii) allows the lender thereunder to accelerate such debt or (iii) causes such debt to be required to be repaid prior to its stated maturity. An event of default would also occur under the senior revolving credit facility if any of the indebtedness under the senior revolving credit facility ceases to be senior in priority to any of our other contractually subordinated indebtedness, including the obligations under the TB Wood’s senior secured credit facility, the 9% senior secured notes and the 11 1/4% senior notes.

Under the agreements governing our indebtedness, our subsidiaries are permitted to make dividend payments to us for use in its operations and to pay off its senior revolving credit facility and outstanding notes. The outstanding balance due under the CDPQ subordinated notes was paid in full on December 7, 2006. In addition, the first priority liens against us, its subsidiaries and their assets created by our indebtedness limits our ability to sell or transfer such subsidiaries or assets.

As of March 31, 2007, we were in compliance with all covenant requirements associated with all of our borrowings.

TB Wood’s Senior Secured Credit Facility and other Indebtedness.  In connection with the TB Wood’s Acquisition, we refinanced $13.0 million of TB Wood’s indebtedness under a senior credit facility. The TB Wood’s senior secured credit facility requires each borrower and any subsidiary guarantor to comply with a fixed charge coverage ratio of 1.0 to 1.0, measured each fiscal quarter, and also limits the amount of TB Wood’s annual capital expenditures until the loans are repaid or the agreement is terminated.

TB Wood’s and each of its domestic subsidiaries are borrowers, or TBW Borrowers, under the TB Wood’s senior secured credit facility. Certain of TB Wood’s subsequently acquired or organized domestic subsidiaries which are not TBW Borrowers will guarantee (on a senior secured basis) the TB Wood’s senior secured credit facility. Obligations of the other TBW Borrowers under the TB Wood’s senior secured credit facility are secured by substantially all of the TBW Borrowers’ assets and the assets of each of our subsequently acquired or organized domestic subsidiaries that is a guarantor of our obligations under the TB Wood’s senior secured credit facility (with such subsidiaries being referred to as the “domestic subsidiary guarantors”), including but not limited to: (a) a first-priority pledge of all the capital stock of subsidiaries held by the TBW Borrowers or any domestic subsidiary guarantor (which pledge, in the case of any foreign subsidiary, will be limited to 100% of any non-voting stock and 65% of the voting stock of such foreign subsidiary) and (b) perfected first-priority security interests in and mortgages on substantially all tangible and intangible assets of each TBW Borrower and domestic subsidiary guarantor, including accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property, real property (other than leased real property), cash and proceeds of the foregoing (in each case subject to materiality thresholds and other exceptions).

We would suffer an event of default under the TB Wood’s senior secured credit facility for a change of control if: (i) we cease to own or control 100% of the voting stock to TB Wood’s or (ii) except in limited permitted contexts, any TB Wood’s Borrower ceases to own or control 100% of the voting stock of each of its subsidiaries that are TBW Borrowers or TB Wood’s ceases to own or control 100% of any of its existing or subsequently acquired domestic subsidiaries.

An event of default would occur under the TB Wood’s senior secured credit facility if, among other things, an event of default occurs under the senior revolving credit facility, the indentures governing the 9% senior secured notes or 11 1/4% senior notes or if there is a default under any other indebtedness any TBW Borrower may have involving an aggregate amount of $2 million or more and such default: (i) occurs at final maturity of such debt, (ii) allows the lender thereunder to accelerate such debt or (iii) causes such debt to be required to be repaid prior to its stated maturity. An event of default would also occur under the TB Wood’s senior secured credit facility if any of the indebtedness under the TB Wood’s senior secured credit facility ceases to be senior in priority to any of our other contractually subordinated indebtedness, including the obligations under the senior revolving credit facility, the 9% senior secured notes and 11 1/4 senior notes.

TB Wood’s previously borrowed approximately $3.0 million and $2.3 million by issuing variable rate demand revenue bonds under the authority of the industrial development corporations of the City of San Marcos, Texas and City of Chattanooga, Tennessee, respectively. The variable rate demand revenue bonds bear variable interest rates (3.77% at December 31, 2006) and mature in April 2024 and April 2022. The variable rate demand revenue bonds were issued to finance production facilities for TB Wood’s manufacturing operations located in those cities, and are secured by letters of credit issued under the terms of TB Wood’s senior secured credit facility.

As of April 30, 2007, $0.4 million was outstanding under a 1.3% term loan borrowed by our Italian subsidiary. The term debt is payable in semi-annual installments until December, 2012.

Capital Expenditures

We made capital expenditures of approximately $1.0 million and $1.2 million in the three months ended March 31, 2007 and March 31, 2006, respectively. These capital expenditures will support on-going business needs. We expect to spend a total of approximately $15.0 million on capital expenditures in 2007.

Our senior revolving credit facility imposes a maximum annual limit on our capital expenditures of $25.8 million for fiscal year 2007, $20.0 million for fiscal year 2008, $21.3 million for fiscal year 2009, and $22.5 million for fiscal year 2010 and each fiscal year thereafter, provided that 75% of the unspent amounts from prior periods may be used in future fiscal years.

Pension Plans

As of March 31, 2007, we had cash funding requirements associated with our pension plan which we estimated to be $2.6 million for the remainder of 2007, $2.5 million in 2008 and $1.9 million annually thereafter until 2011. These amounts represent funding requirements for the previous pension benefits we provided our employees. In 2006, we eliminated pension benefits in one of our locations. These amounts are based on actuarial assumptions and actual amounts could be materially different.

Comparative Cash Flows

Cash and cash equivalents totaled $11.6 million at March 31, 2007 compared to $42.5 million at December 31, 2006. Net cash used in operating activities for the quarter ended March 31, 2007 resulted mainly from cash provided by net income of $3.8 million and the add-back of non-cash depreciation, amortization stock based compensation, disposal of fixed assets, loss on foreign currency, accretion of debt discount and deferred financing costs of $6.2 million offset by a net increase in operating assets of $13.3 million and a net decrease in operating liabilities of $2.7 million.

Net cash used in investing activities of $1.0 million for the quarter ended March 31, 2007 resulted from $1.0 million used in the purchases of property, plant and equipment primarily for investment in manufacturing equipment.

Net cash used in financing activities of $24.0 million for the quarter ended March 31, 2007 consisted primarily of the payment of $22.7 million for the pay down of the 11.25% senior notes and $1.1 million for the payment of initial public offering costs.

Net cash flow used in operating activities, for the quarter ended March 31, 2006 resulted mainly from cash provided by net income of $4.1 million and the add-back of non-cash depreciation, amortization and accretion and deferred financing costs of $3.4 million, deferred tax expense of $1.1 million, non cash amortization of $1.0 million for inventory step-ups recorded as part of the Hay Hall Acquisition and a net increase in operating liabilities of $6.5 million, offset by a net increase in operating assets of $14.4 million.

Net cash used in investing activities of $51.8 million for the quarter ended March 31, 2006 resulted from $50.5 million used in the purchase of Hay Hall and $1.2 million used in the purchase of property, plant and equipment primarily for investment in manufacturing equipment and for the consolidation of our IT infrastructure.

Net cash provided by financing activities of $45.3 million for the quarter ended March 31, 2006 resulted primarily from the proceeds of $57.6 million from the issuance of the senior notes in connection with the Hay Hall Acquisition, offset primarily by payments, primarily debt principal and interest, of $10.5 million on behalf of our parent, payment of debt issuance costs of $1.8 million and approximately $0.1 million for payment on capital leases.

Cash and cash equivalents totaled $42.5 million at December 31, 2006 compared to $10.1 million at December 31, 2005. The primary source of funds for fiscal 2006 was cash provided by financing and operating activities of $81.6 million and $13.4 million, respectively. Net cash provided by operating activities for 2006 resulted primarily from net income of $10.4 million, non cash depreciation, amortization and deferred financing costs of $15.6 million, non cash amortization of $2.3 million for inventory step-ups recorded as part of the Hay Hall Acquisition and $1.1 million related to the loss on foreign currency which was offset by a non-cash gain on the curtailment of other post-retirement benefit plan of $3.8 million and by cash used by a net decrease in operating liabilities of $12.6 million and by cash used from a net increase in operating assets of $4.2 million.

Net cash used in investing activities of $63.2 million for 2006 resulted from $9.4 million of purchases of property, plant and equipment primarily for investment in manufacturing equipment and for the consolidation of our IT infrastructure and $53.8 million related to the acquisitions of Hay Hall and Bear Linear.

Net cash provided by financing activities of $81.6 million for 2006 consisted primarily of $57.6 million from the issuance of the 11 1/4% senior notes, $24.4 million received from Altra Holdings, net of payments made of behalf of Altra Holdings, and $2.5 million from mortgage proceeds. These amounts are offset by the $2.7 million payment of debt issuance costs associated with the 11 1/4% senior notes.

Cash and cash equivalents totaled $10.1 million at December 31, 2005 compared to $4.7 million at December 31, 2004. The primary source of funds for fiscal 2005 was cash provided by operating activities of $13.8 million. Net cash provided by operating activities for 2005 resulted mainly from net income of $4.4 million, non-cash depreciation, amortization and deferred financing costs of $13.1 million, non-cash amortization of $1.7 million for inventory step-ups recorded as part of the PTH Acquisition which was offset by a net decrease in operating liabilities of $3.6 million and by cash used from a net increase in operating assets of $1.8 million.

Net cash used in investing activities of $5.2 million for 2005 resulted from $6.2 million of purchases of property, plant and equipment primarily for investment in manufacturing equipment and for the consolidation of our IT infrastructure and from the $0.7 million final payment related to the acquisition of Kilian, partially offset by the sale of manufacturing equipment with proceeds of approximately $0.1 million and the return of approximately $1.6 million of the purchase price for PTH.

Net cash used by financing activities of $2.8 million for 2005 consisted primarily of approximately $0.8 million of capital lease payments and payments of expenses of $1.6 million on behalf of our parent, Altra Holdings.

Debt Repayment

During the year ended December 31, 2006, we prepaid approximately $14.0 million of debt owed to CDPQ on Altra Holdings’ behalf. The outstanding balance due under the CDPQ subordinated notes was paid in full on December 7, 2006. We also paid approximately $0.8 million and $0.8 million of interest and prepayment premium, respectively.

On February 27, 2007, pursuant to the terms of the indenture governing our 11 1/4% senior notes, we redeemed £11.6 million of our 11 1/4% senior notes with a portion of the proceeds received from the Altra Holdings IPO.

Contractual Obligations

The following table is a summary of contractual obligations as of December 31, 2006 (in millions):

	Payments Due by Period
	2007	2008	2009	2010	2011	Thereafter	Total

Senior revolving credit facility(1)	$—	$—	$—	$—	$—	$—	$—
9% senior secured notes(2)	—	—	—	—	165.0	—	165.0
11 1/4% senior notes(3)	—	—	—	—	—	64.6	64.6
Mortgage(4)	0.1	0.1	0.1	0.1	0.1	2.1	2.6
Capital leases	0.6	0.4	0.4	0.1	0.1	—	1.6
Operating leases	4.1	2.9	1.9	0.9	0.6	1.5	11.9

Total contractual obligations	$4.8	$3.4	$2.4	$1.1	$165.8	$68.2	$245.7

(1)	We have up to $30.0 million of borrowing capacity, through November 2009, under our senior revolving credit facility (including $10.0 million available for use for letters of credit). At December 31, 2006, we had no outstanding borrowings and $2.9 million of outstanding letters of credit under our senior revolving credit facility.

(2)	We have semi-annual cash interest requirements due on the 9% senior secured notes with $14.9 million payable in each of 2007, 2008, 2009, 2010 and thereafter.

(3)	Assuming an exchange rate of 1.959 of U.S. Dollars to 1.0 U.K. Pounds as of December 31, 2006, we have semi-annual cash interest requirements due on the 11 1/4% senior notes with $7.3 million payable in each of 2007, 2008, 2009, 2010, 2011 and $10.9 million thereafter. The principal balance of £33 million is due in 2013 which, assuming an exchange rate of 1.959 of U.S. Dollars to 1.0 U.K. Pounds, equals approximately $64.6 million. On February 27, 2007, we redeemed £11.6 million aggregated principal amount of our outstanding 11 1/4% senior notes, at a redemption price of 111.25% of the principal amount of the 11 1/4% senior notes, plus accrued and unpaid interest to the redemption date, using a portion of the proceeds from the Altra Holdings IPO. On June 28, 2007, we purchased £5.5 million, or U.S. $11.4 million (based on an exchange rate of 2.059 U.S. Dollars to 1.0 U.K. Pounds as of June 28, 2007), of 11 1/4% senior notes. On August 6, 2007, we purchased £12.0 million, or U.S. $24.4 million (based on an exchange rate of 2.032 U.S. Dollars to 1.0 U.K. Pounds as of August 6, 2007), of 11 1/4% senior notes.

(4)	In June, 2006, our German subsidiary entered into a mortgage on its building in Heidelberg, Germany, with a local bank. As of December 31, 2006, the mortgage has a principal of €2.0 million, an interest rate of 5.75% and is payable in monthly installments over 15 years.

We have cash funding requirements associated with our pension plan. As of December 31, 2006, these requirements were $3.6 million in 2007, $2.5 million in 2008 and $1.9 million annually thereafter until 2011.

These amounts are based on actuarial assumptions and actual amounts could be different. See Note 9 to our audited financial statements included elsewhere in this prospectus.

Following the consummation of the TB Wood’s Acquisition, we have $14.3 million of TB Wood’s senior secured credit facility, variable rate demand revenue bonds, the foreign revolving credit facility and term loan, and equipment financing outstanding. Such amounts and the $105.0 million related to the issuance of the old notes and borrowings under our revolving credit facility needed to fund the TB Wood’s Acquisition are not reflected in the table above.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that provide liquidity, capital resources, market or credit risk support that expose us to any liability that is not reflected in our combined financial statements included elsewhere in this prospectus.

Income Taxes

We are subject to taxation in multiple jurisdictions throughout the world. Our effective tax rate and tax liability will be affected by a number of factors, such as the amount of taxable income in particular jurisdictions, the tax rates in such jurisdictions, tax treaties between jurisdictions, the extent to which we transfer funds between jurisdictions and repatriate income, and changes in law. Generally, the tax liability for each legal entity is determined either (a) on a non-consolidated and non-combined basis or (b) on a consolidated and combined basis only with other eligible entities subject to tax in the same jurisdiction, in either case without regard to the taxable losses of non-consolidated and non-combined affiliated entities. As a result, we may pay income taxes to some jurisdictions even though on an overall basis we incur a net loss for the period.

We have completed an analysis of the American Jobs Creation Act that was passed by both the U.S. House of Representatives and Senate and signed by the President in October 2005. The Act provides a deduction that has the effect of reducing our tax rate and will be phased in over the next five years. As of the three months ended March 31, 2007, there is no impact on our tax rate from the American Jobs Creation Act.

Critical Accounting Policies

The methods, estimates and judgments we use in applying our critical accounting policies have a significant impact on the results we report in our financial statements. We evaluate our estimates and judgments on an on-going basis. Our estimates are based upon historical experience and assumptions that we believe are reasonable under the circumstances. Our experience and assumptions form the basis for our judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may vary from what our management anticipates and different assumptions or estimates about the future could change our reported results.

We believe the following accounting policies are the most critical in that they are important to the financial statements and they require the most difficult, subjective or complex judgments in the preparation of the financial statements.

Revenue Recognition.  Product revenues are recognized, net of sales tax collected, at the time title and risk of loss pass to the customer, which generally occurs upon shipment to the customer. Service revenues are recognized as services are performed. Amounts billed for shipping and handling are recorded as revenue. Product return reserves are accrued at the time of sale based on the historical relationship between shipments and returns, and are recorded as a reduction of net sales.

Certain large distribution customers receive quantity discounts which are recognized net at the time the sale is recorded.

Inventory.  We value raw materials, work-in-progress and finished goods produced since inception at the lower of cost or market, as determined on a first-in, first-out (FIFO) basis. We periodically review the carrying value of the inventory and have at times determined that a certain portion of our inventories are excess or obsolete. In those cases, we write down the value of those inventories to their net realizable value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Retirement Benefits.  Pension obligations and other post retirement benefits are actuarially determined and are affected by several assumptions, including the discount rate, assumed annual rates of return on plan assets, and per capita cost of covered health care benefits. Changes in discount rate and differences from actual results for each assumption will affect the amounts of pension expense and other post retirement expense recognized in future periods.

Goodwill and Intangible Assets.  Intangible assets of our acquired companies consisted of goodwill, which represented the excess of the purchase price paid over the fair value of the net assets acquired. In connection with our acquisition of PTH, Hay Hall and Bear Linear, intangible assets were identified and recorded at their fair value, in accordance with Statement of Financial Accounting Standards, or SFAS No. 141, Business Combinations. We recorded intangible assets for customer relationships, trade names and trademarks, product technology and patents, and goodwill. In valuing the customer relationships, trade names and trademarks and product technology intangible assets, we utilized variations of the income approach. The income approach was considered the most appropriate valuation technique because the inherent value of these assets is their ability to generate current and future income. The income approach relies on historical financial and qualitative information, as well as assumptions and estimates for projected financial information. Projected information is subject to risk if our estimates are incorrect. The most significant estimate relates to our projected revenues. If we do not meet the projected revenues used in the valuation calculations then the intangible assets could be impaired. In determining the value of customer relationships, we reviewed historical customer attrition rates which were determined to be approximately 5% per year. Most of our customers tend to be long-term customers with very little turnover. While we do not typically have long-term contracts with customers, we have established long-term relationships with customers which make it difficult for competitors to displace us. Additionally, we assessed historical revenue growth within our industry and customers’ industries in determining the value of customer relationships. The value of our customer relationships intangible asset could become impaired if future results differ significantly from any of the underlying assumptions. This could include a higher customer attrition rate or a change in industry trends such as the use of long-term contracts which we may not be able to obtain successfully. Customer relationships and product technology and patents are considered finite-lived assets, with estimated lives ranging from eight years and 12 years. The estimated lives were determined by calculating the number of years necessary to obtain 95% of the value of the discounted cash flows of the respective intangible asset. Goodwill and trade names and trademarks are considered indefinite lived assets. Trade names and trademarks were determined to be indefinite lived assets based on the criteria stated in paragraph 11 in SFAS No. 142, Goodwill and Other Intangible Assets. Other intangible assets include trade names and trademarks that identify us and differentiate us from competitors, and therefore competition does not limit the useful life of these assets. All of our brands have been in existence for over 50 years and therefore are not susceptible to obsolescence risk. Additionally, we believe that our trade names and trademarks will continue to generate product sales for an indefinite period. All indefinite lived intangible assets are reviewed at least annually to determine if an impairment exists. An impairment could be triggered by a loss of a major customer, discontinuation of a product line, or a change in any of the underlying assumptions utilized in estimating the value of the intangible assets. If an impairment is identified it will be recognized in that period.

In accordance with SFAS No. 142, we assess the fair value of our reporting units for impairment of intangible assets based upon a discounted cash flow methodology. Estimated future cash flows are based upon historical results and current market projections, discounted at a market comparable rate. If the carrying amount of the reporting unit exceeds the estimated fair value determined using the discounted cash flow calculation, goodwill impairment may be present. We would evaluate impairment losses based upon the fair value of the underlying assets and liabilities of the reporting unit, including any unrecognized intangible assets, and estimate the implied fair value of the intangible asset. An impairment loss would be recognized to the extent that a reporting unit’s recorded value of the intangible asset exceeded its calculated fair value.

We have calculated goodwill and intangible assets arising from the application of purchase accounting from our acquisitions, and have allocated these assets across our reporting units. We evaluated our intangible assets at the reporting unit level at December 31, 2006 and found no evidence of impairment at that date. If the book value of a reporting unit exceeds its fair value, the implied fair value of goodwill is compared with the carrying amount of goodwill. If the carrying amount of goodwill exceeds the implied fair value, an impairment loss is recorded in an amount equal to that excess. The fair value of a reporting unit is estimated using the discounted cash flow approach, and is dependent on estimates and judgments related to future cash flows and discount rates. If the actual cash flows differ significantly from the estimates used by management, we may be required to record an impairment charge to write down the goodwill to its realizable value.

Long-lived Assets.  Long-lived assets are reviewed for impairment when events or circumstances indicate that the carrying amount of a long-lived asset may not be recovered. Long-lived assets held for use are reviewed for impairment by comparing the carrying amount of an asset to the undiscounted future cash flows expected to be generated by the asset over its remaining useful life. If an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value, and is charged to results of operations at that time. Assets to be disposed of are reported at the lower of the carrying amounts or fair value less cost to sell. Our management determines fair value using discounted future cash flow analysis. Determining market values based on discounted cash flows requires our management to make significant estimates and assumptions, including long-term projections of cash flows, market conditions and appropriate discount rates.

Income Taxes.  We record income taxes using the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases, and operating loss and tax credit carryforwards. We evaluate the realizability of our net deferred tax assets and assess the need for a valuation allowance on a quarterly basis. The future benefit to be derived from our deferred tax assets is dependent upon our ability to generate sufficient future taxable income to realize the assets. We record a valuation allowance to reduce our net deferred tax assets to the amount that may be more likely than not to be realized. To the extent we establish a valuation allowance, an expense will be recorded within the provision for income taxes line on the statement of operations. In periods subsequent to establishing a valuation allowance, if we were to determine that we would be able to realize our net deferred tax assets in excess of our net recorded amount, an adjustment to the valuation allowance would be recorded as a reduction to income tax expense in the period such determination was made.

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. (“FIN”) 48, “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 will be effective for fiscal years beginning after December 15, 2006. We adopted this pronouncement during the first quarter of 2007. The adoption did not have a material impact to our financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108 “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 states that registrants should use both a balance sheet approach and an income statement approach when quantifying and evaluating the materiality of a misstatement. The interpretations in SAB No. 108 contain guidance on correcting errors under the dual approach as well as provide transition guidance for correcting errors. This interpretation does not change the requirements within SFAS No. 154, “Accounting Changes and Error Corrections — a replacement of APB No. 20 and FASB Statement No. 3,” for the correction of an error on financial statements. We adopted this pronouncement during 2006. The effect of this statement was not material to the financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the

United States of America, and expands disclosure about fair value measurements. This pronouncement applies under other accounting standards that require or permit fair value measurements. Accordingly, this statement does not require any new fair value measurement. This statement is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We do not expect the effect to be material to our financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R).” This pronouncement requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability on its statement of financial position. SFAS No. 158 also requires an employer to recognize changes in that funded status in the year in which the changes occur through comprehensive income. On December 31, 2006, we adopted the recognition and disclosure provisions of SFAS No. 158. The effect of adopting Statement 158 is not included on our consolidated financial condition at December 31, 2005 or 2004. SFAS No. 158’s provisions regarding the change in the measurement date of postretirement benefit plans are not applicable as we already use a measurement date of December 31 for its pension plans. See Note 9 to our December 31 consolidated financial statements for further discussion of the effect of adopting SFAS 158.

In February 2007, the FASB issued SFAS No. 159. The Fair Value Option for financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value and is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157. We adopted this pronouncement during the first quarter of 2007. The adoption did not have a material impact to our financial statements.

Qualitative and Quantitative Information about Market Risk

We are exposed to various market risk factors such as fluctuating interest rates and changes in foreign currency rates. At present, we do not utilize derivative instruments to manage this risk.

Foreign Currency Exchange Rate Risk

Currency translation.  The results of operations of our foreign subsidiaries are translated into U.S. dollars at the average exchange rates for each period concerned. The balance sheets of foreign subsidiaries are translated into U.S. dollars at the exchange rates in effect at the end of each period. Any adjustments resulting from the translation are recorded as other comprehensive income. As of December 31, 2006 and March 31, 2007, the aggregate total assets (based on book value) of our non-guarantor subsidiaries were $138.3 million and $140.3 million, respectively, representing approximately 33.8% and 36.1%, respectively, of our total assets (based on book value).

Our foreign currency exchange rate exposure is primarily with respect to the Euro and British Pound. The approximate exchange rates in effect at December 31, 2006 and March 31, 2007 were $1.31 and $1.33, respectively to the Euro. The approximate exchange rates in effect at December 31, 2006 and March 31, 2007 were $1.96 and $1.96, respectively to the British Pound. The result of a hypothetical 10% strengthening of the U.S. dollar against the Euro and British Pound would result in a decrease in the book value of the aggregate total assets of foreign subsidiaries of approximately $14.0 million as of March 31, 2007. The result of a hypothetical 10% strengthening of the U.S. dollar against the Euro and British Pound would result in a decrease in net income of approximately $0.1 million for the quarter ended March 31, 2007.

Currency transaction exposure.  Currency transaction exposure arises where actual sales and purchases are made by a business or company in a currency other than its own functional currency. Any transactional differences at an international location are accounted for on a monthly basis.

Interest Rate Risk

We are subject to market exposure to changes in interest rates based on our financing activities. This exposure relates to borrowings under our senior revolving credit facility that are payable at prime rate plus 0.25% in the case of prime rate loans, or LIBOR rate plus 1.75%, in the case of LIBOR rate loans. As of March 31, 2007, we had no outstanding borrowings and $2.9 million of outstanding letters of credit under our senior revolving credit facility. Because we have no outstanding debt under our senior revolving credit facility, a hypothetical change in interest rates of 1% would not have a material effect on our near-term financial condition or results of operations. In connection with the TB Wood’s Acquisition, we assumed $5.3 million in variable rate demand revenue bonds which bear variable interest rates (3.77% as of December 31, 2006). See “Description of Certain Indebtedness.”

The Sarbanes-Oxley Act of 2002 and Material Weakness in Internal Control

In connection with their audit of our 2006 consolidated financial statements, our independent registered public accounting firm expressed concerns that as of the date of their opinion, certain plant locations had encountered difficulty closing their books in a timely and accurate manner. Due to the nature of our decentralized organization, the auditors believe there is a risk that a number of individually insignificant errors at various plant locations could aggregate to a material amount in the consolidated financial statements. The independent registered public accounting firm informed senior management and the Audit Committee of the Board of Directors that they believe this is a material weakness in internal controls. We have actively taken steps to address this material weakness. These steps include hiring a Director of Internal Audit during 2006 who has organized and managed our efforts to comply with the internal control requirements of Section 404 of the Sarbanes-Oxley Act, standardizing the financial close process, providing greater corporate oversight and review as well as implementing other internal control procedures as part of our ongoing Sarbanes-Oxley compliance program. We believe that with the addition of these steps we should be able to deliver financial information in a timely and accurate manner. See “Risk Factors — Risks Related to our Business — Material weaknesses in our internal controls over financial reporting have been identified which could result in a decrease in the value of your investment.”

BUSINESS

Our Company

We are a leading global designer, producer and marketer of a wide range of MPT and motion control products serving customers in a diverse group of industries, including energy, general industrial, material handling, mining, transportation and turf and garden. Our product portfolio includes industrial clutches and brakes, enclosed gear drives, open gearing, belted drives, couplings, engineered bearing assemblies, linear components, electronic drives and other related products. Our products are used in a wide variety of high-volume manufacturing processes, where the reliability and accuracy of our products are critical in both avoiding costly down time and enhancing the overall efficiency of manufacturing operations. Our products are also used in non-manufacturing applications where product quality and reliability are especially critical, such as clutches and brakes for elevators and residential and commercial lawnmowers. For the year ended December 31, 2006, we had net sales of $462.3 million, net income of $10.4 million and EBITDA of $54.8 million.

We market our products under well recognized and established brand names, including Warner Electric, Boston Gear, TB Wood’s, Kilian, Nuttall Gear, Ameridrives, Wichita Clutch, Formsprag Clutch, Bibby Transmissions, Stieber, Matrix, Inertia Dynamics, Twiflex, Industrial Clutch, Huco Dynatork, Marland Clutch, Delroyd, Warner Linear and Saftek. Most of these brands have been in existence for over 50 years. We believe over 50% of our sales are generated from products where, according to the most recently published Motion Systems Design magazine survey, our brands on a consolidated basis have the number one or number two brand recognition in the markets we serve.

Our products are either incorporated into products sold by original equipment manufacturers, or OEMs, sold to end-users directly or sold through industrial distributors. We sell our products in over 70 countries to over 1,000 direct OEM customers and over 3,000 distributor outlets through our global sales and marketing network. Substantially all of our products are moving, wearing components which are consumed in use. Due to the complexity of many of our customers’ manufacturing operations and the high cost of process failure, our customers have demonstrated a strong preference to replace their worn Altra brand products with new Altra products. This replacement dynamic drives recurring replacement sales, resulting in aftermarket revenue that we estimate accounted for approximately 46% of our revenues, on a pro forma basis, for the year ended December 31, 2006.

We are led by a highly experienced management team with over 330 years of cumulative industrial business experience and an average of 11 years with our companies. Our management team has established a proven track record of execution, successfully completing and integrating major strategic acquisitions and delivering significant growth in both revenue and profits. We employ a comprehensive business process called the ABS, which focuses on eliminating inefficiencies from every business process to improve quality, delivery and cost.

Our Industry

Based on industry data supplied by Penton Information Services, we estimate that industrial power transmission products generated sales in the United States of approximately $33.3 billion in 2006. These products are used to generate, transmit, control and transform mechanical energy. The industrial power transmission industry can be divided into three areas: MPT products; motors and generators; and adjustable speed drives. We compete primarily in the MPT area which, based on industry data, we estimate was a $16.7 billion market in the United States in 2006. In addition to the MPT segment, TB Wood’s also competes in the adjustable speed drives segment which we estimate was a $4.9 billion market in the United States in 2006.

The global MPT market is highly fragmented, with over 1,000 small manufacturers. While smaller companies tend to focus on regional niche markets with narrow product lines, larger companies that generate annual sales of over $100 million, generally offer a much broader range of products and have global capabilities. The industry’s customer base is broadly diversified across many sectors of the economy and typically places a premium on factors such as quality, reliability, availability and design and application engineering support. We believe the most successful industry participants are those that leverage their distribution network, their products’ reputations for quality and reliability and their service and technical support capabilities to maintain attractive margins on products and gain market share.

Our Strengths

We believe the following business strengths have allowed us to develop and maintain a leading position within the mechanical power transmission industry:

Leading Market Shares and Brand Names.  We believe that we hold the number one or number two market position in key products across several of our core platforms. For example, according to a report published by the Global Industry Analysts, Inc., in February 2005, we are one of the leading manufacturers of industrial clutches and brakes in the world. Our brands, most of which have been in existence for more than 50 years, are widely known in the MPT product markets. We believe over 50% of our sales are derived from products where we hold the number one or number two share and brand recognition, on a consolidated basis with our brands in the same product category, in the markets we serve.

Large Installed Base Supporting Aftermarket Sales.  With a history dating back to 1857 with the formation of TB Wood’s, we believe we benefit from one of the largest installed customer bases in the industry. Given the moving, wearing nature of our products, which require regular replacement, our large installed base of products with a diversified group of end-user customers, generates significant aftermarket replacement demand which creating a recurring revenue stream. Many of our products serve critical functions, where the cost of product failure would substantially exceed any potential cost reduction benefits from using cheaper, less proven parts. This end-user preference and consistently recurring replacement demand in turn help to stabilize our revenue base from the cyclical nature of the broader economy. For the year ended December 31, 2006 we estimate that approximately 43% of our revenues were derived from aftermarket sales.

Diversified End-Markets.  Our revenue base has balanced exposure across a diverse mix of end-user industries, including energy, general industrial, material handling, mining, transportation and turf and garden, which helps mitigate the impact of business and economic cycles. No single industry represented more than 9% of our total sales in 2006. In addition, for the year ended December 31, 2006, approximately 30% of our sales were from outside North America. Our geographic diversification is further enhanced as some of our products sold into the North American market are ultimately exported into international markets as part of the final product sold by the customer.

Strong Relationships with Distributors and OEMs.  We have over 1,000 direct OEM customers and enjoy established, long-term relationships with the leading MPT industrial distributors, both of which are critical factors that contribute to our high base of recurring aftermarket revenues. We sell our products through more than 3,000 distributor outlets worldwide. We believe our scale, end-user preference and expansive product lines make our product portfolio attractive to both large and multi-branch distributors, as well as regional and independent distributors in our industry.

Experienced, High-Caliber Management Team.  We are led by a highly experienced management team with over 330 years of cumulative industrial business experience and an average of 11 years with our companies. Our CEO, Michael Hurt, has over 40 years of experience in the MPT industry, while COO Carl Christenson has over 26 years of experience. Our management team has established a proven track record of execution, successfully completing and integrating major strategic acquisitions and delivering significant growth and profitability.

The Altra Business System.  We benefit from an established culture of lean management emphasizing quality, delivery and cost through the ABS. ABS is at the core of our performance-driven culture and drives both our strategic development and operational improvements. We estimate that in the period from January 1, 2005 through December 31, 2006, ABS has enabled us to achieve savings of over $5 million through various initiatives, including: (a) set-up time reduction and productivity improvement, (b) finished goods inventory reduction, (c) improved quality and reduction of internal scrap, (d) on-time delivery improvement, (e) utilizing value stream mapping to minimize work in process inventory and increase productivity and (f) headcount reductions. We believe these initiatives will continue to provide us with recurring annual savings. We intend to continue to aggressively implement operational excellence initiatives by utilizing the ABS tools throughout our company.

Proven Product Development Capabilities.  Our extensive application engineering know-how drives both new and repeat sales. Our broad portfolio of products, knowledge and expertise across various MPT applications allows us to provide our customers customized solutions to meet their specific needs. We are highly focused on developing new products in response to customer requirements. We employ approximately 208 non-manufacturing engineers involved with product development, research and development, test and technical customer support. Recent new product development examples include the Foot/Deck Mount Kopper Kool Brake which was designed for very high heat dissipation in extremely rugged tensioning applications such as draw works for oil and gas wells and anchoring systems for on-shore and off-shore drilling platforms.

Our Business Strategy

We intend to continue to increase our sales through organic growth, expand our geographic reach and product offering through strategic acquisitions and improve our profitability through cost reduction initiatives. We seek to achieve these objectives through the following strategies:

•	Leverage Our Sales and Distribution Network. We intend to continue to leverage our relationships with our distributors to gain shelf space, further integrate our recently acquired brands with our core brands and sell new products. In addition, we intend to continue to actively pursue new OEM opportunities with innovative and cost-effective product designs and applications to help maintain and grow our aftermarket revenues. For example, in 2002 we launched a new product in the wrap spring category. Despite established competition within this particular category, we were able to quickly penetrate the market and we exceeded 15% in global market share in 2006 due to the strength of our Warner Electric brand. We seek to capitalize on customer brand preference for our products to generate pull-through aftermarket demand from our distribution channel. We believe this strategy also allows our distributors to achieve high profit margins, further enhancing our preferred position with them.

•	Focus our Strategic Marketing on New Growth Opportunities. We intend to expand our emphasis on strategic marketing to focus on new growth opportunities in key end-user markets. Through a systematic process that leverages our core brands and products, we seek to identify attractive markets and product niches, collect customer and market data, identify market drivers, tailor product and service solutions to specific market and customer requirements and deploy resources to gain market share and drive future sales growth.

•	Accelerate New Product and Technology Development. We are highly focused on developing new products across our business in response to customer needs in various markets. In total, we expect new products developed by us during the past three years to generate approximately $60 million in revenues in 2007.

Recent new product development examples include the Foot/Deck Mount Kopper Kool Brake, a new clutch brake design which significantly extends product life and can dramatically reduce blade stop time on commercial and residential lawn tractors, a new magnetic particle clutch designed to solve a number of long-standing performance issues on soft-drink bottle capping applications, and the RA10 speed reducer, designed for use in the rapidly growing market for armor-fitted military vehicles used by the U.S. military.

•	Capitalize on Growth and Sourcing Opportunities in the Asia-Pacific Market. We intend to leverage our established sales offices in China, Taiwan and Singapore, as well as add representation in Japan and South Korea. We also intend to expand our manufacturing presence in Asia beyond our current plant in Shenzhen, China, to increase sales in the high-growth Asia-Pacific region. This region also offers opportunities for low-cost country sourcing of raw materials. During 2006, we sourced approximately 17% of our purchases from low-cost countries, resulting in average cost reductions of approximately

45% for these products. Within the next five years, we intend to utilize our sourcing office in Shanghai to significantly increase our current level of low-cost country sourced purchases. We may also consider, additional opportunities to outsource some of our production from North American and Western European locations to Asia.

•	Continue to Improve Operational and Manufacturing Efficiencies through ABS. We believe we can continue to improve profitability through cost control, overhead rationalization, global process optimization, continued implementation of lean manufacturing techniques and strategic pricing initiatives. Our operating plan, based on manufacturing centers of excellence, provides additional opportunities to reduce costs by sharing best practices across geographies and business lines and by consolidating purchasing processes. We have implemented these principles with our recent acquisitions of Hay Hall, Bear Linear and TB Wood’s and intend to apply such principles to future acquisitions.

•	Pursue Strategic Acquisitions that Complement our Strong Platform. With our extensive MPT and motion control products, our strong customer and distributor relationships and our know-how in implementing lean enterprise initiatives through ABS, we believe we have an ideal platform for acquiring and successfully integrating related businesses, as evidenced through our acquisition and integration of Hay Hall and Bear Linear. Management believes that there may be a number of attractive potential acquisition candidates in the future, in part due to the fragmented nature of the industry. We plan to continue our disciplined pursuit of strategic acquisitions to accelerate our growth, enhance our industry leadership and create value.

Products

We produce and market a wide variety of MPT products. Our product portfolio includes industrial clutches and brakes, open and enclosed gearing, couplings, engineered belted drives, adjustable speed drives, engineered bearing assemblies and other related power transmission components which are sold across a wide variety of industries. Our products benefit from our industry leading brand names including Warner Electric, Boston Gear, TB Wood’s, Kilian, Nuttall Gear, Ameridrives, Wichita Clutch, Formsprag Clutch, Bibby Transmissions, Stieber, Matrix, Inertia Dynamics, Twiflex, Industrial Clutch, Huco Dynatork, Marland Clutch, Delroyd, Warner Linear and Saftek. Our products serve a wide variety of end markets including aerospace, energy, food processing, general industrial, material handling, mining, petrochemical, transportation and turf and garden. We primarily sell our products to OEMs and through long-standing relationships with the industry’s leading industrial distributors such as Motion Industries, Applied Industrial Technologies, Kaman Industrial Technologies and W.W. Grainger. The following discussion of our products does not include detailed product category revenue because such information is not individually tracked by our financial reporting system and is not separately reported by our general purpose financial statements. Conducting a detailed product revenue internal assessment and audit would involve unreasonable effort and expense as revenue information by product line is not available. We maintain sales information by operating facility, but do not maintain any accounting sales data by product line.

Our products, principal brands and markets and sample applications are set forth below:

Products	Principal Brands	Principal Markets	Sample Applications

Clutches and Brakes	Warner Electric, Wichita Clutch, Formsprag Clutch, Stieber Clutch, Matrix, Inertia Dynamics, Twiflex, Industrial Clutch, Marland Clutch	Aerospace, energy, material handling, metals, turf and garden, mining	Elevators, forklifts, lawn mowers, oil well draw works, punch presses, conveyors
Gearing	Boston Gear, Nuttall Gear, Delroyd	Food processing, material handling, metals, transportation	Conveyors, ethanol mixers, packaging machinery, rail car wheel drives
Engineered Couplings	Ameridrives, Bibby Transmissions, TB Wood’s	Energy, metals, plastics, chemical	Extruders, turbines, steel strip mills, pumps
Engineered Bearing Assemblies	Kilian Manufacturing	Aerospace, material handling, transportation	Cargo rollers, steering columns, conveyors
Power Transmission Components	Warner Electric, Boston Gear, Huco Dynatork, Warner Linear, Matrix, Saftek, TB Wood’s	Material handling, metals, turf and garden	Conveyors, lawn mowers, machine tools
Engineered Belted Drives	TB Wood’s	Aggregate, HVAC, material handling	Pumps, sand and gravel conveyors, industrial fans
Adjustable Speed Drives and Systems	TB Wood’s	Food processing, textile, water	Pumps, conveyors, carpet looms

Clutches and Brakes.  Clutches are devices which use mechanical, magnetic, hydraulic, pneumatic, or friction type connections used to facilitate engaging or disengaging two rotating members. Brakes are combinations of interacting parts that work to slow or stop machinery. We manufacture a variety of clutches and brakes in three main product categories: electromagnetic, overrunning and heavy duty. Our core clutch and brake manufacturing facilities are located in Connecticut, Indiana, Illinois, Michigan, Texas, the United Kingdom, Germany, France and China.

•	Electromagnetic Clutches and Brakes. Our industrial products include clutches and brakes with specially designed controls for material handling, forklift, elevator, medical mobility, mobile off-highway, baggage handling and plant productivity applications. We also offer a line of clutch and brake products for walk-behind mowers, residential lawn tractors and commercial mowers. While industrial applications are predominant, we also manufacture several vehicular niche applications including on-road refrigeration compressor clutches and agricultural equipment clutches. We market our electromagnetic products under the Warner Electric, IDI and Matrix brand names.

•	Overrunning Clutches. Specific product lines include the Formsprag and Stieber indexing and backstopping clutches. Primary industrial applications include conveyors, gear reducers, hoists and cranes, mining machinery, machine tools, paper machinery, packaging machinery, pumping equipment and other specialty machinery. We market and sell these products under the Formsprag, Marland and Stieber brand names.

•	Heavy Duty Clutches and Brakes. Our heavy duty clutch and brake product lines serve various markets including metal forming, off-shore and land-based oil and gas drilling platforms, mining material handling, marine applications and various off-highway and construction equipment segments. Our line of heavy duty pneumatic, hydraulic and caliper clutches and brakes are marketed under the Wichita Clutch and Twiflex brand names.

Gearing.  Gears reduce the output speed and increase the torque of an electric motor or engine to the level required to drive a particular piece of equipment. These products are used in various industrial, material handling, mixing, transportation and food processing applications. Specific product lines include vertical and horizontal gear drives, speed reducers and increasers, high-speed compressor drives, enclosed custom gear drives, various enclosed gear drive configurations and open gearing products such as spur, helical, worm and miter/bevel gears. We design and manufacture a broad range of gearing products under the Boston Gear, Nuttall Gear and Delroyd brand names. We manufacture our gearing products at our facilities in New York and North Carolina and sell to a variety of end markets.

Engineered Couplings.  Couplings are the interface between two shafts, which enable power to be transmitted from one shaft to the other. Because shafts are often misaligned, we designed our couplings with a measure of flexibility that accommodates various degrees of misalignment. Our coupling product line includes gear couplings, high-speed disc and diaphragm couplings, elastomeric couplings, grid couplings, universal joints, jaw couplings and spindles. Our coupling products are used in a wide range of markets including power generation, steel and custom machinery industries. We manufacture a broad range of coupling products under the Ameridrives, Bibby and TB Wood’s brand names. Our engineered couplings are manufactured in our facilities in a Mexico, Michigan, Pennsylvania, Texas and the United Kingdom.

Engineered Bearing Assemblies.  Bearings are components that support, guide and reduce friction of motion between fixed and moving machine parts. Our engineered bearing assembly product line includes ball bearings, roller bearings, thrust bearings, track rollers, stainless steel bearings, polymer assemblies, housed units and custom assemblies. We manufacture a broad range of engineered bearing products under the Kilian brand name. We sell bearing products to a wide range of end markets, including the general industrial and automotive markets, with a particularly strong OEM customer focus. We manufacture our bearing products at our facilities in New York, Canada and China.

Engineered Belted Drives.  Belted drives incorporate both a rubber-based belt and at least two sheaves or sprockets. Belted drives typically change the speed of an electric motor or engine to the level required for a particular piece of equipment. Our belted drive line includes three types of v-belts, three types of synchronous belts, standard and made-to-order sheaves and sprockets, and split taper bushings. We sell belted drives to a wide range of end markets, including aggregate, energy, chemical and material handling. Our engineered belted drives are primarily manufactured under the TB Wood’s brand in our facilities in Pennsylvania, Mexico and Texas.

Electronic Adjustable Speed Drives and Systems.  Adjustable speed drives control the speed and performance characteristics of an electric motor. We offer ten families of standard drives, specializing in rugged wash down duty products. We also offer custom AC drives as well as engineered drive systems which are both designed to a customer’s specific application criteria. Our drivers are used in various industries and applications including water pumping, food processing, and material handling. Our adjustable speed drives are principally marketed under the TB Wood’s brand name and are manufactured at our facilities in Pennsylvania, Tennessee and Italy.

Power Transmission Components.  Power transmission components are used in a number of industries to generate, transfer or control motion from a power source to an application requiring rotary or linear motion. Power transmission products are applicable in most industrial markets, including, but not limited to metals processing, turf and garden and material handling applications. Specific product lines include linear actuators, miniature and small precision couplings, air motors, friction materials, hydrostatic drives and other various items. We manufacture or market a broad array of power transmission components under several businesses including Warner Linear, Huco Dynatork, Saftek, Boston Gear, Warner Electric, TB Wood’s and Matrix. Our core power transmission component manufacturing facilities are located in Illinois, Michigan, North Carolina, the United Kingdom and China.

•	Warner Linear. Warner Linear is a designer and manufacturer of rugged service electromechanical linear actuators for off-highway vehicles, agriculture, turf care, special vehicles, medical equipment, industrial and marine applications.

•	Huco Dynatork. Huco Dynatork is a leading manufacturer and supplier of a complete range of precision couplings, universal joints, rod ends and linkages.

•	Saftek. Saftek manufactures a broad range of high quality non-asbestos friction materials for industrial, marine, construction, agricultural and vintage and classic cars and motorcycles.

•	Other Accessories. Our Boston Gear, Warner Electric, Matrix and TB Wood’s businesses make or market several other accessories such as sensors, sleeve bearings, AC/DC motors, shaft accessories, face tooth couplings, mechanical variable speed drives, and fluid power components that are used in numerous end markets.

Research and Development and Product Engineering

We closely integrate new product development with marketing, manufacturing and product engineering in meeting the needs of our customers. We have product engineering teams that work to enhance our existing products and develop new product applications for our growing base of customers that require custom solutions. We believe these capabilities provide a significant competitive advantage in the development of high quality industrial power transmission products. Our product engineering teams focus on:

•	lowering the cost of manufacturing our existing products;

•	redesigning existing product lines to increase their efficiency or enhance their performance; and

•	developing new product applications.

Our continued investment in new product development is intended to help drive customer growth as we address key customer needs.

Sales and Marketing

We sell our products in over 70 countries to over 1,000 direct OEM customers and over 3,000 distributor outlets. We offer our products through our direct sales force comprised of 126 company-employed sales associates as well as independent sales representatives. Our worldwide sales and distribution presence enables us to provide timely and responsive support and service to our customers, many of which operate globally, and to capitalize on growth opportunities in both developed and emerging markets around the world.

We employ an integrated sales and marketing strategy concentrated on both key industries and individual product lines. We believe this dual vertical market and horizontal product approach distinguishes us in the marketplace allowing us to quickly identify trends and customer growth opportunities and deploy resources accordingly. Within our key industries, we market to OEMs, encouraging them to incorporate our products into their equipment designs, to distributors and to end-users, helping to foster brand preference. With this strategy, we are able to leverage our industry experience and product breadth to sell MPT and motion control solutions for a host of industrial applications.

Distribution

Our MPT components are either incorporated into end products sold by OEMs or sold through industrial distributors as aftermarket products to end-users and smaller OEMs. We operate a geographically diversified business. For the year ended December 31, 2006, 70.5% of our net sales were derived from customers in North America, 21.6% from customers in Europe and 7.9% from customers in Asia and the rest of the world. Our global customer base is served by an extensive global sales network comprised of our sales staff as well as our network of over 3,000 distributor outlets.

Rather than serving as passive conduits for delivery of product, our industrial distributors are active participants in influencing product purchasing decisions in the MPT industry. In addition, distributors play a critical role through stocking inventory of our products, which affects the accessibility of our products to aftermarket buyers. It is for this reason that distributor partner relationships are so critical to the success of the business. We enjoy strong established relationships with the leading distributors as well as a broad, diversified base of specialty and regional distributors.

Competition

We operate in highly fragmented and very competitive markets within the MPT market. Some of our competitors have achieved substantially more market penetration in certain of the markets in which we operate, such as helical gear drives and adjustable speed drives, and some of our competitors are larger than us and have greater financial and other resources. In particular, we compete with Emerson Power Transmission Manufacturing, L.P., Regal-Beloit Corporation, Rexnord LLC and Baldor Electric Company. In addition, with respect to certain of our products, we compete with divisions of our OEM customers. Competition in our business lines is based on a number of considerations including quality, reliability, pricing, availability and design and application engineering support. Our customers increasingly demand a broad product range and we must continue to develop our expertise in order to manufacture and market these products successfully. To remain competitive, we will need to invest regularly in manufacturing, customer service and support, marketing, sales, research and development and intellectual property protection. We may have to adjust the prices of some of our products to stay competitive. In addition, some of our larger, more sophisticated customers are attempting to reduce the number of vendors from which they purchase in order to increase their efficiency. There is substantial and continuing pressure on major OEMs and larger distributors to reduce costs, including the cost of products purchased from outside suppliers such as us. As a result of cost pressures from our customers, our ability to compete depends in part on our ability to generate production cost savings and, in turn, find reliable, cost-effective outside component suppliers or manufacture our products. See “Risk Factors — Risk Related to our Business — We operate in the highly competitive mechanical power transmission and adjustable speed drives industries and if we are not able to compete successfully our business may be significantly harmed.”

Intellectual Property

We rely on a combination of patents, trademarks, copyright and trade secret laws in the United States and other jurisdictions, as well as employee and third-party non-disclosure agreements, license arrangements and domain name registrations to protect our intellectual property. We sell our products under a number of registered and unregistered trademarks, which we believe are widely recognized in the MPT industry. With the exception of Boston Gear, Warner Electric and TB Wood’s, we do not believe any single patent, trademark or trade name is material to our business as a whole. Any issued patents that cover our proprietary technology and any of our other intellectual property rights may not provide us with adequate protection or be commercially beneficial to us and, patents applied for, may not be issued. The issuance of a patent is not conclusive as to its validity or its enforceability. Competitors may also be able to design around our patents. If we are unable to protect our patented technologies, our competitors could commercialize technologies or products which are substantially similar to ours.

With respect to proprietary know-how, we rely on trade secret laws in the United States and other jurisdictions and on confidentiality agreements. Monitoring the unauthorized use of our technology is difficult and the steps we have taken may not prevent unauthorized use of our technology. The disclosure or misappropriation of our intellectual property could harm our ability to protect our rights and our competitive position.

Some of our registered and unregistered trademarks include: Warner Electric, Boston Gear, TB Wood’s, Kilian, Nuttall Gear, Ameridrives, Wichita Clutch, Formsprag Clutch, Bibby Transmissions, Stieber, Matrix, Inertia Dynamics, Twiflex, Industrial Clutch, Huco Dynatork, Marland Clutch, Delroyd, Warner Linear and Saftek.

Backlog

Our backlog of unshipped orders was $125.5 million at March 31, 2007, $128.2 million at December 31, 2006 and $102.0 million at December 31, 2005, an increase of $26.2 million. The increase in backlog was primarily due to the acquisition of Hay Hall, which accounted for approximately $16.7 million of the increase.

Employees

As of April 30, 2007, we had approximately 3,450 full-time employees, of whom approximately 64% were located in North America, 23% in Europe, and 13% in Asia. Approximately 18% of our full-time factory North American employees are represented by labor unions. In addition, approximately 34% of our employees in our facility in Scotland are represented by a labor union. The four U.S. collective bargaining agreements to which we are a party will expire on August 10, 2007, September 19, 2007, June 2, 2008 and February 1, 2009. We are currently in negotiations with the union in Scotland and we do not expect the negotiations to have a material adverse effect on our operations. Two of the four U.S. collective bargaining agreements contain provisions for additional, potentially significant, lump-sum severance payments to all employees covered by the agreements who are terminated as the result of a plant closing and one of our collective bargaining agreements contains provisions restricting our ability to terminate or relocate operations. See “Risk Factors — Risks Related to Our Business — We may be subject to work stoppages at our facilities, or our customers may be subjected to work stoppages, which could seriously impact our operations and the profitability of our business.”

The remainder of our European facilities have employees who are generally represented by local and national social works councils which are common in Europe. Social works councils meet with employer industry associations every two to three years to discuss employee wages and working conditions. Our facilities in France and Germany often participate in such discussions and adhere to any agreements reached.

Properties

In addition to our leased headquarters in Quincy, Massachusetts, we maintain 31 production facilities, 16 of which are located in the United States, two in Canada, 11 in Europe one in Mexico and one in China. The following table lists all of our facilities, other than sales offices and distribution centers, as of April 30, 2007, indicating the location, principal use, square footage and whether the facilities are owned or leased.

				Owned/	Lease
Location	Brand	Major Products	Sq. Ft.	Leased	Expiration

United States
Chambersburg, Pennsylvania	TB Wood’s	Couplings, Belted Drives, Castings	440,000	Owned	N/A
South Beloit, Illinois	Warner Electric	Electromagnetic Clutches & Brakes	104,288	Owned	N/A
Syracuse, New York	Kilian	Engineered Bearing Assemblies	97,000	Owned	N/A
Wichita Falls, Texas	Wichita Clutch	Heavy Duty Clutches and Brakes	90,400	Owned	N/A
Warren, Michigan	Formsprag	Overrunning Clutches	79,000	Owned	N/A
Erie, Pennsylvania	Ameridrives	Couplings	76,200	Owned	N/A
Chattanooga, Tennessee	TB Wood’s	Integrated Electronic Drive Systems	52,000	Owned	N/A
Scotland, Pennsylvania	TB Wood’s	Electronic Products	42,400	Owned	N/A
San Marcos, Texas	TB Wood’s	Couplings and Belted Drives	51,000	Owned	N/A
Columbia City, Indiana	Warner Electric	Electromagnetic Clutches & Brakes & Coils	35,000	Owned	N/A
Mt. Pleasant, Michigan	TB Wood’s	Power Transmission Components, Couplings	30,000	Owned	N/A
Charlotte, North Carolina	Boston Gear	Gearing & Power Transmission	193,000	Leased	February 28, 2013
		Components
Niagara Falls, New York	Nuttall Gear	Gearing	155,509	Leased	March 31, 2008
Torrington, Connecticut	Inertia Dynamics	Electromagnetic Clutches & Brakes	32,000	Leased	(3)
Quincy, Massachusetts(1)	Altra, Boston Gear	—	30,350	Leased	February 12, 2008
Belvidere, Illinois	Warner Linear	Linear Actuators	21,000	Leased	June 30, 2009
New Braunsfels, Texas	Ameridrives	Couplings	16,200	Leased	December 31, 2009
International
Heidelberg, Germany	Stieber	Overrunning Clutches	57,609	Owned	N/A
Saint Barthelemy, France	Warner Electric	Electromagnetic Clutches & Brakes	50,129	Owned	N/A
Bedford, England	Wichita Clutch	Heavy Duty Clutches and Brakes	49,000	Owned	N/A
Allones, France	Warner Electric	Electromagnetic Clutches & Brakes	38,751	Owned	N/A
Toronto, Canada	Kilian	Engineered Bearing Assemblies	29,000	Owned	N/A
Dewsbury, England	Bibby Transmissions	Couplings	26,100	Owned	N/A
Shenzhen, China	Warner Electric	Electromagnetic Clutches, Brakes & Precision Components	112,271	Leased	December 15, 2008
San Luis Potosi, Mexico	TB Wood’s	Couplings and Belted Drives	71,800	Leased	June 8, 2014
Brechin, Scotland	Matrix	Clutch Brakes, Couplings	52,500	Leased	February 28, 2011
Garching, Germany	Stieber	Overrunning Clutches	32,292	Leased	(2)
Toronto, Canada	Kilian	Engineered Bearing Assemblies	30,120	Leased	(3)
Twickenham, England	Twiflex	Heavy Duty Clutches and Brakes	27,500	Leased	September 30, 2009
Naturns, Italy	TB Wood’s	Electronic Products	19,500	Leased	December 31, 2009(4)
Hertford, England	Huco Dynatork	Couplings, Power Transmission Components	13,565	Leased	July 31, 2007
Telford, England	Saftek	Friction Material	4,400	Leased	August 31, 2008

(1)	Corporate Headquarters and selective Boston Gear functions.

(2)	Must give the lessor twelve month notice for termination.

(3)	Month to month lease.

(4)	Must give the lessor six months notice for termination.

Suppliers and Raw Materials

We obtain raw materials, component parts and supplies from a variety of sources, generally from more than one supplier. Our suppliers and sources of raw materials are based in both the United States and other countries and we believe that our sources of raw materials are adequate for our needs for the foreseeable future. We do not believe the loss of any one supplier would have a material adverse effect on our business or result of operations. Our principal raw materials are steel, castings and copper. We generally purchase our materials on the open market, where certain commodities such as steel and copper have increased in price significantly in recent years. We have not experienced any significant shortage of our key materials and have not historically engaged in hedging transactions for commodity suppliers.

Regulation

We are subject to a variety of government laws and regulations that apply to companies engaged in international operations. These include compliance with the Foreign Corrupt Practices Act, U.S. Department of Commerce export controls, local government regulations and procurement policies and practices (including regulations relating to import-export control, investments, exchange controls and repatriation of earnings). We maintain controls and procedures to comply with laws and regulations associated with our international operations. In the event we are unable to remain compliant with such laws and regulations, our business may be adversely affected.

Environmental and Health and Safety Matters

We are subject to a variety of federal, state, local, foreign and provincial environmental laws and regulations, including those governing health and safety requirements, the discharge of pollutants into the air or water, the management and disposal of hazardous substances and wastes and the responsibility to investigate and cleanup contaminated sites that are or were owned, leased, operated or used by us or our predecessors. Some of these laws and regulations require us to obtain permits, which contain terms and conditions that impose limitations on our ability to emit and discharge hazardous materials into the environment and periodically may be subject to modification, renewal and revocation by issuing authorities. Fines and penalties may be imposed for non-compliance with applicable environmental laws and regulations and the failure to have or to comply with the terms and conditions of required permits. From time to time our operations may not be in full compliance with the terms and conditions of our permits. We periodically review our procedures and policies for compliance with environmental laws and requirements. We believe that our operations generally are in material compliance with applicable environmental laws and requirements and that any non-compliance would not be expected to result in us incurring material liability or cost to achieve compliance. Historically, the costs of achieving and maintaining compliance with environmental laws and requirements have not been material.

Certain environmental laws in the United States, such as the federal Superfund law and similar state laws, impose liability for the cost of investigation or remediation of contaminated sites upon the current or, in some cases, the former site owners or operators and upon parties who arranged for the disposal of wastes or transported or sent those wastes to an off-site facility for treatment or disposal, regardless of when the release of hazardous substances occurred or the lawfulness of the activities giving rise to the release. Such liability can be imposed without regard to fault and, under certain circumstances, can be joint and several, resulting in one party being held responsible for the entire obligation. As a practical matter, however, the costs of investigation and remediation generally are allocated among the viable responsible parties on some form of equitable basis. Liability also may include damages to natural resources. We have not been notified that we are a potentially responsible party in connection with any sites we currently or formerly owned or operated or for liability at any off-site waste disposal facility.

However, there is contamination at some of our current facilities, primarily related to historical operations at those sites, for which we could be liable for the investigation and remediation under certain environmental laws. The potential for contamination also exists at other of our current or former sites, based on historical uses of those sites. We currently are not undertaking any remediation or investigations and our costs or liability in connection with potential contamination conditions at our facilities cannot be predicted at this time because the potential existence of contamination has not been investigated or not enough is known about the environmental conditions or likely remedial requirements. Currently, other parties with contractual liability are addressing or have plans or obligations to address those contamination conditions that may pose a material risk to human health, safety or the environment. In addition, while we attempt to evaluate the risk of liability associated with our facilities at the time we acquire them, there may be environmental conditions currently unknown to us relating to our prior, existing or future sites or operations or those of predecessor companies whose liabilities we may have assumed or acquired which could have a material adverse effect on our business.

We are being indemnified, or expect to be indemnified by third parties subject to certain caps or limitations on the indemnification, for certain environmental costs and liabilities associated with certain owned or operated sites. Accordingly, based on the indemnification and the experience with similar sites of the environmental consultants who we have hired, we do not expect such costs and liabilities to have a material adverse effect on our business, operations or earnings. We cannot assure you, however, that those third parties will in fact satisfy their indemnification obligations. If those third parties become unable to, or otherwise do not, comply with their respective indemnity obligations, or if certain contamination or other liability for which we are obligated is not subject to these indemnities, we could become subject to significant liabilities.

Legal Proceedings

We are, from time to time, party to various legal proceedings arising out of our business. These proceedings primarily involve commercial claims, product liability claims, intellectual property claims, environmental claims, personal injury claims and workers’ compensation claims. We cannot predict the outcome of these lawsuits, legal proceedings and claims with certainty. Nevertheless, we believe that the outcome of any currently existing proceedings, even if determined adversely, would not have a material adverse effect on our business, financial condition and results of operations.

MANAGEMENT

Our directors and principal officers, and their positions and ages as of August 1, 2007, are as follows:

Name	Age	Position

Michael L. Hurt	61	Chairman of the Board and Chief Executive Officer
Carl R. Christenson	47	President and Chief Operating Officer
David A. Wall	49	VP of Finance & Chief Financial Officer
Gerald Ferris	57	Vice President of Global Sales
Timothy McGowan	50	Vice President of Human Resources
Edward L. Novotny	55	Vice President and General Manager, Boston Gear, Overrunning Clutch, Huco
Todd B. Patriacca	37	Vice President of Finance, Corporate Controller
Craig Schuele	44	Vice President of Marketing and Business Development
Larry McPherson	61	Director
James H. Woodward Jr.	54	Director
Edmund M. Carpenter	65	Director

Michael L. Hurt, P.E. has been our Chief Executive Officer and a director since our formation in 2004. In November 2006, Mr. Hurt was elected as chairman of our board. During 2004, prior to our formation, Mr. Hurt provided consulting services to Genstar Capital and was appointed Chairman and Chief Executive Officer of Kilian in October 2004. From January 1991 to November 2003, Mr. Hurt was the President and Chief Executive Officer of TB Wood’s Incorporated, a manufacturer of industrial power transmission products. Prior to TB Wood’s, Mr. Hurt spent 23 years in a variety of management positions at the Torrington Company, a major manufacturer of bearings and a subsidiary of Ingersoll Rand. Mr. Hurt holds a B.S. degree in Mechanical Engineering from Clemson University and an M.B.A. from Clemson-Furman University.

Carl R. Christenson has been our President and Chief Operating Officer since January 2005 and a director since July 2007. From 2001 to 2005, Mr. Christenson was the President of Kaydon Bearings, a manufacturer of custom-engineered bearings and a division of Kaydon Corporation. Prior to joining Kaydon, Mr. Christenson held a number of management positions at TB Wood’s Incorporated and several positions at the Torrington Company. Mr. Christenson holds a M.S. and B.S. degree in Mechanical Engineering from the University of Massachusetts and an M.B.A. from Rensselaer Polytechnic.

David A. Wall has been our VP of Finance & Chief Financial Officer since January 2005. From 2000 to 2004, Mr. Wall was the Chief Financial Officer of Berman Industries, a manufacturer and distributor of portable lighting products. From 1994 to 2000, Mr. Wall was the Chief Financial Officer of DoALL Company, a manufacturer and distributor of machine tools and industrial supplies. Mr. Wall is a Certified Public Accountant and holds a B.S. degree in Accounting from the University of Illinois and an M.B.A. in Finance from the University of Chicago.

Gerald Ferris has been our Vice President of Global Sales since May 2007 and held the same position with Power Transmission Holdings, LLC, our Predecessor, since March 2002. He is responsible for the worldwide sales of our broad product platform. Mr. Ferris joined our Predecessor in 1978 and since joining has held various positions. He became the Vice President of Sales for Boston Gear in 1991. Mr. Ferris holds a B.A. degree in Political Science from Stonehill College.

Timothy McGowan has been our Vice President of Human Resources since May 2007 and held the same position with our Predecessor since June 2003. Prior to joining us, from 1994 to 1998 and again from 1999 to 2003 Mr. McGowan was Vice President, Human Resources for Bird Machine, part of Baker Hughes, Inc., an oil equipment manufacturing company. Before his tenure with Bird Machine, Mr. McGowan spent many years with Raytheon in various Human Resources positions. Mr. McGowan holds a B.A. degree in English from St. Francis College in Maine.

Edward L. Novotny has been our Vice President and General Manager of Gearing and Belted Drives since November 2004 and held the same position with our Predecessor since May 2001. Prior to joining our Predecessor in 1999, Mr. Novotny served in a plant management role and then as the Director of Manufacturing for Stabilus Corporation, an automotive supplier, since October 1990. Prior to Stabilus, Mr. Novotny held various plant management and production control positions with Masco Industries and Rockwell International. Mr. Novotny holds a B.S. degree in Business Management from Youngstown State University.

Todd B. Patriacca has been our Vice President of Finance and Corporate Controller since May 2007. Prior to his current position, Mr. Patriacca has been Corporate Controller since May 2005. Prior to joining us, Mr. Patriacca was Corporate Finance Manager at MKS Instrument Inc., a semi-conductor equipment manufacturer since March 2002. Prior to MKS, Mr. Patriacca spent over 10 years at Arthur Andersen LLP in the Assurance Advisory practice. Mr. Patriacca is a Certified Public Accountant and holds a B.A. in History from Colby College and an M.B.A. and an M.S. in Accounting from Northeastern University.

Craig Schuele has been our Vice President of Marketing and Business Development since May 2007 and held the same position with our Predecessor since July 2004. Prior to his current position, Mr. Schuele has been Vice President of Marketing since March 2002, and previous to that he was a Director of Marketing. Mr. Schuele joined our Predecessor in 1986 and holds a B.S. degree in Management from Rhode Island College.

Larry McPherson was elected as one of our directors in January 2005. Prior to joining our board, Mr. McPherson was a Director of NSK Ltd., a manufacturer and seller of industrial machinery bearings and automobile components, from 1997 until his retirement in 2003 and served as Chairman and CEO of NSK Europe from January 2002 to December 2003. In total he was employed by NSK Ltd. for 21 years and was Chairman and CEO of NSK Americas for the six years prior to his European assignment. Mr. McPherson continues to serve as an advisor to the board of directors of NSK Ltd. as well as a board member of McNaughton and Gunn, Inc. and of a privately owned printing company. Mr. McPherson earned his M.B.A. from Georgia State and his B.S. degree in Electrical Engineering from Clemson University.

James H. Woodward, Jr. was elected as one of our directors in March 2007. Mr. Woodward has been Executive Vice President and Chief Financial Officer of Joy Global Inc., a mining machinery and services company, since January 2007. Prior to joining Joy Global Inc., Mr. Woodward was Executive Vice President and Chief Financial Officer of JLG Industries, Inc., a manufacturer and marketer of industrial access equipment, from August 2000 until its sale in December 2006. Prior to JLG Industries, Inc., Mr. Woodward held various financial positions at Dana Corporation since 1982. Mr. Woodward holds a B.A. degree in Accounting from Michigan State University.

Edmund M. Carpenter was elected as one of our directors in March 2007. Mr. Carpenter was President and Chief Executive Officer of Barnes Group Inc., a manufacturer of precision metal components and distributor of industrial supplies, from 1998 until his retirement in December 2006. Prior to joining Barnes Group Inc., Mr. Carpenter was Senior Managing Director of Clayton, Dubilier & Rice from 1996 to 1998, and Chief Executive Officer of General Signal from 1988 to 1995. He has served as a director at Campbell Soup Company since 1990 and Dana Corporation since 1991. He holds both an M.B.A. and a B.S.E. in Industrial Engineering from the University of Michigan.

Compensation Committee Interlocks and Insider Participation

During our last completed fiscal year, none of our executive officers served on our compensation committee or served on the compensation committee or board of directors of any other company, of which any of our directors is an executive officer.

EXECUTIVE COMPENSATION

Compensation of Named Executives

The following table summarizes all compensation paid to our principal executive officer, our principal financial officer and to our three other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for services rendered in all capacities to us during the year ended December 31, 2006. We will refer to these executive officers as the named executive officers. All references to shares, stock, restricted stock and options refer to shares, stock, restricted stock and options of Altra Holdings, our parent.

Summary Compensation Table

					Non-Equity
					Incentive Plan	All Other		Total
Name and Principal Position	Year	Salary	Stock(1)		Compensation(7)	Compensation		Compensation

Michael L. Hurt	2006	$373,190	$1,258,164	(2)	$521,902	$26,587	(8)	$2,179,843
Chief Executive Officer
Carl R. Christenson	2006	$273,542	$646,334	(3)	$320,650	$25,127	(8)	$1,265,653
President & Chief Operating Officer
David A. Wall	2006	$228,750	$7,410	(4)	$214,544	$25,068	(8)	$475,772
Chief Financial Officer
Edward L. Novotny	2006	$187,600	$3,705	(5)	$132,239	$25,967	(8)	$349,511
Vice President and General Manager of Boston Gear, Overrunning Clutch, Huco
Gerald Ferris	2006	$184,037	$3,705	(6)	$169,303	$20,793	(9)	$377,838
Vice President of Global Sales

(1)	The amounts in this column represent the amount recognized for financial statement reporting purposes with respect to the fiscal year 2006. This expense is recognized in our financial statements on a straight-line basis over the vesting period. For discussion of factors and assumptions taken into account in our calculation, see Note 11 to our consolidated financial statements contained in this prospectus.

(2)	Reflects the shares of restricted stock held by Mr. Hurt that vested in 2006, which include two-fifths of the shares of restricted stock granted to Mr. Hurt in 2006 and one-fifth of the shares of restricted stock granted to Mr. Hurt in each of 2004 and 2005. The aggregate restricted stock holdings of Mr. Hurt at the end of 2006 were 847,259 shares.

(3)	Reflects the shares of restricted stock held by Mr. Christenson that vested in 2006, which include two-fifths of the shares of restricted stock granted to Mr. Christenson in 2006 and one-fifth of the shares of restricted stock granted to Mr. Christenson in 2005. The aggregate restricted stock holdings of Mr. Christenson at the end of 2006 were 568,221 shares.

(4)	Reflects the shares of restricted stock held by Mr. Wall that vested in 2006, which include one-fifth of the shares of restricted stock granted to Mr. Wall in 2005. The aggregate restricted stock holdings of Mr. Wall at the end of 2006 were 220,500 shares.

(5)	Reflects the shares of restricted stock held by Mr. Novotny that vested in 2006, which include one-fifth of the shares of restricted stock granted to Mr. Novotny in 2005. The aggregate restricted stock holdings of Mr. Novotny at the end of 2006 were 126,000 shares.

(6)	Reflects the shares of restricted stock held by Mr. Ferris that vested in 2006, which include one-fifth of the shares of restricted stock granted to Mr. Ferris in 2005. The aggregate restricted stock holdings of Mr. Ferris at the end of 2006 was 110,250 shares.

(7)	Reflects bonus amounts approved by the Compensation Committee for the fiscal year 2006 under our Management Incentive Compensation Program, or MICP. For further discussion of the MICP and the determination of 2006 bonus amounts for our named executive officers, see the Compensation Analysis and Discussion section of this prospectus.

(8)	Represents our 401(k) contribution of $13,200, premiums paid for medical and dental insurance of $8,000 and premiums paid for life and disability benefits.

(9)	Represents our 401(k) contribution of $7,650, premiums paid for medical and dental insurance of $8,000 and premiums paid for life and disability benefits.

The following table presents information regarding grants of plan based awards to our named executive officers during the fiscal year ended December 31, 2006.

Grants of Plan-Based Awards

			All Other
			Stock Awards:
		Estimated Future Payouts	Number of		Market
	Grant Date	Under Non-Equity Incentive	Shares of		Price on	Grant Date Fair
	of Stock	Plan Awards	Stock or		Grant	Value of Stock &
Name	Awards	Target(1)	Units		Date	Option Awards

Michael L. Hurt	August 30, 2006	$223,914	203,899	(2)	$16.00	$3,262,384
Carl R. Christenson	August 30, 2006	$136,771	103,857	(3)	$16.00	$1,661,704
David A. Wall	—	$91,500	—		—	—
Edward L. Novotny	—	$65,660	—		—	—
Gerald Ferris	—	$73,615	—		—	—

(1)	Reflects the target bonus amounts for the fiscal year 2006 under our Management Incentive Compensation Program, or MICP. The amounts reflect 60% of Mr. Hurt’s base salary, 50% of Mr. Christenson’s base salary, 40% of Mr. Wall’s base salary, 35% of Mr. Novotny’s base salary, and 40% of Mr. Ferris’ base salary, respectively. There were no specific threshold or maximum bonus amounts contemplated under the MICP. Instead, downward or upward adjustments would be made based on our target financial performance. The Compensation Committee approved bonuses in excess of the target amounts shown in this column, due to our better-than-expected financial performance in 2006. For actual 2006 bonus amounts approved for our named executive officers, see the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For further discussion of the MICP and the determination of 2006 bonus amounts for our named executive officers, see the Compensation Analysis and Discussion section of this prospectus.

(2)	This award of restricted stock vests over four years in the following manner: 81,559 shares in January 2007 and 40,780 shares in January 2008, 2009 and 2010. Although we typically grant equity awards that vest over a five-year period, the vesting schedule of any particular award is determined by the Compensation Committee.

(3)	This award of restricted stock vests over four years in the following manner: 41,554 shares in January 2007 and 20,771 shares in January 2008, 2009 and 2010. Although we typically grant equity awards that vest over a five-year period, the vesting schedule of any particular award is determined by the Compensation Committee.

Outstanding Equity at Fiscal Year-End

					Stock Awards
							Market
					Number of		Value of
					Shares or		Shares or
	Option Awards				Units of		Units of
		Number of			Stock		Stock
	Number of	Securities	Option	Option	That Have		That Have
	Options	Options	Price	Expiration	Not Vested		Not Vested
	(#)	(#)	($)	Date	(#)		($)

Michael L. Hurt	—	—	—	—	564,632	(1)	$7,933,078
Carl R. Christenson	—	—	—	—	415,857	(2)	$5,842,784
David A. Wall	—	—	—	—	156,000	(3)	$2,191,800
Edward L. Novotny	—	—	—	—	78,000	(4)	$1,095,900
Gerald Ferris	—	—	—	—	78,000	(4)	$1,095,900

(1)	149,792 shares will vest in January 2007; 29,267 shares will vest in October 2007, 2008 and 2009; and 109,013 shares will vest in January 2008, 2009 and 2010.

(2)	119,544 shares will vest in January 2007, and 98,771 shares will vest in January 2008, 2009 and 2010.

(3)	39,000 shares will vest in January 2007, 2008, 2009 and 2010.

(4)	19,500 shares will vest in January 2007, 2008, 2009 and 2010.

The following table presents information concerning the vesting of restricted stock for our named executive officers during the fiscal year ended December 31, 2006. Neither we nor Altra Holdings have granted any options.

Option Exercises and Stock Vested

	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Michael L. Hurt	—	—	97,500	$580,176
Carl R. Christenson	—	—	78,000	$127,920
David A. Wall	—	—	39,000	$63,960
Edward L. Novotny	—	—	19,500	$31,980
Gerald Ferris	—	—	19,500	$31,980

Pension Benefits

The following table presents information concerning payments or other benefits for our named executive officers in connection with their retirement.*

		Number of	Present Value	Payments
		Years Credited	of Accumulated	During Last
Name	Plan Name	Service (#)	Benefits ($)	Fiscal Year

Michael L. Hurt	—	—	—	—
Carl R. Christenson	—	—	—	—
David A. Wall	—	—	—	—
Edward L. Novotny	—	—	—	—
Gerald Ferris(1)	Altra Industrial Motion, Inc. Retirement Plan	21	$310,756	0

*	For further discussion of the valuation method and material assumptions used in quantifying the present value of accumulated benefit, see Note 9 of our Consolidated Financial Statements.

(1)	Reflects pension benefits accrued for Mr. Ferris under PTH’s Colfax PT Pension Plan, which Altra assumed in connection with its acquisition of PTH. Mr. Ferris’s participation in and benefits accrued under such plan were frozen since December 31, 1998. Altra Industrial Motion, Inc. Retirement Plan manages the assumed liabilities under the Colfax Plan. Under the provisions of the Colfax Plan, upon reaching the normal retirement age of 65, Mr. Ferris will receive annual payments of approximately $38,700. Mr. Ferris is eligible to receive a reduced annual payment in the event of his early retirement.

2004 Equity Incentive Plan

Our 2004 Equity Incentive Plan, or Incentive Plan, permits the grant of restricted stock, stock units, stock appreciation rights, cash, non-qualified stock options and incentive stock options to purchase shares of Altra Holdings’ common stock, par value $0.001 per share. Currently, the maximum number of shares of Altra Holdings’ common stock that may be issued under the terms of the Incentive Plan is 3,004,256 and the maximum number of shares that may be subject to “incentive stock options” (within the meaning of Section 422 of the Code) is 1,750,000 shares. The Compensation Committee administers the Incentive Plan and has discretion to establish the specific terms and conditions for each award. Our employees, consultants and directors are eligible to receive awards under our Incentive Plan. Stock options, stock appreciation rights, restricted stock, stock units and cash awards may constitute performance-based awards in accordance with Section 162(m) of the Code at the discretion of the Compensation Committee. Any grant of restricted stock under the Incentive Plan may be subject to vesting requirements, as provided in its applicable award agreement, and will generally vest in five equal annual installments. The Compensation Committee may provide that any time prior to a change in control, any outstanding stock options, stock appreciation rights, stock units and unvested cash awards shall immediately vest and become exercisable and any restriction on restricted stock awards or stock units shall immediately lapse. In addition, the Compensation Committee may provide that all awards held by participants who are in our service at the time of the change of control, shall remain exercisable for the remainder of their terms notwithstanding any subsequent termination of a participant’s service. All awards shall be subject to the terms of any agreement effecting a change of control. Other than Mr. Hurt’s grants, upon a participant’s termination of employment (other than for cause), unless the Board or committee provides otherwise: (i) any outstanding stock options or stock appreciation rights may be exercised 90 days after termination, to the extent vested, (ii) unvested restricted stock awards and stock units shall expire and (iii) cash awards and performance-based awards shall be forfeited. Under the terms of his restricted stock agreements, in the event Mr. Hurt’s employment is terminated by us other than for cause, or terminates for good reason, death or disability all of his unvested restricted stock awards shall vest automatically.

Potential Payments Upon Termination or Change-In-Control

Severance Policy

Employment Agreements

Three of our named executives, Messrs. Hurt, Christenson and Wall, entered into employment agreements with us and Altra Holdings in early January 2005. Mr. Hurt’s employment agreement was subsequently amended on December 5, 2006. Under the terms of his employment agreement, Mr. Hurt has a three-year employment term, following which the agreement will automatically renew for successive one-year terms unless either Mr. Hurt or Altra Holdings terminates the agreement upon 6 months prior notice to such renewal date. Under the terms of their respective employment agreements, Messrs. Christenson and Wall have five-year employment terms. The employment agreements contain usual and customary restrictive covenants, including 12 month non-competition provisions and non-solicitation/no hire of employees or customers provisions, non-disclosure of proprietary information provisions and non-disparagement provisions. In the event of a termination without “cause” or departure for “good reason,” the terminated senior executives are entitled to severance equal to 12 months salary, continuation of medical and dental benefits for the 12-month period following the date of termination, and an amount equal to their pro-rated bonus for the year of termination. In addition, upon such termination, all of Mr. Hurt’s unvested restricted stock received from our Incentive Plan shall automatically vest.

Under the agreements, each of Messrs. Hurt, Christenson and Wall is eligible to participate in all compensation or employee benefit plans or programs and to receive all benefits and perquisites for which our salaried employees generally are eligible under any current or future plan or program on the same basis as our other senior executives. Each of Messrs. Hurt, Christenson and Wall is also eligible to receive, upon termination due to death or disability, an amount equal to his pro-rated bonus for the year of termination, as well as any earned but unpaid salary or benefits.

Retirement

As part of the PTH Acquisition, we agreed to assume active pension plan liabilities of PTH, including certain liabilities under its Colfax PT Pension Plan. Mr. Ferris previously participated in the Colfax PT Pension Plan; however, on December 31, 1998, his participation in and benefits accrued under such plan were frozen. Under the provisions of the plan, upon reaching the normal retirement age of 65, Mr. Ferris will receive annual payments of approximately $38,700. This amount was determined from a formula set forth in the plan and is based upon (i) a participant’s years of service, (ii) a participant’s compensation at the time the plan was frozen, and (iii) a standard set of benefit percentage multipliers. The assumed liabilities of the Colfax PT Pension Plan, including the retirement benefits payable to Mr. Ferris, will be managed under our Retirement Plan, which has been frozen at identical levels to the Colfax PT Pension Plan.

Change of Control

As more fully discussed in the caption “2004 Equity Incentive Plan” herein, the Compensation Committee has the authority to effect immediate vesting of various employee incentive awards upon a change of control of Altra Holdings. The Compensation Committee may provide that any time prior to a change in control, any outstanding stock options, stock appreciation rights, stock units and unvested cash awards shall immediately vest and become exercisable and any restriction on restricted stock awards or stock units shall immediately lapse. In addition, the Compensation Committee may provide that all awards held by participants who are in our service at the time of the change of control, shall remain exercisable for the remainder of their terms notwithstanding any subsequent termination of a participant’s service. For the market value of unvested equity awards held by our named executive officers as of December 31, 2006, which may be vested upon a change of control at the sole discretion of the Compensation Committee, see the table entitled “Outstanding Equity at Fiscal Year-End” contained elsewhere in the prospectus.

As more fully discussed under the caption “Severance Policy,” Messrs. Hurt, Christenson and Wall may be eligible to receive certain severance benefits pursuant to their respective employment agreements.

Potential Post-Employment Payments to Named Executive Officers

The table below sets forth potential payments that could be received by our named executive officers upon termination of their employment with Altra Holdings, assuming such event took place on December 31, 2006 for the purposes of quantifying the amounts below. Messrs. Novotny and Ferris are not entitled to any potential post-employment payments.*

	Michael L. Hurt			Carl R. Christenson			David A. Wall
		Termination			Termination			Termination
		Without			Without			Without
		Cause	Involuntary		Cause	Involuntary		Cause	Involuntary
		or for	for Cause/		or for	for Cause/		or for	for Cause/
	Death or	Good	Voluntary	Death or	Good	Voluntary	Death or	Good	Voluntary
	Disability	Reason	Termination	Disability	Reason	Termination	Disability	Reason	Termination
Benefit	Incremental and Earned Compensation

Cash Severance(1)	$—	$373,190	$—	$—	$273,875	$—	$—	$228,750	$—
Health Insurance(1)	—	8,000	—	—	8,000	—	—	8,000	—
Restricted Stock(2)(3)	7,933,078	7,933,078	—	—	1,145,912	—	—	—	—
Performance Bonus(1)	521,902	521,902	521,902	320,650	320,650	320,650	214,544	214,544	214,544
Total	$8,454,980	$8,836,170	$521,802	$320,650	$1,748,437	$320,650	$214,544	$451,294	$214,544

(1)	Cash severance, health insurance and performance bonus amounts payable upon termination as reflected herein were determined by the terms of each of the executive’s employment agreement, which are further discussed in this prospectus under the caption “Severance Policy.”

(2)	The restricted stock values were determined using the number of shares that will immediately vest upon termination per each of the executive’s stock agreement multiplied by Altra Holdings’ per share stock price of $14.05 at December 29, 2006.

(3)	Pursuant to his restricted stock grant agreement, 83,085 shares of Mr. Christenson’s restricted stock would vest if he was terminated before January 6, 2007. As of January 6, 2007 such shares vested and the vesting upon termination indicated in the table is no longer applicable.

*	Mr. Ferris will be entitled to receive certain annual pension payments upon reaching the normal retirement age of 65 or a reduced benefit if earlier than normal retirement age, as further described in this prospectus under the caption “Retirement.” In addition, Messrs. Ferris and Novotny were both parties to transition agreements that provided for certain severance benefits upon the sale of Altra, but such transition agreements terminated on April 1, 2007 and neither Mr. Ferris nor Novotny received any payments from Altra in connection with such agreements.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion provides an overview and analysis of our compensation programs and policies and the major factors that shape the creation and implementation of those policies. In this discussion and analysis, and in the more detailed tables and narrative that follow, we will discuss compensation and compensation decisions relating to the following persons, whom we refer to as our named executive officers:

Michael L. Hurt, Chief Executive Officer and Chairman of the Board;

Carl R. Christenson, President and Chief Operating Officer;

David A. Wall, VP of Finance & Chief Financial Officer, Treasurer and Secretary;

Edward L. Novotny, Vice President and General Manager, Gearing and Belted Drives; and

Gerald Ferris, Vice President of Global Sales.

Compensation Committee

The Compensation Committee of the Board of Directors of Altra Holdings, or the Compensation Committee, has responsibility for establishing, implementing and monitoring adherence with our compensation program. The role of the Compensation Committee is to oversee, on behalf of the Board and for our benefit and our shareholders, our compensation and benefit plans and policies, review and approve equity grants to directors and executive officers and determine and approve annually all compensation relating to the CEO and our other executive officers. The Compensation Committee utilizes our Human Resources Department and reviews data from market surveys and proxy statements to assess our competitive position with respect to base salary, annual incentives and long-term incentive compensations. The Compensation Committee has the authority to engage the services of independent compensation consultants and has recently done so to perform an executive compensation study for purposes of assisting in the establishment of 2007 executive compensation. The Compensation Committee meets a minimum of four times annually to review executive compensation programs, determine compensation levels and performance targets, review management performance, and approve final executive bonus distributions.

The Compensation Committee operates in accordance with a charter which sets forth its rights and responsibilities. The Compensation Committee and the Board review the charter annually and it was recently updated in November 2006.

Objectives of Our Compensation Programs

We believe that compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis, and that such compensation should assist us in attracting and retaining key executives critical to our success. To this end, our compensation program for executive officers is structured to achieve the following objectives:

Recruiting and Retention of Talented Professionals

We believe that it is primarily the dedication, creativity, competence and experience of our workforce that enables us to compete, given the realities of the industry in which we operate. We aim to compensate our executives at competitive levels in order to attract and retain highly qualified professionals critical to our success. There are many important factors in attracting and retaining qualified individuals. Compensation is one of them but not the only one.

Alignment of Individual and Short-Term and Long-Term Organizational Goals

We attempt to link compensation to executive short-term performance by structuring a significant portion of executive compensation as a performance-based bonus. In particular, the level of cash incentive compensation is determined by the use of annual performance targets, which we believe encourages superior short-term performance.

We strive to align the long-term interests of our executives with those of our stockholders and foster an ownership mentality in our executives by giving them a meaningful stake in our success through our equity incentive programs. Our equity compensation program for executives is designed to link the long-term compensation levels of our executives to the creation of lasting shareholder value.

Rewarding Meaningful Results

We believe that compensation should be structured to encourage and reward performance that leads to meaningful results for us. Both our cash and equity incentive compensation programs are tied primarily to each executive’s contribution to earnings growth and our working capital management. Our strategy is to compensate our executives at competitive levels, with the opportunity to earn above-median compensation for above-market performance as compared to our peer group, through programs that emphasize performance-based incentive compensation in the form of annual cash payments and equity-based awards. We believe that the total compensation paid or awarded to our named executive officers during 2006 was consistent with our financial performance and the individual performance of each of the named executive officers. Based on ours and the Compensation Committee’s analysis, we believe that the 2006 compensation was reasonable in its totality and is consistent with the compensation philosophies as described above.

Elements of Compensation

Total compensation for our executive officers consists of the following elements of pay:

•	Base salary;

•	Annual cash incentive bonus dependent on our financial performance and achievement of individual objectives;

•	Long-term incentive compensation through grants of equity-based awards. Past equity awards have been in the form of restricted stock;

•	Participation in retirement benefits through a 401(k) Savings Plan;

•	Severance benefits payable upon termination under specified circumstances to certain of our key executive officers;

•	Medical and dental benefits that are available to substantially all our employees. We share the expense of such health benefits with our employees, the cost depending on the level of benefits coverage an employee elects to receive. Our health plan offerings are the same for our executive officers and our other non-executive employees; and

•	The named executive officers are provided with the same life, short-term and long-term disability insurance benefits as our other salaried employees. Additionally, the named executive officers are provided with supplemental long-term disability benefits that are not available to all salaried employees.

What We Reward, Why We Pay Each Element of Compensation and How Each Element Relates to Our Compensation Objectives

We compensate our executives through programs that emphasize performance-based incentive compensation. We have structured annual cash and long-term non-cash compensation to motivate executives to achieve the business goals set by us and reward the executives for achieving such goals.

Base salary is intended to provide a level of income commensurate with the executive’s position, responsibilities and contributions to us. We believe the combined value of base salary plus annual cash incentives is competitive with the salary and bonus provided to similarly situated executives in the industry.

Through our annual cash bonus program, we attempt to tailor performance goals to each individual executive officer and to our current priorities and needs. Through our long-term non-cash incentive compensation, we attempt to align the interests of our executive officers with those of our stockholders by rewarding our executives based on increases in Altra Holdings’ stock price over time through awards of restricted stock.

How We Determine the Amounts We Pay

The Compensation Committee has conducted a review of its executive compensation structure and practices, which concluded in May 2007. As permitted in its charter, the Compensation Committee was assisted by the Hay Group, an independent compensation consultant, in this review. The Compensation Committee has discussed and reviewed fully the Hay Group Executive and Director’s Compensation Survey, which benchmarked our current programs against industry peers and other public companies of similar size and provided insight into the structuring of compensation programs to achieve various short-term and long-term objectives. Based on the foregoing, in May 2007, the Compensation Committee approved the 2007 compensation for our named executive officers as described below. For the 2007 non-employee director compensation, please see the section entitled “Director Compensation” in this prospectus.

Base Salary

Base salaries for executives are determined based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions, as well as internal comparisons of the relative compensation paid to the members of our executive team.

Our CEO, Mr. Hurt, makes recommendations to the Compensation Committee with respect to the base compensation of our executives other than himself. In the case of the CEO, the Compensation Committee evaluates his performance and makes a recommendation of base compensation to the Board. These recommendations are then evaluated, discussed, modified as appropriate and ultimately approved by the Compensation Committee or the Board as appropriate. Pursuant to the employment agreements we have entered into with Messrs. Hurt, Christenson and Wall, the Board may not reduce, but may increase, their base salaries so long as their employment agreements are in effect. For further discussion of the employment agreements, please see the section entitled “Executive Compensation — Employment Agreements” in this prospectus.

Base salaries of our named executive officers for the year 2006 are disclosed in the Summary Compensation Table in this prospectus and in the table below. For the year 2007, certain of our named executive officers will receive base salaries as set forth below.

				Percentage
Officer	2006 Base	2007 Base		Increase

Michael L. Hurt	$373,190	$475,000	(1)	27.3%
Carl R. Christenson	$273,542	$325,000	(1)	18.8%
David A. Wall	$228,750	$250,000	(1)	9.3%
Edward L. Novotny	$187,600	$195,000	(2)	3.9%
Gerald Ferris	$184,037	$200,000	(2)	8.7%

(1)	Increase is retroactive to January 1, 2007.

(2)	Increase is effective June 1, 2007.

Annual Cash Incentives

Our executive officers are eligible to participate in the Management Incentive Compensation Program, or MICP. The Compensation Committee annually establishes a target bonus opportunity. Under the MICP, the Compensation Committee approves an annual incentive cash bonus calculation for the executive officers. Our financial performance targets in 2006 were based on adjusted EBITDA and working capital management. Adjusted EBITDA is established by the Compensation Committee and consists of earnings before interest, income taxes, depreciation and amortization and is adjusted further for certain non-recurring costs, including, but not limited to, inventory fair value adjustments recorded in connection with acquisitions. The working capital management target was based on the prior year’s ending working capital. For fiscal year 2006, Messrs. Hurt, Christenson, Wall, Novotny and Ferris had target bonus percentage amounts of 60%, 50%, 40%, 35% and 40% of base salary, respectively. These percentages are then adjusted upwards or downwards based on our financial performance in relation to our targeted EBITDA and working capital numbers. Based on the approved MICP, the named executives would earn no bonus if they did not achieve at least 80% of their respective targets. Based on our performance in 2006, it achieved levels substantially in excess of the targets established by the Compensation Committee. Therefore, the Compensation Committee approved bonuses equal to 220% of the target bonus times a working capital multiplier of 1.06 for Messrs. Hurt, Christenson, Wall and Ferris. Mr. Novotny’s award was 190% of his target bonus times a working capital multiplier of 1.06. The bonuses earned are fully paid in cash following the end of the year earned and after the completion of the consolidated financial statement audit.

In May 2007, the Compensation Committee approved for Messrs. Hurt, Christenson, Wall, Novotny and Ferris their 2007 target bonus percentage amounts of 75%, 60%, 50%, 35% and 50% of 2007 base salary, respectively.

Long-Term Incentive Compensation

Altra Holdings and we believe that equity-based compensation ensures that our executives have a continuing stake in our long-term success. Altra Holdings issues equity-based compensation in the form of restricted stock, which generally vests ratably over five years. The purpose of these equity incentives is to encourage stock ownership, offer long-term performance incentive and to more closely align the executive’s compensation with the return received by our shareholders.

Prior to 2006, Altra Holdings made grants of an aggregate of 1,267,500 shares of restricted stock to our named executive officers.

During 2006 and prior to the Altra Holdings IPO, Altra Holdings granted an additional 203,899 and 103,857 shares of restricted common stock to our CEO and President and COO, respectively.

As part of its review of executive compensation following the Altra Holdings IPO, the Compensation Committee is reviewing the long-term incentive compensation structure of its executive officers. Any future grants of equity-based compensation to our executive officers, if any, will be based upon the findings of such review.

Other Benefits

We have a 401(k) plan in which the named executive officers currently participate. We also have a frozen defined benefit plan from which Mr. Ferris is eligible to receive benefits. We also provide life, disability, medical and dental insurance as part of our compensation package. The Compensation Committee considers all of these plans and benefits when reviewing the total compensation of our executive officers.

The 401(k) plan offers a company match of $0.50 for every dollar contributed by a named executive officer to the plan, up to 6% of pre-tax pay. Additionally, we contribute an amount equal to 3% of a named executive’s pre-tax pay to their account regardless of the amount of the contributions made by the named executive officer.

Mr. Ferris previously participated in the Colfax PT Pension Plan, however on December 31, 1998 participation in and benefits accrued under such plan were frozen. Under the provisions of the plan, upon reaching the normal retirement age of sixty-five, Mr. Ferris will receive annual payments of approximately $38,700. As part of its acquisition of Power Transmission Holding LLC from Colfax Corporation, we assumed certain liabilities of the Colfax PT Pension Plan, including such future payments to Mr. Ferris.

The named executive officers are provided with the same short-term and long-term disability benefits as our other salaried employees. Additionally, the named executive officers are provided with supplemental long-term disability benefits that are not available to all salaried employees.

Perquisites

We do not provide the named executive officers with perquisites or other personal benefits such as company vehicles, club memberships, financial planning assistance, tax preparation or other such benefits.

Change of Control Matters and Employment Contracts

Employment Agreements

Three of our named executives, Messrs. Hurt, Christenson and Wall, entered into employment agreements with us and Altra Holdings in early January 2005. Mr. Hurt’s employment agreement was subsequently amended on December 5, 2006. Under the terms of his employment agreement, Mr. Hurt has a three-year employment term, following which the agreement will automatically renew for successive one-year terms unless either Mr. Hurt or Altra Holdings terminates the agreement upon 6 months prior notice to such renewal date. Under the terms of their respective employment agreements, Messrs. Christenson and Wall have five-year employment terms. The employment agreements contain usual and customary restrictive covenants, including 12 month non-competition provisions and non-solicitation/no hire of employees or customers provisions, non-disclosure of proprietary information provisions and non-disparagement provisions. In the event of a termination without “cause” or departure for “good reason,” the terminated senior executives are entitled to severance equal to 12 months salary, continuation of medical and dental benefits for the 12-month period following the date of termination, and an amount equal to their pro-rated bonus for the year of termination. In addition, upon such termination, all of Mr. Hurt’s unvested restricted stock received from our Incentive Plan shall automatically vest.

Under the agreements, each of Messrs. Hurt, Christenson and Wall is also eligible to participate in all compensation or employee benefit plans or programs and to receive all benefits and perquisites for which our salaried employees generally are eligible under any current or future plan or program on the same basis as our other senior executives.

Change of Control Provisions

Pursuant to the terms of the employment agreements discussed above under the caption “Employment Agreements,” we provide benefits to Messrs. Hurt, Christenson and Wall upon terminations of employment from us under certain circumstances. The benefits described under the caption “Employment Agreements” are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e. vested retirement benefits accrued as of the date of termination, stock awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA).

Amounts payable to our named executive officers due to termination of employment or a change of control under any employment agreements or otherwise are disclosed in further detail in the table entitled “Executive Compensation — Potential Post-Employment Payments to Named Executive Officers” contained in this prospectus.

OWNERSHIP OF ALTRA HOLDINGS COMMON STOCK

Securities Owned by Certain Beneficial Owners

The following table sets forth certain information as of July 31, 2007 regarding the beneficial ownership of shares of Altra Holdings common stock by: (i) each person or entity known to us to be the beneficial owner of more than 5% of Altra Holdings common stock; (ii) each of Altra Holdings named executive officers; (iii) each member of Altra Holdings Board of Directors; and (iv) all members of Altra Holdings Board of Directors and executive officers as a group.

Except as otherwise noted below, each of the following individual’s address of record is c/o Altra Holdings, Inc., 14 Hayward Street, Quincy, Massachusetts 02171.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable upon the exercise of stock options or warrants or the conversion of other securities held by that person that are currently exercisable or convertible, or are exercisable or convertible within 60 days of July 31, 2007, are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for the purposes of computing percentage ownership of each other stockholder. Percentage of beneficial ownership is based on 26,266,085 shares of common stock outstanding as of July 31, 2007.

	Securities Beneficially Owned
	Shares of Common
Name and Address	Stock Beneficially	Percentage of Common
of Beneficial Owner	Owned	Stock Outstanding

Principal Securityholders:
Steven A. Cohen(1)	1,839,720	7.0%
J. Carlo Cannell(2)	1,650,000	6.3%
Capital Research and Management Company(3)	1,314,700	5.0%
Directors and Named Executive Officers:
Michael L. Hurt	473,549	1.8%
Carl R. Christenson	453,472	1.7%
David A. Wall	208,250	*
Edward L. Novotny	100,555	*
Gerald Ferris	104,125	*
Edmund M. Carpenter	—	—
Larry McPherson	107,409	*
James H. Woodward Jr.	—	—
All directors and executive officers as a group (8 persons)	1,447,360	5.5%

*	Represents beneficial ownership of less than 1%.

(1)	The address of Steven A. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06920. Share amounts listed are derived from Mr. Cohen’s Schedule 13G filed with the SEC on June 20, 2007.

(2)	The address of J. Carlo Cannell is P.O. Box 3459, 240 E. Deloney Ave., Jackson, Wyoming 83001. Share amounts listed are derived from Mr. Cannell’s Schedule 13G filed on June 19, 2007.

(3)	The address of Capital Research and Management Company is 333 South Hope Street, Los Angeles, CA 90071. Share amounts listed are derived from Capital Research and Management Company’s Schedule 13G filed with the SEC on February 12, 2007.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Equity Investments

The Kilian Transactions.  Prior to our organization, Genstar Capital Partners III, L.P. and Stargen III, L.P., together, the Genstar Funds, formed Kilian to facilitate an acquisition of the Kilian Manufacturing Corporation from Timken U.S. Corporation. Michael L. Hurt, our CEO, purchased 5,000 shares of Kilian preferred stock at a price of $100 per share upon its formation. In addition, Mr. Hurt served as CEO of Kilian and received 2,922 shares of Kilian restricted common stock pursuant to Kilian’s equity incentive plan. On October 22, 2004, Kilian acquired Kilian Manufacturing Corporation from Timken U.S. Corporation for $8.8 million in cash and the assumption of $12.2 million of debt.

Prior to the consummation of the PTH Acquisition, the Genstar Funds determined that the Kilian and PTH businesses should be combined. Consequently, concurrently with the consummation of the PTH Acquisition, the Genstar Funds, Mr. Hurt, and certain other Kilian investors exchanged all of their Kilian preferred stock, at a value of $8.8 million, for an additional 8.8 million shares of our preferred stock. In addition, members of Kilian’s management who had received a total of 8,767 shares of Kilian restricted common stock, exchanged all such shares for a total of 439,057 shares of Altra Holdings’ restricted common stock pursuant to Altra Holdings’ equity incentive plan. As part of this exchange, Mr. Hurt exchanged his 5,000 shares of Kilian preferred stock for 500,000 shares of Altra Holdings’ preferred stock and his 2,922 shares of Kilian restricted common stock for 146,336 shares of Altra Holdings’ restricted common stock. The Kilian preferred stock and restricted common stock received from these exchanges represented all of the outstanding ownership interests in Kilian.

Contribution to Us.  All of the cash and Kilian preferred stock received by Altra Holdings from such sales of its preferred stock and the exchange of its restricted common stock were contributed to us, and the cash portion thereof provided a portion of the funds necessary to complete the PTH Acquisition.

Employee Grants and Sales.  In January 2005 and January 2006, Altra Holdings issued an aggregate of 1,394,165 shares and 39,000 shares, respectively, of its restricted common stock to members of our management pursuant to Altra Holdings’ equity incentive plan. In addition, in August 2006 Altra Holdings issued 203,899 shares of its restricted common stock to Mr. Hunt and 103,857 shares of its restricted common stock to Carl Christenson, our President and COO, in each case, pursuant to Altra Holdings’ equity incentive plan.

In 2005, subsequent to their date of hire, Mr. Christenson and David Wall, our CFO, also purchased 300,000 and 100,000 shares of Altra Holdings’ preferred stock for a purchase price of $300,000 and $100,000, respectively.

Management Consulting Service Fees

Following the consummation of the PTH Acquisition, our board of directors granted, and Mr. Hurt and Frank E. Bauchiero, one of our former directors, were paid, one-time consulting fees of $125,000 and $75,000, respectively, for certain consulting and advisory services rendered to us in connection with the PTH Acquisition.

Severance Agreements

Upon completion of the PTH Acquisition, we assumed severance agreements with certain of our named executive officers as described in “Management — Severance Agreements.” As of December 31, 2005 all severance agreements had expired.

Indebtedness of Management

On January 10, 2006, we loaned Mr. Wall $100,000 at an interest rate of 4.05%, our then current rate of funds. The loan was paid in full and terminated on March 22, 2006.

Bear Linear Acquisition

On May 18, 2006, we entered into a purchase agreement with Bear Linear and certain of its members to purchase the business and substantially all of the assets of Bear Linear for $5.0 million. We based the value of Bear Linear on a multiple of the estimated future earnings of the business. Bear Linear was founded by its three members in 2001 and manufactured high value-added linear actuators for mobile off-highway and industrial applications. One of the three members of Bear Linear, Robert F. Bauchiero, is the son of Frank E. Bauchiero, who served as a member of our board of directors at that time. Our Board of Directors unanimously approved the acquisition of Bear Linear which was conducted by arms-length negotiations between the parties.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Senior Revolving Credit Facility

We summarize below the principal terms of the agreements that govern our senior revolving credit facility. This summary is not a complete description of all of the terms of the agreements.

General.  On November 30, 2004, the Borrowers entered into a senior revolving credit facility with the lenders signatory thereto and Wells Fargo Foothill, Inc., as the arranger and administrative agent. The senior revolving credit facility is in an aggregate amount of up to $30.0 million. Up to $10.0 million of the senior revolving credit facility is available in the form of letters of credit and amounts repaid under the senior revolving credit facility may be reborrowed (subject to satisfaction of the applicable borrowing conditions, including availability under a borrowing base formula) at any time prior to the maturity of the senior revolving credit facility, which will be November 30, 2009. This facility was amended in April 2007 to change some of its terms as well as extend the maturity to November 30, 2010. Our availability under the senior revolving credit facility is based on a formula that calculates the borrowing base, based on a percentage of the value of accounts receivable, inventory, owned real property and equipment, subject to customary eligibility requirements and net of customary reserves. All borrowings are subject to the satisfaction of customary conditions, including delivery of borrowing notice, accuracy of representations and warranties in all material respects and absence of defaults. Proceeds of the senior revolving credit facility will be used to provide working capital and for general corporate purposes, including permitted acquisitions, if any, and general corporate needs.

Interest and Fees.  Borrowings under the senior revolving credit facility bear interest, at our option, at the prime rate plus 0.25%, in the case of prime rate loans, or the LIBOR rate plus 1.75%, in case of LIBOR rate loans. At no time will the indebtedness under the senior revolving credit facility bear interest at a rate per annum less than 3.75%.

We will pay 2.0% per annum on all outstanding letters of credit, unused revolver fees in an amount equal to 0.375% per year on the unused commitments under the senior revolving credit facility, and servicing fees of $10,000 per quarter. These fees are payable quarterly in arrears and upon the maturity or termination of the commitments, calculated based on the number of days elapsed in a 360-day year. We paid a one-time closing fee of $375,000 to Wells Fargo Foothill, Inc. and approximately $1.2 million of related accounting, legal and other professional fees.

Guarantees and Collateral.  Certain of our existing and subsequently acquired or organized domestic subsidiaries which are not Borrowers do and will guarantee (on a senior secured basis) the senior revolving credit facility. Obligations of the other Borrowers under the senior revolving credit facility and the guarantees are secured by substantially all of the Borrowers’ assets and the assets of each of our existing and subsequently acquired or organized domestic subsidiaries that is a guarantor of our obligations under the senior revolving credit facility (with such subsidiaries being referred to as the “U.S. subsidiary guarantors”), including but not limited to: (a) a first-priority pledge of all the capital stock of subsidiaries held by all of the Borrowers or any U.S. subsidiary guarantor (which pledge, in the case of any foreign subsidiary, will be limited to 100% of any non-voting stock and 65% of the voting stock of such foreign subsidiary) and (b) perfected first-priority security interests in and mortgages on substantially all of the tangible and intangible assets of each Borrower and U.S. subsidiary guarantor, including accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property, real property (other than (i) leased real property and (ii) the Borrowers’ existing and future real property located in the State of New York), cash and proceeds of the foregoing (in each case subject to materiality thresholds and other exceptions).

Covenants and Other Matters.  The senior revolving credit facility requires us to comply with a minimum fixed charge coverage ratio (when availability falls below $12,500,000) of 1.20 for all four quarter periods ended March 31, 2007 and thereafter. There is a maximum annual limit on capital expenditures from $25.8 million for fiscal year 2007, $20.0 million for fiscal year 2008, $21.3 million for fiscal year 2009 to $22.5 million for fiscal year 2010 and each fiscal year thereafter, provided that 75% of the unspent amounts from prior periods may be used in future fiscal years.

We would suffer an event of default under the senior revolving credit facility for a change of control if: (i) we cease to own or control 100% of each of our borrower subsidiaries, or (ii) a change of control occurs under the notes or any other subordinated indebtedness.

We would cause an event of default under the senior revolving credit facility if, among other things, an event of default occurs under the indenture or if there is a default under any other indebtedness any Borrower may have involving an aggregate amount of $3.0 million or more and such default: (i) occurs at final maturity of such debt, (ii) allows the lender thereunder to accelerate such debt or (iii) causes such debt to be required to be repaid prior to its stated maturity. An event of default would also occur under the senior revolving credit facility if any of the indebtedness under the senior revolving credit facility ceases to be senior in priority to any of our other contractually subordinated indebtedness, including the obligations under the 9% senior secured notes and the 11 1/4% senior notes.

We entered into amendments to our senior revolving credit facility to permit the TB Wood’s Acquisition and Related Transactions, including the offering of the old notes. Further, we entered into amendments to the facility to (i) reduce certain rates of interest charged and fees paid thereunder, (ii) extend the maturity thereof from November 30, 2009 to November 30, 2010 and (iii) increase the maximum annual limit on capital expenditures permitted thereunder.

The senior revolving credit facility contains customary representations and warranties and affirmative covenants.

9%	Senior Secured Notes due 2011

As of December 31, 2006, we had outstanding 9% senior secured notes in an aggregate principal amount of $165.0 million (the “existing notes”). The old notes were, and the registered notes will be, issued pursuant to the indenture governing the existing notes. For a description of the terms of the notes and the 9% senior secured notes, see “Description of the Notes.”

11 1/4% Senior Notes due 2013

As of March 31, 2007, we had outstanding 11 1/4% senior notes in an aggregate principal amount of £21.4 million. The 11 1/4% senior notes are our general obligations. The 11 1/4% senior notes are effectively subordinated to all of our secured indebtedness, including the senior revolving credit facility and the 9% senior secured notes. The senior notes are unconditionally guaranteed by all of our existing and future domestic restricted subsidiaries.

The indenture governing our 11 1/4% senior notes contains covenants that are substantially similar to those governing the 9% senior secured notes except with respect to security.

Mortgage

In June 2006, our German subsidiary, Stieber GmbH, entered into a mortgage on its building in Heidelberg, Germany with a local bank. The mortgage has a principal of €2.0 million and an interest rate of 5.75% and is payable in monthly installments over 15 years.

TB Wood’s Senior Secured Credit Facility

We summarize below the principal terms of the agreements that govern our senior secured credit facility. This summary is not a complete description of all of the terms of the agreements.

General.  On April 5, 2007, the TBW Borrowers entered into a senior secured credit facility with the lenders signatory thereto and Wells Fargo Foothill, Inc., as the arranger and administrative agent. The TBW Borrowers received an aggregate of $13.0 million under the senior secured credit facility in order to refinance a previously existing credit facility, which facility matures on November 30, 2010. The facility also provides for new letters of credit to replace those previously existing under the refinanced facility.

Interest and Fees.  Borrowings under the senior secured credit facility bear interest, at our option, at the prime rate plus 0.25%, in the case of prime rate loans, or the LIBOR rate plus 1.75%, in case of LIBOR rate loans. At no time will the indebtedness under the senior secured credit facility bear interest at a rate per annum less than 3.75%.

We will pay 1.50% per annum on all outstanding letters of credit. We paid $0.2 million to Wells Fargo Foothill, Inc. and approximately $0.1 million of related accounting, legal and other professional fees.

Guarantees and Collateral.  Certain of TB Wood’s subsequently acquired or organized domestic subsidiaries which are not TBW Borrowers will guarantee (on a senior secured basis) the senior secured credit facility. Obligations of the TBW Borrowers under the senior secured credit facility are secured by substantially all of the TBW Borrowers’ assets and the assets of each of TB Wood’s subsequently acquired or organized domestic subsidiaries that is a guarantor of our obligations under the senior secured credit facility (with such subsidiaries being referred to as the “domestic subsidiary guarantors”), including but not limited to: (a) a first-priority pledge of all the capital stock of subsidiaries held by the TBW Borrowers or any domestic subsidiary guarantor (which pledge, in the case of any foreign subsidiary, will be limited to 100% of any non-voting stock and 65% of the voting stock of such foreign subsidiary) and (b) perfected first-priority security interests in and mortgages on substantially all tangible and intangible assets of each TBW Borrower and domestic subsidiary guarantor, including accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property, real property (other than leased real property), cash and proceeds of the foregoing (in each case subject to materiality thresholds and other exceptions).

Covenants and Other Matters.  The senior secured credit facility requires the TBW Borrowers and each domestic subsidiary guarantor to comply with a fixed charge coverage ratio of 1.0 to 1.0, measured each fiscal quarter. In addition, the senior secured credit facility limits the aggregate amount of the TBW Borrowers’ and any domestic subsidiary guarantor’s annual capital expenditures from $9.8 million for fiscal year 2007 to $6.4 million for fiscal year 2010 and each fiscal year thereafter until the loans are repaid or the agreement is terminated, provided that unspent amounts from prior periods may be used in the immediately succeeding fiscal year.

We would suffer an event of default under the senior secured credit facility for a change of control if: (i) we cease to own or control 100% of the voting stock of TB Wood’s or (ii) except for in limited permitted contexts, any TBW Borrower ceases to own or control 100% of the voting stock of each of its subsidiaries that are TBW Borrowers or TB Wood’s ceases to own or control 100% of any of its existing or subsequently acquired domestic subsidiaries.

We would cause an event of default under the TB Wood’s senior secured credit facility if, among other things, an event of default occurs under the indentures governing the 9% senior secured notes or 11 1/4% senior notes or if there is a default under any other indebtedness any TBW Borrower may have involving an aggregate amount of $2 million or more and such default: (i) occurs at final maturity of such debt, (ii) allows the lender thereunder to accelerate such debt or (iii) causes such debt to be required to be repaid prior to its stated maturity. An event of default would also occur under the senior secured credit facility if any of the indebtedness under the senior secured credit facility ceases to be senior in priority to any of our other contractually subordinated indebtedness, including the obligations under the senior revolving credit facility, 9% senior secured notes and 11 1/4% senior notes.

Variable Rate Demand Revenue Bonds

TB Wood’s previously borrowed approximately $3.0 million and $2.3 million by issuing variable rate demand revenue bonds under the authority of the industrial development corporations of the City of San Marcos, Texas and City of Chattanooga, Tennessee, respectively. The variable rate demand revenue bonds bear variable interest rates (3.77% at December 31, 2006) and mature in April 2024 and April 2022. The variable rate demand revenue bonds were issued to finance production facilities for TB Wood’s manufacturing operations located in those cities, and are secured by letters of credit issued under the terms of TB Wood’s loan agreement.

Foreign Term Loan

As of April 30, 2007, $0.4 million was outstanding under a 1.3% term loan borrowed by our Italian subsidiary. The term debt is payable in semi-annual installments until December, 2012.

Capital Leases

We have entered into capital leases for certain buildings and equipment. As of April 30, 2007 we had approximately $3.0 million of outstanding capital lease obligations.

DESCRIPTION OF THE NOTES

The old notes were, and the registered notes will be, issued under an indenture dated as of November 30, 2004 (the “Indenture”), as amended, among the Company, the Guarantors and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), pursuant to which we issued the existing notes. The registered notes will have identical terms to the old notes and the existing notes. The registered notes will constitute the same series of securities on our outstanding senior secured notes for purposes of the Indenture, and will vote together on all matters with such notes. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”), and the terms of the notes will include those stated in the Indenture and those made part of the Indenture by reference to the TIA.

The following description is only a summary of the material provisions of the Indenture. We have filed copies of the Indenture as an exhibit to the registration statement of which this prospectus forms a part. You may also request copies of this agreement at our address set forth under the heading “ — Available Information.” We urge you to read the Indenture because it, not this description, defines your rights as holders of the notes.

In the following summary:

•	“registered notes” refers to the registered notes being offered by this prospectus;

•	“old notes” refers to your old notes that may be exchanged for new notes in the exchange offer;

•	references to the “Company” include only Altra Industrial Motion, Inc. and not any of its subsidiaries; and

•	you can find definitions of various terms under the subsection “— Certain Definitions.”

The Company will issue the registered notes solely in exchange for an equal principal amount of old notes in denominations of $1,000 and integral multiples of $1,000. The Trustee will initially act as Paying Agent and Registrar. The old notes may be presented for registration or transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent and Registrar without notice to holders of the notes. Any old notes that remain outstanding after the completion of this exchange offer, together with the registered notes issued in connection with this exchange offer, will be treated as a single class of securities under the Indenture.

Except if the context otherwise expressly requires, for purposes of the covenants, events of default, redemption and other terms of the notes described in this section, the term “Notes” includes the registered notes and the old notes.

Brief Description of the Notes and the Guarantees

The Notes

The Notes will:

•	be senior obligations of the Company;

•	rank equally in right of payment with all existing and future senior obligations of the Company (including under the Credit Agreement and the senior unsecured notes) and senior in right of payment to all existing and future Indebtedness that by its terms is subordinated to the Notes;

•	be secured by second priority security interests in substantially all of the assets of the Company, subject to Permitted Liens; and

•	be unconditionally guaranteed, jointly and severally, by all of the Company’s Domestic Restricted Subsidiaries, as set forth under “ — Guarantees” below.

The Guarantees

Each Guarantee of a Guarantor will:

•	be a senior obligation of such Guarantor;

•	rank equally in right of payment with all existing and future senior obligations of such Guarantor (including under the Credit Agreement and the senior unsecured notes) and senior in right of payment to all existing and future Indebtedness that by its terms is subordinated to the Guarantee of such Guarantor; and

•	be secured by a second priority security interest in substantially all of the assets of such Guarantor, subject to Permitted Liens.

The Notes will be effectively subordinated to all first priority secured Indebtedness of the Company to the extent of the assets securing such Indebtedness, including, without limitation, Indebtedness of the Company under the Credit Agreement, Purchase Money Indebtedness, Capitalized Lease Obligations, secured Acquired Indebtedness and other secured Indebtedness permitted to be incurred under the Indenture.

The Notes will be structurally subordinated to all of the existing and future liabilities of our non-guarantor subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, such non-guarantor subsidiaries will pay the holders of their debt, their trade creditors and holders of preference shares, if any, before they will be able to distribute any of their assets to the Company. As of December 31, 2006 and March 31, 2007, the aggregate total assets (based on book value) of our non-guarantor subsidiaries were $138.3 million, representing approximately 33.8% of our total assets (based on book value) and $140.3 million, representing approximately 36.1% of our total assets (based on book value), respectively. See “Risk Factors — Risks Related to the Registered Notes — The notes will be structurally subordinated to all obligations of our non-guarantor subsidiaries.”

As of the date of this prospectus, all of our Subsidiaries will be Restricted Subsidiaries. However, under certain circumstances in compliance with “— Certain Covenants — Limitation on Restricted Payments,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.”

Principal, Maturity and Interest

The Company will issue the registered notes in fully registered form in denominations of $1,000 and integral multiples thereof. The Notes are unlimited in aggregate principal amount, of which $165.0 million in aggregate principal amount were issued on November 30, 2004 and $105.0 million in aggregate principal amount were issued on April 5, 2007. The Company may issue additional Notes (the “Additional Notes”) from time to time, subject to compliance with the terms of the Indenture. The Notes and any Additional Notes will be substantially identical other than the issuance dates. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the Notes,” references to the Notes include any Additional Notes. Any Additional Notes issued after this exchange offer will be secured equally and ratably with the Notes. As a result, the issuance of Additional Notes will have the effect of diluting the security interest in the Collateral for the then outstanding Notes. Because any Additional Notes may not be fungible with the Notes for federal income tax purposes, they may have a different CUSIP number or numbers and be represented by a different global Note or Notes.

The Notes will mature on December 1, 2011.

Interest on the Notes will be payable semiannually in cash on each June 1 and December 1, commencing on June 1, 2007 to the Persons who are registered Holders at the close of business on each May 15 and November 15 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including December 1, 2006. Interest on the Notes will accrue at a rate per annum of 9%.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

Collateral

The Notes and the Guarantees will be secured by a second priority lien on substantially all of the assets of the Company and the Guarantors (other than the Syracuse Facility and any other existing and future owned real property located in the State of New York), including a pledge of the Capital Stock owned directly by the Company and the Guarantors; provided, that no such pledge will include more than 65% of the Voting Stock of our Foreign Subsidiaries directly owned by the Company or any Guarantor. In the event that we or the Guarantors, as applicable, execute first-priority mortgages of the Syracuse Facility or any other existing and future owned real property in the State of New York under the Credit Agreement in the future, the Indenture provides that we must simultaneously execute second-priority mortgages of such real property in favor of the Collateral Agent for the benefit of the Holders of the Notes.

The Indenture provides that mortgages, title insurance commitments and policies, and surveys, together with opinions of counsel in respect of such mortgages reasonably acceptable to the Initial Purchaser, in respect of any future owned real properties must be executed and delivered within 90 days after the acquisition of such property.

The Collateral securing the Notes and the Guarantees also serves as collateral to secure the obligations under the Credit Agreement. The Company, the Guarantors and the Collateral Agent, on behalf of itself, the Trustee and the Holders, and the Administrative Agent, on behalf of itself and the Lenders, entered into the Intercreditor Agreement on November 30, 2004. The Intercreditor Agreement provides, among other things, that:

(1) Liens on the assets securing the Notes will be junior to the Liens in favor of the Administrative Agent under the Credit Agreement, and consequently, the Lenders will be entitled to receive proceeds from the foreclosure of any such assets prior to the Holders,

(2) during any insolvency proceedings, the Administrative Agent and the Collateral Agent will coordinate their efforts to give effect to the relative priority of their security interests in the Collateral, and

(3) the procedure for enforcing the Liens on the collateral, including (a) the distribution of sale, insurance or other proceeds of the Collateral and (b) permitting the Administrative Agent and the Lenders under the Credit Agreement to enter into and use the Collateral securing the Notes in order to realize on their collateral.

The Intercreditor Agreement also provides that the Collateral Agent and the Administrative Agent will provide notices to each other with respect to the occurrence of events of default and the acceleration of the Notes or the Indebtedness outstanding under the Credit Agreement, as the case may be.

Upon the occurrence of an Event of Default, the proceeds from the sale of Collateral securing the Notes may be insufficient to satisfy the Company’s obligations under the Notes. No appraisals of any of the Collateral have been prepared in connection with the offering of the Notes. Moreover, the amount to be received upon such a sale would be dependent upon numerous factors, including the condition, age and useful life of the Collateral at the time of the sale, as well as the timing and manner of the sale. By its nature, all or some of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral, if saleable, can be sold in a short period of time.

Subject to the terms of the Collateral Agreements, the Company and the Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the Notes to freely operate the Collateral and to collect, invest and dispose of any income therefrom in their sole discretion.

The security interests granted by the Company and the Guarantors that secure the Notes and the Guarantees will also be junior to Permitted Liens securing other existing Indebtedness. Subject to the restrictions on incurring Indebtedness in the Indenture and the Credit Agreement, the Company and its Restricted Subsidiaries also have the right to grant Liens securing Acquired Indebtedness, Capital Lease Obligations and Purchase Money Indebtedness.

To the extent third parties hold Permitted Liens, such third parties may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the Collateral. Given the intangible nature of certain of the Collateral, any such sale of such Collateral separately from the assets of the Company as a whole may not be feasible. The ability of the Company to grant or perfect a security interest in certain Collateral may be limited by legal or other logistical considerations. The ability of the Holders to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See “ — Certain Bankruptcy and Other Limitations.”

The Company is permitted to form new Restricted Subsidiaries and, subject to certain restrictions in the Indenture and the Credit Agreement, to transfer all or a portion of the Collateral to one or more of its Restricted Subsidiaries; provided, that each such new Restricted Subsidiary will be required to execute a Guarantee in respect of the Company’s obligations under the Notes and the Indenture and a supplement to the Security Agreement granting to the Collateral Agent a security interest in all of the assets of such Restricted Subsidiary on the same basis and subject to the same limitations as described in this section. See “— Certain Covenants — Additional Subsidiary Guarantees.”

So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the Indenture and the Collateral Agreements, each of the Company and the Guarantors will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the equity interests of any of its Subsidiaries and to exercise any voting, consensual rights and other rights pertaining to such Collateral pledged by it. Upon the occurrence and during the continuance of an Event of Default upon notice from the Collateral Agent, and subject to the Intercreditor Agreement,

(a) all rights of the Company or such Guarantor, as the case may be, to exercise such voting, consensual rights, or other rights shall cease and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting, consensual rights or other rights;

(b) all rights of the Company or such Guarantor, as the case may be, to receive cash dividends, interest and other payments made upon or with respect to the Collateral shall cease, and such cash dividends, interest and other payments shall be paid to the Collateral Agent; and

(c) the Collateral Agent may sell the Collateral or any part thereof in accordance with, and subject to the terms of, the Collateral Agreements.

All funds distributed under the Collateral Agreements and received by the Collateral Agent for the ratable benefit of the Holders shall be distributed by the Collateral Agent in accordance with the provisions of the Indenture.

The collateral release provisions of the Indenture permit the release of Collateral without substitution of collateral having at least equal value under certain circumstances, including asset sales or dispositions made in compliance with the Indenture.

The Company will be entitled to releases of assets (including Capital Stock of Restricted Subsidiaries) included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

(1) to enable the Company to consummate asset sales or dispositions that are not Asset Sales or that are Asset Sales permitted under the covenant described below under the caption “— Certain Covenants — Limitation on Asset Sales;”

(2) to enable the Company to consummate mergers, consolidations or sales of assets that are permitted under the covenant described below under the caption “— Certain Covenants — Merger, Consolidation and Sale of Assets;”

(3) if any Subsidiary that is a Guarantor is released from its Guarantee, that Subsidiary’s assets will also be released;

(4) if the Company exercises its legal defeasance option or our covenant defeasance option as described below under the caption “— Legal Defeasance and Covenant Defeasance;” or

(5) upon satisfaction and discharge of the Indenture or payment in full of the principal of and premium, if any, accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations that are then due and payable.

Certain Bankruptcy and Other Limitations

The right of the Collateral Agent to repossess and dispose or otherwise exercise remedies in respect of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or any of its Domestic Restricted Subsidiaries prior to the Collateral Agent having repossessed and disposed of the Collateral or otherwise completed the exercise of its remedies with respect to the Collateral. Under the Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without obtaining relief from the automatic stay imposed by Section 362 for the Bankruptcy Code. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments; provided that, under the Bankruptcy Code, the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to the particular facts and circumstances, but it is intended in general to protect against any diminution in the value of the secured creditor’s interest in the collateral securing the obligations owed to it and may include cash payments or the granting of additional security, if and at such times as the bankruptcy court in its discretion determines, for any diminution in the value of such collateral as a result of the imposition of the automatic stay or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral or whether or to what extent Holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.”

Moreover, the Collateral Agent may need to evaluate the impact of the potential liabilities before determining to foreclose on Collateral consisting of real property because a secured creditor that holds a lien on real property may be held liable under environmental laws for the costs of remediating or preventing release or threatened releases of hazardous substances at such real property. Consequently, the Collateral Agent may decline to foreclose on such Collateral or exercise remedies available if it does not receive indemnification to its satisfaction from the Holders.

In addition, because a portion of the Collateral consists of pledges of a portion of the Capital Stock of certain of our Foreign Subsidiaries, the validity of those pledges under applicable foreign law, and the ability of the Holders to realize upon that Collateral under applicable foreign law, to the extent applicable, may be limited by such law, which limitations may or may not affect such Liens.

The Collateral Agent’s ability to foreclose on the Collateral may be subject to lack of perfection, the consent of third parties, prior liens and practical problems associated with the realization of the Collateral Agent’s Lien on the Collateral. See “Risk Factors — Risks Related to the Registered Notes — The proceeds from the collateral securing the notes may not be sufficient to pay all amounts owed under the notes if an event of default occurs and your right to receive payments under the notes will effectively be subordinated to our senior revolving credit facility, purchase money indebtedness, capital lease obligations, secured acquired indebtedness and other secured indebtedness to the extent of the value of the assets securing that indebtedness.”

Guarantees

The full and prompt payment of the Company’s payment obligations under the Notes and the Indenture will be guaranteed, jointly and severally, by all present and future, direct and indirect, Domestic Restricted

Subsidiaries. Each Guarantor will fully and unconditionally guarantee on a senior secured basis (each a “Guarantee” and, collectively, the “Guarantees”), jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company’s Obligations under the Indenture and the Notes, including the payment of principal of, interest on, premium, if any, on and Additional Interest, if any, on the Notes. The Guarantee of each Guarantor will rank senior in right of payment to all existing and future subordinated Indebtedness of such Guarantor and equally in right of payment with all other existing and future senior Indebtedness of such Guarantor. The obligations of each Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution. Each Guarantor may consolidate with or merge into or sell its assets, including Capital Stock of Restricted Subsidiaries, to the Company or another Guarantor without limitation. See “— Certain Covenants — Merger, Consolidation and Sale of Assets” and “— Limitation on Asset Sales.”

A Guarantor will be released from its Guarantee without any action required on the part of the Trustee or any Holder:

(1) if (a) all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any of its Domestic Restricted Subsidiaries or (b) such Guarantor ceases to be a Restricted Subsidiary, and the Company otherwise complies, to the extent applicable, with the covenant described below under “— Certain Covenants — Limitation on Asset Sales;”

(2) if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with the covenant described below under “ — Certain Covenants — Limitation on Restricted Payments;”

(3) if the Company exercises the legal defeasance option or its covenant defeasance option as described below under “— Legal Defeasance and Covenant Defeasance;” or

(4) upon satisfaction and discharge of the Indenture or payment in full of the principal of premium, if any, accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations that are then due and payable.

At the Company’s request and expense, the Trustee will execute and deliver an instrument evidencing such release. A Guarantor may also be released from its obligations under its Guarantee in connection with a permitted amendment of the Indenture. See “— Modification of the Indenture.”

As of the date of this prospectus, all of our Subsidiaries will be Restricted Subsidiaries. However, under certain circumstances described below under the subheading “— Certain Covenants — Limitation on Restricted Payments,” the Company will be permitted to designate certain of its Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants of the Indenture and will not guarantee the Notes. Also, as of the date of this prospectus, none of the Company’s Foreign Subsidiaries will guarantee the Notes. The Notes will be structurally subordinated to all of the existing and future liabilities of our Subsidiaries that do not guarantee the Notes.

Optional Redemption

Except as described below, the Notes are not redeemable before December 1, 2008. On or after December 1, 2008, the Company may redeem the Notes, at its option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on December 1 of the year set forth below:

Year	Percentage

2008	104.500%
2009	102.250%
2010 and thereafter	100.000%

In addition, the Company must pay accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to the date of redemption (subject to the right of the Holders of the relevant record date to receive interest due on the relevant interest payment date).

In addition, at any time, or from time to time, until December 1, 2007, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes (which includes the Existing Notes, the Notes and Additional Notes, if any) originally issued under the Indenture at a redemption price of 109% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, thereon, if any, to the date of redemption; provided that:

(1) at least 65% of the original principal amount of Notes (which includes the Existing Notes, the Notes and Additional Notes, if any) issued under the Indenture remains outstanding immediately after any such redemption; and

(2) the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

Selection and Notice of Redemption

In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

(1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

(2) if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate.

If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. No Notes of a principal amount of $1,000 or less shall be redeemed in part and Notes of a principal amount in excess of $1,000 may be redeemed in part in multiples of $1,000 only.

Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. If Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in the Global Note will be made).

The Company will pay the redemption price for any Note together with accrued and unpaid interest and Additional Interest, if any, thereon to the date of redemption. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase the Notes as described under the captions “— Repurchase upon Change of Control” and “— Certain Covenants

— Limitation on Asset Sales.” The Company may at any time and from time to time purchase Notes in the open market or otherwise, including pursuant to our option to purchase from the initial purchaser certain Notes offered hereby. See “Plan of Distribution.”

Repurchase upon Change of Control

Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all or a portion (in integral multiples of $1,000) of each Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

Within 30 days following the date upon which the Change of Control occurred, the Company must send, by registered first-class mail, an offer to each Holder with a copy to the Trustee. Such offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”).

Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date. If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made). Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and cannot be reissued.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. If the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company would be required to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing on acceptable terms or at all, and the terms of the Credit Agreement, the Indenture or future debt and financing agreements may restrict the ability of the Company to obtain such financing.

Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management or the Board of Directors of the Company. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements that have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger, recapitalization or similar transaction.

One of the events that constitutes a Change of Control under the Indenture is the disposition of “all or substantially all” of the Company’s assets under certain circumstances. This term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, there can be no assurance as to how a court interpreting New York law would interpret the phrase.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue thereof.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitation on Incurrence of Additional Indebtedness.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness). Notwithstanding the foregoing the Company and the Guarantors may incur Indebtedness (including Acquired Indebtedness) if on the date of (after giving effect to) the incurrence of such Indebtedness:

(i) no Default or Event of Default shall have occurred and be continuing; and

(ii) the Consolidated Fixed Charge Coverage Ratio of the Company will be at least 2.0 to 1.0.

Limitation on Restricted Payments.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution (other than dividends or distributions payable (i) in Qualified Capital Stock of the Company or (ii) to the Company or a Guarantor) on or in respect of shares of Capital Stock of the Company or its Restricted Subsidiaries;

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, any Restricted Subsidiary or any Affiliate of the Company (other than any such Capital Stock owned by the Company or any Guarantor);

(3) make any principal payment on, purchase, defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee; or

(4) make any Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto:

(i) a Default or an Event of Default shall have occurred and be continuing;

(ii) the Company is not permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under “— Limitation on Incurrence of Additional Indebtedness;” or

(iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property at the time of the making thereof) shall exceed the sum of:

(A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income is a loss, minus 100% of such loss) of the Company during the period beginning on the first day of the first fiscal quarter after the Issue Date and ending on the last day of the Company’s most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (the “Reference Date”) (treating such period as a single accounting period); plus

(B) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (which shall include capital contributions to the Company) (excluding any net proceeds from an Equity Offering to the extent used to redeem Notes pursuant to the provisions described under “Optional Redemption”); plus

(C) 100% of the aggregate net cash proceeds received from the issuance of Indebtedness or shares of Disqualified Capital Stock of the Company (other than to a Subsidiary of the Company) that have been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the Reference Date; plus

(D) the net reduction in the Investments (other than Permitted Investments) treated as a Restricted Payment previously made by the Company or any Restricted Subsidiary in any Person (other than a Restricted Subsidiary) to the extent such reduction results from net proceeds received by the Company and its Restricted Subsidiaries upon the (x) repurchase, repayment or redemption of such Investments by such Person (but only to the extent constituting return of capital) and (y) the sale of such Investment (but only to the extent such sale does not increase Consolidated Net Income of the Company), in each case, in an amount not exceeding the aggregate amount of such Investments; plus

(E) (1) the Company’s portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary in an amount not to exceed the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company of any or its Restricted Subsidiaries in such Unrestricted Subsidiary and (2) the aggregate amount of cash dividends or cash distributions received by the Company or the Guarantors from an Unrestricted Subsidiary from the Issue Date to the Reference Date.

In the case of clause (iii)(B) above, any net cash proceeds from issuances and sales of Qualified Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, shall be excluded until and to the extent such borrowing is repaid.

The provisions set forth in the immediately preceding paragraph do not prohibit:

(1) the payment of any dividend or other distribution or redemption within 60 days after the date of declaration of such dividend or call for redemption if such payment would have been permitted on the date of declaration or call for redemption;

(2) the acquisition of any shares of Qualified Capital Stock of the Company, solely in exchange for other shares of Qualified Capital Stock of the Company;

(3) the acquisition of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees or the acquisition of Disqualified Capital Stock either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a sale for cash (other than to a Subsidiary of the Company) within 60 days after such sale if no Default or Event of Default would exist after giving effect thereto, of Refinancing Indebtedness;

(4) an Investment either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of the net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company within 60 days after such sale;

(5) in the event of a Change of Control, and if no Default shall have occurred and be continuing or would exist after giving effect thereto, the payment, purchase, redemption, defeasance, satisfaction, discharge or other acquisition or retirement of Indebtedness that is subordinated to the Notes or the Guarantees, in each case, at a purchase price not greater than 101% of the principal amount of such

Indebtedness (or, if such Indebtedness was issued with original issue discount, 101% of the accreted value), plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance, satisfaction, discharge or other acquisition or retirement, the Company has made a Change of Control Offer with respect to the Notes as a result of such Change of Control and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer;

(6) (i) general corporate overhead expenses of Altra Holdings, including, without limitation, franchise taxes and other fees required to maintain the existence of Altra Holdings, insurance premiums and indemnification claims made by directors or officers of Altra Holdings attributable to the ownership or operation of the Company and its Subsidiaries and (ii) reasonable fees and expenses paid to members of the board of directors of Altra Holdings; provided, that such fees and expenses described in this clause (ii) are in an aggregate amount not to exceed $500,000 in any fiscal year;

(7) the application of the proceeds from the issuance of the Notes on the Issue Date as described under the “Use of Proceeds” section of the offering circular for the senior secured notes offering on November 22, 2004;

(8) advances to any direct or indirect parent entity of the Company to be used by such entity solely to pay federal, state and local income taxes made no earlier than five days prior to the date on which such entity is required to make such payment in an amount not to exceed the aggregate tax liability of the Company and its Restricted Subsidiaries for such calendar year determined as if the Company and its Restricted Subsidiaries were a separate affiliated group (as defined in Section 1504 of the Internal Revenue Code of 1986, as amended) filing a consolidated return, or, to the extent applicable, a separate group filing combined or unitary returns, and then only to the extent that any such payments are actually paid by such entity to governmental entities;

(9) if no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, the purchase, repurchase, redemption or other acquisition of Capital Stock of the Company from employees, former employees, directors, or former directors of the Company (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided, that the aggregate amount of such repurchases and other acquisitions in any calendar year shall not exceed $500,000;

(10) if no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, the payment of the consulting fee pursuant to the Management Agreement; provided, that the aggregate amount of such fee in any calendar year shall not exceed $1.0 million; and

(11) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, other Restricted Payments not to exceed $10.0 million in the aggregate since the Issue Date.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this “Limitation on Restricted Payments” covenant amounts expended pursuant to clauses (1), (4)(ii) and (9) shall be included in such calculation and amounts expended pursuant to clauses (2), (3), 4(i), (5), (6), (7), (8), (10) and (11) shall not be included in such calculation.

Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company’s latest available internal quarterly financial statements.

Limitation on Asset Sales.  The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed;

(2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents received substantially concurrent with the time of such disposition; provided that the amount of any liabilities (as shown on the most recent applicable balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision if the documents governing such liabilities provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities; and

(3) the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

(a) to repay any outstanding Indebtedness under the Credit Agreement and correspondingly reduce the commitments thereunder;

(b) to reinvest in property, plant, equipment or other long-term assets that replace the properties and assets that were the subject of such Asset Sale or that will be used or useful in the Permitted Business (including expenditures for maintenance, repair or improvement of existing properties and assets); or

(c) a combination of repayment and investment permitted by the foregoing clauses (3)(a)and (3)(b).

Pending the final application of Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or invest such Net Cash Proceeds in Cash Equivalents. On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), 3(b) or 3(c) of the preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders of the Notes the maximum principal amount of Notes that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase.

If at any time any consideration other than cash and Cash Equivalents received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash or Cash Equivalents (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to be an Asset Sale on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

The Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this covenant). If any of the Net Cash Proceeds Amount remains after consummation of a Net Proceeds Offer, the Company may use such amount for any corporate purpose to the extent not otherwise prohibited by the Indenture and the Net Proceeds Offer Amount will be reset at zero.

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under “— Merger, Consolidation and Sale of Assets” that does not constitute a Change of Control, the successor entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it constituted an Asset Sale. The Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

Each notice of a Net Proceeds Offer shall be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within 20 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the Indenture by virtue of such compliance.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock;

(2) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

(3) transfer any of its property or assets to the Company or any other Restricted Subsidiary,

(4) except for such encumbrances or restrictions existing:

(a) under applicable law, rule, regulation, order, license or permit;

(b) under the Indenture and the Collateral Agreements;

(c) by reason of customary non-assignment provisions of any lease of any Restricted Subsidiary to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(d) under any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e) under the Credit Agreement;

(f) by reason of restrictions on the transfer of assets subject to any Permitted Lien;

(g) under customary agreements to sell assets or Capital Stock permitted to be sold under the Indenture pending the closing of such sale;

(h) under Purchase Money Indebtedness or Capitalized Lease Obligations permitted under the Indenture; provided, that such encumbrances and restrictions relate only to the assets financed with such Indebtedness;

(i) by reason of restrictions on cash or other deposits under bona fide arrangements with customers entered into in the ordinary course of business, consistent with past practice;

(j) on any Foreign Restricted Subsidiary under Indebtedness of such Subsidiary permitted under the Indenture; or

(k) under Refinancing Indebtedness incurred to Refinance the Indebtedness referred to in clause (b), (d) or (e); provided, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no more adverse to the Holders and no less favorable or more onerous to the Company and its Restricted Subsidiaries than the provisions relating to such encumbrance or restriction contained in agreements referred to in the Indebtedness being Refinanced.

Limitation on Issuances and Sales of Capital Stock of Subsidiaries.  The Company will not, and will not permit or cause any of its Restricted Subsidiaries to, transfer, convey, issue or sell any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company or to a Wholly Owned Subsidiary and directors’ qualifying shares); provided, that this provision shall not prohibit:

(1) any transfer, issuance or sale if, immediately after giving effect thereto, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “— Limitation on Restricted Payments” covenant if made on the date of such issuance or sale or

(2) the sale of all of the Capital Stock of a Restricted Subsidiary in compliance with the provisions of the “— Limitation on Asset Sales” covenant.

Limitation on Liens.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

Merger, Consolidation and Sale of Assets.  The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1) either:

(a) the Company shall be the surviving or continuing corporation; or

(b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x) shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y) shall expressly assume (i) by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, interest and Additional Interest, if any, on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed thereunder and (ii) by amendment, supplement or other instrument (in form and substance reasonably satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee, all obligations of the Company under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

(2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), (a) the Company or such Surviving Entity, as the case may be, is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under “— Limitation on Incurrence of Additional Indebtedness” and (b) no Default or Event of Default shall have occurred or be continuing; and

(3) the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not surviving or the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such. Upon such substitution, the Company and any Guarantors that remain Subsidiaries of the Company shall be released and discharged from their obligations under the Indenture and the Guarantees.

Each Guarantor will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person, other than the Company or any other Guarantor unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2) such entity assumes (a) by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and the performance of every covenant of the Guarantee, the Indenture and the Registration Rights Agreement and (b) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of the Guarantor under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity; and

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Limitation on Transactions with Affiliates.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than:

(x) Permitted Affiliate Transactions, and

(y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

With respect to all Affiliate Transactions (other than Permitted Affiliated Transactions):

(i) the Company will deliver an Officers’ Certificate to the Trustee certifying that such transactions are in compliance with clause (y) of the preceding paragraph;

(ii) if such Affiliate Transaction involves aggregate payments or other property with a Fair Market Value in excess of $2.5 million shall be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions; and

(iii) if such Affiliate Transaction involves an aggregate Fair Market Value of more than $5.0 million, the Company will, prior to the consummation thereof, obtain a favorable opinion as to the fairness of the financial terms of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from an Independent Financial Advisor and file the same with the Trustee.

The restrictions set forth in the first paragraph of this covenant will not apply to the following transactions (collectively, “Permitted Affiliate Transactions”):

(1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary;

(2) transactions exclusively between or among the Company and any of its Wholly Owned Subsidiaries or exclusively between or among such Wholly Owned Subsidiaries, provided, that such transactions are not otherwise prohibited by the Indenture;

(3) any agreement as in effect as of the Issue Date or any transaction contemplated thereby and any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders, the Company or the Restricted Subsidiaries in all material respects than the original agreement as in effect on the Issue Date;

(4) Restricted Payments permitted by the Indenture or Permitted Investments;

(5) any merger or other transaction with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or creating a holding company of the Company;

(6) any employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination or other employment-related agreements, arrangements or plans entered into in good faith by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(7) sales or purchases of inventory, other products or services to or from any Affiliate of the Company entered into in the ordinary course of business on terms no less favorable to the Company and its Subsidiaries than those that could be obtained at the time of such sale or purchase in arm’s-length dealings with a Person who is not an Affiliate; and

(8) any agreement existing and as in effect on the Issue Date, including the Management Agreement.

Additional Subsidiary Guarantees.  If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary after the Issue Date (other than an Unrestricted Subsidiary), then the Company shall cause such Domestic Restricted Subsidiary to:

(1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee on a senior secured basis all of the Company’s obligations under the Notes and the Indenture on the terms set forth in the Indenture;

(2) execute and deliver to the Collateral Agent such amendments to the Collateral Agreements as the Collateral Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Holders, a perfected security interest in the Capital Stock of such new Domestic Restricted Subsidiary and any debt securities of such new Subsidiary, subject to the Permitted Liens, which are owned by the Company or Subsidiary and required to be pledged pursuant to the Security Agreement, (b) deliver to the Collateral Agent any certificates representing such Capital Stock and debt securities, together with (i) in the case of such Capital Stock, undated stock powers or instruments of transfer, as applicable, endorsed in blank, and (ii) in the case of such debt securities, endorsed in blank, in each case executed and delivered by an Officer of the Company or such Subsidiary, as the case may be;

(3) take such actions as are necessary or as the Collateral Agent reasonably determines to be advisable to grant to the Collateral Agent for the benefit of the Holders a perfected security interest in the assets of such new Domestic Restricted Subsidiary, subject to the Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Collateral Agent;

(4) take such further action and execute and deliver such other documents specified in the Indenture or otherwise reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing; and

(5) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligations of such Domestic Restricted Subsidiary and such other opinions regarding the perfection of such Liens in the assets of such Domestic Restricted Subsidiary as provided for in the Indenture.

Thereafter, such Subsidiary shall be a Guarantor for all purposes of the Indenture.

Impairment of Security Interest.  Neither the Company nor any of its Restricted Subsidiaries will (a) take or omit to take any action which would adversely affect or impair in any material respect the Liens (other than the incurrence of Permitted Liens) in favor of the Collateral Agent with respect to the Collateral, (b) grant to any Person (other than the Collateral Agent), or permit any Person (other than the Collateral Agent), to retain any interest whatsoever in the Collateral other than Permitted Liens or (c) enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by the Indenture, the Notes and the Collateral Agreements. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, (i) execute and deliver all such agreements and instruments as the Collateral Agent shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements and (ii) file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Collateral Agreements at such times and at such places as the Collateral Agent may reasonably request.

Real Estate Mortgages and Filings.  With respect to any fee interest in any real property (individually and collectively, the “Premises”) (a) owned by the Company or a Domestic Restricted Subsidiary on the Issue Date (other than the Syracuse Facility) or (b) acquired by the Company or a Domestic Restricted Subsidiary after the Issue Date (other than real property located in the State of New York), (i) with a purchase price, or with a Fair Market Value as of the Issue Date, as applicable, greater than $500,000, and (ii) within 60 days of the Issue Date in the case of clause (a) or within 90 days of the acquisition thereof in the case of clause (b), the Company shall deliver to the Collateral Agent:

(1) as mortgagee, fully executed counterparts of Mortgages, each dated as of a date prior to the 60th day after the Issue Date or the date of acquisition of such property, as the case may be, duly executed by the Company or the applicable Domestic Restricted Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(2) mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and such policies shall also include, to the extent available, other customary endorsements and shall be accompanied by evidence of the payment in full of all premiums thereon; and

(3) with respect to each of the covered Premises, the most recent survey of such Premises, together with either (i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Company or the applicable Guarantor, as applicable, stating that there has been no change, other than, in each case, changes that do not materially adversely affect the use by the Company or Guarantor, as applicable, of such Premises for the Company or such Guarantor’s business as so conducted, or intended to be conducted, at such Premises.

In the event that we or the Guarantors, as applicable, execute first-priority mortgages of the Syracuse Facility or any other existing and future owned real property in the State of New York under the Credit Agreement in the future, the Indenture provides that we must simultaneously execute second-priority mortgages of such real property in favor of the Collateral Agent for the benefit of the Holders of the Notes.

Leasehold Mortgages and Filings; Landlord Waivers.  The Company and each of its Domestic Restricted Subsidiaries shall deliver Mortgages with respect to the Company’s leasehold interests in the premises (the “Leased Premises”) occupied by the Company or such Domestic Restricted Subsidiary pursuant to leases entered into after the Issue Date (collectively, the “Leases,” and individually, a “Lease”).

Prior to the effective date of any Lease, the Company and such Subsidiaries shall provide to the Trustee all of the items described in clauses (2) and (3) of “— Certain Covenants — Real Estate Mortgages and Filings” above and in addition shall use their respective reasonable commercial efforts to obtain an agreement executed by the lessor under the Lease, whereby the lessor consents to the Mortgage and waives or subordinates its landlord Lien (whether granted by the instrument creating the leasehold estate or by applicable law), if any, and which shall be entered into by the Collateral Agent.

Each of the Company and each of its Domestic Restricted Subsidiaries that is a lessee of, or becomes a lessee of, real property, is, and will be, required to use commercially reasonable efforts to deliver to the Collateral Agent a landlord waiver, substantially in the form of the exhibit form thereof to be attached to the Indenture, executed by the lessor of such real property; provided that in the case where such lease is a lease in existence on the Issue Date, the Company or its Domestic Restricted Subsidiary that is the lessee thereunder shall be required to use such commercially reasonable efforts to deliver within 90 days from the Issue Date.

Conduct of Business.  The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses other than Permitted Businesses.

Reports to Holders .Whether or not required by the rules and regulations of the Securities and Exchange Commission (the “SEC”), so long as any Notes are outstanding, the Company will furnish to the Trustee and, upon request, to the Holders:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC’s rules and regulations.

Notwithstanding the foregoing, the Company may satisfy such requirements prior to the effectiveness of the registration statement contemplated by the Registration Rights Agreement by filing with the SEC such registration statement, to the extent that any such registration statement contains substantially the same information as would be required to be filed by the Company if it were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and by providing the Trustee and Holders with such Registration Statement (and any amendments thereto) promptly following the filing thereof.

In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing). In addition, the Company has agreed that, prior to the consummation of the Exchange Offer, for so long as any Notes remain outstanding, it will furnish to the Holders upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act.

Payments for Consent.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes, any Collateral Agreement or the Intercreditor Agreement unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Hay Hall Acquisition

Notwithstanding anything contained elsewhere in the Indenture, the Indenture provides that: (a) the Company or any Restricted Subsidiary may acquire all of the outstanding capital stock of Hay Hall Holdings Limited and its Subsidiaries (the “Hay Hall Acquisition”) for a purchase price not to exceed $50.5 million (plus any purchase price adjustments provided for in the stock purchase agreement therefor), which purchase price shall be paid in cash as follows: (i) not less than $44.5 million in cash payable to the sellers and (ii) up to $6.0 million of cash which shall be deposited in an escrow account to be released to Sellers on or prior to December 31, 2006 (the “Deferred Cash”); and (b) the Company may issue and the Guarantors may guarantee on a senior unsecured basis up to $55.0 million aggregate principal amount of the Notes, the net proceeds of which are to be used by the Company directly or indirectly (by a loan or loans from the Company to one or more of its Restricted Subsidiaries) to finance the Hay Hall Acquisition and pay related fees and expenses. The obligation to pay the Deferred Cash shall be represented by loan notes (the “Loan Notes”); provided that the sole recourse of the holders of the Loan Notes shall be to amounts in such escrow account unless the Company takes action to prevent or interfere in the release of such funds from such escrow account. Without limiting the foregoing, the Hay Hall Acquisition (and any loans from the Company to one or more of its

Restricted Subsidiaries in connection therewith) shall not be a Restricted Payment, the Loan Notes shall not constitute Indebtedness, and any Liens on such account securing obligations under such Loan Notes shall be “Permitted Liens” (and the assets in such account shall not be Collateral). Following such transaction, substantially simultaneous transfers of assets between the Foreign Restricted Subsidiaries solely to consolidate operations in connection with the Hay Hall Acquisition shall not be Asset Sales and shall not otherwise be deemed to violate the Indenture and the consummation of any transaction solely to transfer the ownership of Inertia Dynamics LLC from being owned by a Foreign Restricted Subsidiary to instead be owned by a Guarantor shall not be a Restricted Payment and shall not otherwise be deemed to violate the Indenture.

Events of Default

The following events are defined in the Indenture as “Events of Default”:

(1) the failure to pay interest and Additional Interest, if any, on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2) the failure to pay the principal of or premium, if any, on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer when such payments become due);

(3) a default in the observance or performance of any other covenant or agreement contained in the Indenture (other than the payment of the principal of, or premium, if any, or interest or Additional Interest, if any, on any Note) or any Collateral Agreement which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the “— Certain Covenants — Merger, Consolidation and Sale of Assets” covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary other than the Notes and Guarantees, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days from the date of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $5.0 million or more at any time;

(5) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries (other than any judgment as to which a reputable and solvent third party insurer has accepted full coverage) and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(6) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries;

(7) any Collateral Agreement at any time for any reason shall cease to be in full force and effect in all material respects, or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Collateral Agreement;

(8) the Company or any of the Guarantors, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement; or

(9) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a

Significant Subsidiary is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Company) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and premium, if any, accrued interest and Additional Interest, if any, on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.

If an Event of Default specified in clause (6) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraphs, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Additional Interest, if any, that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, and Additional Interest, if any, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and its advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (7) of the description above of Events of Default, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, interest or Additional Interest, if any, on any Notes.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to the provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

No past, present or future director, officer, employee, incorporator, or stockholder of the Company or a Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Under the Indenture, the Company is required to provide an Officers’ Certificate to the Trustee promptly upon any Officer obtaining knowledge of any Default or Event of Default (provided that such Officers’

Certificate shall be provided at least annually whether or not such Officers know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, interest and Additional Interest, if any, on the Notes when such payments are due;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts and at such times as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest and Additional Interest, if any, on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(1) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to clause (1) of this paragraph (except such Default or Event of Default resulting from the failure to comply with “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness” as

a result of the borrowing of funds required to effect such deposit) or insofar as Defaults or Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of such deposit;

(3) such Legal Defeasance or Covenant Defeasance shall not result in a breach of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(4) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(5) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(6) the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary qualifications and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.

Satisfaction and Discharge

The Indenture (and all Liens on Collateral in connection with the issuance of the Notes) will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1) either:

(a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, interest and Additional Interest, if any, on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Company has paid all other sums payable under the Indenture and the Collateral Agreements by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, the Company, the Guarantors, the Trustee and, if such amendment, modification or supplement relates to any Collateral Agreement, the Collateral Agent, without the consent of the Holders, may amend, modify or supplement the Indenture, the Notes, the Guarantees and the Collateral Agreements:

(1) to cure any ambiguity, defect or inconsistency contained therein;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders in accordance with the covenant described under “— Certain Covenants — Merger, Consolidation and Sale of Assets;”

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under the Indenture, the Notes, the Guarantees or the Collateral Agreements;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(6) to allow any Subsidiary or any other Person to guarantee the Notes;

(7) to release a Guarantor as permitted by the Indenture and the relevant Guarantee; or

(8) if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture or Collateral Agreements.

Other amendments of, modifications to and supplements to the Indenture, the Notes, the Guarantees, the Registration Rights Agreement and the Collateral Agreements may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

(1) reduce the amount of Notes the Holders of which must consent to an amendment, supplement or waiver of any provision of the Indenture or the Notes;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, or Additional Interest on any Notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(4) make any Notes payable in money other than that stated in the Notes;

(5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, interest and Additional Interest, if any, on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or modify any of the provisions or definitions with respect thereto;

(7) subordinate the Notes in right of payment to any other Indebtedness of the Company or any Guarantor;

(8) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture; or

(9) release all or substantially all of the Collateral otherwise than in accordance with the terms of the Indenture and the Collateral Agreements.

Governing Law

The Indenture provides that it, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries:

(a) (i) existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person or (ii) incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary upon the consummation of the acquisition of all or substantially all of the assets or all of the Capital Stock of such Person by the Company or any of its Restricted Subsidiaries; and

(b) that is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness relates.

“Administrative Agent” has the meaning set forth in the definition of the term “Credit Agreement.”

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that Beneficial Ownership of 10% or more of the Voting Stock of any Person shall be deemed to be control of such Person. The terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Altra Holdings” means Altra Holdings, Inc.

“Asset Acquisition” means:

(1) an Investment by the Company or any Restricted Subsidiary in any Person (other than a Subsidiary) pursuant to which such Person becomes a Wholly Owned Subsidiary, or is merged with or into the Company or any Restricted Subsidiary, or

(2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary) that constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business, consistent with past practice), assignment or other transfer of:

(1) any Capital Stock of any Restricted Subsidiary; or

(2) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business, consistent with past practice;

(3) provided, that Asset Sales shall not include:

(a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2.5 million;

(b) the transfer of all or substantially all of the assets of the Company as permitted under “— Certain Covenants — Merger, Consolidation and Sale of Assets;”

(c) any Restricted Payment permitted under “— Certain Covenants — Limitation on Restricted Payments,” or any Permitted Investment;

(d) the sale of Cash Equivalents;

(e) the creation of a Permitted Lien (but not the sale or other disposition of the property subject to such Lien); and

(f) a transfer to the Company or to a Guarantor.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§ 101 et seq.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have meanings correlative to the foregoing.

“Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and

(3) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”);

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250.0 million;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means the occurrence of one or more of the following events:

(1) any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than a transaction in which the transferee is controlled by one or more Permitted Holders;

(2) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, other than (A) a transaction in which the surviving or Transferee Person is a Person that is controlled by the Permitted Holders or (B) any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(3) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation, winding up or dissolution of the Company;

(4) prior to the first Public Equity Offering, the Permitted Holders cease for any reason to be the Beneficial Owner, directly or indirectly, in the aggregate of at least a majority of the total voting power of the Voting Stock of the Company, whether by virtue of the issuance, sale or other disposition of Capital Stock of the Company, a merger, consolidation or sale of assets involving the Company, a Restricted Subsidiary, any voting trust or other agreement; or

(5) subsequent to the first Public Equity Offering, (a) any Person or Group is or becomes the Beneficial Owner, directly or indirectly, in the aggregate of more than 35% of the total voting power of the Voting Stock of the Company, and (b) the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person or Group.

“Collateral” shall mean collateral as such term is defined in the Security Agreement, all property mortgaged under the Mortgages and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Collateral Agreement.

“Collateral Agent” means the collateral agent and any successor under the Indenture.

“Collateral Agreements” means, collectively, the Intercreditor Agreement, the Security Agreement and each Mortgage, in each case, as the same may be in force from time to time.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, for any period, the sum (without duplication) of:

(1) Consolidated Net Income; and

(2) to the extent Consolidated Net Income has been reduced thereby:

(a) all income taxes paid or accrued in accordance with GAAP for such period;

(b) Consolidated Interest Expense and interest attributable to write-offs of deferred financing costs; and

(c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period.

all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated EBITDA during the four consecutive full fiscal quarters (the “Four Quarter Period”) most recently ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges for the Four Quarter Period.

For purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or repayment of any Indebtedness of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs); plus

(2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its consolidated Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization or accretion of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period; and (c) net cash costs under all Interest Swap Obligations (including amortization of fees).

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded therefrom (to the extent otherwise included therein):

(1) gains from Asset Sales and extraordinary gains, in each case together with any provision for taxes on such gains;

(2) the net income (but not loss) of any Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(3) the net income (but not loss) of any Person, other than the Company or a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

(4) any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(5) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(6) all gains realized on or because of the purchase or other acquisition by the Company or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries;

(7) the cumulative effect of a change in accounting principles; and

(8) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash items and expenses of such Person and its consolidated Subsidiaries to the extent they reduce Consolidated Net Income of such Person for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge that requires an accrual of or a reserve for cash charges for any future period).

“Credit Agreement” means the Credit Agreement, dated as of the Issue Date, among the Company and the lenders party thereto (together with their successors and assigns, the “Lenders”) and Wells Fargo Foothill, Inc., as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), or any agreement extending the maturity of, refinancing, replacing, refunding, restating or otherwise restructuring (whether upon or at any time or from time to time after termination or otherwise) all or any portion of the Indebtedness under such agreement or document or any successor or replacement agreement or document and whether by the same or any other agent, lender or group of lenders, or institutional investors, providing for revolving credit loans, term loans, letters of credit or issuance of notes or any other debt, in each of the above cases as such agreements may be amended, supplemented or otherwise modified from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Disqualified Capital Stock” with respect to any Person means that portion of any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the first anniversary of the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such anniversary.

“Domestic Restricted Subsidiary” means, with respect to any Person, a Domestic Subsidiary of such Person that is a Restricted Subsidiary of such Person.

“Domestic Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a Foreign Subsidiary of such Person.

“Equity Offering” means an underwritten public offering of Common Stock of the Company or any holding company of the Company (including Altra Holdings) pursuant to a registration statement filed with the SEC (other than on Form S-8) or any private placement of Common Stock of the Company or any holding company of the Company (including Altra Holdings) to any Person other than issuances upon exercise of options by employees of any holding company, the Company or any of the Restricted Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Offer” means an exchange offer that may be made by the Company, pursuant to the Registration Rights Agreement, to exchange for any and all the Notes a like aggregate principal amount of Notes having substantially identical terms to the Notes registered under the Securities Act.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

“Guarantor” means (1) each of the Company’s Domestic Restricted Subsidiaries existing on the Issue Date and (2) each of the Company’s Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Indebtedness” means with respect to any Person, without duplication:

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business, consistent with past practice, that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs consistent with the Company’s past practice);

(5) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether or not then due;

(6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of any such Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such Obligation or the amount of such Obligation;

(8) all Interest Swap Obligations and all Obligations under Currency Agreements of such Person; and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock.

“Independent Financial Advisor” means a nationally-recognized accounting, appraisal or investment banking firm: (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Intercreditor Agreement” means the Intercreditor Agreement among the Administrative Agent, the Trustee, the Collateral Agent, the Company and the Guarantors, dated as of the Issue Date, as the same may be amended, supplemented or modified from time to time.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business, consistent with past practice, that are required to be recorded in accordance with GAAP as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and the covenant described under “— Certain Covenants — Limitation on Restricted Payments”:

(i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means November 30, 2004.

“Lenders” has the meaning set forth in the definition of the term “Credit Agreement.”

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Management Agreement” means the advisory services agreement, dated as of the Issue Date, by and among the Company, Altra Holdings and Genstar Capital, L.P.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises and/or the Leased Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2) all taxes and other costs and expenses actually paid or estimated by the Company (in good faith) to be payable in cash in connection with such Asset Sale;

(3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale; and

(4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

provided, however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

“Obligations” means all obligations for principal, premium, interest, Additional Interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the offering of the Notes hereunder.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal financial officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel who shall be reasonably acceptable to the Trustee.

“Permitted Business” means any business that is the same as or similar, reasonably related, complementary or incidental to the business in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

“Permitted Holders” means Genstar Capital, L.P. and its Affiliates.

“Permitted Indebtedness” means, without duplication, each of the following:

(1) Indebtedness under the Notes issued in the original offering or in the Exchange Offer, in an aggregate outstanding principal amount not to exceed $165.0 million, and the related Guarantees;

(2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $30.0 million, as such amount may be reduced from time to time as a result of permanent reductions of the commitments thereunder as provided in “ — Certain Covenants — Limitation on Asset Sales;”

(3) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

(4) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by the Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates;

(5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6) Intercompany Indebtedness of the Company or a Guarantor for so long as such Indebtedness is held by the Company or a Guarantor; provided that if as of any date any other Person owns or holds any such Indebtedness or a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

(7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, consistent with past practice; provided, that such Indebtedness is extinguished within three business days of incurrence;

(8) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business, consistent with past practice;

(9) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business, consistent with past practice;

(10) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness incurred in the ordinary course of business, consistent with past practice (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed $5.0 million at any time outstanding;

(11) Refinancing Indebtedness;

(12) Indebtedness represented by guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of the Indenture;

(13) Indebtedness of the Company or any of its Restricted Subsidiaries to the extent the net proceeds thereof are promptly used to redeem the Notes in full or deposited to defease or discharge the Notes, in each case, in accordance with the Indenture; and

(14) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $15.0 million at any time outstanding.

For purposes of determining compliance with the “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness” covenant, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once and (b) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant.

“Permitted Investments” means:

(1) Investments in any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate with or into the Company or a Guarantor, or that transfers or conveys all or substantially all of its assets to the Company or a Guarantor;

(2) Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company’s Obligations under the Notes and the Indenture;

(3) Investments in cash and Cash Equivalents;

(4) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses, consistent with past practice, and otherwise in compliance with the Indenture;

(5) Investments in the Notes and Exchange Notes;

(6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers;

(7) Investments as a result of non-cash consideration received in connection with an Asset Sale made in compliance with the “— Certain Covenants — Limitation on Asset Sales” covenant;

(8) Investments in existence on the Issue Date;

(9) loans and advances, including advances for travel and moving expenses, to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business, consistent with past practice, for bona fide business purposes and in accordance with applicable laws not in excess of $500,000 at any one time outstanding; and

(10) advances to suppliers and customers in the ordinary course of business, consistent with past practice.

“Permitted Liens” means the following types of Liens:

(1) Liens (other than Liens arising under ERISA) for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business, consistent with past practice, for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business, consistent with past practice, in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business, consistent with past practice, in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business, consistent with past practice, of the Company or any of its Restricted Subsidiaries;

(5) any interest or title of a lessor under any Capitalized Lease Obligation permitted pursuant to clause (10) of the definition of “Permitted Indebtedness;” provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(6) Liens securing Purchase Money Indebtedness permitted pursuant to clause (10) of the definition of “Permitted Indebtedness;” provided, that (a) the Indebtedness shall not exceed the cost of the property or assets acquired, together, in the case of real property, with the cost of the construction thereof and improvements thereto, and shall not be secured by a Lien on any property or assets of the Company or any Restricted Subsidiary other than such property or assets so acquired or constructed and improvements thereto and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

(7) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(8) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(9) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(10) Liens securing Interest Swap Obligations that relate to Indebtedness that is otherwise permitted under the Indenture;

(11) Liens securing Indebtedness under Currency Agreements that are permitted under the Indenture;

(12) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within such proceedings may be initiated shall not have expired;

(13) Liens securing Acquired Indebtedness incurred in accordance with the “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness” covenant; provided, that such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secure the Acquired Indebtedness;

(14) Liens securing the Notes and all other monetary obligations under the Indenture and the Guarantees;

(15) Liens securing Indebtedness under the Credit Agreement to the extent such Indebtedness is permitted under clause (2) of the definition of the term “Permitted Indebtedness;” and

(16) Liens securing Refinancing Indebtedness incurred to Refinance any Indebtedness secured by a Lien permitted under this paragraph and incurred in accordance with the “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness” provisions of the Indenture; provided, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Public Equity Offering” means an underwritten public offering of Common Stock of the Company or any holding company of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8).

“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment, provided, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with the “ — Certain Covenants — Limitation on Incurrence of Additional Indebtedness” covenant (other than pursuant to Permitted Indebtedness) or clauses (1), (3) or (11) of the definition of Permitted Indebtedness, in each case that does not:

(1) have an aggregate principal amount (or, if such Indebtedness is issued with original issue discount, an aggregate offering price) greater than the sum of (x) the aggregate principal amount of the Indebtedness being Refinanced (or, if such Indebtedness being Refinanced is issued with original issue discount, the aggregate accreted value) as of the date of such proposed Refinancing plus (y) the amount of fees, expenses, premium, defeasance costs and accrued but unpaid interest relating to the Refinancing of such Indebtedness being Refinanced;

(2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; or

(3) affect the security, if any, for such Refinancing Indebtedness (except to the extent that less security is granted to holders of such Refinancing Indebtedness).

If such Indebtedness being Refinanced is subordinate or junior by its terms to the Notes, then such Refinancing Indebtedness shall be subordinate by its terms to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 5, 2007, between the Company, the Guarantors and the Initial Purchaser, as the same may be amended or modified from time to time in accordance with the terms thereof.

“Restricted Subsidiary” means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Significant Subsidiary” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Subsidiary” with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Syracuse Facility” means the facility of the Company located at 1728 Burnet Avenue, Syracuse, Onondago County, New York.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, provided that:

(1) the Company certifies to the Trustee that such designation complies with the “— Certain Covenants — Limitation on Restricted Payments” covenant; and

(2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness” covenant; and

(2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying:

(a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” means any Guarantor of which all the outstanding Capital Stock (other than directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any other Wholly Owned Subsidiary.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences relating to the exchange of old notes for registered notes in the exchange offer. This discussion does not address all tax aspects relating to the exchange. This discussion deals only with the material U.S. federal income tax consequences to persons who hold such notes as capital assets and does not deal with the consequences to special classes of holders of the notes, such as dealers in securities or currencies, brokers, traders that mark-to-market their securities, insurance companies, tax-exempt entities, financial institutions or “financial services entities,” persons with a functional currency other than the U.S. dollar, regulated investment companies, real estate investment trusts, retirement plans, expatriates or former long-term residents of the United States, persons who hold their notes as part of a straddle, hedge, “conversion transaction,” “constructive sale” or other integrated investment, persons subject to the alternative minimum tax, partnerships or other pass-through entities or investors in partnerships or other pass-through entities that hold the notes. The discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and the Treasury Regulations promulgated thereunder, and rulings and judicial interpretations thereof, all as in effect on the date of this prospectus, any of which may be repealed or subject to change, possibly with retroactive effect.

Consequences of Tendering Old Notes

The exchange of old notes for registered notes (with substantially identical terms) in the exchange offer will not be a taxable event for U.S. federal income tax purposes, and a holder will have the same adjusted tax basis and holding period in such registered notes that the holder had in the old notes immediately before the exchange. The U.S. federal income tax consequences of holding and disposing of such registered notes will be the same as those applicable to the old notes.

THE PRECEDING DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF OLD NOTES FOR REGISTERED NOTES IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT RELATING TO THE EXCHANGE, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

PLAN OF DISTRIBUTION

Any broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other trading activities (other than old notes acquired directly from the issuer), may exchange such old notes pursuant to the exchange offer; however, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the registered notes received by such broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery of such broker-dealer of this prospectus. We have agreed that, for a period ending on the earlier of (a) 180 days after the registration statement containing this prospectus is declared effective and (b) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until          , 2007, all dealers effecting transactions in the registered notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of registered notes by broker-dealers. Registered notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over the counter market, in negotiated transactions, through the writing of options on the registered notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such registered notes. Any broker-dealer that resells registered notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such registered notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of registered notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Weil, Gotshal & Manges LLP, New York, New York has passed upon the validity of the registered notes and certain of the related guarantees on our behalf. Dechert LLP, Washington, District of Columbia has passed upon the validity of certain of the related guarantees on our behalf.

EXPERTS

The consolidated financial statements and schedule of Altra Industrial Motion, Inc. at December 31, 2006 and December 31, 2005 and for each of the two years in the period ended December 31, 2006 and for the period from inception (December 1, 2004) through December 31, 2004, and the combined financial statements of the Predecessor for the period from January 1, 2004 through November 30, 2004, appearing in this Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Hay Hall Holdings Limited included in this prospectus and in the Registration Statement have been audited by BDO Stoy Hayward, LLP, independent chartered accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of TB Wood’s Corporation as of December 31, 2005 and 2006 and for the years ended December 31, 2004, 2005 and 2006, appearing in this registration statement have been audited by Grant Thornton LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act with respect to the registered notes. This prospectus, which is a part of the registration statement, omits certain information included in the registration statement and the exhibits thereto. For further information with respect to us and the securities, we refer you to the registration statement and its exhibits. The descriptions of each contract and document contained in this prospectus are summaries and qualified in their entirety by reference to the copy of each such contract or document filed as an exhibit to the registration statement. You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings, including the registration statement by accessing the SEC’s Internet site at http://www.sec.gov.

Upon completion of the exchange offer, we will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, will file reports with the SEC. You may inspect and copy these reports and other information at the address set forth above. You may request copies of the documents, at no cost, by telephone at (617) 328-3300 or by mail to Altra Industrial Motion, Inc., 14 Hayward Street, Quincy, Massachusetts 02171.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Altra Industrial Motion, Inc.
Audited Financial Statements:
Report of Independent Registered Public Accounting Firm	F-3
Consolidated Balance Sheets — as of December 31, 2006 and 2005	F-4
Consolidated Statements of Operations and Comprehensive Income (Loss) for the years ended December 31, 2006 and December 31, 2005, for the period from Inception (December 1, 2004) through December 31, 2004, and Combined Statement of Operations and Comprehensive Income for the Predecessor for the eleven months ended November 30, 2004
F-5
Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2006 and December 31, 2005, for the period from Inception (December 1, 2004) through December 31, 2004, and for the Predecessor for the eleven months ended November 30, 2004
F-6
Consolidated Statements of Cash Flows for the years ended December 31, 2006 and December 31, 2005, for the period from Inception (December 1, 2004) through December 31, 2004, and Combined Statement of Cash Flows for the Predecessor for the eleven months ended November 30, 2004
F-7
Notes to Consolidated Financial Statements	F-8
Unaudited Interim Financial Statements:
Condensed Consolidated Balance Sheets as of March 31, 2007 and December 31, 2006	F-46
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the quarters ended March 31, 2007 and 2006	F-47
Condensed Consolidated Statements of Cash Flows for the quarters ended March 31, 2007 and 2006	F-48
Notes to Condensed Consolidated Financial Statements	F-49
TB Wood’s Corporation
Audited Financial Statements:
Report of Independent Registered Public Accounting Firm	F-63
Consolidated Balance Sheets as of December 31, 2006 and December 31, 2005	F-64
Consolidated Statements of Operations for the Years Ended December 31, 2006 and December 31, 2005, December 31, 2004	F-65
Consolidated Statements of Comprehensive Income for the Years Ended December 31, 2006, December 31, 2005, and December 31, 2004	F-66
Consolidated Statements of Changes in Shareholders’ Equity for the Years Ended December 31, 2006, December 31, 2005, and December 31, 2004	F-67
Consolidated Statements of Cash Flows for the Years Ended December 31, 2006, December 31, 2005, and December 31, 2004	F-68
Notes to Consolidated Financial Statements	F-69
Unaudited Interim Financial Statements:
Condensed Consolidated Balance Sheets as of March 30, 2007	F-86
Condensed Consolidated Statements of Operations for the quarters ended March 30, 2007 and March 31, 2006	F-87
Condensed Consolidated Statements of Cash Flows for the quarters ended March 30, 2007 and March 31, 2006	F-88
Notes to Condensed Consolidated Financial Statements	F-89

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Altra Industrial Motion, Inc.

We have audited the accompanying consolidated balance sheets of Altra Industrial Motion, Inc. (the Company), as of December 31, 2006 and 2005 and the related consolidated statements of operations and comprehensive income (loss), changes in stockholder’s equity, and cash flows for the years ended December 31, 2006 and December 31, 2005 and the period from inception (December 1, 2004) through December 31, 2004, and the combined statements of operations and comprehensive income, stockholder’s equity and cash flows of the Predecessor for the period from January 1, 2004 through November 30, 2004. Our audits also included the financial statement schedule listed in the index at Item 21(b). These financial statements and schedule are the responsibility of management of the Company and its Predecessor. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Altra Industrial Motion, Inc. at December 31, 2006 and 2005 and the consolidated results of the operations and cash flows of the Company for the years ended December 31, 2006 and 2005 and the period from inception (December 1, 2004) through December 31, 2004, and the combined results of operations and cash flows of its Predecessor for the period from January 1, 2004 through November 30, 2004 in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, in 2006 the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 158, “Employers Accounting for Defined Benefit Pension and Other Postretirement Plans — An amendment of FASB Statements No. 87, 88, 106 and 132(R).”

/s/  Ernst & Young LLP

Boston, Massachusetts
March 9, 2007

ALTRA INDUSTRIAL MOTION, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2006	2005
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$42,527	$10,060
Trade receivables, less allowance for doubtful accounts of $2,017 and $1,797	61,506	46,441
Inventories, less allowance for obsolete materials of $10,163 and $6,843	75,769	54,654
Deferred income taxes	6,783	2,779
Prepaid expenses and other	7,532	1,973

Total current assets	194,117	115,907
Property, plant and equipment, net	82,387	66,393
Intangible assets, net	59,662	44,751
Goodwill	65,397	65,345
Deferred income taxes	2,135	—
Other assets	5,670	5,008

Total assets	$409,368	$297,404

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$34,053	$30,724
Accrued payroll	15,557	16,016
Accruals and other liabilities	13,709	5,940
Taxes Payable	6,549	2,932
Deferred income taxes	1,382	33
Current portion of long-term debt	573	186

Total current liabilities	71,823	55,831
Long-term debt, less current portion and net of unaccreted discount	228,555	159,574
Deferred income taxes	7,130	7,550
Pension liabilities	15,169	21,735
Other post retirement benefits	3,262	12,500
Other long term liabilities	3,910	1,601
Commitments and Contingencies (see Note 15)	—	—
Stockholder’s equity:
Common stock (1,000 shares authorized, issued & outstanding, $0.001 par value)	—	—
Additional paid-in capital	48,814	48,814
Due to (from) Parent	24,724	(1,610)
Retained earnings (deficit)	9,045	(1,318)
Accumulated other comprehensive loss	(3,064)	(7,273)

Total stockholder’s equity	79,519	38,613

Total liabilities and stockholder’s equity	$409,368	$297,404

See accompanying notes.

ALTRA INDUSTRIAL MOTION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

			From
			Inception	Predecessor
			(December 1,	(Note 1)
			2004)	11 Months
	Year-Ended	Year-Ended	through	Ended
	December 31,	December 31,	December 31,	November 30,
	2006	2005	2004	2004
	(In thousands)
Consolidated Statement of Operations
Net sales	$462,285	$363,465	$28,625	$275,037
Cost of sales	336,836	271,952	23,847	209,253

Gross profit	125,449	91,513	4,778	65,784
Selling, general and administrative expenses	83,256	61,520	8,973	45,321
Research and development expenses	4,938	4,683	378	3,947
Restructuring charge, asset impairment and transition expenses	—	—	—	947
Gain on curtailment of post-retirement benefit plan	(3,838)	—	—	—
Gain on sale of fixed assets	—	(99)	—	(1,300)

Income (loss) from operations	41,093	25,409	(4,573)	16,869
Interest expense, net	23,522	17,065	1,410	4,294
Other non-operating expense (income), net	856	(17)	—	148

Income (loss) before income taxes	16,715	8,361	(5,983)	12,427
Provision (benefit) for income taxes	6,352	3,917	(221)	5,532

Net income (loss)	$10,363	$4,444	$(5,762)	$6,895

Consolidated Statement of Comprehensive Income (Loss)
Minimum pension liability adjustment	696	(700)	(722)	(6,031)
Foreign currency translation adjustment	677	(6,400)	549	478

Other comprehensive income (loss)	1,373	(7,100)	(173)	(5,553)

Comprehensive income (loss)	$11,736	$(2,656)	$(5,935)	$1,342

See accompanying notes.

ALTRA INDUSTRIAL MOTION, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY

		Accumulated
		Other
	Invested	Comprehensive	Net Invested
	Capital	Loss	Capital
	(In thousands)

For the Predecessor
Balance at December 31, 2003	$30,221	$(33,225)	$(3,004)
Net income	6,895	—	6,895
Contribution from affiliates	7,922	—	7,922

Other comprehensive income, net of $3,697 tax benefit	—	(5,553)	(5,553)

Balance at November 30, 2004	$45,038	$(38,778)	$6,260

					Accumulated
		Additional	Retained		Other
	Common	Paid-In	Earnings	Due to	Comprehensive
	Stock	Capital	(Deficit)	(From) Parent	Loss	Total
	(In thousands)

For the Company
Initial capital contribution	$—	$39,994	$—	$—	$—	$39,994
Common stock issuance related to acquisition	—	8,820	—	—	—	8,820
Net loss	—	—	(5,762)	—	—	(5,762)
Other comprehensive loss	—	—	—	—	(173)	(173)

Balance at December 31, 2004	—	48,814	(5,762)	—	(173)	42,879
Net income	—	—	4,444	—	—	4,444
Payments made on behalf of parent company	—	—	—	(1,610)	—	(1,610)
Other comprehensive loss, net of $1,938 tax benefit	—	—	—	—	(7,100)	(7,100)

Balance at December 31, 2005	$—	$48,814	$(1,318)	$(1,610)	$(7,273)	$38,613
Net Income	—	—	10,363	—	—	10,363
Net Proceeds received from parent company	—	—	—	26,334	—	26,334
Cumulative foreign currency translation adjustment, net of $880 tax expense	—	—	—	—	677	677
Minimum pension liability adjustment and cumulative transition to SFAS No. 158, net of $2,165 tax expense	—	—	—	—	3,532	3,532

Balance at December 31, 2006	$—	$48,814	$9,045	$24,724	$(3,064)	$79,519

See accompanying notes.

ALTRA INDUSTRIAL MOTION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

			From
			Inception	Predecessor
			(December 1,	(Note 1)
			2004	11 Months
	Year-Ended	Year-Ended	through	Ended
	December 31,	December 31,	December 31,	November 30,
	2006	2005	2004)	2004
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$10,363	$4,444	$(5,762)	$6,895
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation	10,821	8,574	673	6,074
Amortization of intangible assets	3,790	2,959	246	—
Amortization of deferred loan costs	968	621	49	—
Loss on foreign currency, net	1,079	—	—	—
Accretion of debt discount	942	942	79	—
Gain on sale of fixed assets	—	(99)	—	(1,300)
Amortization of inventory step-up	2,278	1,699	1,699	—
Stock-based compensation	1,945	—	—	—
Gain on curtailment of post-retirement benefit plan	(3,838)	—	—	—
Provision (benefit) for deferred taxes	1,190	248	(1,031)	117
Changes in operating assets and liabilities:
Trade receivables	(330)	(2,654)	(324)	(4,197)
Inventories	(3,973)	(1,353)	(412)	(6,418)
Accounts payable and accrued liabilities	(10,277)	(1,832)	9,473	3,734
Other current assets and liabilities	(2,297)	2,226	(2,126)	1,477
Other operating assets and liabilities	752	(1,940)	3,059	(2,778)

Net cash provided by operating activities	13,413	13,835	5,623	3,604
Cash flows from investing activities:
Purchases of fixed assets	(9,408)	(6,199)	(289)	(3,489)
Acquisitions, net of $775 and $2,367 of cash acquired in 2006 and 2004, respectively	(53,755)	1,607	(180,112)	—
Payment of additional Kilian purchase price	—	(730)	—	—
Proceeds from sale of fixed assets	—	125	—	4,442

Net cash (used in) provided by investing activities	(63,163)	(5,197)	(180,401)	953
Cash flows from financing activities:
Contributed capital	—	—	39,994	—
Proceeds from issuance of senior secured subordinated notes	—	—	158,400	—
Proceeds from issuance of senior notes	57,625	—	—	—
Payments of debt acquired in acquisitions	—	—	(12,178)	—
Payment of debt issuance costs	(2,731)	(338)	(6,747)	—
Net payments received from (made on behalf of) parent company	24,389	(1,610)	—	—
Borrowings under revolving credit agreement	5,057	4,408	4,988	—
Payments on revolving credit agreement	(5,057)	(4,408)	(4,988)	—
Proceeds from mortgages	2,510	—	—	—
Payment of capital leases	(241)	(835)	(37)	—
Contribution from affiliates	—	—	—	7,922
Change in affiliate debt	—	—	—	(14,618)

Net cash provided by (used in) financing activities	81,552	(2,783)	179,432	(6,696)

Effect of exchange rates on cash	665	(524)	75	159

Increase (decrease) in cash and cash equivalents	32,467	5,331	4,729	(1,980)
Cash and cash equivalents, beginning of period	10,060	4,729	—	3,163

Cash and cash equivalents, end of period	$42,527	$10,060	$4,729	$1,183

Cash paid during the period for:
Interest	$23,660	$15,448	$—	$2,796
Income Taxes	$2,341	$1,761	$—	$446

Non-Cash Financing:
Acquisition of capital equipment under capital lease	$613	$—	$—	$—

See accompanying notes.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Business and Summary of Significant Accounting Policies

Basis of Preparation and Description of Business

Headquartered in Quincy, Massachusetts, Altra Industrial Motion, Inc. (“the Company”) produces, designs and distributes a wide range of mechanical power transmission products, including industrial clutches and brakes, enclosed gear drives, open gearing and couplings. The Company consists of several power transmission component manufacturers including Warner Electric, Boston Gear, Formsprag Clutch, Stieber Clutch, Ameridrives Couplings, Wichita Clutch, Nuttall Gear, Kilian Manufacturing, Inertia Dynamics, Twiflex Limited, Industrial Clutch, Huco Dynatork, Matrix International, Warner Linear and Delroyd Worm Gear. The Company designs and manufactures products that serve a variety of applications in the food and beverage, material handling, printing, paper and packaging, specialty machinery, and turf and garden industries. Primary geographic markets are in North America, Western Europe and Asia.

The Company was formed on November 30, 2004 following acquisitions of certain subsidiaries of Colfax Corporation (“Colfax”) and The Kilian Company (“Kilian”) and is a wholly owned subsidiary of Altra Holdings, Inc. The consolidated financial statements of the Company include the accounts of the Company subsequent to November 30, 2004. The financial statements of “the Predecessor” include the combined historical financial statements of the Colfax entities acquired by the Company that formerly comprised the Power Transmission Group of Colfax, a privately-held industrial manufacturing company, that are presented for comparative purposes.

The historical financial results of Kilian, which was not related to the Predecessor, are not included in the presentation of Predecessor balances in the financial statements or the accompanying footnotes.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, the Predecessor (where noted) and their wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Reclassification

Certain prior period amounts have been reclassified in the consolidated financial statements to conform to the current period presentation.

Fair Value of Financial Instruments

The carrying values of financial instruments, including accounts receivable, accounts payable and other accrued liabilities, approximate their fair values due to their short-term maturities. The carrying amount of the 9% Senior Secured Notes was $160.4 and $159.4 million at December 31, 2006 and 2005, respectively. The carrying amount of the 11.25% Senior Notes was $64.6 million as of December 31, 2006. The estimated fair value of the 9% Senior Secured Notes at December 31, 2006 and December 31, 2005 was $168.3 million and $160.1 million, respectively based on quoted market prices for such Notes. The estimated fair value of the 11.25% Senior Notes was approximately £36.3 million ($71.1 million) as of December 31, 2006.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the financial statements. Actual results could differ from those estimates.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Foreign currency translation

Assets and liabilities of subsidiaries operating outside of the United States with a functional currency other than the U.S. dollar are translated into U.S. dollars using exchange rates at the end of the respective period. Revenues and expenses are translated at average exchange rates effective during the respective period.

Foreign currency translation adjustments are included in accumulated other comprehensive loss as a separate component of stockholder’s equity. Net foreign currency transaction gains and losses are included in the results of operations in the period incurred.

Cash and Cash Equivalents

Cash and cash equivalents include all financial instruments purchased with an initial maturity of three months or less. Cash equivalents are stated at cost, which approximates fair value.

Trade Receivables

An allowance for doubtful accounts is recorded for estimated collection losses that will be incurred in the collection of receivables. Estimated losses are based on historical collection experience, as well as, a review by management of the status of all receivables. Collection losses have been within the Company’s expectations.

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out (“FIFO”) method. The cost of inventories acquired by the Company in its acquisitions reflect their fair values at the date acquisition as determined by the Company based on the replacement cost of raw materials, the sales price of the finished goods less an appropriate amount representing the expected profitability from selling efforts, and for work-in-process the sales price of the finished goods less an appropriate amount representing the expected profitability from selling efforts and costs to complete.

The Company periodically reviews its quantities of inventories on hand and compares these amounts to the expected usage of each particular product or product line. The Company records as a charge to cost of sales any amounts required to reduce the carrying value of inventories to net realizable value.

Property, Plant and Equipment

Property, plant, and equipment are stated at cost, net of accumulated depreciation incurred since November 30, 2004.

Depreciation of property, plant, and equipment is provided using the straight-line method over the estimated useful life of the asset, as follows:

Buildings and improvements	15 to 45 years
Machinery and equipment	2 to 15 years

Improvements and replacements are capitalized to the extent that they increase the useful economic life or increase the expected economic benefit of the underlying asset. Repairs and maintenance expenditures are charged to expense as incurred.

Intangible Assets

Intangibles represent product technology and patents, tradenames and trademarks and customer relationships. Product technology, patents and customer relationships are amortized on a straight-line basis over 8 to 12 years. The tradenames and trademarks are considered indefinite-lived assets and are not being amortized.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Intangibles are stated at fair value on the date of acquisition, at December 31, 2006, and 2005 intangibles are stated net of accumulated amortization incurred since the date of acquisition.

Goodwill

Goodwill represents the excess of the purchase price paid by the Company for the Predecessor, Kilian, Hay Hall and Bear Linear over the fair value of the net assets acquired in each of the acquisitions. Goodwill can be attributed to the value placed on the Company being an industry leader with a market leading position in the Power Transmission industry. The Company’s leadership position in the market was achieved by developing and manufacturing innovative products and management anticipates that its leadership position and profitability will continue to expand, enhanced by cost improvement programs associated with ongoing consolidation and centralization of it operations.

Impairment of Goodwill and Indefinite-Lived Intangible Assets

The Company evaluates the recoverability of goodwill and indefinite-lived intangible assets annually, or more frequently if events or changes in circumstances, such as a decline in sales, earnings, or cash flows, or material adverse changes in the business climate, indicate that the carrying value of an asset might be impaired. Goodwill is considered to be impaired when the net book value of a reporting unit exceeds its estimated fair value. Fair values are established using a discounted cash flow methodology (specifically, the income approach). The determination of discounted cash flows is based on the Company’s strategic plans and long-range forecasts. The revenue growth rates included in the forecasts are the Company’s best estimates based on current and anticipated market conditions, and the profit margin assumptions are projected based on current and anticipated cost structures. This analysis included consideration of discounted cash flows as well as EBITDA multiples. The analysis indicated no impairment to be present as of December 31, 2006 and 2005.

Impairment of Long-Lived Assets Other Than Goodwill and Indefinite-Lived Intangible Assets

The Company assesses its long-lived assets other than goodwill and indefinite-lived intangible assets for impairment whenever facts and circumstances indicate that the carrying amounts may not be fully recoverable. To analyze recoverability, the Company projects undiscounted net future cash flows over the remaining lives of such assets. If these projected cash flows are less than the carrying amounts, an impairment loss would be recognized, resulting in a write-down of the assets with a corresponding charge to earnings. The impairment loss is measured based upon the difference between the carrying amounts and the fair values of the assets. Assets to be disposed of are reported at the lower of the carrying amounts or fair value less cost to sell. Management determines fair value using the discounted cash flow method or other accepted valuation techniques.

Debt Issuance Costs

Costs directly related to the issuance of debt are capitalized, included in other long-term assets and amortized using the effective interest method over the term of the related debt obligation. The net carrying value of debt issuance costs was approximately $5.4 million and $3.6 million at December 31, 2006 and 2005, respectively.

Revenue Recognition

Product revenues are recognized, net of sales tax collected, at the time title and risk of loss pass to the customer, which generally occurs upon shipment to the customer. Service revenues are recognized as services are performed. Amounts billed for shipping and handling are recorded as revenue. Product return reserves are accrued at the time of sale based on the historical relationship between shipments and returns, and are recorded as a reduction of net sales.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Certain large distribution customers receive quantity discounts which are recognized net at the time the sale is recorded.

Shipping and Handling Costs

Shipping and handling costs associated with sales are classified as a component of cost of sales.

Warranty Costs

Estimated expenses related to product warranties are accrued at the time products are sold to customers. Estimates are established using historical information as to the nature, frequency, and average costs of warranty claims.

Self-Insurance

Certain operations are self-insured up to pre-determined amounts above which third-party insurance applies, for medical claims, workers’ compensation, vehicle insurance, product liability costs and general liability exposure. The accompanying balance sheets include reserves for the estimated costs associated with these self-insured risks, based on historic experience factors and management’s estimates for known and anticipated claims. A portion of medical insurance costs are offset by charging employees a premium equivalent to group insurance rates.

Research and Development

Research and development costs are expensed as incurred.

Advertising

Advertising costs are charged to selling, general, and administrative expenses as incurred and amounted to approximately $2.4 million, $2.2 million, $0.2 million and $2.0 million, for the year ended December 31, 2006, December 31, 2005, and for the periods from December 1, 2004 through December 31, 2004 and January 1, 2004 through November 30, 2004.

Stock-Based Compensation

The Company has authorized, issued and outstanding 1,000 shares of $0.001 par-value common stock, all of which is held by Altra Holdings, Inc. (“Holdings”), the Company’s parent and sole shareholder.

In 2005 Holdings approved the 2004 Equity Incentive Plan that provides for various forms of stock-based compensation to officers, senior-level employees and other persons who make significant contributions to the success of the Company. Awards granted under the 2004 Equity Incentive Plan are for equity instruments of Holdings. As awards are granted in connection with services performed for the benefit of the Company, the related compensation expense is recognized in the accompanying financial statements on a straight-line basis over the vesting period of the grant. All awards to date have been in the form of restricted stock. Compensation expense recorded in selling, general and administrative expense during the year ended December 31, 2006 was $1.9 million. Total remaining compensation cost is approximately $2.0 million as of December 31, 2006 and will be recognized over a weighted average remaining period of three years.

Prior to the initial public offering on December 14, 2006, the fair value of Holdings common stock was determined by Holding’s Board of Directors (the Board), at the time of grant. In the absence of a public trading market for Holding’s common stock, Holding’s Board considered objective and subjective factors in determining the fair value of the Company’s common stock and related options. Consistent with the guidance provided by the AICPA’s Technical Practice Aid on The Valuation of Privately-held-Company Equity Securities

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Issued as Compensation (the TPA), such considerations included, but were not limited to, the following factors:

•	Historical and expected future earnings performance

•	The liquidation preferences and dividend rights of the preferred stock

•	Milestones achieved by the company

•	Marketplace and major competition

•	Market barriers to entry

•	The Company’s workforce and related skills

•	Customer and vendor characteristics

•	Strategic relationships with suppliers

•	Risk factors and uncertainties facing the Company

Income Taxes

The Company records income taxes using the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases, and operating loss and tax credit carryforwards. The Company evaluates the realizability of its net deferred tax assets and assesses the need for a valuation allowance in purchase price accounting and on a quarterly basis. The future benefit to be derived from its deferred tax assets is dependent upon the Company’s ability to generate sufficient future taxable income to realize the assets. The Company records a valuation allowance to reduce its net deferred tax assets to the amount that may be more likely than not to be realized. In periods subsequent to an acquisition, if the Company were able to realize net deferred tax assets in excess of their net recorded amount established in the purchase price allocation, an adjustment to the valuation allowance would be recorded as a reduction to goodwill in the period such determination was made.

To the extent the Company establishes a valuation allowance on net deferred assets generated from operations, an expense will be recorded within the provision for income taxes line on the statement of operations. In periods subsequent to establishing a valuation allowance on net deferred assets from operations, if the Company were to determine that it would be able to realize its net deferred tax assets in excess of their net recorded amount, an adjustment to the valuation allowance would be recorded as a reduction to income tax expense in the period such determination was made.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Accumulated Other Comprehensive Income (Loss)

The Company’s total accumulated other comprehensive income (loss) is comprised of the following:

		Cumulative
	Minimum	Foreign	Accumulated
	Pension	Currency	Other
	Liability/SFAS	Translation	Comprehensive
	No. 158 Liability	Adjustment	Income (Loss)

For the Predecessor
Balance at December 31, 2003	$(36,820)	$3,595	$(33,225)
Minimum pension liability adjustment	478		478
Cumulative foreign currency translation adjustment	—	(6,031)	(6,031)

Balance at November 30, 2004	$(36,342)	$(2,436)	$(38,778)

For the Company
Opening balance December 2004	—	—	—
Minimum pension liability adjustment	(722)	—	(722)
Cumulative foreign currency translation adjustment	—	549	549

Balance at December 31, 2004	(722)	549	(173)
Minimum pension liability adjustment	(700)	—	(700)
Cumulative foreign currency translation adjustment	—	(6,400)	(6,400)

Balance at December 31, 2005	(1,422)	(5,851)	(7,273)
Minimum pension liability adjustment	696	—	696
Cumulative foreign currency translation adjustment	—	677	677
Cumulative adjustment for transition to SFAS No. 158	2,836	—	2,836

Balance at December 31, 2006	$2,110	$(5,174)	$(3,064)

2.	Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. (“FIN 48”), “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 will be effective for fiscal years beginning after December 15, 2006. The provisions of FIN 48 are effective January 1, 2007. The Company is currently evaluating the effect that the adoption of FIN 48 will have on its financial position and results of operations.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108 “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements,”. SAB No. 108 states that registrants should use both a balance sheet approach and an income statement approach when quantifying and evaluating the materiality of a misstatement. The interpretations in SAB No. 108 contain guidance on correcting errors under the dual approach as well as provide transition guidance for correcting errors. This interpretation does not change the requirements within SFAS No. 154, “Accounting Changes and Error Corrections — a replacement of APB No. 20 and FASB Statement No. 3,” for the correction of an error on financial statements. The Company adopted this pronouncement during 2006, the effect of this statement was not material to the financial statements.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America, and expands disclosure about fair value measurements. This pronouncement applies under other accounting standards that require or permit fair value measurements. Accordingly, this statement does not require any new fair value measurement. This statement is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not expect the effect to be material.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R).” This pronouncement requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability on its statement of financial position. SFAS No. 158 also requires an employer to recognize changes in that funded status in the year in which the changes occur through comprehensive income. On December 31, 2006, the Company adopted the recognition and disclosure provisions of SFAS No. 158. The effect of adopting Statement 158 is not included on the Company’s consolidated balance sheet at December 31, 2005 or 2004. SFAS No. 158’s provisions regarding the change in the measurement date of postretirement benefit plans are not applicable as the Company already uses a measurement date of December 31 for its pension plans. See Note 9 for further discussion of the effect of adopting SFAS No. 158 on the Company’s consolidated financial statements.

3.	Acquisitions

On February 10, 2006, the Company purchased all of the outstanding share capital of Hay Hall for $49.2 million. The purchase price is still subject to a change as a result of the finalization of a working capital adjustment in accordance with the terms of the purchase agreement. Included in the purchase price was $6.0 million paid in the form of deferred consideration. At the closing we deposited such deferred consideration into an escrow account for the benefit of the former Hay Hall shareholders. The deferred consideration is represented by a loan note. While the former Hay Hall shareholders will hold the note, their rights will be limited to receiving the amount of the deferred consideration placed in the escrow account. They will have no recourse against the Company unless we take action to prevent or interfere in the release of such funds from the escrow account. At closing, Hay Hall and its subsidiaries became the Company’s direct or indirect wholly owned subsidiaries. Hay Hall is a UK-based holding company established in 1996 that is focused primarily on the manufacture of couplings and clutch brakes. Hay Hall consists of five main businesses that are niche focused and have strong brand names and established reputations within their primary markets.

The Hay Hall acquisition has been accounted for in accordance with SFAS No. 141. The closing date of the Hay Hall acquisition was February 10, 2006, and as such, the Company’s consolidated financial statements reflect Hay Hall’s results of operations only from that date forward.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company has completed its final purchase price allocation. The value of the acquired assets, assumed liabilities and identified intangibles from the acquisition of Hay Hall, as presented below, are based upon fair value as of the date of the acquisition. The goodwill and intangibles recorded in connection with the acquisition of Hay Hall have been allocated across the business units acquired. The final purchase price allocation is as follows:

Total purchase price, including closing costs of approximately $1.8 million	$51,030

Cash and cash equivalents	775
Trade receivables	12,111
Inventories	17,004
Prepaid expenses and other	510
Property, plant and equipment	13,670
Intangible assets	16,352

Total assets acquired	60,422
Accounts payable, accrued payroll, and accruals and other current liabilities	12,971
Other liabilities	8,784

Total liabilities assumed	21,755

Net assets acquired	38,667

Excess purchase price over the fair value of net assets acquired	$12,363

The excess of the purchase price over the fair value of the net assets acquired was recorded as goodwill.

The amounts recorded as intangible assets consist of the following:

Patents, subject to amortization	$110
Customer relationships, subject to amortization	9,312
Trade names and trademarks, not subject to amortization	6,930

Total intangible assets	$16,352

Customer relationships are amortized on a straight-line over 11 years, representing the anticipated periods over which the Company estimates it will benefit from the acquired assets. The Company anticipates that substantially all of this amortization is deductible for income tax purposes. The acquisition of Hay Hall did not result in any tax deductible goodwill.

On May 18, 2006, the Company entered into a purchase agreement with the shareholders of Bear Linear LLC, or Bear, to purchase substantially all of the assets of the company for $5.0 million. Approximately $3.5 million was paid at closing and the remaining $1.5 million is payable over the next 2.5 years. One of Bear’s selling shareholders is a direct relative of one of the Company’s directors. Bear manufacturers high value-added linear actuators for mobile off-highway and industrial applications.

The Bear acquisition has been accounted for in accordance with SFAS No. 141. The closing date of the Bear acquisition was May 18, 2006, and as such, the Company’s consolidated financial statements reflect Bear’s results of operations only from that date forward.

Bear had approximately $0.5 million of net assets at closing consisting primarily of accounts receivable, inventory, fixed assets and accounts payable and accrued liabilities. The Company did not identify any specifically identifiable intangible assets. The Company recorded the $4.2 million excess purchase price over the fair value of the net assets acquired as goodwill. The Company has completed its final purchase price allocation.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table sets forth the unaudited pro forma results of operations of the Company for the year to date periods ended December 31, 2006 and December 31, 2005 as if the Company had acquired Hay Hall and Bear Linear as of January 1, 2005. The pro forma information contains the actual operating results of the Company, Bear Linear and Hay Hall with the results prior to May 18, 2006, for Bear Linear, and February 10, 2006, for Hay Hall, adjusted to include the pro forma impact of (i) the elimination of additional expense as a result of the fair value adjustment to inventory recorded in connection with the Hay Hall Acquisition; (ii) additional interest expense associated with debt issued on February 8, 2006; (iii) the elimination of intercompany sales between Hay Hall and the Company; (iv) additional expense as a result of estimated amortization of identifiable intangible assets; (v) and an adjustment to the tax provision for the tax effect of the above adjustments. These pro forma amounts do not purport to be indicative of the results that would have actually been obtained if the acquisitions occurred as of January 1, 2005 or that may be obtained in the future.

	Year to Date	Year to Date
	Ended	Ended
	December 31,	December 31,
(Pro Forma, Unaudited)	2006	2005

Total Revenues	$471,618	$426,446
Net income	$12,286	$1,042

On November 30, 2004, the Company acquired the Predecessor for $180.0 million in cash and Kilian for an $8.8 million issuance of common stock plus the assumption of Kilian debt in the amount of approximately $12.2 million. The purchase price of both acquisitions has been adjusted following the completion of certain negotiations surrounding adjustments to the respective seller’s recorded working capital at the acquisition date. In 2005 Predecessor negotiations were finalized resulting in the return of approximately $1.6 million of the purchase price to the Company. Negotiations were also finalized for Kilian which resulted in a final payment by the Company of approximately $0.7 million.

The acquisitions have been accounted for in accordance with SFAS No. 141, “Business Combinations.” As discussed in the Basis of Presentation in Note 1, the consolidated financial statements include the results of operations for the period December 1, 2004 through December 31, 2004, and those of the Predecessor for prior periods.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company has completed its purchase price allocations. The value of the acquired assets, assumed liabilities and identified intangibles from the acquisition of the Predecessor and Kilian, as presented below, are based upon management’s estimates of fair value as of the date of the acquisition. The goodwill and intangibles recorded in connection with the acquisition of the Predecessor have been allocated across the business units acquired from the Predecessor. The purchase price allocations are as follows:

	Predecessor	Kilian	Total

Total purchase price, including closing costs of approximately $2.6 million	$178,519	$9,594	$188,113

Cash and cash equivalents	1,183	1,184	2,367
Trade receivables	39,163	6,096	45,259
Inventories	52,761	5,108	57,869
Prepaid expenses and other	4,770	207	4,977
Property, plant and equipment	59,320	9,111	68,431
Intangible assets	49,004	—	49,004
Deferred income taxes — long term	8,262	104	8,366
Other assets	150	—	150

Total assets acquired	214,613	21,810	236,423
Accounts payable, accrued payroll, and accruals and other current liabilities	46,422	3,125	49,547
Bank debt	—	12,178	12,178
Pensions, other post retirement benefits and other liabilities	34,166	—	34,166

Total liabilities assumed	80,588	15,303	95,891

Net assets acquired	134,025	6,507	140,532

Excess purchase price over the fair value of net assets acquired	$44,494	$3,087	$47,581

The excess of the purchase price over the fair value of the net assets acquired was recorded as goodwill. The amounts recorded as identifiable intangible assets consist of the following:

	Predecessor	Kilian	Total

Customer relationships	$27,802	$—	$27,802
Product technology and patents	5,122	—	5,122

Total intangible assets subject to amortization	32,924	—	32,924
Trade names and trademarks, not subject to amortization	16,080	—	16,080

Total intangible assets	$49,004	$—	$49,004

Customer relationships, product technology and patents, are subject to amortization over their estimated useful lives of twelve and eight years, respectively, which reflects the anticipated periods over which the Company estimates it will benefit from the acquired assets. The weighted average estimated useful life of all intangible assets subject to amortization is approximately 11.1 years. Substantially all of this amortization is deductible for income tax purposes.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table sets forth the unaudited pro forma results of operations of the Company for the period ended December 31, 2004 as if the Company had acquired the Predecessor and Kilian as of January 1, 2004. The pro forma information contains the actual combined operating results of the Company, the Predecessor and Kilian with the results prior to the December 1, 2004 adjusted to include the pro forma impact of (i) additional amortization and depreciation expense associated with the adjustment to and recognition of fair value of fixed and intangible assets; (ii) the elimination of additional expense as a result of the fair value adjustment to inventory recorded in connection with the Acquisition; (iii) additional expenses associated with new contractual commitments created at Inception; (iv) additional expenses associated with general and administrative services previously performed by the Predecessor’s parent and not charged to the Predecessor; (v) additional interest expense associated with debt issued at Inception; (vi) the elimination of previously incurred interest expense of the Predecessor and Kilian; and (vii) the elimination of expense associated with pension and OPEB obligations retained by the Predecessor. These pro forma amounts do not purport to be indicative of the results that would have actually been obtained if the acquisitions occurred as of January 1, 2004 or that may be obtained in the future.

(Pro Forma, Unaudited)	2004

Total Revenues	$343,308
Net loss	(541)

4.	Inventories

Inventories at December 31, 2006 and 2005 consisted of the following:

	2006	2005

Raw materials	$29,962	$22,512
Work in process	19,112	13,876
Finished goods	36,858	25,109

	85,932	61,497
Less — Allowance for excess, slow-moving and obsolete inventory	(10,163)	(6,843)

	$75,769	$54,654

5.	Property, Plant and Equipment

Property, plant and equipment at December 31, 2006 and 2005, consisted of the following:

	2006	2005

Land	$9,599	$7,892
Buildings and improvements	19,849	16,500
Machinery and equipment	71,866	50,402

	101,314	74,794
Less — Accumulated depreciation	(18,927)	(8,401)

	$82,387	$66,393

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Goodwill and Intangible Assets

Goodwill as of December 31, 2006 and 2005 consisted of the following:

Goodwill
Balance December 31, 2005	$65,345
Additions related to Hay Hall acquisition	12,363
Additions related to Bear Linear acquisition	4,231
Other adjustments, net	(18,819)
Impact of changes in foreign currency	2,277

Balance December 31, 2006	$65,397

The other adjustments primarily relate to the reversal of valuation allowances on certain deferred tax assets that had been previously established as part of purchase accounting. Goodwill was further reduced by $2.5 million for a settlement with Colfax that resulted in a return of a portion of the purchase price.

	December 31, 2006		December 31, 2005
		Accumulated		Accumulated
	Cost	Amortization	Cost	Amortization

Other Intangibles
Intangible assets not subject to amortization:
Tradenames and trademarks	$23,010	$—	$16,080	$—
Intangible assets subject to amortization:
Customer relationships	37,114	5,679	27,802	2,515
Product technology and patents	5,232	1,316	5,122	690
Impact of changes in foreign currency	1,301	—	(1,048)	—

Total intangible assets	$66,657	$6,995	$47,956	$3,205

The Company recorded $3.8 million, $3.0 million and $0.2 million of amortization for the year-ended December 31, 2006 and December 31, 2005, and the period from inception through December 31, 2004, respectively.

Customer relationships, product technology and patents are amortized over their useful lives of 12 and 8 years, respectively. The weighted average estimated useful life of intangible assets subject to amortization is approximately 11 years.

The estimated amortization expense for intangible assets is approximately $3.9 million in each of the next five years and then $15.9 million thereafter.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	Warranty Costs

Estimated expenses related to product warranties are accrued at the time products are sold to customers. Estimates are established using historical information as to the nature, frequency and average costs of warranty claims. Changes in the carrying amount of accrued product warranty costs for the year ended December 31, 2006 and 2005 are as follows:

	Year-Ended	Year-Ended
	December 31,	December 31,
	2006	2005

Balance at beginning of period	$1,876	$1,528
Accrued warranty costs	1,666	1,265
Payments and adjustments	(1,459)	(917)

Balance at end of period	$2,083	$1,876

8.	Income Taxes

Pre-tax income (loss) by domestic and foreign locations were as follows:

				Predecessor
				(Note 1)
			December 1,	11 Months
			2004 through	Ended
	December 31,	December 31,	December 31,	November 30,
	2006	2005	2004	2004
Domestic	$17,946	$4,635	$(6,337)	$9,125
Foreign	(1,231)	3,726	354	3,302

	$16,715	$8,361	$(5,983)	$12,427

The components of the provision (benefit) for income taxes were as follows:

				Predecessor
				(Note 1)
			December 1,	11 Months
			2004 through	Ended
	December 31,	December 31,	December 31,	November 30,
	2006	2005	2004	2004
Current:
Federal	$3,171	$1,631	$—	$3,851
Foreign and state	1,991	2,038	810	1,564

	5,162	3,669	810	5,415
Deferred:
Federal	998	532	(564)	98
Foreign and state	192	(284)	(467)	19

	1,190	248	(1,031)	117

Provision (benefit) for income taxes	$6,352	$3,917	$(221)	$5,532

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

U.S. income taxes at the statutory tax rate reconciled to the overall U.S. and foreign provision (benefit) for income taxes were as follows:

			From	Predecessor
			Inception	(Note 1)
			(December 1,	11 Months
			2004) through	Ended
	December 31,	December 31,	December 31,	November 30,
	2006	2005	2004	2004
Tax at U.S. federal income tax rate	$5,850	$2,926	$(2,094)	$4,371
State taxes, net of federal income tax effect	682	373	(67)	366
Valuation allowance	—	—	2,011	895
Foreign taxes, net	944	786	—	—
Interest	(1,361)	—	—	—
Other	237	(168)	(71)	(100)

Provision (benefit) for income taxes	$6,352	$3,917	$(221)	$5,532

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax assets and liabilities as of December 31, 2006 and 2005 were as follows:

	December 31,	December 31,
	2006	2005

Deferred tax assets:
Post-retirement obligations	$5,247	$12,050
Goodwill	7,555	789
Inventory	2,036	1,217
Expenses not currently deductible	5,852	6,651
Net operating loss carryover	2,899	1,740
Other	557	883

Total deferred tax assets	24,146	23,330
Valuation allowance for deferred tax assets	(1,252)	(16,389)

Net deferred tax assets	22,894	6,941
Deferred tax liabilities:
Property, plant and equipment	9,650	6,264
Intangible assets	11,730	5,278
Other	1,108	203

Total deferred tax liabilities	22,488	11,745

Net deferred tax assets (liabilities)	$406	$(4,804)

At December 31, 2006 and 2005, the Company had net operating loss carryforwards primarily related to operations in France of $3.4 million and $4.3 million, respectively, and in the United Kingdom of $4.2 million and $0, respectively, which can be carried forward indefinitely.

The decrease in net deferred tax liabilities for the year includes a deferred tax benefit of approximately $16.4 million attributable to the release of valuation allowances initially established in purchase accounting.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The release of the valuation allowance resulted in a reduction of book goodwill. The decrease in net deferred tax liability from the release of previously established valuation allowance was offset by additional deferred tax liabilities generated as a result of the Hay Hall acquisition of $6.4 million and approximately $4.3 million attributable to accrued pension liabilities and currency translation adjustments recorded through other comprehensive income.

Valuation allowances are established for a deferred tax asset that management believes may not be realized. The Company continually reviews the adequacy of the valuation allowance and recognizes tax benefits only as reassessments indicate that it is more likely than not the benefits will be realized. A valuation allowance at December 31, 2006 of $1.3 million, related to a valuation allowance established on NOL’s acquired as part of the Hay Hall acquisition, and $16.4 million as of December 31, 2005, has been recognized to offset deferred tax assets due to the uncertainty of realizing the benefits of the deferred tax assets. The decrease in the valuation allowance relates primarily to deferred tax adjustments associated with purchase price accounting and have been recorded to goodwill. The total valuation allowance existing at December 31, 2006 of approximately $1.3 million will be allocated to reduce book goodwill if and when released in subsequent periods.

The undistributed earnings of the Company’s foreign subsidiaries on which tax is not provided was approximately $2.3 million as of December 31, 2006, and are considered to be indefinitely reinvested. As of December 31, 2006, the Company has not recorded U.S. federal deferred income taxes on these undistributed earnings from its foreign subsidiaries. It is expected that these earnings will be permanently reinvested in operations outside the U.S. If the undistributed earnings were not reinvested in operations outside the U.S., the tax impact would be approximately $0.9 million to the Company.

The Company is included in the consolidated income tax return filing of Altra Holdings Inc. & Subsidiaries.

9.	Pension and Other Employee Benefits

Defined Benefit (Pension) and Postretirement Benefit Plans

The Company sponsors various defined benefit (pension) and postretirement (medical and life insurance coverage) plans for certain, primarily unionized, active employees (those in the employment of the Company at or hired since November 30, 2004). The Predecessor sponsored similar plans that covered certain employees, former employees and eligible dependents. At November 30, 2004, the Company assumed the pension and postretirement benefit obligations of all active U.S. employees and all non-U.S. employees of the Predecessor. Additionally, the Company assumed all post-employment and post-retirement welfare benefit obligations with respect to active U.S. employees. Colfax retained all other pension and postretirement benefit obligations relating to the Predecessor’s former employees.

On December 31, 2006, the Company adopted the recognition and disclosure provisions of SFAS No. 158. SFAS No. 158 required the Company to recognize the funded status (i.e., the difference between the fair value of plan assets and the projected benefit obligations) of its pension plans and postretirement benefit plan in the December 31, 2006 balance sheet, with a corresponding adjustment to accumulated other comprehensive income (loss), net of tax. The adjustment to accumulated other comprehensive income (loss) at adoption represents the net unrecognized actuarial losses, unrecognized prior service costs, and unrecognized transition obligation remaining from the initial adoption of SFAS No. 87 Employers’ Accounting for Pensions (“SFAS No. 87”), all of which were previously netted against the plan’s funded status in the Company’s statement of financial position pursuant to the provisions of SFAS No. 87.

These amounts will be subsequently recognized as net periodic pension cost pursuant to the Company’s historical accounting policy for amortizing such amounts. Further, actuarial gains and losses that arise in subsequent periods and are not recognized as net periodic pension cost in the same periods will be recognized

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

as a component of other comprehensive income. Those amounts will be subsequently recognized as a component of net periodic pension cost on the same basis as the amounts recognized in accumulated other comprehensive income at adoption of SFAS No. 158.

The incremental effects of adopting the provisions of SFAS No. 158 on the Company’s balance sheet at December 31, 2006 are presented in the following table. The adoption of SFAS No. 158 had no effect on the Company’s consolidated statement of operations for the year ended December 31, 2006, or for any prior period presented, and it will not effect the Company’s operating results in future periods. Had the Company not been required to adopt SFAS No. 158 at December 31, 2006, it would have recognized an additional minimum liability pursuant to the provisions of SFAS No. 87. The effect of recognizing the additional minimum liability is included in the table below in the column labeled “Prior to Application of SFAS No. 158.”

	Pension as of December 31, 2006
	Prior to	As Reported
	Adopting	at December 31,
	SFAS No. 158	2006

Plan Funded Status:
Benefit obligation	$(26,121)	$(26,121)
Allowance for future salary increases	—	—

Projected benefit obligation	(26,121)	(26,121)
Fair value of assets	10,952	10,952

Funded Status	$(15,169)	$(15,169)
Unrecognized loss	1,154	N/A
Unrecognized prior service cost	43	N/A

Accrued benefit cost	(13,972)	N/A

Balance Sheet:
Prepaid benefit cost	$—	N/A
Intangible asset	43	N/A
Accrued benefit cost	(15,122)	N/A

Net liability	$(15,079)	$(15,169)

Corresponding charges to equity accounts:
Retained earnings	$13,972	$13,972
Accumulated other comprehensive income (loss)	1,154	1,197

Total charges to equity	$15,126	$15,169

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Post-Retirement Benefits as of
	December 31, 2006
	Prior to	As Reported
	Adopting	at December 31,
	SFAS No. 158	2006

Plan Funded Status:
Benefit obligation	$(3,549)	$(3,549)
Fair value of assets	—	—

Funded Status	(3,549)	(3,549)
Unrecognized gain	(1,016)	N/A
Unrecognized prior service cost	(3,602)	N/A

Accrued benefit cost	(8,167)	N/A

Balance Sheet:
Prepaid benefit cost	N/A	N/A
Intangible asset	N/A	N/A
Accrued benefit cost	N/A	N/A

Net liability	$ N/A	$(3,549)

Corresponding charges to equity accounts:
Retained earnings	N/A	8,167
Accumulated other comprehensive income (loss)	N/A	(4,618)

Total charges to equity	$ N/A	$3,549

Included in accumulated other comprehensive income (loss) at December 31, 2006 are the following amounts that have not yet been recognized in net periodic pension cost: unrecognized prior service costs of $0.4 million ($0.2 net of tax) and unrecognized actuarial losses $1.5 million ($0.9 net of tax).

The following tables represent the reconciliation of the benefit obligation, fair value of plan assets and funded status of the respective defined benefit (pension) and postretirement benefit plans as of December 31, 2006 and 2005:

	Pension Benefits		Post Retirement Benefits
	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005

Change in benefit obligation:
Obligation at beginning of period	$27,697	$24,706	$10,983	$12,570
Service cost	513	591	140	295
Interest cost	1,491	1,362	315	549
Amendments	57	55	(2,564)	(2,088)
Curtailments	119	—	(3,838)	—
Actuarial loss (gain)	(1,188)	1,610	(1,291)	(218)
Foreign exchange effect	326	(424)	—	—
Benefits paid	(2,894)	(203)	(196)	(125)

Obligation at end of period	$26,121	$27,697	$3,549	$10,983

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Pension Benefits		Post Retirement Benefits
	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005

Change in plan assets:
Fair value of plan assets, beginning of period	$5,832	$4,647	$—	$—
Actual return on plan assets	821	309	—	—
Employer contribution	7,193	961	196	125
Benefits paid	(2,894)	(85)	(196)	(125)

Fair value of plan assets, end of period	$10,952	$5,832	$—	$—

Funded status	$(15,169)	$(21,865)	$(3,549)	$(10,983)
Amounts Recognized in the balance sheet consist of:
Non current assets	$—	$(49)	$—	$—
Current liabilities	—	(7,448)	(287)	—
Non-current liabilities	(15,169)	(14,368)	(3,262)	(12,500)

Total	$(15,169)	$(21,865)	$(3,549)	$(12,500)

For all pension plans presented above, the accumulated and projected benefit obligations exceed the fair value of plan assets. The accumulated benefit obligation at December 31, 2006 and 2005 was $26.1 million and $27.7 million, respectively. Non-US pension liabilities recognized in the amounts presented above are $3.4 million and $2.9 million at December 31, 2006 and 2005, respectively.

The weighted average discount rate used in the computation of the respective benefit obligations at December 31, 2006 and 2005 presented above are as follows:

	Pension Benefits
	2006	2005

Pension Benefits	5.75%	5.5%
Other Postretirement Benefits	5.75%	5.5%

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table represents the components of the net periodic benefit cost associated with the respective plans:

	Pension Benefits				Post Retirement Benefits
			From				From
			Inception	Predecessor			Inception	Predecessor
			(December 1,	(Note 1)			(December 1,	(Note 1)
			2004)	11 Months			2004)	11 Months
	Year Ended	Year Ended	through	Ended	Year Ended	Year Ended	through	Ended
	December 31,	December 31,	December 31,	November 30,	December 31,	December 31,	December 31,	November 30,
	2006	2005	2004	2004	2006	2005	2004	2004
Service cost	$513	$591	$35	$530	$140	$295	$30	$269
Interest cost	1,491	1,362	112	8,352	315	549	59	1,654
Recognized net actuarial loss	—	—	—	2,783	(113)	—	—	183
Expected return on plan assets	(829)	(431)	(31)	(9,747)	—	—	—	—
Settlement/Curtailment	119	—	—	—	(3,838)	—	—	—
Amortization	6	72	—	14	(640)	(423)	—	(19)

Net periodic benefit cost	$1,300	$1,594	$116	$1,932	$(4,136)	$421	$89	$2,087

The key economic assumptions used in the computation of the respective net periodic benefit cost for the periods presented above are as follows:

	Pension Benefits				Postretirement Benefits
			From				From
			Inception	Predecessor			Inception	Predecessor
			(December 1,	(Note 1)			(December 1,	(Note 1)
			2004)	11 Months	Year	Year	2004)	11 Months
	Year Ended	Year Ended	through	Ended	Ended	Ended	through	Ended
	December 31,	December 31,	December 31,	November 30,	December 31,	December 31,	December 31,	November 30,
	2006	2005	2004	2004	2006	2005	2004	2004
Discount rate	5.5%	5.5%	6.0%	6.2%	5.5%	5.5%	6.0%	6.3%
Expected return on plan assets	8.5%	8.5%	8.5%	8.5%	N/A	N/A	N/A	N/A
Compensation rate increase	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

The reasonableness of the expected return on the funded pension plan assets was determined by three separate analyses: (i) review of forty years of historical data of portfolios with similar asset allocation characteristics, (ii) analysis of six years of historical performance for the Predecessor plan assuming the current portfolio mix and investment manager structure, and (iii) a projected portfolio performance, assuming the plan’s target asset allocation.

For measurement of the postretirement benefit obligations and net periodic benefit costs, an annual rate of increase in the per capita cost of covered health care benefits of approximately 7.5% was assumed. This rate was assumed to decrease gradually to 5% by 2008 and remain at that level thereafter. The assumed health care trends are a significant component of the postretirement benefit costs. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	1-Percentage-	1-Percentage-
	Point	Point
	Increase	Decrease

Effect on service and interest cost components for the period January 1, 2006 through December 31, 2006	$67	$(51)
Effect on the December 31, 2006 post-retirement benefit obligation	$324	$(266)

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In December 2003, Congress passed the “Medicare Prescription Drug Improvement and Modernization Act of 2003” (the Act) that reformed Medicare in such a way that the Company may have been eligible to receive subsidies for certain prescription drug benefits that are incurred on behalf of plan participants. There has been no impact on the company’s plans as either prescription drug coverage is not offered past the age of 65 or we have not applied for any subsidy. Accordingly, the amounts recorded and disclosed in these financial statements do not reflect any amounts related to this Act.

The asset allocations for the Company’s funded retirement plan at December 31, 2006 and 2005, respectively, and the target allocation for 2006, by asset category, are as follows:

	Allocation Percentage of Plan Assets at Year-End
	2006	2006	2005
	Actual	Target	Actual

Asset Category
Equity securities	59%	65%	67%
Fixed income securities	41%	35%	33%

The investment strategy is to achieve a rate of return on the plan’s assets that, over the long-term, will fund the plan’s benefit payments and will provide for other required amounts in a manner that satisfies all fiduciary responsibilities. A determinant of the plan’s returns is the asset allocation policy. The plan’s asset mix will be reviewed by the Company periodically, but at least quarterly, to rebalance within the target guidelines. The Company will also periodically review investment managers to determine if the respective manager has performed satisfactorily when compared to the defined objectives, similarly invested portfolios, and specific market indices.

Expected cash flows

The following table provides the amounts of expected benefit payments, which are made from the plans’ assets and includes the participants’ share of the costs, which is funded by participant contributions. The amounts in the table are actuarially determined and reflect the Company’s best estimate given its current knowledge; actual amounts could be materially different.

		Pension	Postretirement
		Benefits	Benefits

Expected benefit payments (from plan assets)	2007	$594	$287
	2008	801	302
	2009	1,035	298
	2010	1,228	299
	2011	1,392	282
	2012-2016	9,586	1,049

The Company contributed $6.9 million to its pension plan in 2006. The Company has cash funding requirements associated with its pension plan which are estimated to be $3.6 million in 2007, $2.5 million in 2008 and $1.9 million annually until 2011.

In May 2006, the Company renegotiated its contract with the labor union at its South Beloit, IL manufacturing facility. As a result of the renegotiation, participants in the Company’s pension plan cease to accrue additional benefits starting July 3, 2006. Additionally, the other post retirement benefit plan for employees at that location has been terminated for all eligible participants who had not retired, or given notice to retire in 2006, by August 1, 2006. The Company recognized a non-cash gain associated with the curtailment of these plans in 2006 of $3.8 million.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Defined Contribution Plans

At November 30, 2004, the Company established a defined contribution plan for substantially all full-time U.S.-based employees on terms that mirror those previously provided by the Predecessor. All active employees became participants of the Company’s plan and all of their account balances in the Predecessor plans were transferred to the Company’s plan at Inception.

Under the terms of the Company’s plan, eligible employees may contribute from one to fifteen percent of their compensation to the plan on a pre-tax basis. The Company makes a matching contribution equal to half of the first six percent of salary contributed by each employee and makes a unilateral contribution of three percent of all employees’ salary (including non-contributing employees). The Company’s expense associated with the defined contribution plan was $2.9 million and $2.5 million during the years ended December 31, 2006 and December 31, 2005, respectively.

10.	Long-Term Debt

Revolving Credit Agreement

At November 30, 2004, the Company entered into an agreement for up to $30 million of revolving borrowings from a commercial bank (the Revolving Credit Agreement), subject to certain limitations requiring that the Company maintain certain levels of collateralized assets, as defined in the Revolving Credit Agreement. The Company may use up to $10 million of its availability under the Revolving Credit Agreement for standby letters of credit issued on its behalf, the issuance of which will reduce the amount of borrowings that would otherwise be available to the Company. The Company may re-borrow any amounts paid to reduce the amount of outstanding borrowings; however, all borrowings under the Revolving Credit Agreement must be repaid in full as of November 30, 2009.

Borrowings under the Revolving Credit Agreement bear interest, at the Company’s election, at LIBOR plus 250 basis points annually or the lenders Prime Rate plus 125 basis points, but in no event no lower than 3.75%. The Company must also pay 2.0% per annum on all outstanding letters of credit, 0.375% per annum on the unused availability under the Revolving Credit Agreement and $10 per quarter in service fees. The Company incurred approximately $1.5 million in fees associated with the issuance of the Revolving Credit Agreement which have been capitalized as deferred financing costs and will be amortized over the five year life of the Revolving Credit Agreement as a component of interest expense.

Substantially all of the Company’s assets have been pledged as collateral against outstanding borrowings under the Revolving Credit Agreement. The Revolving Credit Agreement requires the Company to maintain a minimum fixed charge coverage ratio (when availability under the line falls below $12.5 million) and imposes customary affirmative covenants and restrictions on the Company. The Company was in compliance with all requirements of the Revolving Credit Agreement at December 31, 2006. The Company was in compliance with certain covenants and obtained a waiver for noncompliance with one covenant at December 31, 2005.

There were no borrowings under the Revolving Credit Agreement at December 31, 2006 and 2005; the lender had issued $2.9 million and $2.4 million of outstanding letters of credit on behalf of the Company at December 31, 2006 and 2005, respectively.

9% Senior Secured Notes

At November 30, 2004, the Company issued 9% Senior Secured Notes (Senior Secured Notes), with a face value of $165 million. Interest on the Senior Secured Notes is payable semiannually, in arrears, on June 1 and December 1 of each year, beginning June 1, 2005, at an annual rate of 9%. The effective interest rate on the Senior Secured Notes is approximately 10.0%, after consideration of the amortization of $6.6 million

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

related to initial offer discounts (included in long-term debt) and $2.8 million of deferred financing costs (included in other assets).

The Senior Secured Notes mature on December 1, 2011 unless previously redeemed by the Company. Through December 1, 2007, The Company may elect to redeem up to 35% of the Senior Secured Notes with the proceeds of certain equity transactions by paying a 9% premium of the amounts paid by such redemption. From December 1, 2008 through November 30, 2009, the Company may also elect to redeem any or all of the Senior Secured Notes still outstanding by paying a 4.5% premium of the amounts paid for such redemptions. A 2.25% premium is due for redemptions completed from December 1, 2009 to November 30, 2010. Subsequent to November 30, 2010, the Company may elect to redeem any or all of the Senior Notes then outstanding at face value.

The Senior Secured Notes are guaranteed by the Company’s U.S. domestic subsidiaries and are secured by a second priority lien, subject to first priority liens securing the Revolving Credit Agreement, on substantially all of the Company’s assets. The Senior Secured Notes contain numerous terms, covenants and conditions, which impose substantial limitations on the Company. As of December 31, 2006 the Company was in compliance with all of the requirements of the Senior Secured Notes.

11.25% Senior Notes

At February 8, 2006, the Company issued 11.25% Senior Notes (Senior Notes), with a face value of £33 million. Interest on the Senior Notes is payable semiannually, in arrears, on August 15 and February 15 of each year, beginning August 15, 2006, at an annual rate of 11.25%. The effective interest rate on the Senior Notes is approximately 11.7%, after consideration of the $2.5 million of deferred financing costs (included in other assets).

The Senior Notes mature on February 13, 2013, unless previously redeemed by the Company. Through February 15, 2009, the Company may elect to redeem up to 35% of the Senior Notes with the proceeds of certain equity transactions by paying an 11.25% premium of the amounts paid by such redemption. From February 15, 2010 through February 14, 2011, the Company may also elect to redeem any or all of the Senior Notes still outstanding by paying a 5.63% premium of the amounts paid for such redemptions. A 2.81% premium is due for redemptions completed from February 15, 2011 to February 14, 2012. Subsequent to February 14, 2012, the Company may elect to redeem any or all of the Senior Notes then outstanding at face value.

The Senior Notes are guaranteed on a senior unsecured basis by the Company’s U.S. domestic subsidiaries. The Senior Notes contain numerous terms, covenants and conditions, which impose substantial limitations on the Company. The Company was in compliance with all covenants of the Senior Notes as of December 31, 2006.

On February 27, 2007, the Company redeemed £11.6 million aggregate principal amount of the outstanding Senior Notes, at a redemption price of 111.25% of the principal amount of the Notes, plus accrued and unpaid interest. The remaining principal of the Senior Notes mature on February 13, 2013, unless previously redeemed by the Company.

Mortgage

In June 2006, the Company’s German subsidiary entered into a mortgage on their building in Heidelberg, Germany, with a local bank. The mortgage has a principal of €2.0 million, an interest rate of 5.75% and is payable in monthly installments over 15 years. The balance of the mortgage as of December 31, 2006 was $2.6 million.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Capital Leases (see also Note 15)

The Company has certain equipment under capital lease arrangements, whose obligations are included in both short-term and long-term debt. Capital lease obligations amounted to approximately $1.5 million and $0.3 million at December 31, 2006 and 2005, respectively. Assets under capital leases are included in property, plant and equipment with the related amortization recorded as depreciation expense.

Cash Obligations

The company has cash obligations of $0.1 million, $0.1 million, $0.1 million, $0.1 million, $0.1 million for the years ended December 31, 2007, 2008, 2009, 2010, 2011 and $231.7 million thereafter.

11.	Stockholder’s Equity

The Company has authorized, issued and outstanding 1,000 shares of $0.001 par-value common stock, all of which is held by Altra Holdings, Inc. (“Holdings”), the Company’s parent and sole shareholder.

For the Predecessor, all historical equity balances are reflected in the consolidated financial statements as invested capital. The annual net cash flows from the Boston Gear division, the recognition or settlement of intercompany balances of any of the Predecessor entities with Colfax, federal and state income taxes payable or receivable and allocations of balances from Colfax are reflected as contributions from and distributions to affiliates in the consolidated statements of stockholders’ equity.

12.	Related-Party Transactions

Bear Linear Acquisition

One of the three members of Bear Linear, Robert F. Bauchiero, is the son of one of our directors, Frank E. Bauchiero. The Board of Directors of the Company unanimously approved the acquisition of Bear Linear which was conducted by arms length negotiations between the parties.

Kilian Acquisition

As discussed in Note 3, the Company acquired Kilian in exchange for the assumption of $12.2 million of Kilian’s debt and the issuance of $8.8 million of common stock issued to Holdings. Holdings had previously acquired Kilian through the exchange of preferred and common stock in Holdings that was issued to certain preferred and common shareholders of Kilian, the majority of whom were represented by Genstar Capital Partners III, L.P., one of the primary shareholders in Holdings.

Management Agreement

At November 30, 2004, the Company and Holdings entered into an advisory services agreement with Genstar Capital, L.P. (“Genstar”), whereby Genstar agreed to provide certain management, business strategy, consulting, financial advisory and acquisition related services to the Company. Pursuant to the agreement, the Company was required to pay Genstar an annual consulting fee of $1.0 million (payable quarterly, in arrears at the end of each calendar quarter), reimbursement of out-of-pocket expenses incurred in connection with the advisory services and an advisory fee of 2.0% of the aggregate consideration relating to any acquisition or dispositions completed by the Company. The Company recorded $1.0 million, $1.0 million and $0.1 million in management fees, included in selling, general and administrative expenses for the years ended December 31, 2006, December 31, 2005 and for the period from inception through December 31, 2004, respectively. Genstar also received a one-time transaction fee of $4.0 million, and $0.4 million in reimbursement of transaction related expenses, for advisory services it provided in connection with the acquisitions and related financings for the PTH acquisition, and $1.0 million for the Hayhall acquisition and such amounts are reflected in selling,

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

general and administrative expenses for the period from inception (December 1) through December 31, 2004 and year ended December 31, 2006, respectively. At December 31, 2005, the Company had $0.3 million recorded in accruals and other liabilities as a payable to Genstar in connection with the annual consulting fee. In December 2006, the Genstar management agreement was terminated and $3.0 million was paid to Genstar as a termination fee. There are no amounts in accruals or other liabilities payable to Genstar as of December 31, 2006.

Transition Services Agreement

In connection with the acquisition of the Predecessor operations from Colfax, the Company entered into a transition services agreement with Colfax whereby Colfax agreed to provide the Company with transitional support services. The transition services include the continued access to Colfax’ employee benefit plans through February 2005, the provision of certain accounting, treasury, tax and payroll services through various periods all of which ended by May 2005 and the transition of management oversight of various on- going business initiatives through May 2005. The cost of these services was less than $0.1 million.

Predecessor Related Party Transactions

Danaher Corporation (Danaher) was related to the Predecessor through common ownership. Revenue from sales of products to Danaher was approximately $0.3 for the eleven months ended November 30, 2004. Purchases of products from Danaher amounted to $5.8 million in the eleven months ending November 30, 2004.

Certain corporate and administrative services were performed for the Predecessor by Colfax personnel. Such services consist primarily of executive management, accounting, legal, tax, treasury and finance. Services performed for the Predecessor by Colfax were allocated to the Predecessor to the extent that they were identifiable, clearly applicable to the Predecessor and factually supported as attributable to the Predecessor. Management believes that this method of allocation is reasonable and it is consistent throughout all periods presented. No significant amounts are included in the Company’s financial statements for such services although certain professional fees including auditing fees have been allocated to the Predecessor results in the Statement of Operations and Comprehensive Income (Loss). Management estimates that these expenses would increase by approximately $1.0 million if the Predecessor was a stand alone entity. In addition, the Predecessor participated in group purchasing arranged by Colfax for costs such as insurance, health care and raw materials. These direct expenses were charged to the Predecessor entities as incurred.

The Predecessor utilized a materials sourcing operation located in China that was operated by Colfax for the benefit of all affiliated entities. Management estimates that expenses would increase approximately $0.6 million if the Predecessor had to operate this sourcing function on a stand alone basis.

The Predecessor also participated in the Colfax treasury function whereby funds were loaned to and borrowed from affiliates in the normal course of business. The net amount due to Colfax and its subsidiaries, which are not a component of the Predecessor, are reported as affiliate debt in the Balance Sheet.

13.	Concentrations of Credit, Business Risks and Workforce

Financial instruments, which are potentially subject to concentrations of credit risk, consist primarily of trade accounts receivable. The Company manages this risk by conducting credit evaluations of customers prior to delivery or commencement of services. When the Company enters into a sales contract, collateral is normally not required from the customer. Payments are typically due within thirty days of billing. An allowance for potential credit losses is maintained, and losses have historically been within management’s expectations.

Credit related losses may occur in the event of non-performance by counterparties to financial instruments. Counterparties typically represent international or well established financial institutions.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

No customer represented greater than 10% of total sales for the year ended December 31, 2006, December 31, 2005 or the period December 1, 2004 through December 31, 2004. One customer represented 10.3% of total sales in the period January 1, 2004 through November 30, 2004.

The Company and its Predecessor operate in a single business segment for the development, manufacturing and sales of mechanical power transmission products. The Company’s chief operating decision maker reviews consolidated operating results to make decisions about allocating resources and assessing performance for the entire Company. Net sales to third parties and property, plant and equipment by geographic region are as follows:

	Net Sales				Property, Plant and Equipment
				Predecessor
				(Note 1)
			December 1,	11 Months
	Year-Ended	Year-Ended	2004 through	Ended
	December 31,	December 31,	December 31,	November 30,	December 31,	December 31,
	2006	2005	2004	2004	2006	2005
North America (primarily U.S.)	$332,647	$288,883	$23,071	$207,731	$50,673	$47,587
Europe	113,799	59,176	4,632	54,141	29,865	16,968
Asia and other	15,839	15,406	922	13,165	1,849	1,838

Total	$462,285	$363,465	$28,625	$275,037	$82,387	$66,393

Net sales to third parties are attributed to the geographic regions based on the country in which the shipment originates. Amounts attributed to the geographic regions for property, plant and equipment are based on the location of the entity, which holds such assets.

See the Non-Guarantor balance sheet in Note 16 for net assets of foreign subsidiaries at December 31, 2006 and 2005.

The Company has not provided specific product line sales as our general purpose financial statements do not allow us to readily determine groups of similar product sales.

Approximately 26.9% of the Company’s labor force (22.7% and 53.3% in the United States and Europe, respectively) is represented by collective bargaining agreements. Approximately 8% of our employees are covered by collective bargaining agreements due to expire during 2007.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Predecessor Restructuring, Asset Impairment and Transition Expenses

Beginning in the fourth quarter of 2002, the Predecessor adopted certain restructuring programs intended to improve operational efficiency by reducing headcount, consolidating its operating facilities and relocating manufacturing and sourcing to low-cost countries. The Predecessor did not exit any of its operating activities and these programs did not reduce sales. The amounts recorded as restructuring charges, asset impairment and transition expenses in the Consolidated Statement of Comprehensive Income (Loss) for the period January 1, 2004 through November 30, 2004 amounted to approximately $0.9 and were comprised of the following major categories:

11 Months Ended
November 30,
2004

Accrued restructuring charge	$—
Impairment or loss on sale of fixed assets	306
Period cost transition expenses	641

$947

Certain period costs such as relocation, training, recruiting, duplicative associates and moving costs resulting from restructuring programs amounted to $0.6 million for the period January 1, 2004 through

November 30, 2004 were included as a component of transition expense. A summary of Predecessor cost reduction programs follows.

United States Programs

The speed reducer product line consolidation resulted in the closure of the Florence, KY distribution center, the Louisburg, NC manufacturing facility and the Charlotte, NC manufacturing facility. The three closed locations were moved into a new leased facility in Charlotte, NC. In addition the Norwalk, CA distribution center was downsized and moved into a smaller facility and the engineering and purchasing functions were moved from Quincy, MA to the new Charlotte, NC production facility. This program, other than the payment of accrued severance amounts, was substantially completed in the third quarter of 2003.

The electronic clutch brake product line consolidation resulted in the closure of the Roscoe, IL manufacturing facility. The high volume turf and garden product line was moved to the Columbia City, IN coil production facility, while the industrial and vehicular product lines were moved into the South Beloit, IL manufacturing facility.

This program, other than the payment of accrued severance amounts and certain remaining transition expenses, was substantially completed in the fourth quarter of 2003.

The sprag clutch product line consolidation resulted in the closure of the LaGrange, IL manufacturing facility. Production was relocated to the Formsprag production facility in Warren, MI. This program, other than the payment of accrued severance amounts, was substantially completed in the fourth quarter of 2002.

The heavy duty clutch product relocation resulted in the closure of the Waukesha, WI production facility, which was consolidated into the Wichita Falls, TX heavy duty clutch production facility. Engineering support remained in Waukesha in a separate smaller leased facility. This program, other than the payment of accrued severance amounts, was substantially completed in the third quarter of 2003.

Administrative process streamlining primarily involved the consolidation of the speed reducer and electronic clutch brake product lines customer service function in South Beloit, IL. This program, other than the payment of accrued severance amounts, was substantially completed in the third quarter of 2003.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

European and Asian Programs

The European and Asian electronic clutch brake consolidation resulted in the closure of the Bishop Auckland, United Kingdom manufacturing facility with production being relocated to Angers, France and Shenzhen, China. In addition, customer service and engineering functions were centralized in Angers, France. The two French facilities in Angers and Lemans were also rationalized. The Lemans facility was downsized to focus exclusively on machining operations. All other manufacturing and administrative functions were centralized in Angers. This program, other than the payment of accrued severance amounts, was substantially completed in the fourth quarter of 2003.

Predecessor asset impairment and losses on sales of assets by program for the period January 1, 2004 through November 30, 2004, were as follows:

11 Months Ended
November 30,
2004

United States programs:
Speed reducer product line consolidation	$—
Electronic clutch brake consolidation	306

Total United States programs	$306
Total non-cash asset impairment and loss on sale of assets	$306

Predecessor total transition expenses by program for the period January 1, 2004 through November 30, 2004 were as follows:

11 Months Ended
November 30,
2004

United States programs:
Speed reducer product line consolidation	$—
Electronic clutch brake consolidation	641
Sprag clutch consolidation	—
Heavy duty clutch consolidation	—
Administrative streamlining	—

Total United States programs	$641
Europe and Asia electronic clutch brake consolidation	—

Total transition expense	$641

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Predecessor transition expense by major expense component for the period January 1, 2004 through November 30, 2004 were as follows:

11 Months Ended
November 30,
2004

Training	$—
Relocation	—
Moving costs	—
Severance	—
Duplicate employees	—
ERP system integration	—
Other	641

Total transition expense	$641

Cash paid by the Predecessor to support its restructuring programs for the period January 1, 2004 through November 30, 2004 was as follows:

11 Months Ended
November 30,
2004

United States programs:
Speed reducer product line consolidation	$331
Electronic clutch brake consolidation	711
Sprag clutch consolidation	89
Heavy duty clutch consolidation	158
Administrative streamlining	8

Total United States programs	$1,297

Europe and Asia electronic clutch brake consolidation	288

Cash charged against the restructuring reserve	$1,585
Transition expense	641

Total cash utilized	$2,226

The Predecessor’s accrued restructuring expenses were essentially fully-paid by the Predecessor at November 30, 2004, as follows:

11 Months Ended
November 30,
2004

Balance at beginning of period	$1,606
Cash payments	(1,585)

Balance at end of period	$21

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Commitments and Contingencies

Minimum Lease Obligations

The Company leases certain offices, warehouses, manufacturing facilities, automobiles and equipment with various terms that range from a month to month basis to ten year terms and which, generally, include renewal provisions. Future minimum rent obligations under non-cancelable operating and capital leases are as follows:

	Operating	Capital
Year Ending December 31:	Leases	Leases

2007	$4,149	$573
2008	2,938	433
2009	1,943	393
2010	875	146
2011	555	64
Thereafter	1,464	—

Total lease obligations	$11,924	1,609

Less amounts representing interest		(61)

Present value of minimum capital lease obligations		$1,548

Net rent expense under operating leases for the years ended December 31, 2006, December 31, 2005 and the periods from Inception to December 31, 2004, and January 1, 2004 to November 30, 2004 was approximately $6.6 million, $4.3 million, $0.5 million and $5.4 million, respectively.

General Litigation

The Company is involved in various pending legal proceedings arising out of the ordinary course of business. None of these legal proceedings is expected to have a material adverse effect on the financial condition of the Company. With respect to these proceedings, management believes that it will prevail, has adequate insurance coverage or has established appropriate reserves to cover potential liabilities. Any costs that management estimates may be paid related to these proceedings or claims are accrued when the liability is considered probable and the amount can be reasonably estimated. There can be no assurance, however, as to the ultimate outcome of any of these matters, and if all or substantially all of these legal proceedings were to be determined adversely to the Company, there could be a material adverse effect on the financial condition of the Company. Colfax has agreed to indemnify the Company for certain pre-existing matters up to agreed upon limits.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Guarantor Subsidiaries

The following tables present separately the financial position, results of operations, and cash flows for the Company and its Predecessor for: (a) the subsidiaries of the Company and its Predecessor that are guarantors of the Notes, which are all 100% owned U.S. domestic subsidiaries of the Company (Guarantor Subsidiaries), and (b) the subsidiaries of the Company and its Predecessor that are not guaranteeing the Notes, which include all non-domestic subsidiaries of the Company (Non-Guarantor Subsidiaries). Separate financial statements of the Guarantor Subsidiaries are not presented because their guarantees are full and unconditional and joint and several, and the Company believes separate financial statements and other disclosures regarding the Guarantor Subsidiaries are not material to investors. The Notes were entered into and issued in connection with the acquisition of the Predecessor and Kilian.

CONDENSED CONSOLIDATING BALANCE SHEETS OF THE COMPANY
December 31, 2006

	December 31, 2006
			Non
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$41,016	$(5,488)	$6,999	$—	$42,527
Trade receivables, less allowance for doubtful accounts	—	37,780	23,726	—	61,506
Loan receivable from related parties	9,866	36,681	—	(46,547)	—
Inventories, less allowances for obsolete materials	—	50,573	25,196	—	75,769
Deferred income taxes	—	7,159	(376)	—	6,783
Prepaid expenses and other	1,875	3,353	2,304	—	7,532

Total current assets	52,757	130,058	57,849	(46,547)	194,117
Property, plant and equipment, net	—	48,762	33,625	—	82,387
Intangible assets, net	—	36,708	22,954	—	59,662
Goodwill	—	41,660	23,737	—	65,397
Deferred income taxes	—	2,120	15	—	2,135
Other assets	5,302	279	89	—	5,670
Investments in subsidiaries	258,221	—	—	(258,221)	—

	$316,280	$259,587	$138,269	$(304,768)	$409,368

LIABILITIES AND STOCKHOLDER’S (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$—	$18,316	$15,737	$—	$34,053
Accrued payroll	330	9,714	5,513	—	15,557
Accruals and other current liabilities	7,485	3,428	2,796	—	13,709
Taxes payable	3,935	1,509	1,105	—	6,549
Deferred income taxes	—	—	1,382	—	1,382
Current portion of long-term debt	—	254	319	—	573
Loans payable from related parties	—	—	46,547	(46,547)	—

Total current liabilities	11,750	33,221	73,399	(46,547)	71,823
Long-term debt, less current portion	225,011	349	3,195	—	228,555
Deferred income taxes	—	(1,156)	8,286	—	7,130
Pension liabilities	—	11,797	3,372	—	15,169
Other post-retirement benefits	—	3,262	—	—	3,262
Other long-term liabilities	—	682	3,228	—	3,910

Total liabilities	236,761	48,155	91,480	(46,547)	329,849

Total stockholder’s equity	79,519	211,432	46,789	(258,221)	79,519

	$316,280	$259,587	$138,269	$(304,768)	$409,368

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING BALANCE SHEETS OF THE COMPANY
December 31, 2005

	December 31, 2005
			Non
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$8,819	$(2,713)	$3,954	$—	$10,060
Trade receivables, less allowance for doubtful accounts	—	32,892	13,549	—	46,441
Loan receivable from related parties	—	34,306	4,301	(38,607)	—
Inventories, less allowances for obsolete materials	—	43,562	11,092	—	54,654
Deferred income taxes	—	2,652	127	—	2,779
Prepaid expenses and other	25	934	1,014	—	1,973

Total current assets	8,844	111,633	34,037	(38,607)	115,907
Property, plant and equipment, net	—	45,405	20,988	—	66,393
Intangible assets, net	—	36,729	8,022	—	44,751
Goodwill	—	53,784	11,561	—	65,345
Other assets	4,804	167	37	—	5,008
Investments in subsidiaries	225,974	—	—	(225,974)	—

	$239,622	$247,718	$74,645	$(264,581)	$297,404

LIABILITIES AND STOCKHOLDER’S (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$44	$21,931	$8,749	$—	$30,724
Accrued payroll	—	12,487	3,529	—	16,016
Accruals and other current liabilities	2,499	1,613	1,828	—	5,940
Taxes payable	438	1,404	1,090	—	2,932
Deferred income taxes	—	—	33	—	33
Current portion of long-term debt	—	186	—	—	186
Loans payable from related parties	38,607	—	—	(38,607)	—

Total current liabilities	41,688	37,621	15,229	(38,607)	55,831
Long-term debt, less current portion	159,421	153	—	—	159,574
Deferred income taxes	—	1,719	5,831	—	7,550
Pension liabilities	—	18,872	2,863	—	21,735
Other post-retirement benefits	—	12,500	—	—	12,500
Other long-term liabilities	—	107	1,494	—	1,601

Total liabilities	200,009	70,972	25,417	(38,607)	258,791

Total stockholder’s equity	38,613	176,746	49,228	(225,974)	38,613

	$239,622	$247,718	$74,645	$(264,581)	$297,404

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS OF THE COMPANY
Year ended December 31, 2006

	Year Ended December 31, 2006
			Non-
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Net sales	$—	$325,684	$152,641	$(16,040)	$462,285
Cost of sales	—	237,138	115,738	(16,040)	336,836

Gross profit	—	88,546	36,903	—	125,449
Selling, general and administrative expenses	4,005	50,082	29,169	—	83,256
Research and development costs	—	2,689	2,249		4,938
Other post-retirement benefit plan curtailment	—	(3,838)	—	—	(3,838)

Income from operations	(4,005)	39,613	5,485	—	41,093
Interest expense (income)	17,444	(124)	6,202	—	23,522
Other non-operating expense (income)	435	(93)	514	—	856
Equity in earnings of subsidiaries	32,247	—	—	(32,247)	—

Income before income taxes	10,363	39,830	(1,231)	(32,247)	16,715
Provision for income taxes	—	5,144	1,208	—	6,352

Net (loss) income	$10,363	$34,686	$(2,439)	$(32,247)	$10,363

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS OF THE COMPANY
Year ended December 31, 2005

	Year Ended December 31, 2005
			Non-
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Net sales	$—	$279,292	$93,201	$(9,028)	$363,465
Cost of sales	—	211,898	69,082	(9,028)	271,952

Gross profit	—	67,394	24,119	—	91,513
Selling, general and administrative expenses	—	43,729	17,692	—	61,421
Research and development expenses	—	2,478	2,205	—	4,683

Income from operations	—	21,187	4,222	—	25,409
Interest expense (income)	16,908	(339)	496	—	17,065
Other non-operating expense (income)	(17)	—	—	—	(17)
Equity in earnings of subsidiaries	21,335	—	—	(21,335)	—

Income before income taxes	4,444	21,526	3,726	(21,335)	8,361
Provision for income taxes	—	2,655	1,262	—	3,917

Net income	$4,444	$18,871	$2,464	$(21,335)	$4,444

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS OF THE COMPANY
Period from Inception (December 1, 2004) through December 31, 2004

	Period from Inception (December 1, 2004) to December 31, 2004
			Non-
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Net sales	$—	$22,591	$6,850	$(816)	$28,625
Cost of sales	—	19,115	5,548	(816)	23,847

Gross profit	—	3,476	1,302	—	4,778
Selling, general and administrative expenses	4,855	3,480	638	—	8,973
Research and development expenses	—	176	202	—	378

(Loss) income from operations	(4,855)	(180)	462	—	(4,573)
Interest expense (income)	1,384	(82)	108	—	1,410
Equity in earnings of subsidiaries	256	—	—	(256)	—

Income (loss) before income taxes	(5,983)	(98)	354	(256)	(5,983)
(Benefit) provision for income taxes	(221)	—	—	—	(221)

Net (loss) income	$(5,762)	$(98)	$354	$(256)	$(5,762)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS OF THE PREDECESSOR
Period from January 1, 2004 through November 30, 2004

	Predecessor (Note 1)
	Period from January 1, 2004 to November 30, 2004
	Guarantor	Non-Guarantor	Eliminations	Consolidated

Net sales	$212,005	$72,402	$(9,370)	$275,037
Cost of sales	166,989	51,634	(9,370)	209,253

Gross profit	45,016	20,768	—	65,784
Selling, general and administrative expenses	31,538	13,783	—	45,321
Research and development expenses	1,972	1,975	—	3,947
Gain on sale of assets	(1,300)	—	—	(1,300)
Restructuring charge, asset impairment and transition expenses	947	—	—	947

Income from operations	11,859	5,010	—	16,869
Interest expense	2,751	1,543	—	4,294
Other non-operating expense (income)	(17)	165	—	148
Equity in income of subsidiaries	1,742	—	(1,742)	—

Income before income taxes	10,867	3,302	(1,742)	12,427
Provision for income taxes	3,972	1,560	—	5,532

Net income	$6,895	$1,742	$(1,742)	$6,895

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS OF THE COMPANY
Year ended December 31, 2006

			Non-
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Cash flows from operating activities:
Net income	$10,363	$34,686	$(2,439)	$(32,247)	$10,363
Undistributed equity in earnings of subsidiaries	(32,247)	—	—	32,247	—
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	—	6,593	4,228	—	10,821
Amortization of intangible assets	—	3,469	321	—	3,790
Amortization and write-off of deferred loan costs	968	—	—	—	968
Accretion of debt discount	942	—	—	—	942
Amortization of inventory fair value adjustment	—	245	2,033	—	2,278
Provision for deferred taxes	—	2,341	(1,151)	—	1,190
Stock-based compensation	1,945	—	—	—	1,945
Loss on foreign currency, net	415	—	664	—	1,079
Gain on curtailment of post-retirement benefit plan	—	(3,838)	—	—	(3,838)
Changes in operating assets and liabilities:
Trade receivables	—	(2,363)	2,033	—	(330)
Inventories	—	(4,285)	312	—	(3,973)
Accounts payable and accrued liabilities	8,769	(15,905)	(3,141)	—	(10,277)
Other current assets and liabilities	(1,849)	128	(576)	—	(2,297)
Other operating assets and liabilities	1,265	280	(793)	—	752

Net cash (used in) provided by continuing operating activities	$(9,429)	$21,351	$1,491	—	$13,413
Cash flows from investing activities:
Purchases of fixed assets	—	(7,213)	(2,195)	—	(9,408)
Acquisitions, net of cash acquired	—	(13,065)	(40,690)	—	(53,755)

Net cash used in investing activities	$—	$(20,278)	$(42,885)	—	$(63,163)
Cash flows from financing activities:
Proceeds from issuance of senior notes, net of costs	57,625	—	—	—	57,625
Proceeds from mortgages	—	—	2,510	—	2,510
Payment of debt issuance costs	(2,731)	—	—	—	(2,731)
Payment on behalf of parent company	24,389	—	—	—	24,389
Borrowings under revolving credit agreements	5,057	—	—	—	5,057
Payments on revolving credit agreements	(5,057)	—	—	—	(5,057)
Payment of capital leases	—	(183)	(58)	—	(241)
Change in affiliated debt	(37,657)	(3,665)	41,322	—	—

Net cash provided by (used in) financing activities	$41,626	$(3,848)	$43,774	—	81,552

Effect of exchange rates on cash	—	—	665	—	665

Increase (decrease) in cash and cash equivalents	32,197	(2,775)	3,045	—	32,467
Cash and cash equivalents, beginning of the period	8,819	(2,713)	3,954	—	10,060

Cash and cash equivalents, end of period	$41,016	$(5,488)	$6,999	$—	$42,527

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS OF THE COMPANY
Year Ended December 31, 2005

			Non-
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Cash flows from operating activities:
Net income	$4,444	$18,871	$2,464	$(21,335)	$4,444
Undistributed equity in earnings of subsidiaries	(21,335)	—	—	21,335	—
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	—	5,845	2,729	—	8,574
Amortization of intangible assets	—	2,261	698	—	2,959
Amortization and write-off of deferred loan costs	621	—	—	—	621
Accretion of debt discount	942	—	—	—	942
Amortization of inventory fair value adjustment	—	1,270	429	—	1,699
Gain on sale of fixed assets	—	—	(99)	—	(99)
Provision for deferred taxes	—	568	(320)	—	248
Changes in operating assets and liabilities:
Trade receivables	—	(1,608)	(1,046)	—	(2,654)
Inventories	—	(2,894)	1,541	—	(1,353)
Accounts payable and accrued liabilities	(882)	(6,632)	5,682	—	(1,832)
Other current assets and liabilities	(26)	2,727	475	—	2,226
Other operating assets and liabilities	(1,746)	87	(281)	—	(1,940)

Net cash (used in) provided by continuing operating activities	(17,982)	20,495	11,322	—	13,835
Cash flows from investing activities:
Purchases of fixed assets	—	(4,099)	(2,100)	—	(6,199)
Acquisitions, net of cash acquired	—	1,607	—	—	1,607
Payment of additional Kilian purchase price	—	(730)	—	—	(730)
Proceeds from sale of fixed assets	—	20	105	—	125

Net cash used in investing activities	—	(3,202)	(1,995)	—	(5,197)
Cash flows from financing activities:
Payment of debt issuance costs	(338)	—	—	—	(338)
Payment on behalf of parent company	(1,610)	—	—	—	(1,610)
Borrowings under revolving credit agreements	4,408	—	—	—	4,408
Payments on revolving credit agreements	(4,408)	—	—	—	(4,408)
Payment of capital leases	—	(169)	(666)	—	(835)
Change in affiliated debt	26,530	(17,924)	(8,606)	—	—

Net cash provided by (used in) financing activities	24,582	(18,093)	(9,272)	—	(2,783)

Effect of exchange rates on cash	—	—	(524)	—	(524)

Increase (decrease) in cash and cash equivalents	6,600	(800)	(469)	—	5,331
Cash and cash equivalents, beginning of the period	2,219	(1,913)	4,423	—	4,729

Cash and cash equivalents, end of period	$8,819	$(2,713)	$3,954	$—	$10,060

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS OF THE COMPANY
Period from Inception (December 1, 2004) through December 31, 2004

			Non-
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Cash flows from operating activities:
Net (loss) income	$(5,762)	$(98)	$354	$(256)	$(5,762)
Undistributed equity in earnings of subsidiaries	(256)	—	—	256	—
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	—	551	122	—	673
Amortization of intangible assets	—	196	50	—	246
Amortization and write-off of deferred loan costs	49	—	—	—	49
Accretion of debt discount	79	—	—	—	79
Amortization of inventory fair value adjustment	—	1,270	429	—	1,699
Benefit for deferred taxes	—	(1,031)	—	—	(1,031)
Changes in operating assets and liabilities:
Trade receivables	—	(1,403)	1,079	—	(324)
Inventories	—	994	(1,406)	—	(412)
Accounts payable and accrued liabilities	1,900	8,899	(1,326)	—	9,473
Other current assets and liabilities	—	(2,222)	96	—	(2,126)
Other operating assets and liabilities	3,357	(356)	58	—	3,059

Net cash (used in) provided by continuing operating activities	(633)	6,800	(544)	—	5,623
Cash flows from investing activities:
Purchases of fixed assets	—	(243)	(46)	—	(289)
Acquisitions, net of cash acquired	(182,479)	(1,949)	4,316	—	(180,112)

Net cash used in investing activities	(182,479)	(2,192)	4,270	—	(180,401)
Cash flows from financing activities:
Contributed capital	39,994	—	—	—	39,994
Proceeds from issuance of senior subordinated notes	158,400	—	—	—	158,400
Payment of debt acquired in acquisitions	(12,178)	—	—	—	(12,178)
Payment of debt issuance costs	(6,747)	—	—	—	(6,747)
Payment of capital leases	—	(37)	—	—	(37)
Borrowings under revolving credit agreements	4,988	—	—	—	4,988
Payments on revolving credit agreements	(4,988)	—	—	—	(4,988)
Change in affiliated debt	5,862	(6,484)	622	—	—

Net cash provided by (used in) financing activities	185,331	(6,521)	622	—	179,432

Effect of exchange rates on cash	—	—	75	—	75

Increase (decrease) in cash and cash equivalents	2,219	(1,913)	4,423	—	4,729
Cash and cash equivalents, beginning of the period	—	—	—	—	—

Cash and cash equivalents, end of period	$2,219	$(1,913)	$4,423	$—	$4,729

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS OF THE PREDECESSOR
Period from January 1, 2004 through November 30, 2004

		Non-
	Guarantor	Guarantor	Eliminations	Consolidated

Cash flows from operating activities:
Net income	$6,895	$1,742	$(1,742)	$6,895
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	5,038	1,036	—	6,074
Gain on sale of fixed assets	(1,300)	—	—	(1,300)
Provision for deferred taxes	102	15	—	117
Changes in operating assets and liabilities:
Trade receivables	(492)	(3,705)	—	(4,197)
Inventories	(2,610)	(3,808)	—	(6,418)
Accounts payable and accrued liabilities	4,825	(1,091)	—	3,734
Other current assets and liabilities	2,883	(1,406)	—	1,477
Other operating assets and liabilities	(2,794)	16	—	(2,778)

Net cash provided by (used in) operating activities	12,547	(7,201)	(1,742)	3,604

Cash flows from investing activities:
Purchases of fixed assets	(2,533)	(956)	—	(3,489)
Sale of fixed assets	4,442	—	—	4,442

Net cash provided by (used in) investing activities	1,909	(956)	—	953
Cash flows from financing activities:
Change in affiliated debt	(13,697)	(921)	—	(14,618)
Contribution from affiliates	2,019	4,161	1,742	7,922

Net cash (used in) provided by financing activities	(11,678)	3,240	1,742	(6,696)

Effect of exchange rates on cash	—	159	—	159

Increase (decrease) in cash and cash equivalents	2,778	(4,758)	—	(1,980)
Cash and cash equivalents, beginning of the period	(125)	3,288	—	3,163

Cash and cash equivalents, end of period	$2,653	$(1,470)	$—	$1,183

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Unaudited Quarterly Results of Operations (in thousands):

YEAR ENDING DECEMBER 31, 2006

	Fourth	Third	Second	First

Net Sales	$114,774	$112,953	$119,774	$114,784
Gross Profit	30,897	30,425	32,273	31,854
Net (loss) income	(1,587)	3,949	3,917	4,084

YEAR ENDING DECEMBER 31, 2005

	Fourth	Third	Second	First

Net Sales	$90,205	$85,056	$92,902	$95,302
Gross Profit	25,075	21,396	23,162	21,880
Net income	2,012	414	1,822	196

YEAR ENDING DECEMBER 31, 2004

	Period from	Predecessor (Note 1)
	Inception	Period from
	(December 1)	October 1, 2004
	to	to
	December 31,	November 30,
	2004	2004	Third	Second	First
Net Sales	$28,625	$46,770	$72,413	$77,963	$77,891
Gross Profit	4,778	10,088	17,838	18,459	19,399
Net income (loss)	(5,762)	843	(1,241)	2,516	4,777

18.	Subsequent Event

On February 17, 2007, our Parent entered into an Agreement and Plan of Merger (“Merger Agreement”) with TB Woods’s Corporation. Under the Merger Agreement, a wholly owned subsidiary of the Parent is to acquire all of the outstanding shares of common stock, par value $0.01 per share, of TB Wood’s at a price of $24.80 per share. The transaction is expected to close in April 2007.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
	(Unaudited)
	Dollars in thousands (except share amounts)+

ASSETS
Current assets:
Cash and cash equivalents	$11,558	$42,527
Trade receivables, less allowance for doubtful accounts of $1,659 and $2,017	74,246	61,506
Inventories, less allowance for obsolete materials of $10,097 and $10,163	76,911	75,769
Deferred income taxes	6,915	6,783
Prepaid expenses and other current assets	5,930	7,532

Total current assets	175,560	194,117
Property, plant and equipment, net	81,387	82,387
Intangible assets, net	58,810	59,662
Goodwill	66,539	65,397
Deferred income taxes	2,138	2,135
Other assets, net	4,535	5,670

Total assets	$388,969	$409,368

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts payable	$36,312	$34,053
Accrued payroll	11,229	17,696
Accruals and other liabilities	16,255	11,570
Taxes payable	3,857	6,549
Deferred income taxes	1,382	1,382
Current portion of long-term debt	834	573

Total current liabilities	69,869	71,823
Long-term debt, less current portion and net of unaccreted discount	207,413	228,555
Deferred income taxes	7,191	7,130
Pension liabilities	14,505	15,169
Other post retirement benefits	3,055	3,262
Other long term liabilities	4,236	3,910
Commitments and Contingencies (See footnote 13)	—	—
Stockholder’s equity:
Common stock (1,000 shares authorized, issued & outstanding, $0.001 par value)	—	—
Additional paid-in capital	48,814	48,814
Due to Parent	23,856	24,724
Retained earnings	12,655	9,045
Accumulated other comprehensive loss	(2,625)	(3,064)

Total stockholder’s equity	82,700	79,519

Total liabilities and stockholder’s equity	$388,969	$409,368

See accompanying notes.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Quarter Ended
	March 31,
	2007	2006
	(Unaudited)
	Dollars in thousands

Net sales	$132,706	$114,784
Cost of sales	94,658	82,930

Gross profit	38,048	31,854
Selling, general and administrative expenses	20,804	18,727
Research and development expenses	1,294	1,204
Restructuring charges	793	—

Income from operations	15,157	11,923
Interest expense, net	9,148	5,176
Other non-operating income, net	(47)	(159)

Income before income taxes	6,056	6,906
Provision for income taxes	2,265	2,822

Net income	$3,791	$4,084

Consolidated Statement of Comprehensive Income
Foreign currency translation adjustment	439	472

Other comprehensive income	439	472

Comprehensive income	$4,230	$4,556

See accompanying notes.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Quarter Ended
	March 31,
	2007	2006
	(Unaudited)
	Dollars in thousands

Cash flows from operating activities:
Net income	$3,791	$4,084
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation	3,474	2,200
Amortization of intangible assets	991	745
Amortization and write-off of deferred loan costs	1,076	178
Accretion of debt discount	236	237
Loss on foreign currency, net	38	—
Amortization of inventory fair value adjustment	—	984
Stock-based compensation	257	65
Loss (gain) on sale of fixed assets	112	(6)
Provision for deferred taxes	—	1,094
Changes in operating assets and liabilities:
Trade receivables	(12,282)	(9,040)
Inventories	(1,024)	(2,309)
Accounts payable and accrued liabilities	(4,319)	3,282
Other current assets and liabilities	1,619	1,030
Other operating assets and liabilities	31	(832)

Net cash provided by (used in) operating activities	(6,000)	1,712
Cash flows from investing activities:
Purchases of fixed assets	(1,034)	(1,245)
Acquisitions, net of $441 of cash acquired	—	(50,540)

Net cash used in investing activities	(1,034)	(51,785)
Cash flows from financing activities:
Proceeds from issuance of senior notes	—	57,625
Payment of senior notes	(22,673)	—
Payment of debt issuance costs	—	(1,833)
Payments made on behalf of Parent company, net	(1,125)	(10,475)
Borrowings under revolving credit agreement	520	5,057
Payments on revolving credit agreement	(520)	(5,057)
Payments of capital leases	(250)	(57)

Net cash provided by (used) financing activities	(24,048)	45,260

Effect of exchange rates on cash	113	75

Decrease in cash and cash equivalents	(30,969)	(4,738)
Cash and cash equivalents, beginning of period	42,527	10,060

Cash and cash equivalents, end of period	$11,558	$5,322

Cash paid during the period for:
Interest	$7,844	$14
Income Taxes	$6,406	$184

Non-cash financing:
Acquisition of capital equipment under capital lease	$1,655	$—

See accompanying notes

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
Dollars in thousands, unless otherwise noted

1.	Organization and Nature of Operations

Headquartered in Quincy, Massachusetts, Altra Industrial Motion, Inc. (“the Company”), a wholly owned subsidiary of Altra Holdings, Inc. (“Holdings”), produces, designs and distributes a wide range of mechanical power transmission products, including industrial clutches and brakes, enclosed gear drives, open gearing and couplings. The Company consists of several power transmission component manufacturers including Warner Electric, Boston Gear, Formsprag Clutch, Stieber Clutch, Ameridrives Couplings, Wichita Clutch, Nuttall Gear, Kilian Manufacturing, Delroyd Worm Gear, Bibby Transmissions, Twiflex Limited, Matrix International, Inertia Dynamics, Industrial Clutch, Warner Linear and Huco Dynatork. The Company designs and manufactures products that serve a variety of applications in the food and beverage, material handling, printing, paper and packaging, specialty machinery, and turf and garden industries. Primary geographic markets are in North America, Western Europe and Asia.

2.	Basis of Presentation

The Company was formed on November 30, 2004 following acquisitions of certain subsidiaries of Colfax Corporation (“Colfax”) and The Kilian Company (“Kilian”). During 2006, the Company acquired Hay Hall Holdings Limited (“Hay Hall”).

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles. In the opinion of management, the accompanying condensed consolidated financial statements contain all adjustments, which include normal recurring adjustments, necessary to present fairly the unaudited condensed consolidated financial statements as of March 31, 2007 and for the quarters ended March 31, 2007 and 2006.

The Company follows a four, four, five week calendar per quarter with all quarters consisting of thirteen weeks of operations with the fiscal year-end always on December 31.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year-ended December 31, 2006 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Certain prior period amounts have been reclassified in the condensed consolidated financial statements to conform to the current period presentation.

3.	Inventories

Inventories at March 31, 2007 and December 31, 2006 consisted of the following:

	March 31,	December 31,
	2007	2006

Raw materials	$30,474	$29,962
Work in process	18,963	19,112
Finished goods	37,571	36,858

	87,008	85,932
Less — Allowance for excess, slow-moving and obsolete inventory	(10,097)	(10,163)

	76,911	$75,769

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

4.	Goodwill and Intangible Assets

A rollforward of goodwill from December 31, 2006 through March 31, 2007 was as follows::

Cost

Goodwill
Balance December 31, 2006	$65,397
Impact of additional tax contingencies	956
Impact of changes in foreign currency	186

Balance March 31, 2007	$66,539

Other intangibles as of March 31, 2007 and December 31, 2006 consisted of the following:

	March 31, 2007		December 31, 2006
		Accumulated		Accumulated
	Cost	Amortization	Cost	Amortization

Other Intangibles
Intangible assets not subject to amortization:
Tradenames and trademarks	$23,010	$—	$23,010	$—
Intangible assets subject to amortization:
Customer relationships	37,114	6,472	37,114	5,679
Product technology and patents	5,232	1,514	5,232	1,316
Impact of changes in foreign currency	1,440	—	1,301	—

Total intangible assets	$66,796	$7,986	$66,657	$6,995

The Company recorded $1.0 million and $0.7 million of amortization expense for the quarters ended March 31, 2007 and 2006, respectively.

The estimated amortization expense for intangible assets is approximately $3.9 million in each of the next five years and then $14.9 million thereafter.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

5.	Warranty Costs

Changes in the carrying amount of accrued product warranty costs for the quarters ended March 31, 2007 and 2006 are as follows:

	March 31,	March 31,
	2007	2006

Balance at beginning of period	$2,083	$1,876
Accrued warranty costs	326	449
Payments and adjustments	(208)	(458)

Balance at end of period	$2,201	$1,867

6.	Income Taxes

The effective income tax rates recorded for the quarters ended March 31, 2007 and 2006 were recorded based upon management’s best estimate of the income effective tax rates for the entire respective years. The change in the income effective tax rate from 40.9% for the quarter ended March 31, 2006 to 37.4% for the same period in 2007 is the result of a greater proportion of taxable income in jurisdictions possessing lower statutory tax rates. The 2007 tax rate differs from the statutory rate due to the impact of non-U.S. tax rates and permanent differences.

The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB No. 109” (“FIN 48”) at the beginning of fiscal 2007, which resulted in a decrease of approximately $0.2 million to the December 31, 2006 retained earnings balance. FIN 48 provides a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns.

As of the date of adoption, the Company’s unrecognized tax benefits totaled approximately $2.3 million, of which $1.2 million, if recognized, would favorably affect its effective tax rate in future periods. The Company recorded an increase of its unrecognized tax benefits by $0.2 million for the quarter ended March 31, 2007, all of which, if recognized, would favorably affect its effective tax rate in future periods. Included in the balance of unrecognized tax benefits are amounts related to proposed tax filing positions currently under review by foreign taxing authorities. The Company expects this review to be completed within the next twelve months however it is unable to estimate the impact on its unrecognized tax benefits as of March 31, 2007.

The Company and its subsidiaries file consolidated and separate income tax returns in the U.S. federal jurisdiction as well as in various state and foreign jurisdictions. In the normal course of business, the Company is subject to examination by taxing authorities in all of these jurisdictions. With the exception of certain foreign jurisdictions, the Company is no longer subject to income tax examinations for years before 2003 in these major jurisdictions. Additionally, the Company has indemnification agreements with the sellers of the Colfax and Hay Hall entities which provide for reimbursement to the Company for payments made in satisfaction of tax liabilities relating to pre-acquisition periods.

The Company recognizes interest and penalties related to unrecognized tax benefits in income tax expense in our condensed consolidated statements of income. At the date of adoption, the Company had $0.3 million of accrued interest and penalties.

7.	Pension and Other Employee Benefits

Defined Benefit (Pension) and Postretirement Benefit Plans

The Company sponsors various defined benefit (pension) and postretirement (medical and life insurance coverage) plans for certain, primarily unionized, active employees (those in the employment of the Company

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

at or hired since November 30, 2004). Additionally, the Company assumed all post-employment and post-retirement welfare benefit obligations with respect to active U.S. employees.

The following table represents the components of the net periodic benefit cost associated with the respective plans for the quarters ended March 31, 2007 and 2006:

	Pension Benefits		Other Benefits
	March 31,	March 31,	March 31,	March 31,
	2007	2006	2007	2006

Service cost	$65	$151	$18	$84
Interest cost	336	334	49	150
Expected return on plan assets	(268)	(207)	—	—
Amortization of prior service cost	2	2	(243)	(101)
Amortization of net (gain) loss	—	—	(53)	17

Net periodic benefit cost (income)	$135	$280	$(229)	$150

8.	Financing Arrangements

Revolving Credit Agreement

The Company maintains a $30 million revolving borrowings facility with a commercial bank (the Revolving Credit Agreement). The Revolving Credit Agreement is subject to certain limitations resulting from the requirement of the Company to maintain certain levels of collateralized assets, as defined in the Revolving Credit Agreement. The Company may use up to $10 million of its availability under the Revolving Credit Agreement for standby letters of credit issued on its behalf, the issuance of which will reduce the amount of borrowings that would otherwise be available to the Company. The Company may re-borrow any amounts paid to reduce the amount of outstanding borrowings; however, all borrowings under the Revolving Credit Agreement must be repaid in full as of November 30, 2009.

Substantially all of the Company’s assets have been pledged as collateral against outstanding borrowings under the Revolving Credit Agreement. The Revolving Credit Agreement requires the Company to maintain a minimum fixed charge coverage ratio (when availability under the line falls below $12.5 million) and imposes customary affirmative covenants and restrictions on the Company. The Company was in compliance with all requirements of the Revolving Credit Agreement at March 31, 2007.

There were no borrowings under the Revolving Credit Agreement at March 31, 2007 and December 31, 2006, however, as of both dates, the lender had issued $2.9 million of outstanding letters of credit on behalf of the Company.

In April 2007, the Company amended the Revolving Credit Agreement. See footnote 15 to the condensed consolidated financial statements for the updated terms of the agreement.

Overdraft Agreements

Certain of our foreign subsidiaries maintain overdraft agreements with financial institutions. There were no borrowings as of March 31, 2007 or December 31, 2006 under any of the overdraft agreements.

9% Senior Secured Notes

On November 30, 2004, the Company issued 9% Senior Secured Notes (“Senior Secured Notes”), with a face value of $165 million. Interest on the Senior Secured Notes is payable semiannually, in arrears, on June 1 and December 1 of each year, beginning June 1, 2005, at an annual rate of 9%. The effective interest rate on the Senior Secured Notes is approximately 10.0%, after consideration of the amortization of $6.6 million

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

related to initial offer discounts (included in long-term debt) and $2.8 million of deferred financing costs (included in other assets). The Senior Secured Notes mature on December 1, 2011 unless previously redeemed by the Company.

The Senior Secured Notes are guaranteed by the Company’s U.S. domestic subsidiaries and are secured by a second priority lien, subject to first priority liens securing the Revolving Credit Agreement, on substantially all of the Company’s assets. The Senior Secured Notes contain numerous terms, covenants and conditions, which impose substantial limitations on the Company. The Company was in compliance with all covenants of the indenture governing the Senior Secured Notes at March 31, 2007.

In April 2007, the Company issued an additional $105 million of Senior Secured Notes. Please refer to footnote 15 of the condensed consolidated financial statements for terms and conditions of the additional debt.

11.25% Senior Notes

On February 8, 2006, the Company issued 11.25% Senior Notes (“Senior Notes”), with a face value of £33 million. Interest on the Senior Notes is payable semiannually, in arrears, on August 15 and February 15 of each year, beginning August 15, 2006, at an annual rate of 11.25%. The effective interest rate on the Senior Notes is approximately 11.7%, after consideration of the $2.5 million of deferred financing costs (included in other assets). The Senior Secured Notes mature on February 13, 2013.

The Senior Notes are guaranteed on a senior unsecured basis by the Company’s U.S. domestic subsidiaries. The Senior Notes contain numerous terms, covenants and conditions, which impose substantial limitations on the Company. The Company was in compliance with all covenants of the indentures governing the Senior Notes at March 31, 2007.

On February 27, 2007, using proceeds from Holding’s initial public offering, the Company redeemed £11.6 million aggregate principal amount of the outstanding Senior Notes, at a redemption price of 111.25% of the principal amount of the Senior Notes, plus accrued and unpaid interest. In connection with the redemption the Company expensed $0.8 million of deferred financing costs and incurred $2.6 million of a pre-payment premium. The remaining principal amount of the Senior Notes matures on February 13, 2013, unless previously redeemed by the Company prior to such maturity date. As of March 31, 2007, the remaining principal balance outstanding was £21.4 million, or $42.1 million.

Mortgage

In June 2006, the Company entered into a mortgage on its building in Heidelberg, Germany with a local bank. As of March 31, 2007 and December 31, 2006, the mortgage has a principal of €1.9 million, or $2.6 million and €2.0 million, $2.6 million, respectively and an interest rate of 5.75% and is payable in monthly installments over 15 years.

Capital Leases

The Company leases certain equipment under capital lease arrangements, whose obligations are included in both short-term and long-term debt. Capital lease obligations amounted to approximately $3.0 million and $1.5 million at March 31, 2007 and December 31, 2006, respectively. Assets under capital leases are included in property, plant and equipment with the related amortization recorded as depreciation expense.

9.	Stockholder’s Equity

The Company has authorized, issued and outstanding 1,000 shares of $0.001 par-value common stock, all of which is held by Holdings, the Company’s parent and sole shareholder.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

Stock-Based Compensation

In 2005 Holdings approved the 2004 Equity Incentive Plan that provides for various forms of stock-based compensation to officers, senior-level employees and other persons who make significant contributions to the success of the Company. Awards granted under the 2004 Equity Incentive Plan are for equity instruments of Holdings. As awards are granted in connection with services performed for the benefit of the Company, the related compensation expense is recognized in the accompanying financial statements on a straight-line basis over the vesting period of the grant. All awards to date have been in the form of restricted stock. Compensation expense recorded during the quarters ended March 31, 2007 and March 31, 2006 were $0.3 million ($0.2 million net of tax) and $0.1 million, respectively. The total remaining unrecognized compensation cost is approximately $2.9 million as of March 31, 2007 and will be recognized over a weighted average remaining period of three years.

10.	Related-Party Transactions

Altra Holdings, Inc.

The Company pays certain expenses for Holdings. During 2007, the expenses primarily related to costs associated with its initial public offering completed December 14, 2006, and during 2006, the costs primarily consisted of interest and principal on Holding’s debt. During the quarters ended March 31, 2007 and 2006, the Company paid approximately $1.1 million and $10.4 million, respectively, in such expenses on behalf of Holdings. At March 31, 2007 and December 31, 2006, there is a Due To Parent in the equity section in the accompanying condensed consolidated balance sheet of approximately $23.9 million and $24.7 million, respectively.

Joy Global Sales

One of our directors, James Woodward is Executive Vice President and Chief Financial Officer of Joy Global, Inc. The Company sold approximately $1.5 million and $0.9 million in goods to divisions of Joy Global, Inc. during the first quarter of 2007 and 2006, respectively. Other than his position as Executive Vice President and Chief Financial Officer of Joy Global, Inc., Mr. Woodward has no interest in sales transactions between the Company and Joy Global, Inc.

Management Agreement

The Company was a party to an advisory services agreement with Genstar Capital, L.P. (“Genstar”), whereby Genstar agreed to provide certain management, business strategy, consulting, financial advisory and acquisition related services to the Company. Pursuant to the agreement, the Company was required to pay to Genstar an annual consulting fee of $1.0 million (payable quarterly, in arrears at the end of each calendar quarter), reimbursement of out-of-pocket expenses incurred in connection with the advisory services and an advisory fee of 2.0% of the aggregate consideration relating to any acquisition or dispositions completed by the Company. The Company recorded $0.3 million in management fees, included in selling, general and administrative expenses for the quarter ended March 31, 2006. Genstar also received a one-time transaction fee of $1.0 million for the Hay Hall acquisition which is reflected in selling, general and administrative expenses for the quarter ended March 31, 2006. In December 2006, the Genstar management agreement was terminated. There are no amounts in accruals or other liabilities payable to Genstar as of March 31, 2007.

11.	Concentrations of Credit, Business Risks and Workforce

Financial instruments, which are potentially subject to concentrations of credit risk, consist primarily of trade accounts receivable. The Company manages this risk by conducting credit evaluations of customers prior to delivery or commencement of services. When the Company enters into a sales contract, collateral is

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

normally not required from the customer. Payments are typically due within thirty days of billing. An allowance for potential credit losses is maintained, and losses have historically been within management’s expectations.

Credit related losses may occur in the event of non-performance by counterparties to financial instruments. Counterparties typically represent international or well established financial institutions.

No one customer represented 10% or more of the Company’s sales for the quarters ended March 31, 2007 and 2006.

Approximately 25.7% of the Company’s labor force (22.0% and 51.0% in the United States and Europe, respectively) is represented by collective bargaining agreements.

12.	Geographic Information

The Company operates in a single business segment for the development, manufacturing and sales of mechanical power transmission products. The Company’s chief operating decision maker reviews consolidated operating results to make decisions about allocating resources and assessing performance for the entire Company. Net sales to third parties and property, plant and equipment by geographic region are as follows (in thousands):

	Net Sales
	Quarter Ended		Property, Plant and Equipment
	March 31,		March 31,	December 31,
	2007	2006	2007	2006

North America (primarily U.S.)	$93,179	$84,614	$50,454	$50,673
Europe	35,580	26,230	29,143	29,865
Asia and other	3,947	3,940	1,790	1,849

Total	$132,706	$114,784	$81,387	$82,387

Net sales to third parties are attributed to the geographic regions based on the country in which the shipment originates. Amounts attributed to the geographic regions for long-lived assets are based on the location of the entity, which holds such assets.

See footnote 16 for the net assets of foreign subsidiaries at March 31, 2007 and December 31, 2006.

The Company has not provided specific product line sales as our general purpose financial statements do not allow us to readily determine groups of similar product sales.

13.	Commitments and Contingencies

General Litigation

The Company is involved in various pending legal proceedings arising out of the ordinary course of business. None of these legal proceedings is expected to have a material adverse effect on the financial condition of the Company. With respect to these proceedings, management believes that it will prevail, has adequate insurance coverage or has established appropriate reserves to cover potential liabilities. Any costs that management estimates may be paid related to these proceedings or claims are accrued when the liability is considered probable and the amount can be reasonably estimated. There can be no assurance, however, as to the ultimate outcome of any of these matters, and if all or substantially all of these legal proceedings were to be determined adversely to the Company, there could be a material adverse effect on the financial condition of the Company.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

We have been indemnified for certain pre-existing legal and environmental matters for matters prior to acquisition.

14.	Restructuring, Asset Impairment and Transition Expenses

Beginning in the first quarter of 2007, the Company adopted a restructuring program intended to improve operational efficiency by reducing headcount, consolidating its operating facilities and relocating manufacturing to lower cost areas. The restructuring charges for the quarter ended March 31, 2007 were approximately $0.8 million.

The Company’s asset impairment and losses on sales of assets for the manufacturing consolidation program for the first quarter ended March 31, 2007 were $0.1 million. The Company does not expect any additional asset impairment and losses on sale of assets through the completion of this program.

The Company’s total transition expense for the manufacturing consolidation program for the quarter ended March 31, 2007 was approximately $0.7 million. The Company expects to incur during 2007 an additional $0.1 million of transition costs through the completion of this program.

The Company’s total transition expense by major component for the quarter ended March 31, 2007 and costs that are expected to be incurred through the completion of the program, were as follows:

	Costs Incurred	Expected Costs
	through March 31,	through Program
	2007	Completion

Moving and relocation costs	$516	$5
Severance	82	31
Other	86	30

Total expense	$684	$66

The following is a reconciliation of the accrued restructuring costs between December 31, 2006 and March 31, 2007:

Balance at December 31, 2006	$—
Restructuring expenses incurred	793
Cash payments	(684)
Non-cash loss on disposal of fixed assets	(109)

Balance at March 31, 2007	$—

15.	Subsequent Events

On April 5, 2007, Holdings wholly owned subsidiary, Forest Acquisition Corporation, completed its acquisition of TB Wood’s Corporation (“TB Wood’s”) pursuant to a cash tender offer for all of the outstanding shares of TB Wood’s common stock for $24.80 per share. This was followed by a short form merger (the “Merger”) of Forest Acquisition Corporation, with and into TB Wood’s. Following the completion of the merger, TB Wood’s became a wholly-owned subsidiary of the Company. In connection with the merger, all remaining outstanding shares of TB Wood’s common stock (other than those held by shareholders who properly perfect dissenters’ rights under Delaware law), were converted into the right to receive the same $24.80 cash price per share paid in the tender offer (net to the holder without interest and less any required withholding taxes).

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

In connection with the acquisition of TB Wood’s, on April 5, 2007, the Company completed a follow-on offering of an aggregate of $105 million of the existing Senior Secured Notes. The additional $105 million has the same terms and conditions as the previously issued Senior Secured Notes.

In connection with the acquisition of TB Wood’s on April 5, 2007, the Company modified its Revolving Credit Agreement. The interest rate on any outstanding borrowings on the line of credit were reduced to the lenders Prime Rate plus 25 basis points or LIBOR plus 175 basis points. The rate on all outstanding letters of credit were reduced to 1.5% and .25% on any unused availability under the Revolving Credit Agreement. All borrowings under the amended plan must be repaid by November 11, 2010.

On June 28, 2007, the Company purchased £5.5 million, or U.S. $11.4 million (based on an exchange rate of 2.059 U.S. Dollars to U.K. Pounds as of June 28, 2007), of 11 1/4% senior notes. On August 6, 2007, the Company purchased £12.0 million, or U.S. $24.4 million (based on an exchange rate of 2.032 U.S. Dollars to U.K. Pounds as of August 6, 2007), of 11 1/4% senior notes.

On June 25, 2007, Holdings completed a follow-on offering of its common stock. Holdings realized gross proceeds of approximately $52.1 million.

16.	Guarantor Subsidiaries

The following tables present separately the financial position, results of operations, and cash flows for the Company: (a) the subsidiaries of the Company that are guarantors of the Senior Secured Notes, which are all 100% owned U.S. domestic subsidiaries of the Company (Guarantor Subsidiaries), and (b) the subsidiaries of the Company that are not guaranteeing the Senior Secured Notes, which include all non-domestic subsidiaries of the Company (Non-Guarantor Subsidiaries). Separate financial statements of the Guarantor Subsidiaries are not presented because their guarantees are full and unconditional and joint and several, and the Company believes separate financial statements and other disclosures regarding the Guarantor Subsidiaries are not material to investors.

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING BALANCE SHEETS OF THE COMPANY
March 31, 2007

	March 31, 2007
	Issuer	Guarantor	Non-Guarantor	Eliminations	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$11,927	$(4,592)	$4,223	$—	$11,558
Trade receivables, less allowance for doubtful accounts	—	44,979	29,267	—	74,246
Loans receivable from related parties	10,111	37,190	—	(47,301)	—
Inventories, less allowances for obsolete materials	—	51,854	25,057	—	76,911
Deferred income taxes	—	7,291	(376)	—	6,915
Prepaid expenses and other	—	3,053	2,877	—	5,930

Total current assets	22,038	139,775	61,048	(47,301)	175,560
Property, plant and equipment, net	—	48,778	32,609	—	81,387
Intangible assets, net	—	36,096	22,714	—	58,810
Goodwill	—	42,616	23,923	—	66,539
Deferred income taxes	—	2,123	15	—	2,138
Other assets	4,236	266	33	—	4,535
Investments in subsidiaries	269,151	—	—	(269,151)	—

	$295,425	$269,654	$140,342	$(316,452)	$388,969

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	395	$19,337	$16,580	—	$36,312
Accrued payroll	962	5,043	5,224	—	11,229
Accruals and other current liabilities	6,709	6,468	3,078	—	16,255
Taxes payable	1,609	1,509	739	—	3,857
Deferred income taxes	—	—	1,382	—	1,382
Current portion of capital leases and short-term bank borrowings	—	422	412	—	834
Loans payable from related parties	—	—	47,301	(47,301)	—

Total current liabilities	9,675	32,779	74,716	(47,301)	69,869
Long-term debt, less current portion	202,717	1,688	3,008	—	207,413
Deferred income taxes	—	(1,095)	8,286	—	7,191
Pension liabilities	—	11,097	3,408	—	14,505
Other post-retirement benefits	—	3,055	—	—	3,055
Other long-term liabilities	333	710	3,193	—	4,236

Total liabilities	212,725	48,234	92,611	(47,301)	306,269

Total stockholder’s equity	82,700	221,420	47,731	(269,151)	82,700

	$295,425	$269,654	$140,342	$(316,452)	$388,969

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING BALANCE SHEETS OF THE COMPANY
December 31, 2006

	December 31, 2006
			Non
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$41,016	$(5,488)	$6,999	$—	$42,527
Trade receivables, less allowance for doubtful accounts	—	37,780	23,726	—	61,506
Loan receivable from related parties	9,866	36,681	—	(46,547)	—
Inventories, less allowances for obsolete materials	—	50,573	25,196	—	75,769
Deferred income taxes	—	7,159	(376)	—	6,783
Prepaid expenses and other	1,875	3,353	2,340	—	7,532

Total current assets	52,757	130,058	57,849	(46,547)	194,117
Property, plant and equipment, net	—	48,762	33,625	—	82,387
Intangible assets, net	—	36,708	22,954	—	59,662
Goodwill	—	41,660	23,737	—	65,397
Deferred income taxes	—	2,120	15	—	2,135
Other assets	5,302	279	89	—	5,670
Investments in subsidiaries	258,221	—	—	(258,221)	—

	$316,280	$259,587	$138,269	$(304,768)	$409,368

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$—	$18,316	$15,737	—	$34,053
Accrued payroll	2,469	9,714	5,513	—	17,696
Accruals and other current liabilities	5,346	3,428	2,796	—	11,570
Taxes payable	—	1,509	1,105	—	6,549
Deferred income taxes	—	—	1,382	—	1,382
Current portion of long-term debt	—	254	319	—	573
Loans payable from related parties	—	—	46,547	(46,547)	—

Total current liabilities	11,750	33,221	73,399	(46,547)	71,823
Long-term debt, less current portion	225,011	349	3,195	—	228,555
Deferred income taxes	—	(1,156)	8,286	—	7,130
Pension liabilities	—	11,797	3,372	—	15,169
Other post-retirement benefits	—	3,262	—	—	3,262
Other long-term liabilities	—	682	3,228	—	3,910

Total liabilities	236,761	48,155	91,480	(46,547)	329,849

Total stockholder’s equity	79,519	211,432	46,789	(258,221)	79,519

	$316,280	$259,587	$138,269	$(304,768)	$409,368

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS OF THE COMPANY
Quarter ended March 31, 2007

	Quarter Ended March 31, 2007
			Non-
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Net sales	$—	$93,624	$45,538	$(6,456)	$132,706
Cost of sales	—	68,005	33,109	(6,456)	94,658

Gross profit	—	25,619	12,429	—	38,048
Selling, general and administrative expenses	—	12,656	8,148	—	20,804
Research and development expenses	—	694	600	—	1,294
Restructuring Charges		577	216		793

Income from operations	—	11,692	3,465	—	15,157
Interest expense	7,175	33	1,940	—	9,148
Other non-operating (income) expense, net	(36)	(25)	14	—	(47)
Equity in earnings of subsidiaries	10,930	—	—	(10,930)	—

Income before income taxes	3,791	11,684	1,511	(10,930)	6,056
Provision for income taxes	—	1,696	569	—	2,265

Net income (loss)	$3,791	$9,988	$942	$(10,930)	$3,791

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS OF THE COMPANY
Quarter ended March 31, 2006

	Quarter Ended March 31, 2006
			Non-
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Net sales	$—	$84,614	$33,131	$(2,961)	$114,784
Cost of sales	—	61,691	24,200	(2,961)	82,930

Gross profit	—	22,923	8,931	—	31,854
Selling, general and administrative expenses	1,005	11,844	5,878	—	18,727
Research and development expenses	—	666	538	—	1,204

Income (loss) from operations	(1,005)	10,413	2,515	—	11,923
Interest expense (income)	4,407	(53)	822	—	5,176
Other non-operating (income) expense, net	—	(110)	(49)	—	(159)
Equity in earnings of subsidiaries	9,496	—	—	(9,496)	—

Income before income taxes	4,084	10,576	1,742	(9,496)	6,906
Provision for income taxes	—	2,011	811	—	2,822

Net income	$4,084	$8,565	$931	$(9,496)	$4,084

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS OF THE COMPANY
Quarter ended March 31, 2007

			Non-
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Cash flows from operating activities:
Net income	$3,791	$9,988	$942	(10,930)	$3,791
Undistributed equity in earnings of subsidiaries	(10,930)	—	—	10,930	—
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation	—	2,032	1,442	—	3,474
Amortization of intangible assets	—	612	379	—	991
Amortization and write-off of deferred loan costs	1,076	—	—	—	1,076
Accretion of debt discount	236	—	—	—	236
Loss (gain) on foreign currency	286	—	(248)	—	38
Loss on sale of fixed assets	—	—	112	—	112
Stock based compensation	257	—	—	—	257
Changes in operating assets and liabilities:
Trade receivables	—	(7,199)	(5,083)	—	(12,282)
Inventories	—	(1,281)	257	—	(1,024)
Accounts payable and accrued liabilities	(3,066)	(1,517)	264	—	(4,319)
Other current assets and liabilities	3,018	(843)	(556)	—	1,619
Other operating assets and liabilities	(10)	41	—	—	31

Net cash provided by (used in) operating activities	(5,342)	1,833	(2,492)	—	(6,000)
Cash flows from investing activities:
Purchases of fixed assets	—	(729)	(305)	—	(1,034)

Net cash used in investing activities	—	(729)	(305)	—	(1,034)
Cash flows from financing activities:
Payments on senior notes	(22,673)	—	—	—	(22,673)
Borrowings under revolving credit agreements	520	—	—	—	520
Payments on revolving credit agreements	(520)	—	—	—	(520)
Change in affiliate debt	(1,074)	(353)	302	—	(1,125)
Change in capital leases	—	145	(395)	—	(250)

Net cash used in financing activities	(23,747)	(208)	(93)	—	(24,048)
Effect of exchange rates on cash	—	—	113	—	113

Increase (decrease) in cash and cash equivalents	(29,089)	896	(2,777)	—	(30,969)
Cash and cash equivalents, beginning of the period	41,016	(5,488)	6,999	—	42,527

Cash and cash equivalents, end of period	11,927	(4,592)	4,223	—	11,558

ALTRA INDUSTRIAL MOTION, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS OF THE COMPANY
Quarter Ended March 31, 2006

			Non-
	Issuer	Guarantor	Guarantor	Eliminations	Consolidated

Cash flows from operating activities:
Net income	$4,084	$8,565	$931	$(9,496)	$4,084
Undistributed equity in earnings of subsidiaries	(9,496)	—	—	9,496	—
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Depreciation	—	1,555	645	—	2,200
Amortization of intangible assets	—	571	174	—	745
Amortization of deferred loan costs	178	—	—	—	178
Accretion of debt discount	237	—	—	—	237
Amortization of inventory fair value adjustment	—	103	881	—	984
Gain on sale of fixed assets	—	—	(6)	—	(6)
Stock based compensation	65	—	—	—	65
Provision for deferred taxes	—	854	240	—	1,094
Changes in operating assets and liabilities:
Trade receivables	—	(6,862)	(2,178)	—	(9,040)
Inventories	—	(1,718)	(591)	—	(2,309)
Accounts payable and accrued liabilities	4,801	(1,074)	(445)	—	3,282
Other current assets and liabilities	(369)	1,633	(234)	—	1,030
Other operating assets and liabilities	1,106	(289)	(1,649)	—	(832)

Net cash (used in) provided by operating activities	606	3,338	(2,232)	—	1,712
Cash flows from investing activities:
Purchases of fixed assets	—	(1,157)	(88)	—	(1,245)
Acquisitions, net of cash acquired	—	(5,692)	(44,848)	—	(50,540)

Net cash used in investing activities	—	(6,849)	(44,936)	—	(51,785)
Cash flows from financing activities:
Proceeds from issuance of senior notes	57,625	—	—	—	57,625
Payment of debt issuance costs	(1,833)	—	—	—	(1,833)
Payments made on behalf of Parent company	(10,475)	—	—	—	(10,475)
Borrowings under revolving credit agreements	5,057	—	—	—	5,057
Payments under revolving credit agreements	(5,057)	—	—	—	(5,057)
Change in affiliate debt	(51,954)	3,480	48,474	—	—
Change in capital leases	—	(44)	(13)	—	(57)

Net cash (used in) provided by financing activities	(6,637)	3,436	48,461	—	45,260

Effect of exchange rates on cash	—	—	75	—	75

Increase (decrease) in cash and cash equivalents	(6,031)	(75)	1,368	—	(4,738)
Cash and cash equivalents, beginning of the period	8,819	(2,713)	3,954	—	10,060

Cash and cash equivalents, end of period	$2,788	$(2,788)	$5,322	$—	$5,322

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and
Shareholders of TB Wood’s Corporation:

We have audited the accompanying consolidated balance sheets of TB Wood’s Corporation and subsidiaries (the Company) as of December 31, 2006 and 2005 and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TB Wood’s Corporation and subsidiaries as of December 31, 2006 and December 31, 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

We have also audited schedule II for each of the three years in the period ended December 31, 2006. In our opinion, this schedule when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information therein.

/s/  Grant Thornton LLP

Baltimore, Maryland
March 1, 2007

TB WOOD’S CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	2006	2005
	(In thousands, except per share and share amounts)

ASSETS
Current Assets:
Cash and cash equivalents	$877	$3,419
Accounts receivable, less allowances of $494 and $495	17,592	14,827
Inventory	19,668	15,579
Other Current Assets	2,532	3,061

Total Current Assets	40,669	36,886
Property, Plant, and Equipment:
Machinery and equipment	65,232	60,732
Land, buildings, and improvements	20,043	19,684

	85,275	80,416
Less accumulated depreciation	60,523	57,361

Total Property, Plant and Equipment	24,752	23,055

Other Assets:
Goodwill	5,891	5,676
Loan issue costs, net of amortization	1,267	1,564
Other	189	572

Total Other Assets	7,347	7,812

	$72,768	$67,753

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	9,043	8,465
Accrued expenses	7,838	6,996
Current maturities of long-term debt	4,745	4,138
Deferred income taxes	462	716

Total current liabilities	22,088	20,315
Long-term debt, less current maturities	23,884	25,829
Deferred income taxes	250	91
Commitments and contingencies (Note 8)	—	—
Shareholders’ Equity:
Preferred stock, $.01 par value; 100 shares authorized; no shares issued	—	—
Common stock, $.01 par value; 10,000,000 shares authorized; 5,639,798 issued; and 3,743,486 and 3,703,902 outstanding at December 31, 2006 and December 31, 2005	57	57
Additional paid-in capital	28,947	28,153
Retained earnings	12,538	9,216
Accumulated other comprehensive (loss) income	439	(151)
Treasury stock at cost; 1,896,312 and 1,935,896 shares at December 31, 2006 and December 31, 2005	(15,435)	(15,757)

Total shareholders’ equity	26,546	21,518

	$72,768	$67,753

The accompanying notes are an integral part of these consolidated financial statements.

TB WOOD’S CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	2006	2005	2004
	(In thousands, except per share amounts)

Net sales	$118,935	$110,897	$101,515
Cost of sales	80,790	77,192	73,792

Gross profit	38,145	33,705	27,723
Selling, general, and administrative expenses	28,641	27,717	28,371
Gain on termination of post-retirement benefit plan (Note 7)	—	—	9,258

Operating income	9,504	5,988	8,610
Interest and other finance costs	(3,628)	(2,319)	(1,585)

Income before income taxes	5,876	3,669	7,025
Income taxes	1,762	1,289	2,407

Net income	$4,114	$2,380	$4,618

Income per share of common stock
Basic:
Net income	$1.10	$0.48	$0.89

Weighted average shares of common stock and equivalents	3,731	4,933	5,164

Diluted:
Net income	$1.05	$0.48	$0.89

Weighted average shares of common stock and equivalents	3,929	4,961	5,166

The accompanying notes are an integral part of these consolidated financial statements.

TB WOOD’S CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	2006	2005	2004
	(In thousands)

Net income	$4,114	$2,380	$4,618
Other comprehensive income:
Foreign currency translation adjustment	590	(309)	768

Comprehensive income	$4,704	$2,071	$5,386

The accompanying notes are an integral part of these consolidated financial statements.

TB WOOD’S CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

					Accumulated
			Additional		Other
	Common	Common	Paid-In	Retained	Comprehensive	Treasury
	Shares	Stock	Capital	Earnings	Income (Loss)	Stock
	(In thousands, except share amounts)

Balance at January 2, 2004	5,153,553	$57	$26,910	$3,764	$(610)	$(4,703)
Net income		—	—	4,618	—	—
Stock issued for employee benefit plans	19,137	—	—	(46)	—	185
Dividends declared		—	—	(1,393)	—	—
Stock options granted		—	185	—	—	—
Foreign currency translation adjustment		—	—	—	768	—

Balance at December 31, 2004	5,172,690	57	27,095	6,943	158	(4,518)
Net income		—	—	2,380	—	—
Stock issued for employee benefit plans	31,212	—	—	(107)	—	293
Dividends declared		—	—	—	—	—
Treasury stock purchases	(1,500,000)	—	—	—	—	(11,532)
Stock options granted		—	303	—	—	—
Warrants issued		—	755	—	—	—
Foreign currency translation adjustment		—	—	—	(309)	—

Balance at December 31, 2005	3,703,902	57	28,153	9,216	(151)	(15,757)
Net income		—	—	4,114	—	—
Stock issued for employee benefit plans	21,811	—	43	(9)	—	177
Options exercised	17,773	—	42	(108)	—	145
Dividends declared		—	—	(675)	—	—
Stock options granted		—	709	—	—
Foreign currency translation adjustment		—	—	—	590	—

Balance at December 31, 2006	3,743,486	$57	$28,947	$12,538	$439	$(15,435)

The accompanying notes are an integral part of these consolidated financial statements.

TB WOOD’S CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	2006	2005	2004
	(In thousands)

Cash Flows from Operating Activities:
Net income	$4,114	$2,380	$4,618
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,517	4,765	5,423
Change in deferred income taxes	(80)	(228)	1,755
Stock options and employee stock benefit expense	920	429	270
Gain on termination of post-retirement plan	—	(270)	(9,258)
Other, net	(6)	(247)	(10)
Changes in operating assets and liabilities:
Accounts receivable	(2,765)	(1,474)	714
Inventories	(4,089)	4,839	1,216
Other current assets	529	681	(152)
Accounts payable	578	662	634
Accrued and other liabilities	842	748	(1,010)

Net cash provided by operating activities	4,560	12,285	4,200
Cash Flows from Investing Activities:
Capital expenditures	(5,377)	(3,062)	(2,009)
Proceeds from sales of fixed assets	—	428	69
Other, net	(88)	137	(803)

Net cash used in investing activities	(5,465)	(2,497)	(2,743)
Cash Flows from Financing Activities:
Proceeds from revolving credit facilities	118,401	111,551	37,739
Repayments of revolving credit facilities	(118,334)	(128,794)	(38,870)
Proceeds from term loans	88	12,200	33
Repayments of term loans	(1,618)	(4,395)	(14)
Proceeds from subordinated debt and detachable warrants, net of issue costs	—	14,260	—
Payment of dividends	(675)	—	(1,393)
Proceeds from exercise of stock options	5	—	—
Proceeds from stock issued under employee stock program	74	59	55
Treasury stock purchased	—	(11,591)	—

Net cash used in financing activities	(2,059)	(6,710)	(2,450)
Effect of changes in foreign exchange rates	422	(215)	768

Increase (decrease) in cash and cash equivalents	(2,542)	2,863	(225)
Cash and cash equivalents at beginning of year	3,419	556	781

Cash and cash equivalents at end of year	$877	$3,419	$556

Income taxes paid (refunded), net	$1,632	$245	$22

Interest paid during the year	$3,527	$2,466	$1,564

The accompanying notes are an integral part of these consolidated financial statements.

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share amounts)

1.	Nature of Business and Principles of Consolidation

TB Wood’s Corporation and subsidiaries (collectively “TB Wood’s” or the “Company”) is an established designer, manufacturer, and marketer of electronic and mechanical industrial power transmission products that are sold to distributors, domestic and international Original Equipment Manufacturers (OEMs), and end users of industrial equipment. Principal products of the Company include electronic drives, integrated electronic drive systems, mechanical belted drives, and flexible couplings. The Company has operations in the United States, Canada, Mexico, Germany, Italy and India. The accompanying consolidated financial statements include the accounts of TB Wood’s Corporation, its wholly owned subsidiaries, and its majority-owned joint venture. All inter-company accounts and transactions have been eliminated in consolidation.

Prior to fiscal year 2005, the Company’s 52/53-week fiscal year ended on the Friday closest to the last day of December. Effective in 2005, the Company changed to a calendar fiscal year ending on December 31. Fiscal years ended on December 31, 2006, 2005 and 2004 were 52 week fiscal years, and the fiscal year ended January 2, 2004 was a 53 week fiscal year.

2.	Summary of Significant Accounting Policies

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less, and all bond instruments which are readily convertible to known amounts of cash, to be cash equivalents. Cash equivalents of $842 and $1,110 were held in foreign bank accounts of our subsidiaries and joint venture as at December 31, 2006 and 2005 respectively.

Accounts Receivable

The majority of the Company’s accounts receivable are due from selected authorized industrial distributors who resell the Company’s products to OEMs and end users for replacement parts. Accounts receivable potentially subject the Company to concentrations of credit risk. Credit is extended based on evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are generally due within 30 days and are stated at amounts due from the customers net of an allowance for doubtful accounts. Accounts receivable outstanding longer than the contractual payment terms are considered past due. The Company determines its allowances considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligations to the Company, and the condition of the general economy and the industry as a whole. The Company believes that its allowance for doubtful accounts is adequate to cover any potential losses on its credit risk exposure. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowances for doubtful accounts.

Inventory

Inventories located in the United States are stated at the lower of current cost or market, principally using the last-in, first-out (LIFO) method. Inventories for foreign operations are stated at the lower of cost or market using the first-in, first-out (FIFO) method. Market is defined as net realizable value. Cost includes raw

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

materials, direct labor, and manufacturing overhead. A summary of inventories at December 31, 2006 and 2005 follows:

	2006	2005

Finished goods	$13,709	$11,159
Work in process	3,475	3,452
Raw materials	9,194	7,009

Total inventories at FIFO	26,378	21,620
less LIFO reserve	(6,710)	(6,041)

Total inventories at LIFO	$19,668	$15,579

Approximately 71% and 71% of total inventories at December 31, 2006 and 2005, respectively, were valued using the LIFO method. In the year ended December 31, 2006, the LIFO reserve increased by $669 which increased the Cost of Goods Sold by the same amount. In the year ended December 31, 2005 the LIFO reserve decreased by $41 which decreased the Cost of Goods Sold by the same amount.

The Company writes down inventory for estimated obsolescence or unmarketability equal to the difference between the cost of the inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. The Company depreciates its property, plant, and equipment, including any equipment acquired under the terms of capital leases, principally using the straight-line method over the estimated useful lives of the assets. Major renewals and improvements to property, plant and equipment that extend the useful life of the assets are capitalized while maintenance and repair costs are charged to expense as incurred. The depreciable lives of the major classes of property, plant and equipment are summarized as follows:

Asset Type	Lives

Machinery and equipment	3 — 15 years
Buildings and improvements	10 — 40 years

Long-Lived Assets, including Goodwill

Goodwill which is deemed to have an indefinite life is subject to an annual impairment test to determine if any adjustment for decline in value is necessary. The Company conducts its impairment tests by reviewing whether events or changes in circumstances have occurred that could indicate that the carrying amount of an asset may not be recoverable and the value of its long-lived assets may be impaired. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the expected future net cash flows generated by the assets. If the assets are considered to be impaired, the impairment is

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

recognized by the amount by which the carrying amount of the asset exceeds its fair value. A reconciliation of the Goodwill account is as follows:

	Mechanical	Electronics	Total

Goodwill, balance at January 2, 2004	$3,503	$2,151	$5,654
Addition due to earn out payment	94	—	94
Adjustment for impairment	—	(24)	(24)
Change due to foreign currency translation	—	178	178

Goodwill, balance at December 31, 2004	3,597	2,305	5,902
Addition due to earn out payment	67	—	67
Change due to foreign currency translation	—	(293)	(293)

Goodwill balance at December 31, 2005	3,664	2,012	5,676
Change due to foreign currency translation	—	215	215

Goodwill balance at December 31, 2006	$3,664	$2,227	$5,891

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin No. 104 “Revenue Recognition in Financial Statements” issued by the Securities and Exchange Commission. Revenue is recognized at the time product is shipped and title passes pursuant to the terms of the agreement with the customer, the amount due from the customer is fixed and collectibility of the related receivable is reasonably assured. The Company establishes allowances to cover anticipated doubtful accounts, sales discounts, product warranty, and returns based upon historical experience. Shipping and handling costs charged to customers are included as a component of net sales. Shipping and handling costs incurred in the delivery of products to customers were $6,743, $6,402 and $6,747 for fiscal 2006, 2005 and 2004, respectively, and are included as a component of selling, general and administrative expenses.

Major Customers

The Company’s five largest customers accounted for approximately 32%, 32% and 33% of the Company’s consolidated revenue for fiscal years 2006, 2005 and 2004, respectively. One such customer, an industrial distributor with a large diversified customer base, accounted for approximately 17%, 17% and 14% of the Company’s consolidated revenue for fiscal 2006, 2005 and 2004, respectively. The loss of one or more of these customers could have an adverse effect on the Company’s performance and operations. Foreign and export sales accounted for 30%, 26%, and 27% of total sales in fiscal years 2006, 2005 and 2004, respectively.

Product Warranty

In the ordinary course of business, the Company warrants its products against defect in design, materials, and workmanship over various time periods. Warranty reserve and allowance for product returns are established based upon management’s best estimates of amounts necessary to settle future and existing claims on products sold as of the balance sheet date.

Self-Insurance

The Company’s workers’ compensation insurance policies are high deductible self-insurance programs that have the potential for retrospective premium adjustments based upon actual claims incurred. Insurance administrators assist the Company in estimating the fully developed workers’ compensation liability insurance reserves that are accrued by the Company. In the opinion of management, adequate provision has been made

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

for all incurred claims. At December 31, 2006, the Company’s senior secured lender had issued letters of credit on behalf of the Company totaling $1.8 million to cover incurred but unpaid claims and other costs related to its workers’ compensation liability.

Post Retirement Benefits Obligations

Prior to terminating its post-retirement benefits for healthcare and life insurance in 2004 and 2005, respectively, the Company, in consultation with an actuarial firm specializing in the valuation of postretirement benefit obligations, selected certain actuarial assumptions to base the actuarial valuation of the Company’s post retirement benefit obligation, such as the discount rate (interest rate used to determine present value of obligations payable in the future), initial health care cost trend rate, the ultimate care cost trend rate, and mortality tables to determine the expected future mortality of plan participants. As a result of actions to terminate its post-retirement benefit plans, the Company does not expect that any future costs or cash contributions related to post-retirement benefits for retirees or former employees to be material

Foreign Currency Translation

The financial statements of the Company’s foreign subsidiaries have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, “Foreign Currency Translation” and SFAS No. 130, “Reporting Comprehensive Income.” Translation adjustments are included in other comprehensive income. All balance sheet accounts of foreign subsidiaries are translated into U.S. dollars at the current exchange rate at the balance sheet date. Statement of operations items are translated at the average foreign currency exchange rates. The resulting foreign currency translation adjustment is recorded in accumulated other comprehensive income (loss). The Company has no other components of comprehensive income (loss). Gains and losses from foreign currency transactions are included in the consolidated statements of income.

Fair Value of Financial Instruments

The fair value of financial instruments classified as current assets or liabilities, including cash and cash equivalents, accounts receivable, and accounts payable, approximate carrying value due to the short-term maturity of the instruments. The fair value of secured short-term and long-term debt amounts approximate their carrying value and are based on their effective interest rates compared to current market rates. The Company’s unsecured subordinated term-debt carries a fixed stated rate. Adjusted for changes in the interest rate for 5-year U.S. Treasury Bill from the time that the stated rate was determined to December 31, 2006, the current fair value of such securities would be reduced by $0.2 million.

Research and Development Cost

Research and development costs consist substantially of projects related to new product development within the electronics business and are expensed as incurred. Total research and development costs were $2,511 in 2006, $1,947 in 2005, and $2,323 in 2004.

Stock Based Compensation

The Company currently sponsors stock option plans. Prior to January 1, 2006, the Company accounted for these plans under the fair value recognition and measurement provisions of Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation.” Effective January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), “Share Based Payment” (SFAS No. 123(R)) using the modified prospective method. The adoption of SFAS No. 123(R) did not have a material impact on our stock-based compensation expense for the year ended December 31, 2006 and it is not expected to have a material impact on our Company’s future stock-based compensation expense. The fair values of the stock

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

awards are determined using an estimated expected life. The Company recognizes compensation expense on a straight-line basis over the period the award is earned by the employee.

Income Taxes

The Company records deferred tax assets and liabilities for the future tax consequences attributable to differences between financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Net Income Per Share

Basic Earnings Per Share (EPS) is computed by dividing net income by the weighted average shares outstanding. No dilution for any potentially dilutive securities is included in basic EPS. Diluted EPS is computed by dividing net income by weighted average shares and common equivalent shares outstanding. The computation of weighted average shares outstanding for fiscal years 2006, 2005 and 2004 is as follows:

	2006	2005	2004

Common shares outstanding for basic EPS	3,731	4,933	5,164
Shares issued upon assumed exercise of outstanding stock options and warrants	198	28	2

Weighted average number of common and common equivalent shares outstanding for diluted EPS	3,929	4,961	5,166

Outstanding options of 139,567, 649,418, and 675,928 shares for fiscal 2006, 2005 and 2004, respectively, are excluded from the calculation of weighted average shares outstanding because they are anti-dilutive.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year presentation.

Recent Accounting Pronouncements

In June 2006, the FASB issued FIN No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109”, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 requires recognition of tax benefits that satisfy a more likely than not threshold. FIN No. 48 also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is required to be adopted by the Company at the beginning of fiscal year 2007. The Company is currently evaluating the impact of FIN No. 48 on its consolidated financial statements, but is not yet in a position to make this determination.

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Current Year Misstatements”. SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The SEC staff believes that registrants should quantify errors using both a balance sheet and an income statement approach and evaluate whether either approach results in the quantification of a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. The Company adopted SAB 108 for its year ending December 31, 2006. The adoption of SAB 108 did not have an impact on the Company’s consolidated results of operations or financial position.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of SFAS No. 157 on its results of operations and financial position.

3.	Other Current Assets and Accrued Liabilities

Components of other current assets at December 31, 2006 and 2005 were as follows:

	2006	2005

Refundable foreign value added tax	$812	$970
Maintenance and repair supplies	610	597
Prepaid insurance and deposits	221	505
Prepaid expenses and other	889	989

Total	$2,532	$3,061

Components of accrued expenses at December 31, 2006 and 2005 were as follows:

	2006	2005

Accrued payroll and other compensation	$2,803	$2,339
Accrued income taxes	1,471	1,672
Accrued workers’ compensation	255	195
Accrued customer rebates	1,178	1,116
Accrued warranty reserves	727	564
Accrued professional fees	452	270
Other accrued liabilities	952	840

Total	$7,838	$6,996

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Debt

Debt obligations at December 31, 2006 and December 31, 2005 were as follows:

	2006	2005

Revolving line of credit — secured	$1,102	$1,035
Term Loans — secured	7,305	8,805
Industrial revenue bonds — secured	5,290	5,290
Other revolving and term loans, principally with foreign banks	603	586
Senior Subordinated Notes, net of unamortized discount — unsecured	14,329	14,251

	28,629	29,967
Less current maturities	(4,745)	(4,138)

	$23,884	$25,829

The Company’s effective borrowing rates at December 31, 2006 and 2005 for its debt obligations were approximately 9.93% and 9.49% respectively.

On January 7, 2005, the Company entered into a senior secured loan and security agreement (the “Loan Agreement”) that originally provided for up to an $18.3 million revolving line of credit and two term loans totaling $13.0 million (Term Loan A — $10.0 million and Term Loan B — $3.0 million). The proceeds were used to retire amounts outstanding under the Company’s outstanding revolving line of credit as well as to fund existing letters of credit that support $5.3 million of industrial revenue bonds and certain obligations under various self-insured workers compensation insurance policies. The borrowings under the Loan Agreement are secured by substantially all of the Company’s domestic assets and pledges of 65% of the outstanding stock of the Company’s Canadian, German and Mexican subsidiaries. The Loan Agreement was amended on July 29, 2005 to extend the term for an additional two years through April 2009 and permit the Company to borrow up to $15.0 million under the Security Purchase Agreement described below to fund the purchase of up to 1.5 million shares of outstanding common stock and repay Term Loan B, the outstanding balance of which was approximately $2.0 million.

All borrowings under the Loan Agreement bear variable interest of a margin plus LIBOR or U.S. Prime Rate, and the remaining Term Loan A is repayable in monthly principal installments totaling $0.13 million. The average borrowing rates for the Company’s short-term borrowings under the senior secured credit arrangement at December 31, 2006 and 2005 were 7.86% and 7.97%, respectively. At December 31, 2006, the Company had remaining borrowing capacity of $8.3 million.

The Loan Agreement contains restrictive financial covenants that require the Company to comply with certain financial tests including, among other things, maintaining minimum tangible net worth, having a minimum earnings before interest, taxes and depreciation and amortization (EBITDA), and meeting certain specified leverage and operating ratios, all as defined in the Loan Agreement. The Loan Agreement also contains other restrictive covenants that restrict outside investments, capital expenditures, and dividends. The Company was in compliance with the debt covenants at December 31, 2006.

The Company previously borrowed approximately $3.0 million and $2.3 million by issuing Variable Rate Demand Revenue Bonds under the authority of the industrial development corporations of the City of San Marcos, Texas and City of Chattanooga, Tennessee, respectively. These bonds bear variable interest rates (3.77% at December 31, 2006) and mature in April 2024 and April 2022. The bonds were issued to finance production facilities for the Company’s manufacturing operations located in those cities, and are secured by letters of credit issued under the terms of the Company’s senior secured borrowing agreement.

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On October 20, 2005, the Company entered into a Securities Purchase Agreement in exchange for the issuance of $15.0 million of senior subordinated notes valued at $14.24 million and detachable warrants, valued at $0.76 million, to purchase 174,000 shares of the Company’s common stock. The senior subordinated notes have a stated rate of 12% (approximate effective rate of 13%), are due on October 12, 2012, and contain customary financial covenants similar to, but less restrictive than the Company’s senior secured bank indebtedness described above. The proceeds from the sale of the notes and detachable warrants were used to acquire 1.5 million shares of the Company’s common stock at a purchase price of $11.25 million, repay approximately $2.0 million of term debt under the Company’s senior secured borrowing agreement, pay $1.0 million of transaction costs related to the stock purchase and related financing transaction, with the balance providing additional working capital.

In addition to the above borrowing arrangements, $0.4 million and $0.5 million were outstanding at December 31, 2006 and 2005, under the terms of an unsecured revolving credit facility and a term loan, each borrowed by the Company’s Italian subsidiary. Interest only was payable on the term loan during 2004, and principal repayments commenced beginning in 2005. The rates for these loans ranged from 1.3% to 3.9%.

Aggregate future maturities of debt as of December 31, 2006 are as follows:

2007	$4,744
2008	1,636
2009	2,400
2010	73
2011	74
Thereafter	20,372

29,300
Less: Unamortized discount	(671)

$28,629

5.	Income Taxes

The components of the income tax provision (benefit) for fiscal years 2006, 2005, and 2004 are shown below:

	2006	2005	2004

Current:
Federal and state	$(7)	$1,069	$103
Foreign	1,797	448	549

	1,790	1,517	652
Deferred income tax (benefit) provision	(28)	(228)	1,755

Total provision for income taxes	$1,762	$1,289	$2,407

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A reconciliation of the provision for income taxes on income before cumulative effect of change in accounting principle at the statutory federal income tax rate to the Company’s tax provision as reported in the accompanying consolidated statements of operations is shown below:

	2006	2005	2004

Federal statutory income tax expense	$1,998	$1,247	$2,388
State income taxes, net of federal income tax benefit	(21)	(115)	211
Foreign taxes, net of related credits	130	473	107
Research and development credits	(135)	(295)	(207)
Change in estimate with respect to federal and state liabilities	(90)	(140)	(143)
Other	(120)	119	51

	$1,762	$1,289	$2,407

In 2006, 2005, and 2004 earnings before income taxes included $3,289, $831, and $952, respectively, of earnings generated by the Company’s foreign operations. No federal or state income tax benefit or provision has been provided on the undistributed earnings of certain of these foreign operations, as the earnings will continue to be indefinitely reinvested. It is not practical to estimate the additional income taxes, including any foreign withholding taxes that might be payable with the eventual remittance of such earnings.

Under SFAS No. 109, deferred tax assets or liabilities at the end of each period are determined by applying the current tax rate to temporary difference between the financial reporting and income tax bases of assets and liabilities. The components of deferred income taxes at December 31, 2006 and 2005 are as follows:

	2006	2005

Deferred income tax liabilities:
Book basis in long-lived assets over tax basis	$(900)	$(839)
LIFO inventory basis difference	(1,260)	(1,426)
Other	—	(17)

Total deferred income tax liabilities	(2,160)	(2,282)
Deferred income tax assets:
Accrued liabilities not currently deductible	762	458
Allowance for doubtful accounts and inventory reserves	460	460
Net operating loss and tax credit carryforwards	175	557
Other	51	—

Total deferred income tax assets	1,448	1,475

Net deferred income tax liability	$(712)	$(807)

As of December 31, 2006, the Company has net operating loss and foreign tax credit carryforwards totaling approximately $142 and $33, respectively. These credits expire beginning 2014 through 2025. The ability of the Company to benefit from the carryforwards is dependent on the Company’s ability to generate sufficient taxable income prior to the expiration dates.

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Shareholders’ Equity

The table below summarizes the transactions in the Company’s Common Stock held in the treasury in numbers of shares during fiscal 2006 and 2005.

	2006	2005

Balance at beginning of year, number of shares	1,935,896	467,108
Purchases during the year	—	1,500,000
Transfers to 401(k) Profit Sharing Plan	(11,812)	(19,189)
Transfers to Employee Stock Purchase Plan	(9,999)	(12,023)
Transfers for Exercise of Options	(17,773)	—

Balance at end of year, number of shares	1,896,312	1,935,896

On October 20, 2005, Company accepted for payment 1,500,000 shares of its Common Stock, at a price of $7.50 per share, pursuant to its “Dutch Auction” self-tender offer. The shares of common stock accepted for purchased represent approximately 28.84% of TB Wood’s 5,201,162 shares of common stock then outstanding. The total share purchase price was $11.25 million, together with $0.28 million of transaction cost, and was funded through the issuance of 12% senior subordinated notes in the amount of $15.0 million and detachable warrants to purchase 174,000 shares of the Company’s common stock, valued at $0.76 million.

7.	Benefit Plans

Compensation Plans

The Company maintains a discretionary compensation plan for certain salaried employees that provides for incentive awards based on certain levels of earnings, as defined. In 2006 and 2005, the Company accrued $0.85 million and $0.35 million, respectively, for such incentives, which were paid in 2007 and 2006. No amounts were accrued under the plan in 2004.

Profit-Sharing Plans

The Company maintains a defined contribution 401(k) profit-sharing plan covering substantially all United States employees. Under this plan, the Company, on a discretionary basis, matches a specified percentage of each eligible employee’s contribution and, at the election of the employee, the matching contribution may be in the form of either cash, shares of the Company’s common stock, or a combination thereof. The Company contributed cash of approximately $479, $448, and $302 for fiscal years 2006, 2005 and 2004, respectively, and contributed 11,812 shares of common stock held in treasury in 2006, 19,189 shares in 2005, and 10,290 shares in 2004. During portions of 2003 and 2002, the Company suspended the matching portion. In addition, the Company has a noncontributory profit-sharing plan covering its Canadian employees for which $23, $28, and $24 was charged to expense for fiscal years 2006, 2005, and 2004, respectively.

Employee Stock Purchase Plan

The Company’s Employee Stock Purchase Plan (ESPP) enables employees of the Company to subscribe for shares of common stock on quarterly offering dates, at a purchase price which is the lesser of 85% of the fair value of the shares on either the first or last day of the quarterly period. Pursuant to the ESPP, 9,999 shares were issued to employees during 2006, 12,023 during 2005, and 8,847 during 2004. Employee contributions to the ESPP were $67, $59, and $55 for fiscal years 2006, 2005 and 2004, respectively.

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock Options

The Company has stock-based incentive compensation plans (the Plans), the purpose of which is to assist the Company in attracting and retaining valued personnel and to encourage ownership of the Company’s common stock by such personnel. The Plans are administered by a committee (the “Committee”) designated by the board of directors. Although the Committee may grant either incentive stock options (ISOs) or nonqualified stock options, as well as shares of common stock in the form of either deferred stock or restricted stock, as defined in the Plans, the Company’s practice with respect to share based payments has been limited to granting nonqualified stock options. The Committee also determines the exercise price and term of the options. The maximum term of an option granted under the Plans shall not exceed ten years from the date of grant. No option may be exercisable sooner than six months from the date the option is granted.

Effective January 1, 2006, the Company adopted SFAS No. 123(R). The Company adopted SFAS No. 123(R), using the modified prospective method. Prior to 2006, our Company accounted for stock option plans and restricted stock plans under the fair value recognition provisions of SFAS No. 123. The adoption of SFAS No. 123(R) did not have a material impact on our stock-based compensation expense for the year ended December 31, 2006, and is not expected to have a material impact on our Company’s future stock-based compensation expense.

The fair value of each option award is estimated on the date of the grant using a Black-Scholes-Merton option-pricing model that uses the assumptions noted in the following table. The expected term of the options granted represents the period of time that options granted are expected to be outstanding and is derived by analyzing historic exercise behavior. Volatility was based on the historical volatility of the Company’s stock. The risk-free interest rate for the period matching the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. The dividend yield is the calculated yield on the Company’s stock at the time of the grant. The following table sets forth information about the weighted-average fair value of options granted during the past three years and the weighted-average assumptions used for such grants:

	2006	2005	2004

Risk free interest rate	4.70%	4.50%	4.40%
Expected lives	10 years	10 years	5 & 10 years
Expected volatility	60.8%	28.8%	30.3%
Dividend yield	4.8%	0.0%	4.3%

The fair value, net of tax, of options granted in 2006, 2005 and 2004 using the Black-Scholes method was $354, $313, and $211, respectively, which is being recognized as expense ratably over the three year vesting period of the options. In addition, during 2006 the Company modified the exercise period for 89,800 options previously awarded to the Company’s former chairman, who left the Company to enter into government service. As a result of this modification, the Company recognized an additional charge for share based payments of $245 in 2006. Total stock-based compensation expense was approximately $703, $303 and $185 in 2006, 2005 and 2004, respectively, and is included in selling, general and administrative expense. As of December 31, 2006, the total of unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Company’s plans approximately $599. This cost, which excludes the impact of any future stock-based compensation awards, is expected to be recognized as stock-based compensation expense over a weighted-average period of 1.7 years, however this period could be accelerated as a result of a change of control provision enacted by the Committee in contemplation of the merger transaction described in Note 10.

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock option activity for the fiscal years 2006, 2005 and 2004 is as follows:

			Weighted
			Average
		Weighted	Remaining
	Number of	Average	Contractual	Aggregate
	Shares Subject	Exercise	Term	Intrinsic
	to Option	Price	(In Years)	Value

Options outstanding at January 2, 2004	874,050	$11.73
Granted	187,800	9.75
Canceled	(383,399)	11.91
Exercised	—	—

Options outstanding at December 31, 2004	678,451	11.08
Granted	184,000	7.08
Canceled	(197,000)	12.82
Exercised	—	—

Options outstanding at December 31, 2005	665,451	9.46
Granted	99,000	9.37
Canceled	(88,269)	12.45
Exercised	(57,433)	8.94

Options outstanding at December 31, 2006	618,749	$9.20	6.25	$4,399

Options vested or expected to vest at December 31, 2006	618,749	$9.20	6.25	$4,399

Options exercisable at December 31, 2006	358,383	$9.77	4.75	$2,221

The aggregate intrinsic value in the above table represents the total pre-tax intrinsic value (the differences between the Company’s closing stock price on the last day of trading in 2006 and the stock option exercise prices, multiplied by the applicable number of in-the-money options) that would have been received by option holders had all such holders exercised their options on December 31, 2006. The aggregate intrinsic value will change based on the fair market value of the Company’s stock.

The aggregate intrinsic value of options exercised during the year ended December 31, 2006 was $221; there were no option exercises in 2005 or 2004. The total income tax benefit recognized in the income statement for share-based compensation arrangements attributable to options exercised in 2006 was approximately $75.

As a result of the merger transaction described in Note 10, due to vesting modifications for all options established by the Committee in the event of a change of control, the Company expects that all issued and outstanding options will vest.

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table sets forth the range of exercise price, number of shares, weighted average exercise price, and remaining contractual lives by groups of similar price and grant dates as of December 31, 2006.

	Options Outstanding			Options Exercisable
		Weighted	Weighted		Weighted
		Average	Average		Average
Range of	Number of	Exercise	Contractual	Number of	Exercise
Exercise Price	Shares	Price	Life	Shares	Price

$ 4.80 - $ 7.50	146,018	$6.16	10.0 years	61,235	$6.17
$ 7.51 - $ 9.00	210,716	$8.08	10.0 years	117,586	$8.24
$ 9.01 - $11.00	94,782	$9.46	7.80 years	64,892	$9.40
$11.01 - $13.00	119,349	$12.11	5.90 years	80,353	$12.37
$13.01 - $21.00	47,884	$15.58	10.0 years	34,317	$16.00

Total Options Outstanding	618,749			358,383

Postretirement Benefits

The Company does not presently sponsor any post-retirement benefit programs. In the second quarter of 2005, the Company announced to employees that it was discontinuing its sponsorship of an unfunded defined benefit post employment group term life insurance plan that provided life insurance coverage for active employees and retirees. As a result the company recognized a non-recurring termination gain of $270, which was recorded as a reduction of selling, general and administrative expense.

In 2004 the Company terminated its post-retirement healthcare benefit program. As a result, the Company recognized a non-recurring pre-tax gain aggregating $9.26 million. The Company also recorded $3.61 million deferred tax expense arising from the reduction of a previously recognized deferred tax asset associated with these benefits, resulting in a $1.09 increase in earnings per share in 2004 associated with the termination gain. Prior to the termination of the aforementioned benefit plan and resulting non-recurring gain, selling, general and administrative expenses included a net credit reducing such costs by $0.78 million principally relating to the amortization of actuarial gains and deferred credits arising during the operation of the benefit plan.

8.	Commitments and Contingencies

Legal Proceedings

The Company is subject to legal actions arising in the ordinary course of business. In management’s opinion, the ultimate resolution of these actions will not materially affect the Company’s financial position or results of operations.

Environmental Risks

The Company’s operations and properties are subject to federal, state, and local laws, regulations, and ordinances relating to certain materials, substances, and wastes. The nature of the Company’s operations exposes it to the risk of claims with respect to environmental matters. Based on the Company’s experience to date, management believes that the future cost of compliance with existing environmental requirements will not have a material adverse effect on the Company’s operations or financial position.

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Operating Lease Commitments

The Company leases warehouse and office space, office equipment, and other items under non-cancelable operating leases. The expense for non-cancelable operating leases was approximately $1,230, $1,289, and $1,304 for fiscal 2006, 2005 and 2004, respectively. At December 31, 2006, future minimum lease payments under non-cancelable operating leases are as follows:

2007	$1,093
2008	877
2009	628
2010	555
2011	517
2012 and thereafter	1,050

$4,720

9.	Business Segment Information

Description of the Types of Products from which each Segment Derives its Revenues

The Company is engaged principally in the design, manufacture, and sale of industrial power transmission products. The products manufactured by the Company are classified into two segments, mechanical business and electronics business. The mechanical business segment includes belted drives and couplings. The electronics business segment includes electronic drives and electric drive systems. Products of these segments are sold to distributors, OEM’s, and end users for manufacturing and commercial applications.

Measurement of Segment Profit or Loss and Segment Assets

The Company evaluates performance and allocates resources based on profit or loss from operations before income taxes. The accounting policies of the reportable segments are the same as described in the summary of significant accounting policies. Inter-segment sales are not material.

Factors Management Used to Identify the Company’s Reportable Segments

The Company’s reportable segments are business units that manufacture and market separate and distinct products and are managed separately because each business requires different processes, technologies, and market strategies. The following table summarizes revenues, operating income, depreciation and amortization, total assets, and expenditures for long-lived assets by business segment for fiscal 2006, 2005, and 2004:

	2006	2005	2004

Sales
Mechanical Business	$79,773	$72,361	$63,732
Electronics Business	39,162	38,536	37,783

	118,935	110,897	101,515

Operating income (loss), exclusive of gain on benefit plan termination
Mechanical Business	7,727	4,885	951
Electronics Business	1,777	1,103	(1,599)

	9,504	5,988	(648)

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2006	2005	2004

Depreciation and amortization
Mechanical Business	2,261	2,578	2,884
Electronics Business	1,196	1,158	1,443
Corporate (before divisional allocation)	1,060	1,029	1,096

	4,517	4,765	5,423

Assets
Mechanical Business	45,406	42,097	43,541
Electronics Business	22,786	20,760	22,136
Corporate	4,576	4,896	3,693

	72,768	67,753	69,370

Expenditures for long-lived assets
Mechanical Business	4,158	1,002	1,652
Electronics Business	760	1,398	254
Corporate	459	662	103

	$5,377	$3,062	$2,009

The following table reconciles segment profit to consolidated income before income taxes:

	2006	2005	2004

Total operating profit (loss) for reportable segments	$9,504	$5,988	$(648)
Interest expense	(3,628)	(2,319)	(1,585)
Gain on benefit plan termination	—	—	9,258

Income before income taxes	$5,876	$3,669	$7,025

The following table reconciles segment assets to consolidated total assets as of December 31, 2006 and, 2005:

	2006	2005

Total assets for reportable segments	$68,192	$62,857
Corporate fixed assets	4,705	3,739
Interdivision elimination	(129)	1,157

Consolidated total	$72,768	$67,753

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Information regarding the Company’s domestic and foreign operations is as follows:

		Long-Lived
	Net Sales	Assets

2006
United States	$87,866	$24,005
Canada	11,113	318
Germany	4,899	2,236
Italy	10,571	574
Mexico	2,978	3,474
India	1,508	36

Consolidated	$118,935	$30,643

2005
United States	$82,402	$22,896
Canada	10,291	308
Germany	4,561	2,024
Italy	9,940	381
Mexico	2,808	3,084
India	900	38

Consolidated	$110,897	$28,731

2004
United States	$74,186	$23,670
Canada	8,937	328
Germany	4,627	2,320
Italy	9,980	674
Mexico	2,878	3,326
India	907	43

Consolidated	$101,515	$30,361

10.	Subsequent Event — Merger Transaction

On February 17, 2007, the Company entered into a merger agreement with Altra Holdings, Inc. and Forest Acquisition Corporation, a wholly owned subsidiary of Altra (collectively “Altra”). Under the terms of the merger agreement, Altra has commenced a cash tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.01 per share, of the Company at a price of $24.80 per share. The tender offer, which is expected to close in April 2007, is subject to at least 66 2/3% of the shares of TB Wood’s Corporation (adjusted to take into account the potential exercise of certain securities exercisable for shares of TB Wood’s) being tendered and not withdrawn, as well as other customary tender offer conditions, including, among others, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

Mr. Thomas C. Foley, the largest stockholder of TB Wood’s, has entered into a support agreement, dated February 17, 2006, in which he has agreed to tender 1.6 million shares in the Offer, representing approximately 42.5% of the shares of TB Wood’s currently issued and outstanding. The obligations under this agreement terminate in the event the merger is terminated and the payment by TB Wood’s, in certain circumstances, of a termination fee. TB Wood’s also has agreed not to solicit or support any alternative

TB WOOD’S CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

acquisition proposals, subject to customary exceptions for TB Wood’s to respond to an unsolicited “superior proposal”, as defined in the merger agreement, in the exercise of the fiduciary duties of its Board of Directors. In the event the merger is terminated, the Company may be obligated to pay a termination fee of $4.5 million under certain circumstances.

In connection with the merger, TB Wood’s and certain of its subsidiaries have entered into a side letter with its senior subordinated lender dated February 17, 2007. Pursuant to the terms of the side letter, each of AEA Mezzanine Funding LLC and AEA Mezzanine (Unleveraged) Fund LP has agreed to exercise, at the close of the tender offer, its put rights to cause TB Wood’s and certain of its subsidiaries to prepay the 12% Senior Subordinated Notes due 2012 at the change of control redemption price of 101%, which amounts shall be paid upon consummation of the Merger.

11.	Quarterly Financial Data (Unaudited)

	First	Second	Third	Fourth

2006
Sales	$29,419	$29,750	$29,894	$29,872
Gross Profit	9,104	9,495	9,668	9,878
Gross Profit %	30.9%	31.9%	32.3%	33.1%
Net income	642	947	1,294	1,231
Basic net income per share	$0.17	$0.25	$0.35	$0.33
Diluted net income per share	$0.17	$0.24	$0.33	$0.31
Dividends declared and paid per share	—	—	$0.09	$0.09

	First	Second	Third	Fourth

2005
Sales	$27,711	$27,844	$27,673	$27,669
Gross Profit	8,153	8,276	8,254	9,022
Gross Profit %	29.4%	29.7%	29.8%	32.6%
Net income	372	497	565	946
Basic net income per share	$0.07	$0.10	$0.11	$0.20
Diluted net income per share	$0.07	$0.10	$0.11	$0.20
Dividends declared and paid per share	—	—	—	—

The fourth quarter of 2006 included a non-cash charge of $154,000, net of tax, or $0.04 per share resulting from the Company’s decision to allow the former Chairman, who left the Company to enter government service, to retain his rights under his existing option agreements.

TB Wood’s Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 30,	December 31,
	2007	2006
(in thousands, except per share amounts)

ASSETS
Current Assets:
Cash and cash equivalents	$2,034	$877
Accounts receivable less allowances of $501 at March 30, 2007 and $494 at December 31, 2006	16,862	17,592
Inventories — Note 2	20,542	19,668
Other current assets	2,518	2,532

Total current assets	41,956	40,669
Property, plant and equipment	85,727	85,275
Less accumulated depreciation	61,583	60,523

Net property, plant and equipment	24,144	24,752
Other Assets:
Goodwill	5,923	5,891
Loan issue costs, net of amortization	1,180	1,267
Other	214	189

Total other assets	7,317	7,347

Total assets	$73,417	$72,768

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$6,072	$4,745
Accounts payable	8,465	9,043
Accrued expenses	10,401	7,838
Deferred income taxes	506	462

Total current liabilities	25,444	22,088
Long-term debt, less current maturities	23,512	23,884
Deferred income taxes	290	250
Shareholders’ Equity:
Preferred stock, $.01 par value, 100 shares authorized; no shares issued Common stock, $.01 par value, 10,000,000 shares authorized; 5,639,798 issued; 3,769,185 and 3,743,486 outstanding at March 30, 2007 and December 31, 2006	57	57
Additional paid-in-capital	29,153	28,947
Retained earnings	9,675	12,538
Accumulated other comprehensive income	508	439
Treasury stock at cost	(15,222)	(15,435)

Total shareholders’ equity	24,171	26,546

Total liabilities and shareholders’ equity	$73,417	$72,768

The accompanying notes are an integral part of these condensed consolidated financial statements.

TB Wood’s Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	First Quarter Ended
	March 30,	March 31,
	2007	2006
(in thousands, except per share amounts)

Net sales	$28,970	$29,419
Cost of goods sold	20,009	20,315

Gross profit	8,961	9,104
Selling, general and administrative expense	8,194	7,301

Operating income	767	1,803
Interest expense and other finance costs	864	845

(Loss) income before provision for income taxes	(97)	958
Provision for income taxes	9	316

Net (loss) income	$(106)	$642

TB Wood’s Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	First Quarter Ended
	March 30,	March 31,
	2007	2006
(in thousands)

Cash flows from Operating Activities:
Net (loss) income	$(106)	$642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,068	1,095
Change in deferred income taxes, net	60	24
Stock options and employee stock benefit expense	143	153
Other	(15)	11
Changes in operating assets and liabilities:
Accounts receivable	730	(2,354)
Inventories	(874)	(874)
Other current assets	14	(204)
Accounts payable	(578)	(1,045)
Accrued and other liabilities	254	(596)

Net cash provided by (used in) operating activities	696	(3,148)
Cash Flows from Investing Activities:
Capital expenditures	(338)	(653)
Other	(1)	14

Net cash used in investing activities	(339)	(639)
Cash Flows from Financing Activities:
Proceeds from revolving credit facilities	28,538	27,404
Repayments of revolving credit facilities	(27,211)	(25,452)
Proceeds from long-term debt	—	15
Repayments of long-term debt	(398)	(315)
Payment of dividends	(339)	—
Issuance of treasury stock	167	64

Net cash provided by financing activities	757	1,716
Effect of changes in foreign exchange rates	43	88

Net increase (decrease) in cash and cash equivalents	1,157	(1,983)
Cash and cash equivalents at beginning of period	877	3,419

Cash and cash equivalents at end of period	$2,034	$1,436

Income taxes paid	$430	$797

Interest paid	$921	$790

The accompanying notes are an integral part of these condensed consolidated financial statements.

TB Wood’s Corporation and Subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)
(in thousands, except per share amounts)

1.  Basis of Presentation

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments consisting of normal recurring adjustments necessary to present fairly the consolidated financial position of TB Wood’s Corporation and Subsidiaries (the “Company”) and the results of their operations and cash flows for the periods presented. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. Certain prior period amounts have been reclassified to conform to the current period presentation.

These financial statements should be read together with the audited financial statements and notes in the Company’s 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the full fiscal year.

The Company utilizes a calendar year as the annual period for reporting its financial results. However, interim periods consist of four quarters of 13 weeks each, except for the fourth quarter that ends on December 31.

2.  Inventories and Cost of Goods Sold

The Company uses the last-in, first-out (“LIFO”) method for inventories located in the United States, which represents approximately 72% and 71% of inventories at March 30, 2007 and December 31, 2006 respectively. Inventories for foreign operations are stated at the lower of cost or market using the first-in, first-out (“FIFO”) method. An actual valuation of inventory under the LIFO method can only be made at the end of each year based upon the inventory levels and costs at that time. Accordingly, interim LIFO inventory determinations must necessarily be based on management’s estimates of expected year-end inventory levels and costs. Because these are subject to many forces beyond management’s control, interim results are subject to final year-end LIFO inventory valuation adjustments. The major classes of inventories, valued principally using the LIFO method, consisted of the following:

	March 30,	December 31,
	2007	2006

Finished goods	$14,022	$13,709
Work in process	3,492	3,475
Raw materials	9,858	9,194

	27,372	26,378
Less: LIFO Reserve	(6,830)	(6,710)

Inventory value at LIFO	$20,542	$19,668

During the first quarter of 2007, the LIFO reserve was increased by $120, while in the first quarter of 2006 the LIFO reserve increased by $146. Had the Company utilized the FIFO method of accounting for all of its inventories, costs of goods sold would have been lower in 2007 and 2006 by the respective amounts of the aforementioned changes in LIFO reserve.

Shipping and handling costs incurred by the Company to deliver manufactured goods to its customers are not included in costs of goods sold but are presented as an element of selling, general and administrative expense. The Company incurred $1,655 and $1,720 of shipping and handling costs in the first quarters ended March 30, 2007 and March 31, 2006, respectively.

TB Wood’s Corporation and Subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)
(in thousands, except per share amounts)

3.  Shareholders’ Equity

During the first quarter of 2007 the Company issued 2,830 treasury shares to participants in Company sponsored employee stock purchase and 401(k) retirement plans, and 22,869 treasury shares were issued on exercise of vested stock options.

The Company adopted Financial Accounting Standards Board (FASB) Statement of Accounting Financial Standard (SFAS) No. 123, as amended by SFAS No. 148, to account for stock based compensation cost using the fair value method. During each of the quarters presented, the value of stock based compensation cost has been accounted for using the fair value method at an after tax cost of $57 and $72 for 2007 and 2006 respectively.

4.  Other Comprehensive Income

Total comprehensive (loss) income was as follows:

	Quarter Ended
	March 30,	March 31,
	2007	2006

Net (loss) income	$(106)	$642
Other comprehensive income:
Foreign currency translation adjustments	69	116

Total comprehensive income	$(37)	$758

Accumulated other comprehensive income, net of income tax, is comprised of aggregate currency translation adjustments of $508 and $439 as of March 30, 2007 and December 31, 2006, respectively.

5.  Business Segment Information

The Company’s reportable segments are business units that manufacture and market separate and distinct products and are managed separately because each business requires different processes, technologies and marketing strategies.

	Quarter Ended
	March 30,	March 31,
	2007	2006

Sales:
Mechanical Segment	$19,683	$20,115
Electronics Segment	9,287	9,304

	$29,970	$29,419

Operating income (loss):
Mechanical Segment	$740	$1,876
Electronics Segment	27	(73)

	$767	$1,803

TB Wood’s Corporation and Subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)
(in thousands, except per share amounts)

	Quarter Ended
	March 30,	March 31,
	2007	2006

Depreciation and amortization:
Mechanical Segment	$575	$560
Electronics Segment	222	269
Corporate	271	266

	$1,068	$1,095

Expenditures for long-lived assets:
Mechanical Segment	$203	$451
Electronics Segment	76	158
Corporate	59	44

	$338	$653

	March 31,	March 31,
	2006	2006

Assets:
Mechanical Segment	$45,956	$42,931
Electronics Segment	23,243	21,030
Corporate	4,218	4,702

	$73,417	$68,663

The Company measures its business segments at the operating income level, and therefore does not allocate interest and other finance costs to determine pre-tax income on an operating segment basis.

6.  Income Taxes

The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB No. 109” (“FIN 48”) at the beginning of fiscal 2007, which resulted in a decrease of approximately $2.3 million to the December 31, 2006 retained earnings balance. FIN 48 provides a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns.

As of the date of adoption, the Company’s unrecognized tax benefits totaled approximately $3.3 million, of which $3.3 million, if recognized, would favorably affect its effective tax rate in future periods. The Company recorded an increase of its unrecognized tax benefits of less than $0.1 million for the quarter ended March 30, 2007, all of which, if recognized, would favorably affect its effective tax rate in future periods.

The Company and its subsidiaries file consolidated and separate income tax returns in the U.S. federal jurisdiction as well as in various state and foreign jurisdictions. In the normal course of business, the Company is subject to examination by taxing authorities in all of these jurisdictions. With the exception of certain foreign jurisdictions, the Company is no longer subject to income tax examinations for years before 2003 in these major jurisdictions.

The Company recognizes interest and penalties related to unrecognized tax benefits in income tax expense in our condensed consolidated statements of income. At the date of adoption, the Company had $1.1 million of accrued interest and penalties.

TB Wood’s Corporation and Subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)
(in thousands, except per share amounts)

7.  Subsequent Events

On April 5, 2007, Forest Acquisition Corporation, a wholly-owned subsidiary of Altra Industrial Motion Inc., completed its acquisition of TB Wood’s Corporation pursuant to a cash tender offer for all of the outstanding shares of TB Wood’s common stock for $24.80 per share. This was followed by a short form merger (the “Merger”) of Forest Acquisition Corporation, with and into TB Wood’s. Following the completion of the merger, TB Wood’s became a wholly-owned subsidiary of the Altra Industrial Motion Inc. In connection with the merger, all remaining outstanding shares of TB Wood’s common stock (other than those held by shareholders who properly perfect dissenters’ rights under Delaware law), were converted into the right to receive the same $24.80 cash price per share paid in the tender offer (net to the holder without interest and less any required withholding taxes). In connection with this transaction, the Company incurred approximately $1.1 million of transaction related costs that are included in selling, general and administrative expenses for the quarter ended March 31, 2007.

Hay Hall Holdings Limited

Independent Auditors’ Report

To the Shareholders of Hay Hall Holdings Limited
Hay Hall Holdings Limited
Group Headquarters
Hay Hall Works
134 Redfern Road
Tyseley
Birmingham
B11 2BE

We have audited the accompanying consolidated balance sheet of Hay Hall Holdings Limited as of December 31, 2005 and the related consolidated profit and loss account and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hay Hall Holdings Limited at December 31, 2005, and the results of its consolidated profit and loss account and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United Kingdom, which differ in certain respects from those followed in the United States, as described in Note 28 to the financial statements.

/s/  BDO Stoy Hayward LLP

Chartered Accountants

Birmingham, United Kingdom
8 June 2006

Hay Hall Holdings Limited

Consolidated Profit and Loss Account
For the year ended 31 December 2005

		Year Ended
		31 December
	Notes	2005
		£’000

Turnover	2	39,262
Operating costs less other income	3	(37,924)
Operating profit	4	1,338
Interest receivable		56
Interest payable	5	(1,286)
Other financial income		107
Profit on ordinary activities before taxation		215
Tax on profit on ordinary activities	8	(292)
		(77)
Minority interests		—
(Loss) profit for the financial period		(77)

All the group’s turnover and operating profit were derived from continuing activities.

The accompanying notes are an integral part of this profit and loss account.

Hay Hall Holdings Limited

Consolidated Statement of Total Recognised Gains and Losses
For the year ended 31 December 2005

Year Ended
31 December
2005
£’000

(Loss) profit for the financial period	(77)
Profit (loss) on foreign currency translation	118
Actuarial (losses) gains on retirement benefit scheme	(2,148)
Total recognised gains and losses relating to the period	(2,107)

Hay Hall Holdings Limited

Consolidated Balance Sheet
31 December 2005

	Notes	2005
		£’000

Fixed assets
Goodwill	9	2,593
Tangible assets	10	6,131
Investments	11	19
		8,743
Current assets
Stocks	12	8,659
Debtors	13	7,537
Cash at bank and in hand		2,207
		18,403
Creditors: Amounts falling due within one year	14	(13,673)
Net current assets		4,730
Total assets less current liabilities		13,473
Financed by:
Creditors: Amounts falling due after more than one year Obligations under finance leases and hire purchase contracts	15	513
Borrowings	16	9,185
Pension obligations	25	3,573
		13,271
Capital and reserves
Called-up share capital	18	2,130
Profit and loss account	19	(1,928)
Shareholders’ funds	20	202
Minority interests	21	—
		13,473

The accounts were approved by the board of directors on 8, June 2006 and signed on its behalf by: D Wall

The accompanying notes are an integral part of this consolidated balance sheet.

Hay Hall Holdings Limited

Company Balance Sheet
31 December 2005

	Notes	2005
		£’000

Fixed assets
Investments	11	2,280
Creditors: Amounts falling due after more than one year	14	(150)
Total assets less current liabilities		2,130
Financed by:
Capital and reserves
Called-up share capital	18	2,130
Profit and loss account	19	—
Shareholders’ funds	20	2,130

The accounts were approved by the board of directors on 8 June 2006 and signed on its behalf by: D Wall

The accompanying notes are an integral part of this balance sheet.

Hay Hall Holdings Limited

Cash Flow Statement
For the period ended 31 December 2005

		Year Ended
		31 December
	Notes	2005
		£’000

Net cash inflow from operating activities	22	2,789
Returns on investments and servicing of finance
Interest received		56
Interest paid — HP and finance lease		(26)
Interest paid — other interest		(1,129)
Net cash outflow for returns on investments and servicing of finance		(1,099)
Taxation
Tax paid		(186)
Net cash outflow for taxation		(186)
Capital expenditure
Purchase of tangible fixed assets		(680)
Sale of tangible fixed assets		8
Net cash outflow for capital expenditure		(672)
Acquisition and disposals
Purchase of subsidiary undertaking		(288)
Net cash acquired with subsidiary undertakings		42
Purchase of investments		(5)
Net cash outflow for acquisition and disposals		(251)
Cash outflow before financing		581
Financing
Capital element of finance lease rental payments		(178)
New loans		238
Repayment of loans		(1,007)
Net cash (outflow) inflow from financing		(947)
Decrease in cash in the period	23	(366)

The accompanying notes are an integral part of this consolidated cash flow statement

HAY HALL HOLDINGS LIMITED

Notes to Accounts

1	Accounting policies

The principal accounting policies are set out below. They have all been applied consistently throughout the period.

a) Basis of accounting

The accounts have been prepared under the historical cost convention and in accordance with applicable accounting standards. The Group has adopted the full accounting requirements of FRS17 — Retirement Benefits in the 2005 accounts and comparative figures for 2004 have been restated accordingly. The change in accounting policy had the effect of increasing group profits after tax for the year by £75,000, and decreasing group shareholders’ funds by £2,069,000.

b) Accounting period

The financial statements cover the period for the year ended 31 December 2005.

c) Basis of consolidation

The Group accounts consolidate the accounts of Hay Hall Holdings Limited and its material subsidiary undertakings drawn up to 31 December. The results of subsidiaries acquired or sold are consolidated for the periods from or to the date on which control passed. Acquisitions are accounted for under the acquisition method.

As permitted by Section 230 of the Companies Act 1985, no profit and loss account is presented in respect of Hay Hall Holdings Limited. The retained profit for the financial period of the parent company was £Nil.

d) Goodwill

Goodwill arising on acquisitions is capitalised and written off on a straight line basis over its useful economic life which is a maximum of twenty years. Provision is made for any impairment.

e) Tangible fixed assets

Tangible fixed assets are shown at cost, net of depreciation and any provision for impairment. Depreciation is provided on all tangible fixed assets other than freehold land, at rates calculated to write off the cost, less estimated residual value, of fixed assets on a straight-line basis over their expected useful lives, as follows:

Freehold buildings	2% to 3 1/3% per annum
Improvements to short leasehold premises	Over term of lease
Plant and machinery and equipment	4% to 33 1/3% per annum

Residual value is calculated on prices prevailing at the date of acquisition or revaluation.

Where depreciation charges are increased following a revaluation, an amount equal to the increase is transferred annually from the revaluation reserve to the profit and loss account as a movement on reserves. On the disposal or recognition of a provision for impairment of a revalued fixed asset, any related balance remaining in the revaluation reserve is also transferred to the profit and loss account as a movement on reserves.

f) Investments

Fixed asset investments are shown at cost less provision for impairment.

HAY HALL HOLDINGS LIMITED

Notes to Accounts — (Continued)

g) Stocks

Stocks are stated at the lower of cost and net realisable value. Cost includes materials, direct labour and an attributable proportion of manufacturing overheads based on normal levels of activity. Net realisable value is based on estimated selling price, less further costs expected to be incurred to completion and disposal. Provision is made for obsolete, slow-moving or defective items where appropriate.

h) Taxation

Corporation tax payable is provided on taxable profits at the current rate. Payment is made in certain cases by group companies for group relief surrendered to them.

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. Timing differences are differences between the company’s taxable profits and its results as stated in the financial statements that arise from the inclusion of gains and losses in tax assessments in periods different from those in which they are recognised in the financial statements.

A net deferred tax asset is regarded as recoverable and therefore recognised only when, on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Deferred tax is not recognised when fixed assets are revalued unless by the balance sheet date there is a binding agreement to see the revalued assets and the gain or loss expected to arise on sale has been recognised in the financial statements. Neither is deferred tax recognised when fixed assets are sold and it is more likely than not that the taxable gain will be rolled over, being charged to tax only if and when the replacements assets are sold.

Deferred tax is recognised in respect of the retained earnings of overseas subsidiaries and associates only to the extent that, at the balance sheet date, dividends have been accrued as receivable or a binding agreement to distribute past earnings in future has been entered into by the subsidiary or associates.

Deferred tax is measured at the average tax rates that are expected to apply in the periods in which the timing differences are expected to reverse, based on tax rates and laws that have been enacted or substantively enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis.

i) Foreign currency

Transactions in foreign currencies are recorded at the rate of exchange at the date of the transaction or, if hedged, at the forward contract rate. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are reported at the rates of exchange prevailing at that date or, if appropriate, at the forward contract rate. Any gain or loss arising from a change in exchange rates subsequent to the date of the transaction is included as an exchange gain or loss in the profit and loss account.

The results of overseas operations are translated at the average rates of exchange during the period and their balance sheets at the rates ruling at the balance sheet date. Exchange differences arising on translation of the opening net assets and on foreign currency borrowings, to the extent that they hedge the group’s investment in such operations, are dealt with through reserves. All other exchange differences are included in the profit and loss account.

HAY HALL HOLDINGS LIMITED

Notes to Accounts — (Continued)

j) Leases

Assets held under finance leases, which confer rights and obligations similar to those attached to owned assets, are capitalised as tangible fixed assets and are depreciated over the shorter of the lease terms and their useful lives. The capital elements of future lease obligations are recorded as liabilities, while the interest elements are charged to the profit and loss account over the period of the leases to produce a constant rate of charge on the balance of capital repayments outstanding. Hire purchase transactions are dealt with similarly, except that assets are depreciated over their useful lives.

Rentals under operating leases are charged on a straight-line basis over the lease term, even if the payments are not made on such a basis.

k) Turnover

Turnover represents amounts receivable for goods and services provided in the normal course of business, net of trade discounts, VAT and other sales related taxes.

l) Pension costs

Contributions to the group’s defined contribution pension scheme are charged to the profit and loss account in the year in which they become payable.

The difference between the fair value of the assets held in the group’s defined benefit pension scheme and the scheme’s liabilities measures on an actuarial basis using the projected unit method are recognised in the group’s balance sheet as a pension asset or liability as appropriate. The carrying value of any resulting pension scheme asset is restricted to the extent that the group is able to recover the surplus either through reduced contributions in the future or through refunds from the scheme. The pension scheme balance is recognised net of any related deferred tax balance.

Charges in the defined benefit scheme asset or liability arising from factors other than cash contribution by the group are charged to the profit and loss account or the statement of total recognised gains and losses in accordance with FRS17 ’Retirement benefits’.

m) Finance costs

Finance costs of debt and non-equity shares are recognised in the profit and loss account over the term of such instruments at a constant rate on the carrying amount. Where the finance costs for non-equity shares are not equal to the dividends on these instruments, the difference is also accounted for in the profit and loss account as an appropriation of profits.

n) Debt

Debt is initially stated at the amount of the net proceeds after deduction of issue costs. The carrying amount is increased by the finance cost in respect of the accounting year and reduced by payments made in the year.

HAY HALL HOLDINGS LIMITED

Notes to Accounts — (Continued)

2	Turnover

Turnover relates to the Group’s principal activities as described in the directors’ report. An analysis of turnover by geographical destination for the year ended 31 December 2005 is as follows:

2005
£’000

UK	12,348
Rest of Europe	8,471
Americas	14,086
Rest of the World	4,357
39,262

Turnover by origin is as follows:

2005
£’000

UK	30,050
Rest of Europe	700
USA	7,192
Africa	1,320
39,262

3	Operating costs less other income

2005
Continuing
Operations
£’000

Change in stocks of finished goods and work in progress	607
Other operating income	54
Raw materials and consumables	(14,438)
Other external charges	(7,317)
Staff costs	(15,631)
Depreciation and Amortisation	(1,200)
(37,924)

4	Operating profit

Operating profit is stated after charging:

2005
£’000

Depreciation of tangible fixed assets	1,075
Amortisation of goodwill	125
Auditors’ remuneration for audit services	71
Operating lease rentals — plant and machinery	113
— other	473

HAY HALL HOLDINGS LIMITED

Notes to Accounts — (Continued)

Amounts payable to BDO Stoy Hayward LLP in respect of non-audit services were £23,000. Auditors’ remuneration for audit services charged to the company profit and loss account of Hay Hall Holdings Limited was £Nil.

5	Interest payable and similar charges

2005
£’000

Bank loans and overdrafts	1,079
Finance leases and hire purchase contracts	26
Amortisation of loan issue costs	181

1,286

6	Staff costs

The average monthly number of employees (including executive directors) was as follows:

2005
Number

Works employees	349
Staff	199

548

Their aggregate remuneration comprised:

2005
£’000

Wages and salaries	13,969
Redundancy costs	55
Social security costs	1,328
Other pension costs	279

15,631

7	Directors’ remuneration

The directors did not receive any remuneration from the company during the period.

HAY HALL HOLDINGS LIMITED

Notes to Accounts — (Continued)

8	Tax on profit on ordinary activities

The tax charge (credit) comprises:

2005
£’000

Current tax
UK corporation tax at 30%	5
Overseas tax	215

220
Deferred tax (see note 17)
Origination and reversal of timing differences	72

Total tax on profit on ordinary activities	292

The difference between the total current tax shown above and the amount calculated by applying the standard rate of UK corporation tax to the profit before tax is as follows:

2005
£’000

Profit on ordinary activities before tax	215

Tax on profit on ordinary activities at standard UK corporation tax rate of 30%	65
Effects of:
Expenses not deductible for tax purposes	6
Depreciation in excess of capital allowances	125
Other timing differences	24

Current tax charges for period	220

HAY HALL HOLDINGS LIMITED

Notes to Accounts — (Continued)

9	Goodwill

Group	£’000

Cost
Beginning of year (as previously reported)	745
Prior year adjustment	1,604

Beginning of year (as restated)	2,349
Goodwill on acquisition in the year (note 11)	399

End of year	2,748

Amortisation
Beginning of year (as previously reported)	(10)
Prior year adjustment	(20)

Beginning of year (as restated)	(30)
Charge for the year	(125)

End of year	(155)

Net book value
End of year	2,593

Beginning of year (as restated)	2,319

10	Tangible fixed assets

	Freehold	Short	Plant,
	Land and	Leasehold	Machinery &
Group	Buildings	Buildings	Equipment	Total
	£’000	£’000	£’000	£’000

Cost or valuation
Beginning of year	1,579	218	10,331	12,128
Acquisitions	—	—	13	13
Additions	—	—	672	672
Disposal	—	(132)	(395)	(527)
Exchange adjustment	—	2	173	175

End of year	1,579	88	10,794	12,461

Depreciation
Beginning of year	212	114	5,405	5,731
Acquisitions			4	4
Charge for the year	30	34	1,003	1,067
Disposal		(132)	(391)	(523)
Exchange adjustment			51	51

End of year	242	16	6,072	6,330

Net book value
Beginning of year	1,367	104	4,926	6,397

End of year	1,337	72	4,722	6,131

HAY HALL HOLDINGS LIMITED

Notes to Accounts — (Continued)

The net book value of tangible fixed assets includes an amount of £629,000 in respect of assets held under finance leases and hire purchase contracts. The related depreciation charge on these assets for the year was £78,000.

Freehold land and buildings include land of £400,000 which has not been depreciated.

Company

The company does not have any tangible fixed assets.

11	Fixed asset investments

	2005
	Group	Company
	2005	2005
	£’000	£’000

Subsidiary undertaking	—	2,280
Investments	19	—

	19	2,280

HAY HALL HOLDINGS LIMITED

Notes to Accounts — (Continued)

Investment in subsidiary undertaking

The company has an investment in the following subsidiary undertaking:

	Country of
	Registration	Holding	%

The Hay Hall Group Limited	England	Ordinary	85
		Preference	82
		B Preference	84
		C Preference	100
The subsidiary undertaking has investments in the following companies:
Trading companies
Matrix International Limited	England	Ordinary	100
Inertia Dynamics Inc.	USA	Ordinary	100
Matrix International GmbH	Germany	Ordinary	100
Bibby Transmissions Limited	England	Ordinary	100
Huco Engineering Industries Limited	England	Ordinary	100
Twiflex Limited	England	Ordinary	100
Bibby Turboflex (SA) (Pty) Limited	South Africa	Ordinary	100
Scandicom AB	Sweden	Ordinary	100
Saftek Limited	England	Ordinary	100
Holding companies
Bibby Group Limited	England	Ordinary	100
Huco Power Transmissions Limited	England	Ordinary	100
MEL Holding Inc.	USA	Ordinary	100
Non trading companies
Turboflex Limited	England	Ordinary	100
Matrix Engineering Limited	England	Ordinary	100
Hay Hall Leicester Limited	England	Ordinary	100
Stainless Steel Tubes Limited	England	Ordinary	100
Hay Hall Tyseley Limited	England	Ordinary	100
T&A Nash (Penn) Limited	England	Ordinary	100
Motion Developments Limited	England	Ordinary	100
Hay Hall Trustees Limited	England	Ordinary	100
Turboflex (South Africa) (Pty) Limited	South Africa	Ordinary	100
Torsiflex Limited	England	Ordinary	100
Dynatork Air Motors Limited	England	Ordinary	100
Dynatork Limited	England	Ordinary	100

The principal activity of all the above operating companies was the design and manufacture of industrial power transmission components.

The group has an investment in the following associated undertaking.

	Country of
	Registration	Holding	%

Rathi Turboflex Pty Limited	India	Ordinary	50

HAY HALL HOLDINGS LIMITED

Notes to Accounts — (Continued)

The investment in the associated undertaking is not material therefore it has not been included in the consolidated results of the group.

Acquisition of subsidiary undertaking

Book and Fair
Value
£’000

Tangible fixed assets	13
Stocks	25
Debtors	56
Creditors	(6)
Taxation	(41)
Cash acquired	42

89
Goodwill (note 9)	399

488

Satisfied by:
Cash	288
Deferred consideration	200

488

Dynatork Air Motors Limited earned a profit after taxation of £48,000 in the year ended 31 March 2005. The summarised profit and loss account for the period from 1 April 2005 to 31 July 2005, shown on the basis of the accounting policies of Dynatork Air Motors Limited prior to the acquisition, are as follows:

Profit and Loss Account
£’000

Turnover	144
Cost of sales	(43)

Operating profit	101
Finance charges (net)	—

Profit on ordinary activities before taxation	101
tax on profit on ordinary activities	(20)

Profit for the financial period	81

HAY HALL HOLDINGS LIMITED

Notes to Accounts — (Continued)

On 30 September 2004 the company acquired the majority of the issued share capital of The Hay Hall Group Limited, a company based in Birmingham. The following table sets out the identifiable assets and liabilities acquired and their book and fair value:

		Book and
		Fair Value
		£’000
		(As restated)

Investments		10
Tangible fixed assets		6,563
Stocks		7,309
Debtors		8,728
Creditors		(7,074)
Overdrafts acquired		(5,206)
Loans		(8,280)
Obligations under finance leases and hire purchase contracts		(515)
Pension obligations		(1,604)

Goodwill (note 9) (as previously reported)	745	(69)
Prior year adjustment	1,604	2,349

		2,280

Satisfied by:
Cash		150
Issue of shares		2,130

		2,280

The calculation of goodwill above has been restated following the adoption of FRS17 — Retirement Benefits. This has resulted in the inclusion of the book value of Pension obligations in the amount of £1,604,000 as set out in note 25.

12	Stocks

2005
£’000

Group
Raw materials and consumables	1,668
Work in progress	1,848
Finished goods and goods for resale	5,143

8,659

There is no material difference between the balance sheet value of stocks and their replacement cost.

Company

The company held no stocks at either year end.

HAY HALL HOLDINGS LIMITED

Notes to Accounts — (Continued)

13	Debtors

	2005
	Group	Company
	£’000	£’000

Amounts falling due within one year:
Trade debtors	6,792	—
VAT	262	—
Taxation recoverable	11	—
Deferred tax debtor	83	—
Prepayments and accrued income	389	—

	7,537	—

14	Creditors: Amounts falling due within one year

	2005
	Group	Company
	£’000	£’000

Bank loans and overdrafts (secured)	5,668	—
Trade creditors	4,531	—
Amounts due to group undertakings		150
Corporate tax payable	353	—
Other taxation and social security	437	—
Obligations under finance leases and hire purchase contracts	233	—
Accruals	2,451	—

	13,673	150

The bank loans and overdrafts are secured by fixed and floating charges over the assets of the subsidiary undertakings.

15	Creditors: Amounts falling due after more than one year

	2005
	Group	Company
	£’000	£’000

Obligations under finance leases and hire purchase contracts	331	—
Deferred consideration	182	—
Amounts due to subsidiary undertaking	—	150

	513	150

HAY HALL HOLDINGS LIMITED

Notes to Accounts — (Continued)

Finance leases

2005
£’000

Amounts payable:
— Within one year	233
— between one and two years	163
— between two and five years	168

564

Deferred consideration

Deferred consideration of £200,000 is due in respect of the acquisition during the year of Dynatork Air Motors Limited, of which £182,000 is due after more than 1 year. The rate of payment of the deferred consideration is dependent upon the value of sales made of the company’s product range subsequent to the acquisition and is payable bi-annually commencing on 31 January 2006.

16	Creditors: Amounts falling due after more than one year

	2005
	Group	Company
	£’000	£’000

Senior Loans	9,185	—

The senior loans were at variable rate and were repayable in varying installments. The loans were secured on the assets of the principal subsidiary and its subsidiary undertakings.

Analysis of borrowings

Loans were repayable by installments and not wholly within five years. Amounts due at 31 December were payable as follows:

2005
Group
£’000

Amounts payable:
— Within one year	1,200
— between one and two years	1,200
— between two and five years	7,985

10,385
Loan issue costs not amortised	—

10,385

In accordance with Financial Reporting Standard 4, the carrying value of the loans is shown net of issue costs of which £181,000 has been charged to the profit and loss account in the year.

On 10 February 2006 all of the loans were repaid in full following the acquisition of the company by the Warner Electric (U.K.) Group.

HAY HALL HOLDINGS LIMITED

Notes to Accounts — (Continued)

17	Provisions for liabilities and charges

	2005
	Group	Company
	£’000	£’000

Deferred tax
At beginning of period	131	—
On acquisitions	—
Charged to the profit and loss account	(72)	—
Differences on exchange	(12)	—
Offset against pension obligations	32
Transferred to debtors	(83)	—

At end of period	—	—

The deferred tax provision comprises:
Accelerated capital allowances	(8)	—
Other timing differences	91	—

	83	—

The group also has losses of £761,000, giving a deferred tax asset of £228,000 which is unprovided. This deferred tax asset has not been recognised on the basis that it is unlikely to be utilised in the foreseeable future.

18	Called-up share capital

2005
£’000

Authorised
2,600,000 ordinary shares of £1 each	2,600

Allotted, called-up and fully-paid
2,130,370 ordinary shares of £1 each	2,130

19	Reserves

Profit and
Loss Account
£’000

Group
Beginning of year (as restated)	179
Retained loss for the period	(77)
Profit on foreign currency translation	118
Actuarial losses on pension scheme	(2,148)

End of year	(1,928)

Company
Beginning and end of period	—

HAY HALL HOLDINGS LIMITED

Notes to Accounts — (Continued)

20	Reconciliation of movements in shareholders’ funds

	2005
	Group	Company
	£’000	£’000

(Loss) Profit for the financial period	(77)	—
Issue of share capital	—	—
Profit (Loss) on foreign currency translation	118	—
Actuarial losses on pension scheme	(2,148)	—

Net (reduction in) addition to shareholders’ funds	(2,107)	—
Opening shareholders’ funds	2,309	2,130

Closing shareholders’ funds	202	2,130

21	Minority interests

2005
£’000

At 1 January 2005 (as restated)	—
Profit on ordinary activities after taxation for the year	—

At 31 December 2005	—

On 10 February 2006 the Company acquired the remaining shares in The Hay Hall Group Limited that it did not previously own with the result that The Hay Hall Group Limited became a 100% owned subsidiary at that date.

22	Reconciliation of operating profit to operating cash flows

2005
£’000

Operating profit	1,338
Depreciation and amortisation charges	1,200
(Increase) in stocks	(841)
Decrease in debtors	392
Decrease in creditors	700

Net cash inflow from operating activities	2,789

23	Analysis and reconciliation of net debt

	At Start			Exchange	At End
	of Year	Cash Flow	Acquisition	Adjustment	of Year
	£’000	£’000	£’000	£’000	£’000

Cash in hand, at bank	1,958	207	42	—	2,207
Overdrafts	(3,853)	(615)	—	—	(4,468)

	(1,895)	(408)	42		(2,261)

Debt due after one year	(9,583)	645	—	(247)	(9,185)
Debt due within one year	(1,200)	—	—	—	(1,200)

Net debt	(12,678)	237	42	(247)	(12,646)

HAY HALL HOLDINGS LIMITED

Notes to Accounts — (Continued)

2005
£’000

Decrease in cash in the year	(366)
Cash inflow (outflow) from (decrease) increase in debt	398

Change in net debt resulting from cash flows in the year	32
Net debt at start of year	(12,678)

Net debt at end of year	(12,646)

24	Guarantees and other financial commitments

a)  Capital commitments

At the end of the period, capital commitments were:

2005
£’000

Group
Contracted but not provided for	—

Company

The company had no capital commitments at the period end.

b)  Operating lease commitments

Annual commitments under non-cancellable operating leases are as follows:

	2005
	Land and	Plant and
	Buildings	Machinery
	2005	2005
	£’000	£’000

Group
Expiry date
— within one year	5	51
— between one and two years	168	65
— between two and five years	281	52

	454	168

Company

The Company did not have any commitments at the period end.

HAY HALL HOLDINGS LIMITED

Notes to Accounts — (Continued)

c)  Other commitments

Other commitments extant at the year end were as follows:

2005
£’000

Group
Trade guarantees	79
HM Customs and Excise	36

Company

Cross guarantees between the Group companies are in place to guarantee the Group’s borrowings.

25	Pension arrangements

Composition of the Scheme

The Hay Hall Group Limited, the Company’s principal subsidiary, operates a defined benefit scheme in the UK. A full actuarial valuation was carried out at 05 April 2003 and updated to 31 December 2005 by a qualified actuary. The major assumptions used by the actuary were:

At 31 December 2005

Rate of increase in pensions in payment (where increases are not fixed)	2.65%
Discount rate	5.00%
Inflation assumption.	2.75%

The scheme also holds assets and liabilities in respect of defined contribution benefits. As at 31 December 2005, the liabilities and matching assets have a value of £1,935,900 and are excluded from the following figures.

Contributions to defined contribution schemes in the year were £279,000.

The assets in the scheme and expected rates of return were:

	Long Term Rate
	of Return
	Expected at	Market Value at
	31 December	31 December
	2005	2005
		£’000

Equities	8.00%	11,366
Bonds	4.70%	15,656
Cash	4.10%	155

Total market value of assets		27,177
Present value of scheme liabilities		32,281
(Deficit) surplus in the Scheme		(5,104)
Related deferred tax asset (liability)		1,531
Net pension liability		(3,573)

HAY HALL HOLDINGS LIMITED

Notes to Accounts — (Continued)

31 December 2005
£’000

Analysis of the amount charged in operating profit
Current service cost	—
Past service cost	—
Curtailment (gain)/loss	—

Total Operating Charge	—

Analysis of the amount credited to other finance income
Expected return on pension scheme assets	1,571
Interest on pensions scheme liabilities	(1,464)

Net return	107

31 December 2005
£’000

Analysis of amount recognised in statement of total recognised gains and losses (STRGL)
Actual return less expected return on scheme assets	1,777
Experience gains and losses arising on the scheme liabilities	(334)
Changes in assumptions underlying the present value of the scheme liabilities	(4,511)

Actuarial (loss) gain recognised in STRGL	(3,068)

Movement in (deficit) during the period
Deficit in scheme at beginning of the period	(2,143)
Movement in the period:
Current service cost	—
Contributions	—
Past service cost	—
Curtailments gain/(loss)	—
Other finance income	107
Actuarial loss	(3,068)

(5,104)

History of experience gains and losses
Actuarial less expected return	1,777
7%
Experience gain on the liabilities	(334)
(1)%
Total amount recognised in the STRGL	(3,068)
(10)%

26	Subsequent Events

On 10 February 2006 the Company and the majority of its trading subsidiaries were acquired by Warner Electric (U.K.) Group Limited, a company incorporated in England, which is a subsidiary of Altra Industrial Motion, Inc., a company incorporated in the U.S.

HAY HALL HOLDINGS LIMITED

Notes to Accounts — (Continued)

27	Related Party Disclosures

On 10 February 2006 the company was acquired by Warner Electric (U.K.) Group Limited, a company incorporated in England. With effect from this date the company’s ultimate parent company is Altra Industrial Motion, Inc., a company incorporated in the U.S.

28	Summary of differences between accounting principles in the United Kingdom and the United States of America

The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United Kingdom (“UK GAAP”) which differs in certain respects from accounting principles in the United States of America (“US GAAP”).

The following are the adjustments to net income and shareholders’ funds determined in accordance with UK GAAP, necessary to reconcile to net income and shareholders’ funds determined in accordance with US GAAP.

	Notes	2005
		£’000

Net (loss) income in accordance with UK GAAP		(77)
Goodwill	a	125
Tangible assets	b	7

Net (loss) income in accordance with US GAAP		55

Shareholders’ funds in accordance with UK GAAP		202
Goodwill	a	155
Tangible assets	b	(268)

Shareholders’ funds in accordance with US GAAP		89

(a)	Goodwill Amortization

Under UK GAAP, goodwill is recorded at its actual cost in sterling, or at the original foreign currency amount translated at the exchange rate applying on the acquisition date. Goodwill is then held in the currency of the acquiring entity at historic cost and amortized at a rate calculated to write off its value on a straight-line basis over its estimated useful life, which is currently considered to be twenty years. Furthermore, goodwill is reviewed for impairment if events or changes in circumstances indicate that the carrying value may not be recoverable.

Under US GAAP, goodwill is not amortized but rather tested at least annually for impairment. Furthermore, goodwill is denominated in the functional currency of the acquired entity. Consequently, the goodwill is retranslated at each period end at the closing rate of exchange.

(b)	Tangible Assets

Under UK GAAP, certain assets may be revalued, while under US GAAP, they are shown as historical cost.

1.	Balance sheet and profit and loss account presentation

General

The format of a balance sheet prepared in accordance with UK GAAP differs in certain respects from US GAAP. UK GAAP requires assets to be presented in ascending order of liquidity whereas US GAAP assets are

HAY HALL HOLDINGS LIMITED

Notes to Accounts — (Continued)

presented in descending order of liquidity. In addition, current assets under UK GAAP include amounts that fall due after more than one year, whereas under US GAAP, such assets are classified as non-current assets.

2.	Consolidated statement of cashflow

The consolidated statement of cash flow prepared under UK GAAP presents substantially the same information as that required under US GAAP. Cash flow under UK GAAP represents increases or decreases in “cash”, which comprises cash in hand, deposits repayable on demand and bank overdrafts. Under US GAAP, cash flow represents increases or decreases in “cash and Cash equivalents”, which includes short-term, highly liquid investments with original maturities of less than three months, and excludes bank overdrafts.

Under UK GAAP, cash flows are presented separately for operating activities, equity dividends, returns on investment and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, management of liquid resources and financing activities. Under US GAAP, only three categories of cash flow activity are presented, being cash flows relating to operating activities, investing activities and financing activities. Cash flows from taxation and returns on investments and servicing of finance, with the exception of servicing of members’ finance, are included as operating.

The following statements summarize the statements of cash flows as if they had been presented in accordance with US GAAP, and include the adjustments that reconcile cash and cash equivalents under US GAAP to cash and short term deposits under UK GAAP.

2005
£’000

Net cash provided by operating activities	1,504
Net cash used by investing activities	(923)
Net cash provided by financing activities	(947)

Net decrease in cash and cash equivalents	(366)
Cash and cash equivalents under US GAAP at beginning of the period	(1,895)
Cash and cash equivalents under US GAAP at end of the period	(2,261)

Cash and cash equivalents under UK GAAP at end of the period	(2,261)

No person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information and representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Altra Industrial Motion, Inc. since the date hereof or that the information contained herein is correct as of any time subsequent the date hereof.

$105,000,000

Offer to exchange all outstanding
$105,000,000 principal amount of
9% Senior Secured Notes due 2011
for
$105,000,000 principal amount of
9% Senior Secured Notes due 2011
registered under the
Securities Act of 1933

PROSPECTUS

             , 2007

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The following is a summary of the statutes, charter and by-law provisions or other arrangements under which the registrants’ directors and officers are insured or indemnified against liability in their capacities as such. All the directors and officers of the registrants are covered by insurance policies maintained and held in effect by Altra Industrial Motion, Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

REGISTRANTS INCORPORATED UNDER DELAWARE LAW

Altra Industrial Motion, Inc., American Enterprises MPT Corp., Kilian Manufacturing Corporation, TB Wood’s Corporation, TB Wood’s Enterprises, Inc. and Warner Electric International, Inc. are incorporated under the laws of the State of Delaware.

Section 145 of Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; provided that indemnification provided for by Section 145 or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and a Delaware corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Certificate of Incorporation Provisions on Indemnification.

The Certificate of Incorporation of Altra Industrial Motion, Inc. provides that a director of the corporation shall not be personally liable to either the corporation or any stockholder for monetary damages for a breach of fiduciary duty except for (i) breaches of the duty of loyalty, (ii) acts not in good faith or involving intentional misconduct, (iii) as required by Section 174 of the DGCL or (iv) a transaction resulting in an improper personal benefit. In addition the corporation has the power to indemnify any person serving as a director, officer or agent of the corporation to the fullest extent permitted by law.

The Amended and Restated Certificate of Incorporation of American Enterprises MPT Corp. provides that a director of the corporation shall not be personally liable to either the corporation or any stockholder for monetary damages for a breach of fiduciary duty except for (i) breaches of the duty of loyalty, (ii) acts not in good faith or involving intentional misconduct, (iii) as required by Section 174 of the DGCL or (iv) a transaction resulting in an improper personal benefit. In addition, to the extent permitted by law, the corporation has the power to indemnify employees or agents and shall indemnify its directors and officers.

The Certificate of Incorporation of Kilian Manufacturing Corporation provides that to the fullest extent permitted by the DGCL, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, the corporation shall indemnify a director, officer or employee to the fullest extent permitted by law.

The Certificate of Incorporation of Warner Electric International Holding, Inc. provides that a director of the corporation shall not be personally liable to either the corporation or any stockholder for monetary damages for a breach of fiduciary duty except for (i) breaches of the duty of loyalty, (ii) acts not in good faith or involving intentional misconduct, (iii) as required by Section 174 of the DGCL or (iv) a transaction resulting in an improper personal benefit.

The Restated Certificate of Incorporation of TB Wood’s Corporation provides that a director of the corporation shall not be personally liable to either the corporation or any stockholder for monetary damages for a breach of fiduciary duty except for liability (i) for breaches of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction resulting in an improper personal benefit.

The Certificate of Incorporation of TB Wood’s Enterprises, Inc. provides that a director of the corporation shall not be personally liable to either the corporation or any stockholder for monetary damages for a breach of fiduciary duty except for liability (i) for breaches of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction resulting in an improper personal benefit. In addition, the corporation shall indemnify a director, officer or employee to the fullest extent permitted by law.

By-law Provisions on Indemnification

The By-laws of Altra Industrial Motion, Inc., Kilian Manufacturing Corporation, TB Wood’s Corporation, TB Wood’s Enterprises, Inc. and Warner Electric International Holding, Inc. generally provide that each corporation has the power to indemnify its directors, officers, employees and agents who are or were a party, or threatened to be made a party, to any threatened, pending, or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was the director, officer, employee or agent of the corporation, or is or was serving in such a position at its request of any other corporation, partnership, joint venture, trust, organization or other enterprise.

The By-laws of American Enterprises MPT Corp., Kilian Manufacturing Corporation and TB Wood’s Corporation generally provide that the corporation may purchase and maintain insurance to indemnify or insure directors, officers, employees and agents against liability arising from such persons status as such.

The above discussion of the DGCL and of the Certificates of Incorporation and By-Laws of the registrants incorporated under Delaware law is not intended to be exhaustive and is qualified in its entirety by such Certificates of Incorporation, By-Laws and the DGCL.

REGISTRANTS EXISTING AS LIMITED LIABILITY COMPANIES UNDER DELAWARE LAW

American Enterprises MPT Holdings, LLC, Ameridrives International, LLC, Boston Gear LLC, Formsprag LLC, Inertia Dynamics, LLC, Nuttall Gear LLC, Warner Electric LLC and Warner Electric Technology LLC are limited liability companies organized under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act.

Section 18-108 of the Delaware Limited Liability Company Act, or the DLLC Act, provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

Limited Liability Company Agreement Provisions on Indemnification.

The Limited Liability Company Agreement of American Enterprises MPT Holdings, LLC, Limited Liability Company Agreement of Ameridrives International, LLC, Limited Liability Company Agreement of Boston Gear LLC, Limited Liability Company Agreement of Inertia Dynamics, LLC, Operating Agreement of Nuttall Gear L L C, Limited Liability Company Agreement of Warner Electric LLC and Limited Liability Company Agreement of Warner Electric Technology LLC, each provide that such company shall indemnify any member or officer of the company from any claim, action, liability, loss or damage in which such person may be involved and arising from or incidental to the business or activities of the company, provided such person’s conduct does not constitute willful misconduct and the claim, action, suit, proceeding or counterclaim is not initiated by or on behalf of such person.

The Limited Liability Company Agreement of Formsprag LLC provides that the company shall indemnify any member or officer of the company from any claim, action, liability, loss or damage in which such person may be involved and arising from or incidental to the business or activities of the company, provided such person’s conduct (i) does not constitute a breach of the duty of loyalty, (ii) does not constitute willful misconduct and (iii) such person does not receive any improper personal benefit. In addition, the company may purchase and maintain insurance on behalf of the members or such other persons as the members shall determine.

The above discussion of the Limited Liability Company Agreements of the registrants and of the DLLC Act is not intended to be exhaustive and is qualified in its entirety by the LLC Agreements and the DLLC Act.

REGISTRANT EXISTING AS LIMITED LIABILITY COMPANIES UNDER
TENNESSEE LAW

Plant Engineering Consultants, LLC is a limited liability company organized under the laws of the State of Tennessee.

Section 48-243-101 of the Tennessee Limited Liability Company Act.

Section 48-243-101 of the Tennessee Limited Liability Company Act, or the TLLC Act, provides that a limited liability company may indemnify governors, officers and members of the limited liability company against liability if (1) the individual acted in good faith and (2) reasonably believed that such individual’s conduct in his or her official capacity was in the best interest of the limited liability company and in all other cases that such individual’s conduct was at least not opposed to the best interests of the limited liability company and (3) in a criminal proceeding, the individual had no cause to believe such individual’s conduct was unlawful. Section 48-243-101(b) also provides that unless otherwise provided by its articles of organization, a limited liability company may not indemnify governors, officers and members in connection with a proceeding to which such responsible person was adjudged liable to the limited liability company or in connection with a proceeding whereby such responsible person is adjudged liable on the basis of receiving an improper personal benefit, whether or not involving action in such person’s official capacity. Section 48-243-101(c) provides that unless otherwise limited by its articles of organization, a limited liability company shall indemnify a governor, officer and member who was wholly successful in the defense of a proceeding against that person as a responsible person for the limited liability company against reasonable expenses incurred by the person in connection with the proceeding. Section 48-243-101(h) authorizes a limited liability company to purchase and maintain insurance on behalf of any person who is or was a governor, officer, member, manager, employee, independent contractor or agent of the limited liability company or who, while a governor, officer, member, manager, employee, independent contractor or agent of the limited liability company, is or was serving at the request of the limited liability company as a governor, officer, member, manager, partner, trustee, employee, independent contractor or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him in such capacity or arising out of his status as such, whether or not the limited liability company would have power to indemnify him against such liability under Section 48-243-101(b)-(c). Section 48-243-101(i) prohibits indemnification if a governor, officer or member is adjudged liable for a breach of the duty of loyalty to the limited liability company or its members, for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law or for a wrongful distribution.

Operating Agreement Provisions on Indemnification.

The Operating Agreement of Plant Engineering Consultants, LLC provides that the company shall indemnify its members and, upon approval of the members, an officer, employee or agent of the company to the fullest extent permitted by the Tennessee Limited Liability Company Act against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with any proceeding. The Operating Agreement also provides that no member or officer shall be personally liable for any action taken unless such member or officer breached or failed to perform the duties of his office and the breach or failure to perform constituted self-dealing, willful misconduct or recklessness. In addition, the company may purchase and maintain insurance, at its expense, to protect itself and any person who serves as a member, employee or agent of the company.

The above discussion of the Operating Agreement of the registrant and of the TLLC Act is not intended to be exhaustive and is qualified in its entirety by the Operating Agreement and the TLLC Act.

REGISTRANT INCORPORATED UNDER PENNSYLVANIA LAW

TB Wood’s Incorporated is incorporated under the laws of the Commonwealth of Pennsylvania.

Pennsylvania Business Corporation Law

Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, or Subchapter D, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subchapter D also provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

To the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; provided, that indemnification provided for by Subchapter D or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and a Pennsylvania corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit, or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Subchapter D.

Certificate of Incorporation Provisions on Indemnification

The Restated Certificate of Incorporation of TB Wood’s Incorporated provides that a director of the corporation shall not be personally liable to either the corporation or any stockholder for monetary damages for a breach of fiduciary duty except for liability (i) for breaches of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Subchapter D or (iv) for any transaction resulting in an improper personal benefit.

By-law Provisions on Indemnification

The By-laws of TB Wood’s Incorporated provide that the corporation has the power to indemnify its directors, officers, employees and agents who are or were a party, or threatened to be made a party, to any threatened, pending, or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was the director, officer, employee or agent of the corporation, or is or was serving in such a position at its request of any other corporation, partnership, joint venture, trust, organization or other enterprise.

The above discussion of Subchapter D, the Certificate of Incorporation and By-Laws of TB Wood’s Incorporated is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation, By-Laws and Subchapter D.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants as disclosed above, the registrants have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.  Exhibits.

(a) The following exhibits are filed with this Registration Statement. Exhibits to be filed with an amendment are denominated with a (+).

Number		Description

1	.1*	Purchase Agreement, dated as of November 22, 2004, between Altra Industrial Motion, Inc., Jefferies & Company, Inc. and the Guarantors listed therein
1	.2*	Purchase Agreement, dated as of April 3, 2007, between Altra Industrial Motion, Inc., Jefferies & Company, Inc. and the Guarantors listed therein
2	.1*	LLC Purchase Agreement, dated as of October 25, 2004, among Warner Electric Holding, Inc., Colfax Corporation and Altra Industrial Motion, Inc.
2	.2*	Assignment and Assumption Agreement, dated as of November 21, 2004, between Altra Holdings, Inc. and Altra Industrial Motion, Inc.
3	.1*	Certificate of Incorporation of Altra Industrial Motion, Inc.
3	.2*	By-laws of Altra Industrial Motion, Inc.
3	.3*	Amended and Restated Certificate of Incorporation of American Enterprises MPT Corp.
3	.4*	By-laws of American Enterprises MPT Corp.
3	.5*	Certificate of Formation of American Enterprises MPT Holdings, LLC
3	.6*	Limited Liability Company Agreement of American Enterprises MPT Holdings, LLC
3	.7*	Certificate of Formation of Ameridrives International, LLC
3	.8*	Limited Liability Company Agreement of Ameridrives International, LLC
3	.9*	Certificate of Formation of Boston Gear LLC
3	.10*	Limited Liability Company Agreement of Boston Gear LLC
3	.11*	Certificate of Formation of Formsprag LLC, as amended
3	.12*	Limited Liability Company Agreement of Formsprag LLC, as amended
3	.13*	Certificate of Formation of Inertia Dynamics, LLC
3	.14*	Operating Agreement of Inertia Dynamics, LLC
3	.15*	Certificate of Incorporation of Kilian Manufacturing Corporation
3	.16*	By-laws of Kilian Manufacturing Corporation
3	.17*	Certificate of Formation of Nuttall Gear LLC
3	.18*	Amended and Restated Limited Liability Company Agreement of Nuttall Gear LLC
3	.19*	Certificate of Formation of Warner Electric LLC
3	.20*	Limited Liability Company Agreement of Warner Electric LLC
3	.21*	Certificate of Formation of Warner Electric Technology LLC
3	.22*	Limited Liability Company Agreement of Warner Electric Technology LLC
3	.23*	Certificate of Incorporation of Warner Electric International Holding, Inc.
3	.24*	By-laws of Warner Electric International Holding, Inc.
3	.25*	Amended and Restated Certificate of Incorporation of TB Wood’s Corporation
3	.26*	By-laws of TB Wood’s Corporation
3	.27*	Certificate of Incorporation of TB Wood’s Enterprises, Inc.
3	.28*	By-laws of TB Wood’s Enterprises, Inc.
3	.29*	Articles of Organization of Plant Engineering Consultants, LLC
3	.30*	Operating Agreement of Plant Engineering Consultants, LLC
3	.31*	Amended and Restated Articles of Incorporation of TB Wood’s Incorporated
3	.32*	By-laws of TB Wood’s Incorporated
4	.1*	Indenture, dated as of November 30, 2004, among Altra Industrial Motion, Inc., the Guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee
4	.2*	Form of 9% Senior Secured Notes due 2011 (included in Exhibit 4.1)
4	.3*	Registration Rights Agreement, dated as of November 30, 2004, among Altra Industrial Motion, Inc., Jefferies & Company, Inc., and the Subsidiary Guarantors party thereto
4	.4*	Indenture, dated as of February 8, 2006, among Altra Industrial Motion, Inc., the guarantors party thereto, The Bank of New York, as trustee and paying agent and The Bank of New York (Luxembourg) S.A., as Luxembourg paying agent

Number		Description

4	.5*	Form of 11 1/4% Senior Notes due 2013
4	.6*	Registration Rights Agreement, dated as of February 8, 2006, among Altra Industrial Motion, Inc., the guarantors party thereto and Jefferies International Limited, as initial purchasers
4	.7*	First Supplemental Indenture, dated as of February 7, 2006, among Altra Industrial Motion, Inc., the guarantors party thereto and The Bank of New York Trust Company, N.A. as trustee
4	.8*	Second Supplemental Indenture, dated as of February 8, 2006, among Altra Industrial Motion, Inc., the guarantors party thereto and The Bank of New York Trust Company, N.A. as trustee
4	.9*	Third Supplemental Indenture, dated as of April 24, 2006, among Altra Industrial Motion, Inc., the guarantors party thereto and The Bank of New York Trust Company, N.A. as trustee
4	.10*	First Supplemental Indenture, dated as of April 24, 2006, among Altra Industrial Motion, Inc., the guarantors party thereto and The Bank of New York as trustee
4	.11(1)	Fourth Supplemental Indenture, dated as of March 21, 2007, among Altra Industrial Motion, Inc., the guarantors party thereto and The Bank of New York Trust Company, N.A. as trustee
4	.12(1)	Second Supplemental Indenture, dated as of March 26, 2007, among Altra Industrial Motion, Inc., the guarantors party thereto and The Bank of New York Trust as trustee
4	.13(2)	Fifth Supplemental Indenture, dated as of April 5, 2007, among Altra Industrial Motion, Inc., the guarantors party thereto and The Bank of New York Trust Company, N.A. as trustee
4	.14(2)	Third Supplemental Indenture, dated as of April 5, 2007, among Altra Industrial Motion, Inc., the guarantors party thereto and The Bank of New York Trust as trustee
4	.15*	Registration Rights Agreement, dated as of April 5, 2007, among Altra Industrial Motion, Inc., Jefferies & Company, Inc., and the Subsidiary Guarantors party thereto
5	.1*	Opinion of Weil, Gotshal & Manges LLP.
5	.2*	Opinion of Waller Lansden Dortch & Davis, LLP.
5	.3*	Opinion of Dechert LLP.
10	.1*	Agreement, dated as of October 24, 2004, between Ameridrives International, L.P. and United Steel Workers of America Local 3199-10
10	.2*	Labor Agreement, dated as of December 3, 2001, between Warner Electric LLC (formerly Warner Electric Inc.) and International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America, Local No. 155
10	.3*	Labor Agreement, dated as of January 30, 2005, between Warner Electric LLC (formerly Warner Electric Inc.) and United Steelworkers of America and Local Union No. 3245
10	.4*	Labor Agreement between, dated as of August 9, 2004 between Warner Electric LLC (formerly Warner Electric Inc.) and International Association of Machinists and Aerospace Works, AFL-CIO, and Aeronautical Industrial District Lode 776, Local Lodge 2771
10	.5*	Transition Services Agreement, dated as of November 30, 2004, among Warner Electric Holding, Inc., Colfax Corporation and Altra Industrial Motion, Inc.
10	.6*	Trademarks and Technology License Agreement, dated November 30, 2004, among Colfax Corporation, Altra Holdings, Inc. and Altra Industrial Motion, Inc.
10	.7*	Lease Agreement, dated as of February 13, 2004, between Quincy Hayward Street, LLC and Boston Gear LLC.
10	.8*	Lease Agreement, dated as of April 1, 1993, between Textron, Inc. and Nuttall Gear LLC
10	.9*	Lease Agreement, dated as of January 29, 2003, between Olds Properties Corporation and Warner Electric LLC.
10	.10*	Ontario Net Industrial Single Lease, dated November 4, 1994, between Slough Estates Canada Limited and Kilian Manufacturing Corporation, with extension dated June 22, 1999
10	.11*	Lease Agreement, dated as of January 1, 2003, between Warner Shui Hing Limited and Bogang Economic Development Company. (English language summary)
10	.12*	Lease Agreement, dated August 5, 1981, between Stieber GmbH and Schmidt Lacke GmbH. (English language summary)
10	.13*	Lease Agreement, dated as of December 21, 1984, between Stieber GmbH and Carola Grundstucksverwaltungsgesellschft GmbH. (English language summary)
10	.14*	Employment Agreement, dated as of January 6, 2005, between Altra Industrial Motion, Inc. and Michael L. Hurt

Number		Description

10	.15*	First Amendment to Employment Agreement, dated December 5, 2006, among Altra Industrial Motion, Inc., Altra Holdings, Inc. and Michael L. Hurt
10	.16*	Employment Agreement, dated as of January 6, 2005, between Altra Industrial Motion, Inc. and Carl Christenson
10	.17*	Employment Agreement, dated as of January 12, 2005, between Altra Industrial Motion, Inc. and David Wall
10	.18*	Form of Transition Agreement
10	.19*	Advisory Services Agreement, dated as of November 30, 2004, among Altra Holdings, Inc., Altra Industrial Motion, Inc. and Genstar Capital L.P.
10	.20*	Altra Holdings, Inc. 2004 Equity Incentive Plan
10	.21*	Form of Restricted Stock Award Agreement
10	.22*	Stock Purchase Agreement dated as of November 30, 2004, between Altra Holdings, Inc. and Altra Industrial Motion, Inc.
10	.23*	Credit Agreement, dated as of November 30, 2004, among Altra Industrial Motion, Inc. and certain of its subsidiaries, as Guarantors, the financial institutions listed therein, as Lenders, and Wells Fargo Bank, as Lead Arranger
10	.24*	First Amendment to Credit Agreement, dated as of December 30, 2004, among Altra Industrial Motion, Inc., and certain of its subsidiaries, as Guarantors, the financial institutions listed therein, as Lenders, and Wells Fargo Foothill, Inc.
10	.25*	Second Amendment to Credit Agreement, dated as of January 14, 2005, among Altra Industrial Motion, Inc., and certain of its subsidiaries, as Guarantors, the financial institutions listed therein, as Lenders, and Wells Fargo Foothill, Inc.
10	.26*	Third Amendment to Credit Agreement, dated as of January 31, 2005, among Altra Industrial Motion, Inc., and certain of its subsidiaries, as Guarantors, the financial institutions listed therein, as Lenders, and Wells Fargo Foothill, Inc.
10	.27*	Fourth Amendment to Credit Agreement, dated as of February 16, 2007, among Altra Industrial Motion, Inc., and certain of its subsidiaries, as Guarantors, the financial institutions listed therein, as Lenders, and Wells Fargo Foothill, Inc.
10	.28*	Fifth Amendment to, and Consent and Waiver under, Credit Agreement and Joinder to Loan Documents, dated April 5, 2007, by and among, Altra Industrial Motion, Inc., as Administrative Borrower for the borrowers, each of the New Loan Parties, the Lenders thereto and Wells Fargo Foothill, Inc.
10	.29*	Credit Agreement, dated as of April 5, 2007, among TB Wood’s Corporation and certain of its subsidiaries, as Borrowers, the lenders that are signatories hereto, as the Lenders, and Wells Fargo Foothill, Inc., as the Arranger and Administrative Agent
10	.30*	Security Agreement, dated as of November 30, 2004, among Altra Industrial Motion, Inc., the other Guarantors listed therein and The Bank of New York Trust Company, N.A.
10.31		Supplement Number 1 to Security Agreement, dated as of April 24, 2006, by Inertia Dynamics, LLC and The Bank of New York Trust Company, N.A.
10	.32*	Supplement Number 2 to Security Agreement, dated as of April 5, 2007, among Altra Industrial Motion, Inc., the other Guarantors listed therein and The Bank of New York Trust Company, N.A.
10	.33*	Patent Security Agreement, dated as of November 30, 2004, among Kilian Manufacturing Corporation, Warner Electric Technology LLC, Formsprag LLC, Boston Gear LLC, Ameridrives International, L.P. and The Bank of New York Trust Company, N.A.
10	.34*	Trademark Security Agreement, dated as of November 30, 2004, among Warner Electric Technology LLC, Boston Gear LLC and The Bank of New York Trust Company, N.A.
10	.35*	Intercreditor and Lien Subordination Agreement, dated as of November 30, 2004, among Wells Fargo Foothill, Inc., The Bank of New York Trust Company, N.A. and Altra Industrial Motion, Inc.
10	.36*	Patent Security Agreement, dated as of April 5, 2007, among TB Wood’s Incorporated, Plant Engineering Consultants, LLC, TB Wood’s Enterprises, Inc., TB Wood’s Corporation and The Bank of New York Trust Company, N.A.
10	.37*	Trademark Security Agreement, dated as of April 5, 2007, among TB Wood’s Incorporated, Plant Engineering Consultants, LLC, TB Wood’s Enterprises, Inc., TB Wood’s Corporation and The Bank of New York Trust Company, N.A.

Number		Description

10	.38*	Amended and Restated Intercreditor and Lien Subordination Agreement, dated as of April 5, 2007, among Wells Fargo Foothill, Inc., The Bank of New York Trust Company, N.A., Altra Industrial Motion, Inc. and certain of its subsidiaries, and TB Wood’s Corporation and certain of its subsidiaries.
10	.39*	Intercompany Subordination Agreement, dated as of April 5, 2007, among TB Wood’s Incorporated, Plant Engineering Consultants, LLC, TB Wood’s Enterprises, Inc., TB Wood’s Corporation and Wells Fargo Foothill, Inc.
10	.40*	Security Agreement, dated as of April 5, 2007, among TB Wood’s Corporation, TB Wood’s Incorporated, Plant Engineering Consultants, LLC, TB Wood’s Enterprises, Inc. and Wells Fargo Foothill, Inc.
10	.41*	Supplement Number 1 to Security Agreement, dated as of April 5, 2007, among TB Wood’s Incorporated, TB Wood’s Corporation, Plant Engineering Consultants, LLC, TB Wood’s Enterprises, Inc. and Wells Fargo Foothill, Inc.
10	.42*	Trademark Security Agreement, dated as of April 5, 2007, among TB Wood’s Corporation, TB Wood’s Incorporated, Plant Engineering Consultants, LLC, TB Wood’s Enterprises, Inc. and Wells Fargo Foothill, Inc.
10	.43*	Patent Security Agreement, dated as of April 5, 2007, among TB Wood’s Corporation, TB Wood’s Incorporated, Plant Engineering Consultants, LLC, TB Wood’s Enterprises, Inc. and Wells Fargo Foothill, Inc.
10	.44*	Share Purchase Agreement, dated as of November 7, 2005, among Altra Industrial Motion, Inc. and the stockholders of Hay Hall Holdings Limited listed therein
12.1		Computation of ratio of earnings to fixed charges
21	.1*	Subsidiaries of Altra Industrial Motion, Inc.
23.1		Consent of Ernst & Young LLP
23.2		Consent of BDO Stoy Hayward LLP
23.3		Consent of Grant Thornton LLP
23	.4*	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)
23	.5*	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.2)
23	.6*	Consent of Dechert LLP (included in Exhibit 5.3)
25	.1*	Statement of Eligibility of Trustee on Form T-1
99	.1*	Form of Letter of Transmittal
99	.2*	Form of Notice of Guaranteed Delivery
99	.3*	Form of Exchange Agent Agreement

*	Filed previously.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 333-124944) filed with the Securities and Exchange Commission on March 26, 2007.

(2)	Incorporated by reference to Registrant’s Current Report on Form 8-K (File No. 333-124944) filed with the Securities and Exchange Commission on April 11, 2007.

(b) Financial Statement Schedules

See financial statement Schedule II — Valuation and Qualifying Accounts that appears immediately following the index to exhibits of this registration statement.

All other schedules are omitted because they are not applicable or because the required information is shown in the financial statements as referred thereto.

Item 21(b)

Altra Industrial Motion, Inc.

SCHEDULE II — Valuation and Qualifying Accounts

	Balance at
	Beginning of			Balance at
Reserve for Excess, Slow-Moving and Obsolete Inventory	Period	Additions	Deductions	End of Period

Predecessor — For the 11 months ended November 30, 2004	$6,813	$1,459	$(2,084)	$6,188
From Inception (December 1) through December 31, 2004	6,188	545	(372)	6,361
For the year ended December 31, 2005	6,361	2,385	(1,903)	6,843
For the year ended December 31, 2006	$6,843	$5,596	$(2,276)	$10,163

	Balance at
	Beginning of			Balance at
Reserve for Excess, Slow-Moving and Obsolete Inventory	Period	Additions	Deductions	End of Period

Predecessor — For the 11 months ended November 30, 2004	$1,616	$589	(772)	$1,433
From Inception (December 1) through December 31, 2004	1,413	135	(145)	1,424
For the year ended December 31, 2005	1,424	687	(314)	1,797
For the year ended December 31, 2006	$1,797	$923	$(703)	$2,017

	Balance at
	Beginning of			Balance at
Reserve for Excess, Slow-Moving and Obsolete Inventory	Period	Additions	Deductions	End of Period

Predecessor — For the 11 months ended November 30, 2004	$17,834	$895	$—	$18,729
From Inception (December 1) through December 31, 2004	18,462	—	(88)	18,374
For the year ended December 31, 2005	18,374	—	(1,985)	16,389
For the year ended December 31, 2006	$16,389	$1,252	$(16,389)	$1,252

(1)	The difference between the balance at the end of the period ending November 30, 2004 and the balance at December 1, 2004 is the result of purchase accounting for the PTH Acquisition.

ITEM 22.	Undertakings.

a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

b) The undersigned registrants hereby undertake:

(1) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

c) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

e) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

f) The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that part of this registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

g) The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other then the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Altra Industrial Motion, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, Commonwealth of Massachusetts, on the 9th day of August, 2007.

ALTRA INDUSTRIAL MOTION, INC.

By:	/s/ Michael L. Hurt
Name: Michael L. Hurt

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of August, 2007.

Signature	Title

/s/ Michael L. Hurt Michael L. Hurt	Chief Executive Officer and Director (principal executive officer)

/s/ Carl R. Christenson Carl R. Christenson	Chief Operating Officer, President and Director

/s/ David A. Wall David A. Wall	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Larry McPherson Larry McPherson	Director

/s/ James H. Woodward, Jr. James H. Woodward, Jr.	Director

/s/ Edmund M. Carpenter Edmund M. Carpenter	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants, listed on the attached Schedule A, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, Commonwealth of Massachusetts, on the 9th day of August, 2007.

On behalf of each Registrant listed on
Schedule A hereto.

By:	/s/ Michael L. Hurt
Name: Michael L. Hurt

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of August, 2007.

Signature	Title

/s/ Michael L. Hurt Michael L. Hurt	Chief Executive Officer (principal executive officer)

/s/ David A. Wall David A. Wall	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Michael L. Hurt Michael L. Hurt	Chief Executive Officer of Altra Industrial Motion, Inc., as Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants, listed on the attached Schedule B, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, Commonwealth of Massachusetts, on the 9th day of August, 2007.

On behalf of each Registrant listed on
Schedule B hereto.

By:	/s/ Michael L. Hurt
Name: Michael L. Hurt

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of August, 2007.

Signature	Title

/s/ Michael L. Hurt Michael L. Hurt	Chief Executive Officer (principal executive officer)

/s/ David A. Wall David A. Wall	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Michael L. Hurt Michael L. Hurt	Chief Executive Officer of American Enterprises MPT Corp., as Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants, listed on the attached Schedule C, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, Commonwealth of Massachusetts, on the 9th day of August, 2007.

On behalf of each Registrant listed on
Schedule C hereto.

By:	/s/ Michael L. Hurt
Name: Michael L. Hurt

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of August, 2007.

Signature	Title

/s/ Michael L. Hurt Michael L. Hurt	Chief Executive Officer (principal executive officer) and Director

/s/ Joseph C. Horvath Joseph C. Horvath	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Carl R. Christenson Carl R. Christenson	Director

/s/ David A. Wall David A. Wall	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, American Enterprises MPT Corp. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, Commonwealth of Massachusetts, on the 9th day of August, 2007.

AMERICAN ENTERPRISES MPT CORP.

By:	/s/ Michael L. Hurt
Name: Michael L. Hurt

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of August, 2007.

Signature	Title

/s/ Michael L. Hurt Michael L. Hurt	Chief Executive Officer (principal executive officer)

/s/ David A. Wall David A. Wall	Chief Financial Officer (principal financial officer and principal accounting officer) and Director

/s/ Carl R. Christenson Carl R. Christenson	Director

/s/ David Zietlow David Zietlow	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Formsprag LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, Commonwealth of Massachusetts, on the 9th day of August, 2007.

FORMSPRAG LLC

By:	/s/ Michael L. Hurt
Name: Michael L. Hurt

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of August, 2007.

Signature	Title

/s/ Michael L. Hurt Michael L. Hurt	Chief Executive Officer (principal executive officer)

/s/ David A. Wall David A. Wall	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Michael L. Hurt Michael L. Hurt	Chief Executive Officer of Warner Electric LLC, as a Member; and Chief Executive Officer of Ameridrives International, LLC, as Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Warner Electric International Holding, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, Commonwealth of Massachusetts, on the 9th day of August, 2007.

WARNER ELECTRIC INTERNATIONAL HOLDING, INC.

By:	/s/ Michael L. Hurt
Name: Michael L. Hurt

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of August, 2007.

Signature	Title

/s/ Michael L. Hurt Michael L. Hurt	Chief Executive Officer (principal executive officer) and Director

/s/ Carl R. Christenson Carl R. Christenson	Director

/s/ David A. Wall David A. Wall	Chief Financial Officer (principal financial officer and principal accounting officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Inertia Dynamics, LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, Commonwealth of Massachusetts, on the 9th day of August, 2007.

INERTIA DYNAMICS, LLC

By:	/s/ David Wall
Name: David Wall

Title:	Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of August, 2007.

Signature	Title

/s/ David A. Wall David A. Wall	Manager (principal executive officer, principal financial officer and principal accounting officer)

/s/ Carl R. Christenson Carl R. Christenson	Manager

/s/ David A. Wall David A. Wall	Principal Executive Officer of The Hay Hall Group Limited, as Sole Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TB Wood’s Enterprises, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, Commonwealth of Massachusetts, on the 9th day of August, 2007.

TB WOOD’S ENTERPRISES, INC.

By:	/s/ Michael L. Hurt
Name: Michael L. Hurt

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of August, 2007.

Signature	Title

/s/ Michael L. Hurt Michael L. Hurt	Chief Executive Officer (principal executive officer)

/s/ Joseph C. Horvath Joseph C. Horvath	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Barry Crozier Barry Crozier	Director

/s/ Todd Patriacca Todd Patriacca	Director

/s/ Carol Cummings Carol Cummings	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Kilian Manufacturing Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, Commonwealth of Massachusetts, on the 9th day of August, 2007.

KILIAN MANUFACTURING CORPORATION

By:	/s/ Michael L. Hurt
Name: Michael L. Hurt

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of August, 2007.

Signature	Title

/s/ Michael L. Hurt Michael L. Hurt	Chief Executive Officer (principal executive officer)

/s/ David A. Wall David A. Wall	Chief Financial Officer (principal financial officer and principal accounting officer) and Director

/s/ Carol R. Christenson Carol R. Christenson	Director

/s/ William Duff William Duff	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Plant Engineering Consultants, LLC Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, Commonwealth of Massachusetts, on the 9th day of August, 2007.

PLANT ENGINEERING CONSULTANTS, LLC

By:	/s/ Michael L. Hurt
Name: Michael L. Hurt

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of August, 2007.

Signature	Title

/s/ Michael L. Hurt Michael L. Hurt	Chief Executive Officer (principal executive officer)

/s/ Joseph C. Horvath Joseph C. Horvath	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Michael L. Hurt Michael L. Hurt	Chief Executive Officer of TB Wood’s Incorporated, as Sole Member

SCHEDULE A

BOSTON GEAR LLC
WARNER ELECTRIC LLC
WARNER ELECTRIC TECHNOLOGY LLC

SCHEDULE B

AMERICAN ENTERPRISES MPT HOLDINGS, LLC
AMERIDRIVES INTERNATIONAL, LLC
NUTTALL GEAR LLC

SCHEDULE C

TB WOOD’S CORPORATION
TB WOOD’S INCORPORATED

EXHIBIT INDEX

Number		Description

1	.1*	Purchase Agreement, dated as of November 22, 2004, between Altra Industrial Motion, Inc., Jefferies & Company, Inc. and the Guarantors listed therein
1	.2*	Purchase Agreement, dated as of April 3, 2007, between Altra Industrial Motion, Inc., Jefferies & Company, Inc. and the Guarantors listed therein
2	.1*	LLC Purchase Agreement, dated as of October 25, 2004, among Warner Electric Holding, Inc., Colfax Corporation and Altra Industrial Motion, Inc.
2	.2*	Assignment and Assumption Agreement, dated as of November 21, 2004, between Altra Holdings, Inc. and Altra Industrial Motion, Inc.
3	.1*	Certificate of Incorporation of Altra Industrial Motion, Inc.
3	.2*	By-laws of Altra Industrial Motion, Inc.
3	.3*	Amended and Restated Certificate of Incorporation of American Enterprises MPT Corp.
3	.4*	By-laws of American Enterprises MPT Corp.
3	.5*	Certificate of Formation of American Enterprises MPT Holdings, LLC
3	.6*	Limited Liability Company Agreement of American Enterprises MPT Holdings, LLC
3	.7*	Certificate of Formation of Ameridrives International, LLC
3	.8*	Limited Liability Company Agreement of Ameridrives International, LLC
3	.9*	Certificate of Formation of Boston Gear LLC
3	.10*	Limited Liability Company Agreement of Boston Gear LLC
3	.11*	Certificate of Formation of Formsprag LLC, as amended
3	.12*	Limited Liability Company Agreement of Formsprag LLC, as amended
3	.13*	Certificate of Formation of Inertia Dynamics, LLC
3	.14*	Operating Agreement of Inertia Dynamics, LLC
3	.15*	Certificate of Incorporation of Kilian Manufacturing Corporation
3	.16*	By-laws of Kilian Manufacturing Corporation
3	.17*	Certificate of Formation of Nuttall Gear LLC
3	.18*	Amended and Restated Limited Liability Company Agreement of Nuttall Gear LLC
3	.19*	Certificate of Formation of Warner Electric LLC
3	.20*	Limited Liability Company Agreement of Warner Electric LLC
3	.21*	Certificate of Formation of Warner Electric Technology LLC
3	.22*	Limited Liability Company Agreement of Warner Electric Technology LLC
3	.23*	Certificate of Incorporation of Warner Electric International Holding, Inc.
3	.24*	By-laws of Warner Electric International Holding, Inc.
3	.25*	Amended and Restated Certificate of Incorporation of TB Wood’s Corporation
3	.26*	By-laws of TB Wood’s Corporation
3	.27*	Certificate of Incorporation of TB Wood’s Enterprises, Inc.
3	.28*	By-laws of TB Wood’s Enterprises, Inc.
3	.29*	Articles of Organization of Plant Engineering Consultants, LLC
3	.30*	Operating Agreement of Plant Engineering Consultants, LLC
3	.31*	Amended and Restated Articles of Incorporation of TB Wood’s Incorporated
3	.32*	By-laws of TB Wood’s Incorporated
4	.1*	Indenture, dated as of November 30, 2004, among Altra Industrial Motion, Inc., the Guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee
4	.2*	Form of 9% Senior Secured Notes due 2011 (included in Exhibit 4.1)
4	.3*	Registration Rights Agreement, dated as of November 30, 2004, among Altra Industrial Motion, Inc., Jefferies & Company, Inc., and the Subsidiary Guarantors party thereto
4	.4*	Indenture, dated as of February 8, 2006, among Altra Industrial Motion, Inc., the guarantors party thereto, The Bank of New York, as trustee and paying agent and The Bank of New York (Luxembourg) S.A., as Luxembourg paying agent
4	.5*	Form of 11 1/4% Senior Notes due 2013
4	.6*	Registration Rights Agreement, dated as of February 8, 2006, among Altra Industrial Motion, Inc., the guarantors party thereto and Jefferies International Limited, as initial purchasers

Number		Description

4	.7*	First Supplemental Indenture, dated as of February 7, 2006, among Altra Industrial Motion, Inc., the guarantors party thereto and The Bank of New York Trust Company, N.A. as trustee
4	.8*	Second Supplemental Indenture, dated as of February 8, 2006, among Altra Industrial Motion, Inc., the guarantors party thereto and The Bank of New York Trust Company, N.A. as trustee
4	.9*	Third Supplemental Indenture, dated as of April 24, 2006, among Altra Industrial Motion, Inc., the guarantors party thereto and The Bank of New York Trust Company, N.A. as trustee
4	.10*	First Supplemental Indenture, dated as of April 24, 2006, among Altra Industrial Motion, Inc., the guarantors party thereto and The Bank of New York as trustee
4	.11(1)	Fourth Supplemental Indenture, dated as of March 21, 2007, among Altra Industrial Motion, Inc., the guarantors party thereto and The Bank of New York Trust Company, N.A. as trustee
4	.12(1)	Second Supplemental Indenture, dated as of March 26, 2007, among Altra Industrial Motion, Inc., the guarantors party thereto and The Bank of New York Trust as trustee
4	.13(2)	Fifth Supplemental Indenture, dated as of April 5, 2007, among Altra Industrial Motion, Inc., the guarantors party thereto and The Bank of New York Trust Company, N.A. as trustee
4	.14(2)	Third Supplemental Indenture, dated as of April 5, 2007, among Altra Industrial Motion, Inc., the guarantors party thereto and The Bank of New York Trust as trustee
4	.15*	Registration Rights Agreement, dated as of April 5, 2007, among Altra Industrial Motion, Inc., Jefferies & Company, Inc., and the Subsidiary Guarantors party thereto
5	.1*	Opinion of Weil, Gotshal & Manges LLP.
5	.2*	Opinion of Waller Lansden Dortch & Davis, LLP.
5	.3*	Opinion of Dechert LLP.
10	.1*	Agreement, dated as of October 24, 2004, between Ameridrives International, L.P. and United Steel Workers of America Local 3199-10
10	.2*	Labor Agreement, dated as of December 3, 2001, between Warner Electric LLC (formerly Warner Electric Inc.) and International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America, Local No. 155
10	.3*	Labor Agreement, dated as of January 30, 2005, between Warner Electric LLC (formerly Warner Electric Inc.) and United Steelworkers of America and Local Union No. 3245
10	.4*	Labor Agreement between, dated as of August 9, 2004 between Warner Electric LLC (formerly Warner Electric Inc.) and International Association of Machinists and Aerospace Works, AFL-CIO, and Aeronautical Industrial District Lode 776, Local Lodge 2771
10	.5*	Transition Services Agreement, dated as of November 30, 2004, among Warner Electric Holding, Inc., Colfax Corporation and Altra Industrial Motion, Inc.
10	.6*	Trademarks and Technology License Agreement, dated November 30, 2004, among Colfax Corporation, Altra Holdings, Inc. and Altra Industrial Motion, Inc.
10	.7*	Lease Agreement, dated as of February 13, 2004, between Quincy Hayward Street, LLC and Boston Gear LLC.
10	.8*	Lease Agreement, dated as of April 1, 1993, between Textron, Inc. and Nuttall Gear LLC
10	.9*	Lease Agreement, dated as of January 29, 2003, between Olds Properties Corporation and Warner Electric LLC.
10	.10*	Ontario Net Industrial Single Lease, dated November 4, 1994, between Slough Estates Canada Limited and Kilian Manufacturing Corporation, with extension dated June 22, 1999
10	.11*	Lease Agreement, dated as of January 1, 2003, between Warner Shui Hing Limited and Bogang Economic Development Company. (English language summary)
10	.12*	Lease Agreement, dated August 5, 1981, between Stieber GmbH and Schmidt Lacke GmbH. (English language summary)
10	.13*	Lease Agreement, dated as of December 21, 1984, between Stieber GmbH and Carola Grundstucksverwaltungsgesellschft GmbH. (English language summary)
10	.14*	Employment Agreement, dated as of January 6, 2005, between Altra Industrial Motion, Inc. and Michael L. Hurt
10	.15*	First Amendment to Employment Agreement, dated December 5, 2006, among Altra Industrial Motion, Inc., Altra Holdings, Inc. and Michael L. Hurt
10	.16*	Employment Agreement, dated as of January 6, 2005, between Altra Industrial Motion, Inc. and Carl Christenson

Number		Description

10	.17*	Employment Agreement, dated as of January 12, 2005, between Altra Industrial Motion, Inc. and David Wall
10	.18*	Form of Transition Agreement
10	.19*	Advisory Services Agreement, dated as of November 30, 2004, among Altra Holdings, Inc., Altra Industrial Motion, Inc. and Genstar Capital L.P.
10	.20*	Altra Holdings, Inc. 2004 Equity Incentive Plan
10	.21*	Form of Restricted Stock Award Agreement
10	.22*	Stock Purchase Agreement dated as of November 30, 2004, between Altra Holdings, Inc. and Altra Industrial Motion, Inc.
10	.23*	Credit Agreement, dated as of November 30, 2004, among Altra Industrial Motion, Inc. and certain of its subsidiaries, as Guarantors, the financial institutions listed therein, as Lenders, and Wells Fargo Bank, as Lead Arranger
10	.24*	First Amendment to Credit Agreement, dated as of December 30, 2004, among Altra Industrial Motion, Inc., and certain of its subsidiaries, as Guarantors, the financial institutions listed therein, as Lenders, and Wells Fargo Foothill, Inc.
10	.25*	Second Amendment to Credit Agreement, dated as of January 14, 2005, among Altra Industrial Motion, Inc., and certain of its subsidiaries, as Guarantors, the financial institutions listed therein, as Lenders, and Wells Fargo Foothill, Inc.
10	.26*	Third Amendment to Credit Agreement, dated as of January 31, 2005, among Altra Industrial Motion, Inc., and certain of its subsidiaries, as Guarantors, the financial institutions listed therein, as Lenders, and Wells Fargo Foothill, Inc.
10	.27*	Fourth Amendment to Credit Agreement, dated as of February 16, 2007, among Altra Industrial Motion, Inc., and certain of its subsidiaries, as Guarantors, the financial institutions listed therein, as Lenders, and Wells Fargo Foothill, Inc.
10	.28*	Fifth Amendment to, and Consent and Waiver under, Credit Agreement and Joinder to Loan Documents, dated April 5, 2007, by and among, Altra Industrial Motion, Inc., as Administrative Borrower for the borrowers, each of the New Loan Parties, the Lenders thereto and Wells Fargo Foothill, Inc.
10	.29*	Credit Agreement, dated as of April 5, 2007, among TB Wood’s Corporation and certain of its subsidiaries, as Borrowers, the lenders that are signatories hereto, as the Lenders, and Wells Fargo Foothill, Inc., as the Arranger and Administrative Agent
10	.30*	Security Agreement, dated as of November 30, 2004, among Altra Industrial Motion, Inc., the other Guarantors listed therein and The Bank of New York Trust Company, N.A.
10.31		Supplement Number 1 to Security Agreement, dated as of April 24, 2006, by Inertia Dynamics, LLC and The Bank of New York Trust Company, N.A.
10	.32*	Supplement Number 2 to Security Agreement, dated as of April 5, 2007, among Altra Industrial Motion, Inc., the other Guarantors listed therein and The Bank of New York Trust Company, N.A.
10	.33*	Patent Security Agreement, dated as of November 30, 2004, among Kilian Manufacturing Corporation, Warner Electric Technology LLC, Formsprag LLC, Boston Gear LLC, Ameridrives International, L.P. and The Bank of New York Trust Company, N.A.
10	.34*	Trademark Security Agreement, dated as of November 30, 2004, among Warner Electric Technology LLC, Boston Gear LLC and The Bank of New York Trust Company, N.A.
10	.35*	Intercreditor and Lien Subordination Agreement, dated as of November 30, 2004, among Wells Fargo Foothill, Inc., The Bank of New York Trust Company, N.A. and Altra Industrial Motion, Inc.
10	.36*	Security Agreement, dated as of April 5, 2007, among TB Wood’s Incorporated, Plant Engineering Consultants, LLC, TB Wood’s Enterprises, Inc., TB Wood’s Corporation and The Bank of New York Trust Company, N.A.
10	.37*	Patent Security Agreement, dated as of April 5, 2007, among TB Wood’s Incorporated, Plant Engineering Consultants, LLC, TB Wood’s Enterprises, Inc., TB Wood’s Corporation and The Bank of New York Trust Company, N.A.
10	.38*	Trademark Security Agreement, dated as of April 5, 2007, among TB Wood’s Incorporated, Plant Engineering Consultants, LLC, TB Wood’s Enterprises, Inc., TB Wood’s Corporation and The Bank of New York Trust Company, N.A.

Number		Description

10	.39*	Amended and Restated Intercreditor and Lien Subordination Agreement, dated as of April 5, 2007, among Wells Fargo Foothill, Inc., The Bank of New York Trust Company, N.A., Altra Industrial Motion, Inc. and certain of its subsidiaries, and TB Wood’s Corporation and certain of its subsidiaries.
10	.40*	Intercompany Subordination Agreement, dated as of April 5, 2007, among TB Wood’s Incorporated, Plant Engineering Consultants, LLC, TB Wood’s Enterprises, Inc., TB Wood’s Corporation and Wells Fargo Foothill, Inc.
10	.41*	Security Agreement, dated as of April 5, 2007, among TB Wood’s Corporation, TB Wood’s Incorporated, Plant Engineering Consultants, LLC, TB Wood’s Enterprises, Inc. and Wells Fargo Foothill, Inc.
10	.42*	Supplement Number 1 to Security Agreement, dated as of April 5, 2007, among TB Wood’s Incorporated, TB Wood’s Corporation, Plant Engineering Consultants, LLC, TB Wood’s Enterprises, Inc. and Wells Fargo Foothill, Inc.
10	.43*	Trademark Security Agreement, dated as of April 5, 2007, among TB Wood’s Corporation, TB Wood’s Incorporated, Plant Engineering Consultants, LLC, TB Wood’s Enterprises, Inc. and Wells Fargo Foothill, Inc.
10	.44*	Patent Security Agreement, dated as of April 5, 2007, among TB Wood’s Corporation, TB Wood’s Incorporated, Plant Engineering Consultants, LLC, TB Wood’s Enterprises, Inc. and Wells Fargo Foothill, Inc.
10	.45*	Share Purchase Agreement, dated as of November 7, 2005, among Altra Industrial Motion, Inc. and the stockholders of Hay Hall Holdings Limited listed therein
12.1		Computation of ratio of earnings to fixed charges
21	.1*	Subsidiaries of Altra Industrial Motion, Inc.
23.1		Consent of Ernst & Young LLP
23.2		Consent of BDO Stoy Hayward LLP
23.3		Consent of Grant Thornton LLP
23	.4*	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)
23	.5*	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.2)
23	.6*	Consent of Dechert LLP (included in Exhibit 5.3)
25	.1*	Statement of Eligibility of Trustee on Form T-1
99	.1*	Form of Letter of Transmittal
99	.2*	Form of Notice of Guaranteed Delivery
99	.3*	Form of Exchange Agent Agreement

*	Filed previously.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 333-124944) filed with the Securities and Exchange Commission on March 26, 2007.

(2)	Incorporated by reference to Registrant’s Current Report on Form 8-K (File No. 333-124944) filed with the Securities and Exchange Commission on April 11, 2007.